Exhibit 10.1

LOAN AGREEMENT

Dated as of October 10, 2019

Between

MALL GROUND PORTFOLIO, LLC,
as Borrower

and

WASHINGTON PRIME GROUP, L.P.,
as Lender

i

Schedules and Exhibits

Schedules:

Schedule I	[Intentionally Omitted]

Schedule II	[Intentionally Omitted]

Schedule III	Organization of Borrower - EXCLUDED

Schedule IV	Exceptions to Representations and Warranties

Schedule V	Definition of Special Purpose Bankruptcy Remote Entity

Schedule VI	[Intentionally Omitted]

Schedule VII	[Intentionally Omitted]

Schedule VIII	Ground Lease

Schedule IX	Location of Properties and Allocated Loan Amounts - PARTIALLY REDACTED

v

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of October 10, 2019 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership, having an address at 180 E. Broad Street, 21st Floor, Columbus, Ohio 43215 (together with its successors and assigns, collectively, “Lender”), and MALL GROUND PORTFOLIO, LLC, a Delaware limited liability company, having an address at c/o Kawa Capital Partners LLC, 21500 Biscayne Boulevard, Suite 700, Aventura, Florida 33180 (together with its permitted successors and assigns, collectively, “Borrower”).

All capitalized terms used herein shall have the respective meanings set forth in Article 1 hereof.

WITNESSETH:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE I.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1     Specific Definitions.

For all purposes of this Agreement, except as otherwise expressly provided:

“Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly twenty-five percent (25%) or more of all equity interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person, and/or (iii) is a director (excluding any independent director) or officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person.

“Allocated Loan Amount” shall mean, with respect to each Property, the amount set forth with respect to such Property on Schedule VII.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Anti-Money Laundering Laws” shall mean any laws relating to money laundering or terrorist financing, including, without limitation, (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, and (E) the Patriot Act.

“Appraisal” shall mean an appraisal prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third-party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the state where each applicable Individual Property is located, who meets the requirements of FIRREA and USPAP and who otherwise satisfies the Prudent Lender Standard.

“Approved Replacement Guarantor” shall mean a Person (i) that satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee”, (ii) is formed in (or, if such Person is an individual, is a citizen of), maintains its principal place of business in (or, if such Person is an individual, maintains a primary residence in), and is subject to service in the United States or Canada, (iii) has all or substantially all of its assets in the United States or Canada, (iv) whose identity, experience, financial condition and creditworthiness, including net worth and liquidity, is acceptable to Lender in Lender’s sole discretion, (v) that satisfies the Guarantor Financial Covenants and (vi) who Controls Borrower (or Transferee Borrower, as applicable) and owns a direct or indirect interest in Borrower (or Transferee Borrower, as applicable). If two or more Approved Replacement Guarantors are delivering replacement guaranties and replacement environmental indemnities to Lender, then (1) only one such Approved Replacement Guarantor must Control Borrower (or Transferee Borrower, as applicable), directly or indirectly (provided that each such Approved Replacement Guarantor must own a direct or indirect interest in Borrower (or Transferee Borrower, as applicable)) and (2) the obligations of all Approved Replacement Guarantors shall be joint and several.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect to all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Borrower Party(ies)” shall mean, individually and/or collectively, as the context may require, Borrower, Guarantor, and each of their respective Affiliates that have executed any Loan Document.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York or (ii) the state where the servicing offices of the Lender are located.

“Calculation Date” shall mean the last day of each calendar quarter during the Term.

“CFIUS” shall mean (i) the Committee on Foreign Investment in the United States first established pursuant to Executive Order 11858 of May 7, 1975, and (ii) any replacement or successor thereto, including, without limitation, pursuant to FIRRMA.

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“CFIUS Approval” shall mean (a) written confirmation provided by CFIUS that the transactions described in Section 3.1.43 hereof (the “Subject Transaction”) is not a Covered Transaction under the DPA, (b) written confirmation provided by CFIUS that it has completed its review or, if applicable, investigation of the matter in question under the DPA, and determined that there are no unresolved national security concerns with respect to the Subject Transaction or (c) CFIUS shall have sent a report to the President of the United States requesting the President’s decision under the DPA, and the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the Subject Transaction.

“CFIUS Review” shall have the meaning set forth in 4.31 hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

“Controlling Mortgage Holder” shall mean that such Person (collectively with its Affiliates) (i) own more than forty-five percent (45%) of the outstanding Loan balance at the time of determination or (ii) has decision making or approval rights with respect to the Loan and/or Lender or has control over any decisions that relate to the administration, enforcement or modification of the Loan and/or Lender.

“Covered Transaction” shall have the meaning set forth in the DPA.

“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums due to Lender from time to time in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period, the scheduled principal and interest payments due under the Note.

“Debt Yield” shall have the meaning ascribed to such term in the Ground Lease. Each determination by Lender of the Debt Yield shall be conclusive and binding for all purposes, absent manifest error.

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“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

“DPA” shall mean the Defense Production Act of 1950, 50 U.S.C. § 4565, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), H. R. 5515-538 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified), all laws and regulations related thereto and all mandates, requirements, powers and similar requirements imposed or exercised thereunder (including, without limitation, any of the foregoing implemented by and/or otherwise relating to CFIUS), as the foregoing may be amended from time to time, any successor statute or statutes and all rules and regulations from time to time promulgated in connection with the foregoing.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to paint containing more than 0.5% lead by dry weight (“Lead Based Paint”). The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury or property or other damage in connection with any physical condition or use of the Property.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common control with Borrower or the Guarantor, or is treated as a single employer together with Borrower or the Guarantor under Section 414 of the Code or Title IV of ERISA.

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“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

“Fitch” shall mean Fitch, Inc.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, department, committee, commission, central bank, office or authority of any nature whatsoever (including any political subdivision or instrumentality thereof) for any governmental or quasi-governmental unit (whether federal, state, commonwealth, county, district, municipal, city, parish, provincial or otherwise) (whether of the government of the United States or any other nation) now or hereafter in existence (including any supra-national bodies such as the European Union or the European Central Bank and any intergovernmental organizations such as the United Nations).

“Gross Revenue” shall mean all revenue derived by Borrower from the ownership and operation of the Property from whatever source, including, without limitation, Rents and any Insurance Proceeds, any revenue received by Borrower in connection with any tax certiorari proceeding and any amounts received by Borrower as a result of any litigation or other legal, administrative or other proceeding.

“Ground Lease” shall mean that certain ground lease more particularly described on Schedule VIII attached hereto and made a part hereof as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Ground Tenant” shall mean, collectively, (i) MALL AT JEFFERSON VALLEY, LLC, an Indiana limited liability company, (ii) MALL AT IRVING, LLC, an Indiana limited liability company, (iii) MALL AT GREAT LAKES, LLC, a Delaware limited liability company and (iv) EDISON MALL, LLC, an Indiana limited liability company.

“Guarantor” shall mean KAWA CAPITAL PARTNERS LLC, a Florida limited liability company, or any other Person that now or hereafter guarantees any of Borrower’s obligations under any Loan Document.

“Guarantor Financial Covenants” shall mean those covenants set forth in Section 5.2 of the Guaranty.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender.

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“Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, Lead Based Paint and Toxic Mold. Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Property, and which are otherwise in compliance with all Environmental Laws. Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily stocked and sold by tenants operating retail businesses of the types operated by the Tenants and which are otherwise in compliance with all Environmental Laws.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case for which such Person is liable or its assets are liable, whether such Person (or its assets) is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (vii) all obligations under any PACE Loans (except to the extent the same is the obligation of Ground Tenant under the Ground Lease) and (viii) any other contractual obligation for the payment of money which are not settled within thirty (30) days.

“Independent” shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, (ii) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member (other than in a capacity as an independent or special member), manager, creditor, director (other than in a capacity as an independent director), supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

“Independent Accountant” shall mean (i) a firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender, (ii) Berkower LLC, Kabat, Schertzer, De La Torre, Taraboulos & Co., LLC, and/or Berkowitz Pollack Brant Advisors and Accountants or (iii) such other certified public accountant(s) selected by Borrower, which is Independent and reasonably acceptable to Lender.

6

“Individual Property” shall mean, as applicable, each of the parcels of real property and, subject to the Ground Lease, Borrower’s interest in Improvements now or hereafter erected or installed thereon and all personal property owned by Borrower and encumbered by the Mortgage; together with all rights of Borrower pertaining to such real property and, subject to the Ground Lease, all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage. The location of each Individual Property is identified on Schedule VII.

“Interest Rate” shall mean a rate of four percent (4.0%) per annum.

“Key Principal(s)” shall mean, collectively, (i) Guarantor, (ii) DANIEL ADES, an individual, and (iii) KCP MGP MANAGER, LLC, a Delaware limited liability company.

“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Property, and every modification, amendment or other agreement (whether written or oral and whether now or hereafter in effect) relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, whether before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code. For the avoidance of doubt, the Ground Lease shall constitute a Lease hereunder.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, to the extent applicable to Borrower’s interest in the Property, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof during the time that Borrower under the terms and conditions of the Ground Lease is responsible for the use and operations of the Improvements, including any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Property or any interest therein, or any direct or indirect interest in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

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“Loan” shall mean the loan in the original principal amount of FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage and the Guaranty and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, as the same may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan to Value Ratio” shall mean the ratio, as of a particular date, in which the numerator is equal to the Outstanding Principal Balance of the Loan and the denominator is equal to the appraised value of the Properties remaining subject to the Lien of the Loan Documents, as determined by Lender in its sole discretion.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, reasonable out-of-pocket costs, reasonable out-of-pocket expenses, diminutions in value, fines, penalties, reasonable out-of-pocket charges, reasonable out-of-pocket fees, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature, provided that, consequential, punitive, exemplary and special damages shall only be included in this definition of Losses to the extent consequential, punitive, exemplary and/or special damages are actually paid or payable to third parties.

“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, extension or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Payment Date” shall mean the sixth (6th) day of every calendar month occurring during the Term. The first Monthly Payment Date shall be December 6, 2019.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean each first priority Deed of Trust or Mortgage, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property owned by Borrower, as any of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Net Operating Income” shall have the meaning assigned to such term in the Ground Lease.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by Lender as a result of damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same, whichever the case may be.

“No Fee Partial Release Project” shall have the meaning assigned to such term in the Ground Lease.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer or authorized signatory of Borrower.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“PACE Loan” shall mean (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Property, and in either case, to the extent the same is not the obligation of the Ground Tenant under the Ground Lease.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.

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“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges imposed by any Governmental Authority not yet due or delinquent or, for so long as the Ground Lease or applicable Lease remains in existence, which are the responsibility of a Tenant, (iv) any workers’, mechanics’ or other similar Liens on the Property, for so long as the Ground Lease or applicable Lease remains in existence, provided that any such Lien is the responsibility of a Tenant, (v) the Leases and (vi) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion.

“Permitted Non-Controlling Pledge” shall mean a pledge, hypothecation or creation of security interests in, or encumbrance of, indirect ownership interests in any direct or indirect member, partner or shareholder of any Restricted Party (but not a direct ownership interest in Borrower), provided, that, (i) such pledged interests do not represent a Controlling interest in Borrower and (ii) the aggregate percentage of indirect interests in Borrower pledged pursuant to such Permitted Non-Controlling Pledges, at any one time, shall not exceed a forty-nine percent (49%) indirect interest in Borrower.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prepayment Notice” shall mean a prior written notice to Lender specifying the proposed Business Day (the “Prepayment Date”) on which a prepayment of the Debt is to be made pursuant to Section 2.4 hereof, and shall be no earlier than ten (10) Business Days after the date of such Prepayment Notice and no later than fifteen (15) Business Days after the date of such Prepayment Notice; provided, however, Borrower may rescind the Prepayment Notice by written notice to Lender at least three (3) Business days prior to the Prepayment Date, provided that, Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such Prepayment Notice and the rescission thereof.

“Property” or “Properties” shall mean, collectively, the Individual Properties.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question is reasonably acceptable to Lender.

“Qualified Transferee” shall mean a transferee for whom, prior to the Transfer, Lender shall have received and approved: (x) satisfactory evidence that the proposed transferee (1) has not been indicted or convicted of, or pled guilty or no contest to, a felony during the last ten (10) years, (2) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List, (3) has not been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding during the last ten (10) years and (4) has no material outstanding judgments against such proposed transferee and (y) Satisfactory Search Results with respect to such proposed transferee.

“Regulatory Change” shall mean, at any time hereafter, (i) any change in any Legal Requirement (including by repeal, amendment or otherwise) or in the interpretation or application thereof by any central bank or other Governmental Authority or (ii) any new or revised request, guidance or directive issued by any central bank or other Governmental Authority and applicable to Lender.

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“Release Price” shall mean the greater of (x) 130% of the Allocated Loan Amount thereunder pertaining to the applicable Released Property and (y) 100% of the Net Sale Proceeds (as defined in the Ground Lease) for Ground Tenant’s sale or transfer of the applicable Released Property, which sale or transfer occurs within nine (9) months after the closing of the Released Property.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of its agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, signage income, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower or any of its agents or employees, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent such Insurance Proceeds are treated as business or rental interruption Insurance Proceeds pursuant to Section 5.4(f) hereof, but shall expressly exclude, for the avoidance of doubt, any rents, moneys and any other amounts received by Ground Tenant or any other Tenant for so long as the Ground Lease and any applicable Lease remains in existence.

“Repayment Date” shall mean the date of a prepayment of the Loan pursuant to the provisions of Section 2.4 hereof.

“Restricted Party” shall mean Borrower, Guarantor, Key Principal, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, Key Principal, or any shareholder, partner, member or non-member manager.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Satisfactory Search Results” shall mean, with respect to any Person, (A) satisfactory completion by Lender of its anti-financial crime and “know your customer” procedures (internal or otherwise), including receipt of credit history, litigation, judgment, and other related searches, each of which are satisfactory to Lender in all respects and (B) confirmation satisfactory to Lender that such Person does not violate any Anti-Money Laundering Laws and is not on any Government List.

“Special Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the Closing Date as a result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Lender’s net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Lender is organized or maintains a lending office.

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“State” shall mean, with respect to any Property, the State or Commonwealth in which such Property or any part thereof is located.

“Stated Maturity Date” shall mean November 6, 2024.

“Substitute Loan Documents” shall mean an executed and acknowledged security instrument (the “Substitute Security Instrument”), UCC-1 fixture filing with respect to the applicable Substitute Property, together with and a ratification, confirmation and reaffirmation by Guarantor of all of the terms, conditions and obligations set forth in the Guaranty.

“Survey” shall mean, with respect to an Individual Property, a survey of such Individual Property prepared by a surveyor licensed in the State and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Lender.

“Taxes” shall mean (i) all real estate taxes, assessments, water rates or sewer rents (collectively, “Real Estate Taxes”) and (ii) personal property taxes, in each case now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon. In no event shall any PACE Loan be considered a Tax for purposes of this Agreement.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property, including Ground Tenant.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the applicable Property and insuring the Lien of the Mortgage.

“TRIPRA” shall mean the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State (with respect to fixtures) or the State of New York, as the case may be.

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Section 1.2     Index of Other Definitions. The following terms are defined in the sections or Loan Documents as indicated below:

“Act” - Schedule V

“Agreement” - Introductory Paragraph

“Anti-Corruption Obligation” - 4.33

“Borrower” - Introductory Paragraph

“Borrower’s Recourse Liabilities” - 10.1

“Cause” - Schedule V

“Committee” - Schedule V

“Easements” - 3.1.11

“Embargoed Person” - 4.32(c)

“ERISA” - 4.31

“Event of Default” - 8.1

“Exculpated Parties” - 10.1

“Government Lists” - 4.32(b)

“Improvements” - Mortgage

“Increased Costs” - 10.24.1

“Indemnified Liabilities” - 4.30

“Independent Director” - Schedule V

“Independent Manager” - Schedule V

“Initial Interest Period” - 2.3.1

“Insurance Proceeds” – 1.1 (Definition of “Net Proceeds”)
“Interest Period” - 2.3.2

“Lender” - Introductory Paragraph

“Nationally Recognized Service Company” - Schedule V

“Note” - 2.1.3

“Notice” - 10.6

“OFAC” - 4.32(b)

“Other Taxes” - 10.24.3

“Patriot Act Offense” - 4.32(b)

“Permitted Indebtedness” - 4.21

“Permitted Transfer” - 7.2

“PML” - 5.1.1(a)

“Real Estate Taxes” – 1.1 (Definition of “Taxes”)

“Secondary Market Transaction” - 9.1(a)

“Sole Member” - Schedule V

“Special Member” - Schedule V

“Special Purpose Bankruptcy Remote Entity” - Schedule V

“Springing Recourse Event” - 10.1

“Transfer” - 4.2

Section 1.3     Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision hereof or thereof. When used in this Agreement or any other Loan Document, the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

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ARTICLE II.

THE LOAN

Section 2.1     The Loan.

2.1.1     Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2     Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3     The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.

2.1.4     Use of Proceeds. Borrower shall use proceeds of the Loan to (i) acquire the Property and/or pay and discharge any existing loans relating to the Property, (ii) pay all past-due Taxes and Other Charges, if any, in respect of the Property and (iii) pay costs and expenses incurred in connection with the closing of the Loan and acquisition of the Property.

Section 2.2     Interest Rate.

2.2.1     Interest Rate. Interest on the Outstanding Principal Balance shall accrue throughout the Term at the Interest Rate.

2.2.2     Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent not prohibited by applicable law, all other portions of the Debt, shall accrue interest at the Default Rate, calculated from the date such payment was due or such Default shall have occurred without regard to any grace or cure periods contained herein. In no event shall the foregoing be construed to nullify any grace and/or cure periods applicable to a determination of the existence of an Event of Default.

2.2.3     Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made by (B) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate expressed as an annual rate divided by 360) by (C) the Outstanding Principal Balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

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2.2.4     Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Interest Rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3     Loan Payments.

2.3.1     Payments. On the date hereof, Borrower shall pay interest on the unpaid Outstanding Principal Balance from the Closing Date through and including November 5, 2019 (the “Initial Interest Period”). On December 6, 2019 and each Monthly Payment Date thereafter during the Term, Borrower shall make a payment of interest on the Outstanding Principal Balance accrued at the Interest Rate during the Interest Period immediately preceding such Monthly Payment Date.

2.3.2     Payments Generally. After the Initial Interest Period, each interest accrual period thereafter (each, an “Interest Period”) shall commence on the sixth (6th) day of each calendar month during the Term and shall end on and include the fifth (5th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.3     Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.4     Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (other than the Outstanding Principal Balance due and payable on the Maturity Date) is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender, within five (5) Business Days after written notice by Lender, an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by law.

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2.3.5     Method and Place of Payment.

(a)     Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b)     Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately succeeding Business Day.

(c)     All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4     Prepayments.

2.4.1     Prepayments. Borrower shall have the right, only on a Business Day, to prepay the Loan in whole or in part prior to the Stated Maturity Date; provided, that, Borrower shall deliver to Lender a Prepayment Notice. If such prepayment is not made on a Monthly Payment Date, Borrower shall also pay interest that would have accrued on the principal balance of the Note to, but not including, the date of such prepayment, calculated on a daily basis from the date of the last Monthly Payment Date.

2.4.2     Mandatory Prepayments. On the next occurring Monthly Payment Date, or at Borrower’s option, a Business Day prior to the next occurring Monthly Payment Date, following the date on which (a) Lender actually receives any Net Proceeds, and (b) Lender has determined that such Net Proceeds shall be applied against the Debt in accordance with a right of Lender pursuant to the terms of this Agreement, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Debt in an amount equal to one hundred percent (100%) of such Net Proceeds. If such prepayment is not made on a Monthly Payment Date, Borrower shall also pay interest that would have accrued on the principal balance of the Note to, but not including, the date of such prepayment, calculated on a daily basis from the date of the last Monthly Payment Date. Except during the continuance of an Event of Default, such Net Proceeds shall be applied by Lender as follows in the following order of priority: First, to all amounts (other than principal and interest) then due and payable under the Loan Documents, including any costs and expenses of Lender in connection with such prepayment); Second; accrued and unpaid interest at the Interest Rate; and Third, to principal. Any partial principal prepayment under this Section 2.4.4 shall be applied to the last payments of principal due under the Loan.

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2.4.3     Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower and accepted by Lender or is otherwise recovered by Lender, Borrower shall pay, as part of the Debt, all accrued interest at the Default Rate and, if such tender and acceptance is not made on a Monthly Payment Date, interest that would have accrued on the Debt to, but not including, the next Monthly Payment Date.

Section 2.5     Release of Property.

2.5.1     Partial Release. Borrower shall have the right to obtain the release (the “Partial Release”) of any one or more Individual Properties, or a portion of an Individual Property (as applicable, the “Released Property”) at any time during the Term, from the lien of the applicable Mortgage thereon (and related Loan Documents) and the release of Borrower’s obligations under the Loan Documents with respect to such Released Property, upon the satisfaction of each of the following conditions precedent:

(a)     Borrower shall provide Lender with thirty (30) days (or a shorter period of time if permitted by Lender in its sole discretion) prior written notice of the proposed Partial Release (the date of Lender’s receipt of such notice shall be referred to herein as a the “Partial Release Notice Date”);

(b)     Borrower shall submit to Lender, not less than ten (10) days prior to the date of such Partial Release, a release of lien (and related Loan Documents) for the Released Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Released Property is located and shall contain standard provisions, if any, protecting the rights of Lender. In addition, Borrower shall provide all other documentation as may be reasonably required to satisfy the Prudent Lender Standard in connection with such release;

(c)     The Released Property shall be conveyed to a Person other than Borrower;

(d)     Except with respect to a No Fee Partial Release Project, after giving effect to the release of the lien of the Mortgage(s) encumbering the Released Property, the Loan to Value Ratio with respect to the remaining Individual Properties shall be equal to or less than the Loan to Value Ratio immediately prior to the consummation of the Partial Release (determined based upon updated Appraisals for each of the Individual Properties); provided, that if the foregoing Loan to Value Ratio requirement is not satisfied, Borrower shall be permitted at its option, in order to satisfy the foregoing condition, prepay, in compliance with Section 2.4, a portion of the Loan in an amount which, if applied to the unpaid principal balance of the Loan, would result in the Loan achieving a Loan to Value Ratio that satisfies the requirements of this clause (d);

(e)     Except with respect to a No Fee Partial Release Project, after giving effect to the release of the lien of the Mortgage(s) encumbering the Individual Property or Individual Properties proposed by Borrower to be released, the Debt Yield with respect to the remaining Individual Properties shall be equal to or greater than the Debt Yield immediately prior to the consummation of the Partial Release; provided, that if the foregoing Debt Yield requirement is not satisfied, Borrower shall be permitted at its option, in order to satisfy the foregoing condition, prepay, in compliance with Section 2.4, a portion of the Loan in an amount which, if applied to the unpaid principal balance of the Loan, would result in the Loan achieving a Debt Yield that satisfies the requirements of this clause (e);

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(f)     Except with respect to a No Fee Partial Release Project, as Borrower shall partially prepay the Debt in accordance with Section 2.4 hereof in an amount equal to the Release Price for the Released Property; and

(g)     Borrower shall (A) deliver to Lender an opinion of counsel satisfying the Prudent Lender Standard with respect to such other matters as may be required by Lender in order to satisfy the Prudent Lender Standard and (B) pay all of Lender’s reasonable, out-of-pocket costs and expenses, including, without limitation, reasonable counsel fees.

2.5.2     Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance with the terms and provisions of the Loan Documents, release the Lien of the Mortgage and, as applicable, cause the trustee under the Mortgage to reconvey the Property to Borrower. In connection with the release of the Lien, Borrower shall submit to Lender a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release. Borrower shall pay all taxes and reasonable, out-of-pocket costs and expenses associated with the release of the Lien of the Mortgage, including Lender’s reasonable attorneys’ fees.

Section 2.6     Substitution.

(a)     Notwithstanding anything to the contrary hereinbefore contained, Borrower, at Borrower’s option and at Borrower’s sole cost and expense, may obtain a release of the lien of the Mortgage and the other Loan Documents from an Individual Property (each such Individual Property so released is hereinafter an “Released Property”) provided that simultaneously with the release of the Released Property, the lien of the Mortgage and the other Loan Documents is spread to encumber a substitute property (each such substitute property so encumbered is hereinafter an “Substitute Property”) and provided further that the conditions set forth in this Section 2.6 are satisfied in connection therewith. For the purposes of this Agreement, each such release of the lien of the Mortgage and the other Loan Documents from a Released Property and the corresponding encumbrance of the Substitute Property and satisfaction of the requirements of this Section 2.6 are herein referred to as a “Property Substitution”.

(b)     Each Property Substitution shall be subject to the satisfaction of the following conditions:

(i)     Not less than thirty (30) days prior to the date of Property Substitution, Borrower delivers to Lender a notice (such notice, the “Property Substitution Notice”) setting forth (A) the date of the proposed Property Substitution (the “Property Substitution Date”), (B) a metes and bounds or lot and block description and Survey of the Released Property and (C) a metes and bounds or lot and block description and Survey of the Substitute Property;

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(ii)     no Event of Default shall have occurred and be continuing on the date that Borrower delivers the Property Substitution Notice to Lender or on the date that the Property Substitution is consummated (the “Property Substitution Closing Date”) and in no event shall a Property Substitution cause an Event of Default to occur under the Loan Documents;

(iii)     on the Property Substitution Closing Date Borrower shall acquire fee simple interest to the Substitute Property subject to no encumbrances other than Permitted Encumbrances;

(iv)     Borrower shall deliver to Lender an Appraisal of the Substitute Property dated not more than thirty (30) days prior to the Property Substitution Closing Date containing the unqualified opinion of the appraiser that the fair market value of the Substitute Property is no less than the greater of (a) the appraised value of the Released Property on the date of this Agreement as set forth in the Appraisal delivered to Lender in connection with the closing of the Loan or (b) the appraised value of the Released Property on the Property Substitution Closing Date as set forth in an Appraisal of the Released Property dated not more than thirty (30) days prior to the Property Substitution Closing Date;

(v)     Borrower shall deliver or cause to be delivered to Lender a Phase I environmental report issued by a recognized environmental consultant at Borrower’s expense, and, if recommended under the Phase I environmental report, a Phase II environmental report, which concludes that the Substituted Property does not contain any Hazardous Substances except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the Substituted Property (in either case in compliance with all Environmental Laws) and is not subject to any risk of contamination from any off-site Hazardous Substance. If any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off-site Hazardous Substance, such report shall include an estimate of the cost of any related remediation and Borrower shall deposit (or require the Ground Tenant under the Ground Lease to deposit) with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated, which deposit shall be released to Borrower (or the Ground Tenant under the Ground Lease, as applicable) upon the delivery to Lender of (1) an update to such report indicating that there is no longer any Hazardous Substance on the Substitute Property except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the Substitute Property (in either case in compliance with all Environmental Laws) or any danger of contamination from any off-site Hazardous Substance that has not been fully remediated and (B) paid receipts indicating that the costs of all such remediation work have been paid;

(vi)     Borrower shall deliver a Physical Conditions Report with respect to the Substitute Property indicating that the Substitute Property is in good condition and repair and free of damage or waste. If the Physical Conditions Report recommends that any repairs be made with respect to the Substitute Property, such Physical Conditions Report shall include an estimate of the cost of such recommended repairs and Borrower shall use commercially reasonable efforts to cause Ground Tenant to perform such repairs in timely manner (subject to force majeure) and Ground Tenant shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such Physical Conditions Report or a letter from the engineer that prepared such Physical Conditions Report indicating that the recommended repairs were completed in good manner and (B) paid receipts indicating that the costs of all such repairs have been paid;

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(vii)     Borrower shall use commercially reasonable efforts to cause Ground Tenant under the Ground Lease to deliver to Lender certified copies of insurance policies described in Section 5.1 of this Agreement evidencing that the insurance required thereby, if any, is maintained by Borrower (or by the tenant under the Ground Lease) on the Substitute Property;

(viii)     if any portion of the Improvements on the Substitute Property is located in an area identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts, Borrower shall deliver to Lender evidence of flood hazard insurance (1) in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts plus (2) such additional amounts or other related and/or excess coverage satisfying the Prudent Lender Standard with deductibles no greater than the maximum limit of coverage available under the Flood Insurance Acts;

(ix)     Borrower shall have executed and delivered to Lender the Substitute Loan Documents;

(x)     Borrower shall deliver to Lender evidence that Borrower has the organizational authority to undertake and complete the Property Substitution and that the Substitute Loan Documents have been duly authorized and validly executed by or on behalf of Borrower;

(xi)     Borrower shall deliver or cause to be delivered to Lender an opinion or opinions of counsel opining as to the due authorization, execution, delivery and enforceability of the Substitute Loan Documents with respect to the Substitute Property;

(xii)     Borrower shall deliver or cause to be delivered to Lender a copy of the deed conveying to Borrower all right, title and fee or leasehold (as applicable) interest, as applicable, in and to the Substitute Property;

(xiii)     Borrower shall deliver or cause to be delivered to Lender all Leases, contracts and agreements relating to the leasing and operation of the Substitute Property (other than documents which were previously delivered to Lender in connection with the closing of the Loan), that were delivered to Borrower by Ground Tenant and, to the extent of any Leases at the Substitute Property, tenant estoppel certificates from then-current Tenants at the Substitute Property and, to the extent any Tenant at the Substitute Property has any right to purchase or similar offer or right, a subordination, non-disturbance and attornment agreement from each such Tenant on Lender’s standard form, with such commercially reasonable changes as may be mutually agreed upon by Tenant and Lender;

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(xiv)     Lender shall have received either a title insurance policy (with a tie-in or similar endorsement to the existing Title Insurance Policy) or an endorsement (the “Endorsement”) to the existing Title Insurance Policy (or a marked, signed and redated commitment in form and substance reasonably satisfactory to Lender to issue such policy or Endorsement, which shall be deemed issued as of the Property Substitution Closing Date) insuring the lien of the Substitute Security Instrument as a first mortgage lien on the Substitute Property dated as of the date of the Property Substitution Closing Date, providing coverage in the amount of the Loan, free and clear of all exceptions (including past due and unpaid real estate taxes) from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements) reasonably acceptable to Lender, and containing such legally available endorsements and affirmative coverages as are legally available with respect to the Substitute Property similar to such endorsements and affirmative coverages with respect to the Loan and the Property (including the Released Property) as the existing Title Insurance Policy;

(xv)     Borrower delivers to Lender evidence reasonably satisfactory to Lender that (i) the Substitute Property constitutes one or more separately subdivided parcels and one or more separate tax lots; and (ii) the Substitute Property conforms to and is in compliance in all material respects with any zoning, building, land use or parking or other Applicable Law applicable to the Property or for the then-current use of the Substitute Property;

(xvi)     ingress to and egress from the Substitute Property shall be over (i) physically open and fully dedicated public roads or (ii) vehicle and pedestrian easements which (A) provide vehicular and pedestrian access to a physically open and fully dedicated public road, (B) are recorded in the chain of title to both the property which is encumbered thereby and the Property, (C) are irrevocable and non-terminable without the consent of the owner of the Substitute Property; provided, that if requested by Lender and lawfully obtainable, Borrower shall deliver to Lender an endorsement to the Title Insurance Policy, which endorsement shall insure that (x) the benefit of each such easement inures and runs to the benefit of the owner of the Substitute Property, (y) the lien of the Security Instrument is a first lien on Borrower’s beneficial interest in such easement, subject to no exceptions other than Permitted Encumbrances and such other liens approved by Lender in its reasonable discretion or permitted in accordance with this Agreement and (z) no then-existing Mortgage, liens, security interests or other encumbrances (other than Permitted Encumbrances and such other liens approved by Lender in its reasonable discretion or permitted in accordance with this Agreement) on the Substitute Property burdened by such easement are superior to, or under any circumstances could terminate, impair or limit the terms of such easement;

(xvii)     after giving effect to the Property Substitution, the Loan to Value Ratio immediately after the closing of the Property Substitution shall be equal to or less than the Loan to Value Ratio immediately prior to the closing of the Property Substitution; provided, that if the foregoing Loan to Value Ratio requirement is not satisfied, Borrower shall be permitted at its option, in order to satisfy the foregoing condition, prepay, in compliance with Section 2.4 hereof, a portion of the Loan in an amount which, if applied to the unpaid principal balance of the Loan, would result in the Loan achieving an Loan to Value Ratio that satisfies the requirements of this clause (xix);

(xviii)     after giving effect to the Property Substitution, the Debt Yield immediately after the closing of the Property Substitution shall be equal to or greater than the Debt Yield immediately prior to the closing of the Property Substitution; provided, that if the foregoing Debt Yield requirement is not satisfied, Borrower shall be permitted at its option, in order to satisfy the foregoing condition, prepay, in compliance with Section 2.4 hereof, a portion of the Loan in an amount which, if applied to the unpaid principal balance of the Loan, would result in the Loan achieving a Debt Yield that satisfies the requirements of this clause (xx);

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(xix)     Guarantor shall deliver to Lender a reaffirmation of its obligations under the Guaranty and the provisions in the Mortgage or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos; and

(xx)     Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the Property Substitution, and Borrower shall have paid all recording charges, filing fees, taxes or other similar expenses (including, without limitation, Security Instrument and intangibles taxes and documentary stamp taxes) payable in connection with the Property Substitution.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1     Borrower Representations. Borrower represents and warrants that, except to the extent (if any) disclosed on Schedule IV hereto with reference to a specific subsection of this Section 3.1:

3.1.1     Organization; Special Purpose. Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in the jurisdiction in which the Property is located and in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby. Borrower is a Special Purpose Bankruptcy Remote Entity.

3.1.2     Proceedings; Enforceability. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrower or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

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3.1.3     No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4     Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened in writing against Borrower or Guarantor in any court or by or before any other Governmental Authority which, if adversely determined, might materially and adversely affect the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out the transactions contemplated by this Agreement), or Guarantor.

3.1.5     Agreements. Except for Permitted Encumbrances, Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would adversely affect its performance hereunder. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound, that, in any case, is not the responsibility of any Tenant.

3.1.6     Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

3.1.7     Property; Title.

(a)     Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever, except, and subject to, the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances.

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(b)     All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. Except as shown in the Title Insurance Policy, all taxes and governmental assessments due and owing in respect of the Property have been paid prior to delinquency, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

3.1.8     ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) Borrower, Guarantor and the ERISA Affiliates do not sponsor, are not obligated to contribute to, and are not themselves an “employee benefit plan,” as defined in Section 3(3) of ERISA or Section 4975 of the Code, (ii) none of the assets of Borrower or Guarantor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified in operation by Section 3(42) of ERISA, (iii) Borrower and Guarantor are not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower or Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any ERISA Affiliate maintains, sponsors or contributes to or has any obligations with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA). Borrower has not engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

3.1.9     [Intentionally Omitted].

3.1.10     [Intentionally Omitted].

3.1.11     Ground Lease. The Ground Lease attached hereto as Schedule VIII is a true, complete and correct. Borrower is the owner and lessor of landlord’s interest in the Ground Lease. There has been no change, modification, release, waiver or similar action with respect to the Ground Lease or any term or condition thereof. There is no other agreement as between the parties thereto respecting the use and occupancy of the Property or any payments with respect thereto. The Ground Lease is in full force and effect. Borrower has no actual knowledge of any default under the Ground Lease, which presently exists, or any condition that, with the passage of time or giving of notice or both, would become a default under the Ground Lease, by either party. Borrower has not assigned, hypothecated or pledged its interest in the Ground Lease.

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3.1.12     Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower. Borrower’s tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.13     No Fraudulent Transfer. Borrower (i) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower, any Key Principal or, to Borrower’s knowledge, any other Affiliate of Borrower, and neither Borrower, any Key Principal nor, to Borrower’s knowledge, any Affiliate of Borrower has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, any Key Principal nor, to Borrower’s knowledge, any of Borrower’s Affiliates are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it, such Key Principal or such Affiliate.

3.1.14     Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.15     Organizational Chart. The organizational chart attached as Schedule III, relating to Borrower and certain Affiliates and other parties, is true and correct on and as of the date hereof with respect to the information set forth thereon. No Person, other than those Persons shown on Schedule III, has any right of Control, directly or indirectly, in Borrower.

3.1.16     Organizational Status. Borrower’s exact legal name is: Mall Ground Portfolio, LLC. Borrower is a single member limited liability company, and the jurisdiction in which Borrower is organized is: Delaware. Borrower’s Tax I.D. number is 84-2760298 and Borrower’s Delaware Organizational I.D. number is 7560142.

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3.1.17     Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.18     FIRPTA. Borrower is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

3.1.19     Investment Company Act. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.20     Fiscal Year. Each fiscal year of Borrower commences on January 1.

3.1.21     Other Debt. There is no indebtedness of Borrower with respect to the Property or any excess cash flow of Borrower or any residual interest therein of Borrower, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

3.1.22     Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Guarantor.

3.1.23     Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a material adverse effect on Borrower, the Property and/or Borrower’s ability to pay the Debt. Borrower has no known contingent liabilities.

3.1.24     Illegal Activity. No portion of the Property has been or will be purchased by Borrower with proceeds of any illegal activity.

3.1.25     CFIUS. Either (a) Borrower’s acquisition of the Property was not a Covered Transaction, or (b) Borrower has previously obtained CFIUS Approval with respect to Borrower’s acquisition of the Property.

Section 3.2     Survival of Representations. The representations and warranties set forth in Section 3.1 and elsewhere in this Agreement and the other Loan Documents shall (i) survive until the Obligations have been paid and performed in full and (ii) be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

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ARTICLE IV.

BORROWER COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

Section 4.1     Payment and Performance of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

Section 4.2     Due on Sale and Encumbrance; Transfers of Interests. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners and members, as applicable, and principals of Borrower in owning properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property. Therefore, without the prior written consent of Lender, but, in each instance, subject to the provisions of Article 7, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer the Property or any part thereof, or any interest, direct or indirect, in Borrower, whether voluntarily or involuntarily or enter into or subject the Property to a PACE Loan (a “Transfer”). A Transfer within the meaning of this Section 4.2 shall be deemed to include (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower, other than the Ground Lease, for the leasing of all or a substantial part of the Property for any purpose other than the actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases, Rents or other Gross Revenue; (iii) with respect to any corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock; (iv) with respect to any limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing member, non-managing member, limited partner, joint venturer or member, the transfer of the partnership interest of any general partner or limited partner, the transfer of the interest of any joint venturer or member; (v) with respect to any limited liability company, the division (whether pursuant to Section 18-217 of the Act or otherwise) of any assets and liabilities of such entity amongst one or more new or existing entities; (vi) any action or occurrence which results in Key Principal no longer Controlling Borrower, (vii) any surrender, termination, cancellation, change, amendment, supplementation or other modification of the Ground Lease, except in accordance with the terms thereof; and (viii) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower.

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Section 4.3     Liens. Subject to the rights of the Ground Tenant under the Ground Lease, Borrower shall not create, incur or assume any Lien on any direct or indirect interest in Borrower or any portion of the Property, except for the Permitted Encumbrances. Borrower may, without the consent of Lender, enter into or amend one or more easements, declarations, restrictions, covenants, reservations and rights of way in the ordinary course of business for use, access, utilities and parking, provided that none of the foregoing shall materially impair the utility and operation of the Property, or cause Borrower or the Property to be in violation of any Lease or Legal Requirement.   After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Liens, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Liens, together with all costs, interest and penalties which may be payable in connection therewith; (v) [intentionally omitted]; (vi) failure to pay such Liens will not subject Lender to any civil or criminal liability; (vii) such contest shall not materially and adversely affect Borrower’s rights and interests in the ownership, use or occupancy of the Property; and (viii) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (vii) of this Section 4.3. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien. Notwithstanding the foregoing, Ground Tenant shall have the right to contest Liens in accordance with the terms of the Ground Lease without regard to the terms of this Section 4.3.

Section 4.4     Special Purpose. Without in any way limiting the provisions of this Article 4, Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. Borrower shall directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Borrower not being a Special Purpose Bankruptcy Remote Entity.

Section 4.5     Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits, franchises and all applicable governmental authorizations necessary for Borrower’s ownership of the Property and comply with all Legal Requirements applicable to its ownership of the Property which is not the obligation of the Ground Tenant under the Ground Lease or Tenant under the applicable Lease.

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Section 4.6     Taxes and Other Charges. Borrower shall pay or shall use commercially reasonable efforts to cause the Ground Tenant to pay all Taxes and Other Charges now or hereafter levied, assessed or imposed prior to delinquency. Borrower shall not knowingly permit or suffer, and shall promptly discharge or shall use commercially reasonable efforts to cause the Ground Tenant to promptly, any Lien or charge against the Property with respect to Taxes and Other Charges, and shall promptly pay or shall use commercially reasonable efforts to cause the Ground Tenant to promptly pay, for all utility services provided to the Property prior to delinquency. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; (vi) [intentionally omitted]; (vii) failure to pay such Taxes or Other Charges will not subject Lender to any civil or criminal liability; (viii) such contest shall not affect Borrower’s rights and interests in the ownership, use or occupancy of the Property; and (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (viii) of this Section 4.6. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien. Notwithstanding the foregoing, the Ground Tenant shall have the right to contest all Taxes or Other Charges in accordance with the Ground Lease, without regard to the terms of this Section 4.6.

Section 4.7     Litigation. Upon obtaining actual knowledge thereof, Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against the Property, Borrower or Guarantor which might materially adversely affect the Property or Borrower’s or Guarantor’s condition (financial or otherwise) or business (including Borrower’s ability to perform its Obligations hereunder or under the other Loan Documents).

Section 4.8     Title to the Property. Subject to the Ground Lease and the rights of the Ground Tenant thereunder, Borrower shall warrant and defend (a) its title to the Property and every part thereof, subject only to Permitted Encumbrances and (b) the validity and priority of the Liens of the Mortgage and this Agreement on the Property, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever due to the actions of Borrower. Borrower shall reimburse Lender for any reasonable, out-of-pocket losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person due to the actions of Borrower.

Section 4.9     Financial Reporting.

4.9.1     Generally. Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP (or such other accounting method reasonably approved by Lender), reflecting the financial affairs of Borrower. During the continuance of an Event of Default, Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable out-of-pocket costs and expenses incurred by Lender to examine Borrower’s books and records.

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4.9.2     Quarterly Reports. Not later than sixty (60) days following the end of each fiscal quarter, Borrower shall deliver to Lender operating statements detailing the revenues received by Borrower pursuant to the Ground Lease in its capacity as Landlord thereunder, the expenses (if any) incurred by Borrower for the corresponding quarter of the previous year. Such statements for each quarter shall be accompanied by an Officer’s Certificate certifying to the best of the signer’s knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower, (B) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Borrower or proposed to be taken to remedy such Event of Default and (C) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $500,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof; provided, however, that such additional information is in Borrower’s control or possession or can be obtained at no material cost to Borrower.

4.9.3     Annual Reports. Borrower shall deliver to Lender not later than one hundred twenty (120) days after the end of each Fiscal Year, Borrower shall deliver to Lender (A) with respect to Borrower, an annual balance sheet, and statement of cash flow, profit and loss statement and statement of change in financial position (each of which shall not include any Person other than Borrower) in accordance with GAAP (or such other accounting method reasonably approved by Lender), (B) an annual operating statement detailing the revenues received by Borrower pursuant to the Ground Lease in its capacity as Landlord thereunder, (C) details of any major capital improvements (if any) performed and paid for by Borrower and, in each case, not the Tenant, for the period of calculation and containing appropriate year-to-date information.

4.9.4     Other Reports. Borrower shall, within ten (10) Business Days after request by Lender, furnish or cause to be furnished to Lender, such reasonable additional information as may be reasonably requested with respect to the Property; provided, however, that such additional information is in Borrower’s control or possession or can be obtained at no material cost to Borrower.

Section 4.10     Access to Property. In the event that the Ground Lease is terminated, Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally), subject to the terms of the Leases. Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, subject to the terms of the Leases.

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Section 4.11     Leases. In the event that the Ground Lease is terminated, and Borrower becomes the Landlord under the Leases at the Property, then Borrower agrees that Borrower and Lender shall amend this Agreement to include customary and standard leasing covenants reasonably acceptable to Borrower and Lender.

Section 4.12     Compliance. Borrower shall promptly comply with all Legal Requirements (including municipal, state and federal laws) applicable to Borrower and which are not the obligation of the Ground Tenant under the Ground Lease or any Tenant under any applicable Lease.

Section 4.13     Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender.

Section 4.14     Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a)     cure any defects in the execution and delivery of the Loan Documents and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to correct any omissions in the Loan Documents, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and

(b)     do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender may reasonably require from time to time.

Section 4.15     Estoppel Statement.

(a)     After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, (iv) any then-asserted offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b)     Borrower shall deliver with respect to the Ground Lease and shall use commercially reasonable efforts with respect to the Ground Lease and other Leases to deliver from Ground Tenant to Lender, upon request, estoppel certificates in form and substance reasonably satisfactory to Lender; provided, that Borrower shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year.

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Section 4.16     Notice of Default. Borrower shall promptly advise Lender of the occurrence of any Default or Event of Default of which Borrower has knowledge.

Section 4.17     Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.18     Indebtedness. Borrower shall not directly or indirectly create, incur or assume any Indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of two percent (2%) of the Outstanding Principal Balance and (C) are paid within thirty (30) days of the date incurred (collectively, “Permitted Indebtedness”).

Section 4.19     Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership of the Property or in the event the Ground Lease is terminated the maintenance, management and operation of the Property.

Section 4.20     Dissolution. Borrower shall not (i) engage in any dissolution, liquidation, consolidation, division (whether pursuant to Section 18-217 of the Act or otherwise), or merger with or into any one or more other business entities, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer Borrower to (A) dissolve, divide (whether pursuant to Section 18-217 of the Act or otherwise), wind up or liquidate or take any action, or omit to take any action, as a result of which Borrower would be dissolved, divided (whether pursuant to Section 18-217 of the Act or otherwise), wound up or liquidated in whole or in part, or (B) except to effectuate a Permitted Transfer, amend, modify, waive or terminate the certificate of incorporation, bylaws, certificate of formation or operating agreement of Borrower, in each case without obtaining the prior written consent of Lender.

Section 4.21     Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

Section 4.22     Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners, members or shareholders, as applicable, of Borrower except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

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Section 4.23     No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 4.24     Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

Section 4.25     Change of Name, Identity or Structure. Borrower shall not change Borrower’s name, identity (including its trade name or names) or convert from a single member limited liability company structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior written consent of Lender; provided, however, that Borrower shall at all times be a Delaware single member limited liability company. Borrower shall deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

Section 4.26     Costs and Expenses.

(a)     Except as otherwise expressed herein or in any of the other Loan Documents, Borrower shall pay or, if Borrower fails to pay (after any applicable notice and cure periods under this Agreement), reimburse Lender within five (5) Business Days after receipt of written notice from Lender, for all reasonable, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, in each case if not the responsibility of Ground Tenant under the Ground Lease; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date to the extent this Agreement or the other Loan Documents expressly provide Borrower is responsible for such costs; (iii) the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower (but not in connection with a request from the Ground Tenant); (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals during the continuance of an Event of Default or if expressly otherwise provided in this Agreement as a Borrower cost; (vi) [intentionally omitted]; (vii) enforcing or preserving any rights of Lender in response to third party claims against Lender in its capacity as Lender only or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan in its capacity as Lender only; and (viii) during the continuance of an Event of Default, enforcing any Obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings (including fees and expenses for title and lien searches, intangible taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); provided, however, that Borrower shall not in any case be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or, for so long as Lender and Ground Tenant are Affiliates, the gross negligence, illegal acts, fraud or willful misconduct of Ground Tenant (or Ground Tenant’s Affiliates or employees) or, for so long as Lender and Ground Tenant are Affiliates, Ground Tenant’s breach of the Ground Lease. All reasonable, out-of-pocket amounts payable to Lender in exercising its rights under this Section 4.26 (including, but not limited to, disbursements, advances and reasonable legal expenses incurred in connection therewith), shall be payable within five (5) Business Days after written demand, secured by this Agreement and interest thereon shall accrue at the Default Rate from the date incurred.

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(b)     The obligations and liabilities of Borrower under this Section 4.26 shall (i) become part of the Obligations, (ii) be secured by the Loan Documents and (iii) survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

Section 4.27     Indemnity. Borrower shall indemnify, defend and hold harmless Lender (and for purposes of this Section 4.27, Lender shall include the initial lender, its Affiliates, successors and assigns, and their respective officers and directors) from and against any and all Losses that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents or other Gross Revenue (including due to any Increased Costs, Special Taxes or Other Taxes), except to the extent the same are the obligation of Ground Tenant under the Ground Lease; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property (expressly excluding the labor, services or materials provided to any Tenant; (viii) any failure of the Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease to which Borrower is party or other transaction to which Borrower is a party involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender or, for so long as Lender and Ground Tenant are Affiliates, Ground Tenant (or Ground Tenant’s Affiliates or employees) or, for so long as Lender and Ground Tenant are Affiliates, Ground Tenant’s breach of the Ground Lease. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Borrower shall have no liability for any Indemnified Liabilities imposed upon or incurred by or asserted against Lender to the extent that (A) such Indemnified Liabilities were caused by actions, conditions or events that first occurred or arose after the earlier of (i) the date that Lender (or any purchaser at a foreclosure sale or Lender’s designee of a deed in lieu of foreclosure) actually acquired title to the Property pursuant to a foreclosure of the Mortgage or a deed in lieu of foreclosure of the Mortgage that has not been set aside, rescinded or invalidated, whereby Borrower is no longer the owner of the Property or (ii) the repayment in full of the Obligations or a transfer in full of the Property or Borrower’s beneficial ownership therein permitted pursuant to the terms of this Agreement, and (B) such Indemnified Liabilities were not caused by the actions of Borrower or any Affiliate of Borrower, regardless of when occurring.

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Section 4.28     ERISA.

(a)     Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.

(b)     Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower to become “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

(c)     Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower and Guarantor are not and do not maintain an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower and Guarantor are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower and Guarantor do not constitute “plan assets” within the meaning of 29 C.F.R §2510.3-101 as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

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Section 4.29     Patriot Act Compliance.

(a)     Borrower will comply with the Patriot Act and all related applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all related applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such related requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.

(b)     Neither Borrower nor any Affiliate of Borrower nor, to Borrower’s knowledge, any other owner of a direct or indirect interest in Borrower (i) is or will be listed on any Government Lists, (ii) is or will be a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously or will be indicted for or convicted of any Patriot Act Offense, or (iv) is currently or will be under investigation by any Governmental Authority for alleged criminal activity constituting a Patriot Act Offense. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under any Anti-Money Laundering Laws. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.

(c)     At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Key Principal or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower, Key Principal or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, Key Principal or Guarantor, as applicable, with the result that the investment in Borrower, Key Principal or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower, Key Principal or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower, Key Principal or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

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Section 4.30     Anti-Corruption Obligations. Borrower represents and warrants that, in connection with this Agreement, Borrower, any Key Principal, and, to Borrower’s knowledge, each other Person that has an economic interest in Borrower has complied with and will continue to comply with all applicable anti-bribery and corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010 (the “Anti-Corruption Obligation”).

Section 4.31     CFIUS Review. During the term of the Loan, Borrower shall (and shall cause the holders of direct and/or indirect, legal and/or beneficial, interests in Borrower to) (i) within five (5) days of receipt of the same, notify Lender, and provide Lender with a copy, of any inquiry received from CFIUS or any other Governmental Authority related to Borrower’s acquisition of the Property, (ii) make any filing requested by CFIUS related to Borrower’s acquisition of the Property, (iii) cooperate with, and fully respond to any inquiries received from, CFIUS or any Governmental Authority related to CFIUS’s review and/or investigation (the “CFIUS Review”) related to Borrower’s acquisition of the Property, in each case within the time permitted by CFIUS or such Governmental Authority, as applicable, and (iv) subject to the terms and conditions hereof (including, without limitation, Section 4.2 hereof), take any mitigation measures requested by CFIUS and/or any Governmental Authority in connection with the CFIUS Review.

Section 4.32     Ground Lease.

(a)     Borrower shall:

(i)     diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as landlord thereunder, to be performed and observed, prior to the expiration of any applicable grace period therein provided; and

(ii)     promptly notify Lender of the giving of any written notice by the lessee under the Ground Lease to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as landlord thereunder, to be performed or observed, and deliver to Lender a true copy of each such notice.

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(b)     Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, except in accordance with the terms thereof, or waive any rights under the Ground Lease, either orally or in writing, and Borrower hereby assigns to Lender, as further security for the payment and performance of the Obligations and for the performance and observance of the terms, covenants and conditions of the Mortgage, this Agreement and the other Loan Documents, all of the rights, privileges and prerogatives of Borrower, as landlord under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter, amend or waive any rights under the Ground Lease in any material respect, except in accordance with the terms thereof, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration, amendment of or waiver of rights under the Ground Lease in any material respect without the prior consent of Lender shall be void and of no force and effect. For so long as Lender and Ground Tenants are Affiliates, the foregoing shall not prevent Borrower, as landlord under the Ground Lease, from exercising its rights and remedies under the Ground Lease. Nothing in this Agreement or any other Loan Agreement shall operate to limit or waive any right, remedy, defense, offset, setoff, deduction, claim, counterclaim or other action that Borrower as landlord under the Ground Lease may have against Ground Tenant.

(c)     Unless Lender shall otherwise expressly consent in writing, there shall be no merger of the Ground Lease, nor of the leasehold estate or other estate created thereby, with the fee estate in the land demised thereunder by reason of the fact that the Ground Lease, or the leasehold estate or other estate created thereby, may be held directly or indirectly by or for the account of any person or entity who or which also holds the fee estate in the land demised thereunder.

(d)     In connection with any covenant, agreement or obligation of Borrower to cause Ground Tenant or any Tenant to act or refrain from acting set forth in this Agreement or in any other Loan Document, Borrower’s sole obligation under this Agreement or any other Loan Document shall be to use commercially reasonable efforts to cause the Ground Tenant to so act or refrain from acting. For purposes of the foregoing phrase, commercially reasonable efforts shall be deemed to include Borrower incurring necessary and reasonable costs and expenses in connection with diligently enforcing its rights and remedies pursuant to the Ground Lease. For so long as any covenant under this Agreement or in any other Loan Document regarding the Property is the obligation of a Tenant under a Lease (including the Ground Tenant under the Ground Lease), such obligation shall be solely that of the applicable Tenant for so long as such Tenant remains in possession of its applicable leasehold interests and Borrower shall have no liability or responsibility for such Tenant’s failure to fulfill such covenant until Borrower exercises its rights and remedies under the Ground Lease and obtains possession of the applicable leasehold interests.

(e)     If Borrower is required to deliver any information, certification or documentation relating to, or executed by, a Tenant, and the same is not otherwise in the possession or control of Borrower, Borrower shall be deemed to have satisfied such requirement so long as Borrower uses commercially reasonable efforts to obtain such information, certification or documentation from Tenant.

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(f)     Lender acknowledges and agrees that the conditions to exercise a Substitution and/or a Partial Release may be performed, and paid for, by Ground Tenant and Lender shall accept such performance from Ground Tenant.

(g)     Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for so long as WPG (as defined in Section 10.29 below) is Lender (or maintains an ownership interest or participation interest in Lender or otherwise owns any part of the Loan) hereunder, in no event shall Borrower be responsible or liable for any costs, expenses, claims, Losses or other liabilities of such Lender (i) to the extent arising out of or in connection with, the acts, omissions, negligence or willful misconduct of Ground Tenant (or Ground Tenant’s Affiliates or employees), Ground Tenant’s use, management, operations, alterations, or leasing of the Property (or any portion thereof), the condition or repair of the Property (or any part thereof) or a breach or violation of the Ground Lease by Ground Tenant (or any of Ground Tenant’s Affiliates or employees) other than a monetary default, including the failure to pay ground rent in full, that is due to the Net Operating Income payable to Ground Tenant being less than the ground rent payable for the applicable period provided Ground Tenant has delivered and certified to Borrower financials evidencing the Net Operating Income payable to Ground Tenant being less than the ground rent or (ii) which are within the scope of the indemnification obligations or reimbursement obligations of Ground Tenant under the Ground Lease.

ARTICLE V.

INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1     Insurance.   In the event that the Ground Lease is terminated, Borrower agrees that Borrower and Lender shall amend this Agreement to include customary and standard insurance requirements as currently required of Ground Tenant under the Ground Lease, including, without limitation, flood insurance to the extent applicable and terrorism insurance, reasonably acceptable to Borrower and Lender.

Section 5.2     Casualty. In the event that the Ground Lease is terminated, Borrower agrees that Borrower and Lender shall amend this Agreement to include customary and standard casualty provision, including, without limitation, terms and conditions in connection with the restoration of the Property, reasonably acceptable to Borrower and Lender.

Section 5.3     Condemnation. Borrower, after obtaining actual knowledge thereof, shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any portion of the Property and shall deliver to Lender copies of any and all papers served to Borrower in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and, to the extent Lender’s, Ground Tenant’s and Borrower’s interests are aligned, shall reasonably consult with Lender, its attorneys and experts, and reasonably cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt. Notwithstanding the foregoing, all Awards shall be disbursed and allocated between Borrower and Ground Tenant as set forth in the Ground Lease.

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ARTICLE VI.

[intentionally Omitted]

ARTICLE VII.

PERMITTED TRANSFERS

Section 7.1     [Intentionally Omitted].

Section 7.2     Permitted Transfers. Notwithstanding anything to the contrary contained in Section 4.2, the following Transfers (herein, the “Permitted Transfers”) shall be permitted hereunder:

(a)     a Lease entered into in accordance with the Loan Documents or any Lease entered into by Ground Tenant pursuant to the Ground Lease;

(b)     a Permitted Encumbrance;

(c)     the transfer of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of Borrower;

(d)     provided no Event of Default shall then exist, a Permitted Non-Controlling Pledge shall be permitted without Lender’s consent provided that:

(i)     after giving effect to such Transfer, (x) Daniel Ades shall continue to (I) own at least a fifty-one percent (51%) direct or indirect equity ownership interest in Guarantor and KCP MGP Manager, LLC and (II) Control Guarantor and KCP MGP Manager, LLC; (y) KCP MGP Manager, LLC shall continue to Control the day to day operations of Borrower and the Individual Properties; and (z) Daniel Ades, Guarantor, KCP Manager LLC and Daniel Ades’ immediate family members, shall continue to own, collectively, at least eight percent (8%) of all the equity interests (direct or indirect) of Borrower; and

(ii)     if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower or any Person that Controls Borrower to an amount which equals or exceeds ten percent (10%) (and such transferee, together with its Affiliates did not, prior to such Transfer, have an direct or indirect interest in Borrower or any Person that Controls Borrower equal to or in excess of ten percent (10%)), such transferee shall be a Qualified Transferee and Borrower shall provide to Lender thirty (30) days prior written notice thereof if the Transfer;

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(e)     provided no Event of Default shall then exist, a Transfer of any direct or indirect interest in Borrower related to or in connection with the estate planning of such transferor to (1) an immediate family member of such interest holder (or to partnerships or limited liability companies Controlled solely by one or more of such family members) or (2) a trust established for the benefit of such immediate family member, provided that:

(i)     such Transfer shall not otherwise result in a change of Control of Borrower or change of the day to day management and operations of the Property;

(ii)     Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity and shall continue to be a Delaware single member limited liability company;

(iii)     if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower or any Person that Controls Borrower to an amount which equals or exceeds ten percent (10%) (and such transferee, together with its Affiliates did not, prior to such Transfer, have an direct or indirect interest in Borrower or any Person that Controls Borrower equal to or in excess of ten percent (10%)), such transferee shall be a Qualified Transferee and Borrower shall provide to Lender thirty (30) days prior written notice thereof;

(f)      a Transfer of any direct or indirect interest in Borrower that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest, provided that:

(i)     Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity and shall continue to be a Delaware single member limited liability company;

(ii)     if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower or any Person that Controls Borrower to an amount which equals or exceeds ten percent (10%) (and such transferee, together with its Affiliates did not, prior to such Transfer, have an direct or indirect interest in Borrower or any Person that Controls Borrower equal to or in excess of 10%), such transferee shall be a Qualified Transferee and Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than thirty (30) days after the date of such Transfer; and

(iii)     if such Transfer results in a change of Control of Borrower to a Person other than (A) a Key Principal (directly or indirectly) or (B) the estate of any Key Principal (during the pendency of the settlement by the estate of any Key Principal and if such Transfer occurs as a result of the death of any Key Principal) (the “Key Principal Estate”)), such Transfer is approved by Lender in writing within thirty (30) days after any such Transfer, which approval shall not be unreasonably withheld; and/or

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(g)     provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in Borrower shall be permitted without Lender’s consent provided that:

(i)     such Transfer shall not (x) cause the transferee (other than Key Principal), together with its Affiliates, to increase its direct or indirect interest in Borrower to an amount which equals or exceeds forty-nine percent (49%) (and such transferee, together with its Affiliates did not, prior to such Transfer, have an direct or indirect interest in Borrower equal to or in excess of forty-nine percent (49%)) or (y) result in a change in Control of Borrower;

(ii)     Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity and Borrower shall continue to be a Delaware single member limited liability company;

(iii)     if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower or any Person that Controls Borrower to an amount which equals or exceeds ten percent (10%) (and such transferee, together with its Affiliates did not, prior to such Transfer, have an direct or indirect interest in Borrower or any Person that Controls Borrower equal to or in excess of ten percent (10%)), (x) such transferee is a Qualified Transferee and (y) Borrower shall provide to Lender thirty (30) days prior written notice thereof; and/or

(iv)     after giving effect to such Transfer, (x) Daniel Ades shall continue to (I) own at least a fifty-one percent (51%) direct or indirect equity ownership interest in Guarantor and KCP MGP Manager, LLC and (II) Control Guarantor and KCP MGP Manager, LLC; (y) KCP MGP Manager, LLC shall continue to Control the day to day operations of Borrower and the Individual Properties; and (z) Daniel Ades, Guarantor, KCP MGP Manager, LLC and Daniel Ades’ immediate family members, shall continue to own, collectively, at least eight percent (8%) of all the equity interests (direct or indirect) of Borrower.

For purposes of clauses (d) and (f) above, “immediate family member” shall mean a sibling, family trust, parent, spouse, child (or step-child), grandchild or other lineal descendant of the interest holder or a trust for the benefit of any such Person.

Notwithstanding anything to the contrary contained in this Section 7.2, if, as a result of any Permitted Transfer, Guarantor no longer Controls Borrower and owns any direct or indirect interest in Borrower (or if there were two or more Guarantors immediately prior to such Permitted Transfer, no Guarantor any longer Controls Borrower or any such Guarantor no longer has a direct or indirect interest in Borrower), it shall also be a condition hereunder that one or more Approved Replacement Guarantors shall execute and deliver a guaranty of recourse obligations (in the same form as the guaranty of recourse obligations delivered to Lender by Guarantor on the date hereof) and an environmental indemnity agreement (in the same form as the environmental indemnity agreement delivered to Lender by Guarantor on the date hereof) on or prior to the date of such Permitted Transfer (or, in the case of a Permitted Transfer described in clause (g), within thirty (30) days after the date of such Permitted Transfer), pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement from and after the date of such Permitted Transfer (whereupon the previous guarantor shall be released from any further liability under the guaranty of recourse obligations from acts that arise from and after the date of such Permitted Transfer and such Approved Replacement Guarantor(s) shall be the “Guarantor” for all purposes set forth in this Agreement).

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Section 7.3     Cost and Expenses; Searches; Copies.

(a)     Borrower shall pay all reasonable, out-of-pocket costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all reasonable fees and expenses of Lender’s counsel, whether internal or outside.

(b)     At Lender’s written request, Borrower shall provide Lender with copies of all organizational documents relating to any Permitted Transfer.

(c)     In connection with any Permitted Transfer, to the extent a transferee shall own ten percent (10%) or more of the direct or indirect ownership interests in Borrower or any Person that Controls Borrower immediately following such transfer (provided such transferee owned less than ten percent (10%) of the direct or indirect ownership interests in Borrower as of the Closing Date), Borrower shall deliver (and Borrower shall be responsible for any reasonable out of pocket costs and expenses in connection therewith), customary searches reasonably requested by Lender in writing (including credit, judgment, lien, litigation, bankruptcy, criminal and watch list) reasonably acceptable to Lender with respect to such transferee.

ARTICLE VIII.

DEFAULTS

Section 8.1     Events of Default. Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)     if (A) the Obligations are not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest, and, if applicable, principal due under the Note is not paid in full on the applicable Monthly Payment Date or (C) any prepayment of principal due under this Agreement or the Note is not paid when due;

(ii)     if any other amount payable pursuant to this Agreement, the Note or any other Loan Document (other than as set forth in the foregoing clause (i)) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(iii)     if any of the Taxes or Other Charges are not paid when due resulting in a Lien against the Property;

(iv)     [intentionally omitted];

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(v)     a Transfer other than a Permitted Transfer occurs;

(i)     if any certification, representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such representation or warranty was made; provided, however, as to any such false or misleading representation or warranty which was unintentionally made or submitted to Lender and which can either be made true and correct by action of Borrower or be cured to Lender’s satisfaction, Borrower shall have a period of ten (10) Business Days following the earlier of (i) written notice thereof to Borrower or (ii) Borrower gaining actual knowledge that such representation or warranty was false or misleading, to undertake and complete all action necessary to make such representation or warranty either true and correct in all material respects as and when made or cured to Lender’s reasonable satisfaction;

(ii)     if Borrower or Guarantor shall make an assignment for the benefit of creditors;

(iii)     if a receiver, liquidator or trustee shall be appointed for Borrower, or Guarantor or if Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted, or if Borrower is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition, proceeding or consolidation was involuntary and not consented to by Borrower or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days following its filing;

(iv)     if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(v)     a breach of the covenants set forth in Sections 4.4, 4.20, 4.28 or 4.31 hereof;

(vi)     if Borrower shall be in default under any mortgage or security agreement covering any part of the Property whether it be superior, pari passu or junior in Lien to the Mortgage;

(vii)     subject to Borrower’s and Ground Tenant’s right to contest set forth in Section 4.3 of this Agreement, if the Property becomes subject to any mechanic’s, materialman’s or other Lien except a Permitted Encumbrance or a Lien for Taxes not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

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(viii)     if Borrower or any Person owning a direct or indirect ownership interest in Borrower shall be convicted of a Patriot Act Offense by a court of competent jurisdiction;

(ix)     a breach of any representation, warranty or covenant contained Section 3.1.12 hereof, which breach remains uncured for ten (10) Business Days;

(x)     if Borrower breaches any covenant contained Section 4.9 hereof (provided the same shall not constitute an Event of Default if such breach is cured within ten (10) Business Days after written notice from Lender and, solely with respect to a breach of Sections 4.9.1(i) and 4.9.1(ii) hereof, does not occur more than once in any three hundred sixty-six (366) day period);

(xi)     any termination, cancellation, change, amendment, supplementation or other modification to or of the Ground Lease or any surrender of the leasehold estate created by the Ground Lease unless, in each case, such action was consented to by Lender in writing (not to be unreasonably withheld), except to the extent permitted by the terms thereof;

(xii)     if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Guarantor or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;

(xiii)     Guarantor breaches any of the Guarantor Financial Covenants;

(xiv)     if Borrower or Guarantor(s) shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (i) to (xviii) above, and such Default shall continue for ten (10) Business Days after notice to Borrower from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other such Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrower and/or Guarantor shall have commenced to cure such Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower and/or Guarantor in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

Section 8.2     Remedies.

8.2.1     Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) of Section 8.1 above) and at any time thereafter while such Event of Default is continuing, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand (and Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) of Section 8.1 above, the Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable in full, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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8.2.2     Remedies Cumulative. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law or contract or as set forth herein or in the other Loan Documents or by equity. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

8.2.3     Severance.

(a)     During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner, to the extent permitted by applicable Legal Requirements, and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may, to the extent permitted by applicable Legal Requirements, foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.

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(b)     During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder; provided that, the severed Loan Documents shall not materially increase Borrower’s or Guarantor’s costs, obligations, or liabilities or materially decrease Borrower’s or Guarantor’s rights, in each case, under the Loan Documents. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.

(c)     During the continuance of an Event of Default, any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.

8.2.4     Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein that (a) adversely affects the security interests granted Lender or the priority thereof, (b) creates a danger to public health or safety or (c) creates possible criminal or statutory liability to Lender or forfeiture of its collateral, and such failure shall continue for a period of five (5) Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender within five (5) Business Days after written notice by Lender and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

ARTICLE IX.

SALE OF MORTGAGE

Section 9.1     Sale of Mortgage. Subject to Section 9.4 hereof:

(a)     Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan or (ii) to sell participation interests in the Loan. (The transactions referred to in clauses (i) and (ii) are each hereinafter referred to as a “Secondary Market Transaction”). At Lender’s election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions.

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(b)     If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by prospective investors, applicable Legal Requirements and/or otherwise in the marketplace in connection with any Secondary Market Transactions, including to:

(i)     (A) provide updated financial and other reasonable information with respect to the Property, Borrower and Guarantor(s) including, without limitation, the information set forth on Exhibit B attached hereto, provided, however, that such updated financial information and other information is in Borrower or Guarantor’s control or possession or can be obtained at no material cost to Borrower, and (B) provide updated appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender;

(ii)     provide opinions of counsel, which may be relied upon by Lender and its respective counsel, agents and representatives, as to fraudulent conveyance and true sale or any other reasonable opinion customary in Secondary Market Transactions with respect to the Property, the Loan Documents, and Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender; and

(iii)     provide updated, as of the closing date of any Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional commercial reasonable representations and warranties as Lender may reasonably require.

(c)     Subject to any confidentiality requirements in the Leases, in connection with any Secondary Market Transaction, Lender shall have the right, and Borrower hereby authorizes Lender, to disclose (i) any and all information (excluding financial statements or reports) in Lender’s possession regarding Borrower, the Property and/or the Loan in any promotional or marketing materials that are prepared by or on behalf of Lender in connection with such Secondary Market Transaction or in connection with any oral or written presentation made by or on behalf of Lender, including without limitation, to any actual or potential investors and (ii) the Officer’s Certificates delivered by Guarantor in connection with quarterly and annual financial reporting as set forth in Section 5.4(a) of the Guaranty; provided, that, Lender shall exclude any financial statements or reports attached thereto.

Section 9.2     [Intentionally Omitted].

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Section 9.3     Severance. Subject to Section 9.4 hereof:

9.3.1     Severance Documentation. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any sale or participation of all or any portion of the Loan), to require Borrower to execute and deliver “component” notes and/or modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes), reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification; further provided, that Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.3 and, provided that such modification shall comply with the terms of this Section 9.3, it shall become immediately effective.

9.3.2     Cooperation; Execution; Delivery. Borrower shall reasonably cooperate with all reasonable requests of Lender in connection with this Section 9.3. If requested by Lender, Borrower shall promptly execute and deliver such documents as shall be required by Lender in connection with any modification pursuant to this Section 9.3, all in form and substance satisfactory to Lender, including, the severance of security documents if requested: (i) execution and delivery of a promissory note and loan documents necessary to evidence the same, (ii) execution and delivery of such amendments to the Loan Documents as are necessary and (iii) delivery of opinions of legal counsel with respect to due execution, authority and enforceability of any modification documents or documents evidencing or securing the same, as applicable; each as reasonably acceptable to Lender and/or prospective investors. Notwithstanding the foregoing, Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, (B) modify or amend any other material economic term of the Loan Agreement or the Note, except in connection with Section 9.3.1 which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note or (C) materially increase Borrower’s obligations hereunder and under the other Loan Documents or adversely impact Borrower’s rights in effect as of the date hereof. Upon the occurrence and during the continuance of an Event of Default, in the event Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower hereby ratifying all that such attorney shall do by virtue thereof. It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.3 after expiration of ten (10) Business Days after notice thereof.

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Section 9.4     Costs and Expenses. Notwithstanding anything to the contrary contained in this Article 9, Borrower shall not be required to incur any material costs or expenses in the performance of its obligations under Sections 9.1(a) or (b) or Section 9.3 above.

ARTICLE X.

MISCELLANEOUS

Section 10.1     Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or affiliate of Borrower (but specifically excluding Guarantor to the extent of Guarantor’s liability pursuant to the Guaranty) or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Gross Revenues or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Gross Revenues and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties, in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section 10.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; (f) impair the enforcement of the assignment of leases and rents contained in the Mortgage and in any other Loan Documents; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

(i)     fraud or intentional misrepresentation by Borrower or any Borrower Party in connection with the Loan;

(ii)     the gross negligence or willful misconduct of Borrower or any Borrower Party in connection with the Loan;

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(iii)     any litigation or other legal proceeding related to the Debt filed by any Borrower Party that intentionally interferes with Lender exercising any rights and remedies available to Lender as provided herein and in the other Loan Documents only to the extent a court of competent jurisdiction, in a final non-appealable decision, finds the applicable defenses were not raised in good faith by such Borrower Party;

(iv)     physical waste to the Property (or any portion thereof) caused by intentional acts or intentional omissions of Borrower, or any Borrower Party, or the removal or disposal of any portion of the Property (including, without limitation, any personal Property) after an Event of Default (except to the extent (i) the same was replaced with Property of the same utility and of the same or greater value or (ii) such portion of the Property was obsolete and no longer required or beneficial for the operation of the Property, in which case no replacement shall be required); provided, however, “waste” shall not include (a) any waste at the Property caused by a lack of sufficient cash flow at the Property or (b) Lender’s refusal to permit such cash flow to be applied (provided, however, the foregoing clause (b) shall not apply if Lender cannot release cash flow because such cash flow is being held by Lender and Lender’s access to such amounts is restricted or constrained in any manner by applicable Legal Requirements, injunction or other court order, or as a result of any action, inaction or omission by Borrower, Guarantor or any other Borrower Party);

(v)     the misappropriation or conversion by Borrower or any Borrower Party of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, (C) any Gross Revenues (including Rents, Insurance Proceeds and security deposits, advance deposits or any other deposits), in each case, in violation of express conditions of the Loan Documents;

(vi)     any security deposits, advance deposits or any other deposits collected with respect to any Individual Property which are not delivered to Lender upon a foreclosure of such Individual Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(vii)     the seizure or forfeiture of any Individual Property, or any portion thereof, or Borrower’s interest therein, resulting from criminal wrongdoing by Borrower or any Borrower Parties;

(viii)     the breach of any representation, warranty, covenant or indemnification provision in the Mortgage or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in either document;

(ix)     Borrower fails to obtain Lender’s prior consent to any subordinate financing secured by the Property (other than Permitted Indebtedness) or other voluntary Lien encumbering the Property (it being acknowledged that the foregoing shall not apply to Liens arising from Taxes, labor, materials or other charges that result in Liens on any portion of any of the Properties); and/or

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(x)     if the Ground Lease is terminated, failure to pay Taxes and/or charges for labor or materials, or other charges that can create Liens on any portion of the Property (other than Permitted Encumbrances or any Lien being contested in good faith in accordance with the terms hereof); provided, however, Borrower shall not be liable to the extent (A) cash flow from the Property is insufficient to pay such Taxes or charges for labor or materials or other charges that can create Liens on any portion of the Property or (B) sums sufficient to pay such Taxes have been deposited with Lender in accordance with the terms of this Agreement and Lender’s access to such sums is not restricted or constrained in any manner by applicable Legal Requirements, injunction or other court order, or as a result of any action, inaction or omission by Borrower, Guarantor or any other Borrower Party.

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occur (each, a “Springing Recourse Event”):

(i)     Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(ii)     Borrower or Guarantor expressly consents to a substantive consolidation with any other Person; unless such consolidation is discharged, stayed or dismissed within thirty (30) days following the occurrence of such consolidation;

(iii)     the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which Borrower colludes with or otherwise assists such Person, and/or Borrower solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower by any Person;

(iv)     Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(v)     Borrower or any Affiliate, officer, director or representative which controls Borrower consents in writing to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or any portion of the Property;

(vi)     Borrower makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

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(vii)     Borrower fails to obtain Lender’s prior consent to any Transfer of the Property or any interest therein or any Transfer of any direct or indirect interest in Borrower, in either case as required by the Mortgage or this Agreement other than a Permitted Transfer; provided, however, that there shall be no liability under this clause (vii) for a Transfer that would be a Permitted Transfer but for Borrower’s failure to provide (A) notice or copies of the documentation related to such Transfer to Lender or (B) Lender the opportunity to review any documentation in connection with such Transfer; or

(viii)     Borrower fails to comply with any provision of Section 4.4 hereof and such failure causes a substantive consolidation of Borrower with any other Person in connection with any federal or state bankruptcy proceeding unless such consolidation was involuntary and not consented to by Borrower or Guarantor and is discharged, stayed or dismissed within thirty (30) days following the occurrence of such consolidation.

Section 10.2     Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.3     Lender’s Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.4     Governing Law.

(a)     THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b)     ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NY 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

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Section 10.5     Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances (the foregoing shall in no event constitute a waiver of any notices expressly required with respect to any Default or Event of Default as set forth in this Agreement). Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 10.6     Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by facsimile if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Washington Prime Group, L.P. 180 East Broad Street Columbus, Ohio 43215 Attention: General Counsel

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with a copy to:	Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Lauren A. Scarantino Facsimile No.: (917) 332-3772

If to Borrower:	Mall Ground Portfolio, LLC c/o Kawa Capital Partners LLC 21500 Biscayne Boulevard, Suite 700 Aventura, Florida 33180

with a copy to:	DLA Piper LLP (US) 444 West Lake Street Chicago, Illinois 606606 Attention: Scott Kapp, Esq.

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 10.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel.

Section 10.7     Waiver of Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8     Headings, Schedules and Exhibits. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.9     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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Section 10.10     Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11     Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12     Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13     Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.14     No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)     Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)     The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

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Section 10.15     Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior written approval of Lender, unless Lender has made a public statement or news release regarding the financing evidenced by the Loan Documents, after which no Lender approval will be required. Lender shall have the right to issue any of the foregoing without Borrower’s approval and Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein in the Loan.

Section 10.16     Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Obligations without any prior or different resort for collection, or of the right of Lender to the payment of the Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.17     Certain Waivers. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents. Without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

Section 10.18     Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates. The foregoing Section 10.18 shall not limit or waive any rights or remedies that Borrower, in its capacity as landlord, may have, from time to time, against Ground Tenant or in connection with the Ground Lease.

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Section 10.19     Brokers and Financial Advisors. Borrower hereby represents that, except for Mesirow Financial Inc. (“Broker”), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower will pay Broker a commission pursuant to a separate agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, losses, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising out of a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.19 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

Section 10.20     Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto and their respective affiliates in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, including any confidentiality agreements or any similar agreements between or among any such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.21     Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 10.22     Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 10.23     Regulatory Change; Taxes.

10.23.1     Increased Costs. If as a result of any Regulatory Change or compliance of Lender therewith, the basis of taxation of payments to Lender or any company Controlling Lender of the principal of or interest on the Loan is changed or Lender or the company Controlling Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding federal taxation of the overall net income of Lender or the company Controlling Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates exists or is imposed on Lender or any company Controlling Lender and Lender determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender’s written request such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased Costs to the extent Lender determines that such Increased Costs are allocable to the Loan. If Lender requests compensation under this Section 10.23.1, Lender shall, if requested by notice by Borrower to Lender, furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Notwithstanding the foregoing, Borrower shall only be required to reimburse Lender for any Increased Costs if Lender is charging such amounts to its borrowers who, considering all factors, are similarly situated.

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10.23.2     Special Taxes. Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, unless such Special Taxes are the obligations of Ground Tenant under the terms of the Ground Lease, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.23.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

10.23.3     Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as “Other Taxes”).

Section 10.24     Assignments and Participations. In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person. Upon such assignment, (a) all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects and (b) such assignee or transferee shall promptly deliver to Borrower written notice of such assignment or transfer and any new notice and payment address. Except as expressly permitted herein, Borrower may not assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

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Section 10.25     Cross Default; Cross Collateralization. Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Property and in reliance upon the aggregate of the Property taken together being of greater value as collateral security than the sum of the Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) to the extent permitted by applicable law, each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

Section 10.26     Appraisals. Lender may, at its option, commission one or more new and/or updated appraisals from time to time after the Closing Date; provided, however, that Borrower shall only be required to reimburse Lender for such new and/or updated appraisal if (A) an Event of Default is continuing or (B) such appraisal is required by applicable law or regulatory requirements applicable to Lender (in its capacity as Lender).

Section 10.27     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.28     Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.29     Limitations. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, for so long as Washington Prime Group, L.P., an Indiana limited liability company, or any Affiliate thereof (collectively, “WPG”), is the Controlling Mortgage Holder, Lender shall forbear from exercising its rights, remedies or approval rights under this Agreement and the other Loan Documents with respect to any matters arising out of, or attributable to or in connection with the acts, omissions, negligence or willful misconduct of Ground Tenant (or any of its Affiliates and employees) or any breach, violation or default by Ground Tenant (or any of its Affiliates and employees) of the Ground Lease. Additionally, for so long as WPG is the Controlling Mortgage Holder, in no event shall any matters arising out of, or attributable to or in connection with the acts, omissions, negligence or willful misconduct of Ground Tenant (or any of its Affiliates and employees) or any breach, violation or default by Ground Tenant (or any of its agents, licensees, subtenants, contractors, employees or invitees) of the Ground Lease give rise to a Borrower’s Recourse Liabilities, a Springing Recourse Event or constitute an Event of Default.  Moreover, for so long as WPG is the Controlling Mortgage Holder, in connection with an “Event of Default” (as defined in the Ground Lease), breach or violation by Ground Tenant (or any of its Affiliates and employees) under the Ground Lease which gives rise to an Event of Default under this Agreement or any of the other Loan Documents, Lender shall forbear from exercising its rights or remedies under this Agreement and the other Loan Documents relating thereto; provided, however, that any monetary default, including the failure to pay ground rent in full, that is due to the Net Operating Income payable to Ground Tenant being less than the ground rent payable for the applicable period shall not relieve Borrower of its obligations under the Loan Documents to pay Debt Service current provided Ground Tenant has delivered and certified to Borrower financials evidencing the Net Operating Income payable to Ground Tenant being less than the ground rent. For so long as Borrower pays the Debt Service and other monetary obligations under the Loan Documents, Lender agrees to forebear on exercising remedies with respect to any other Event of Default under the Loan Documents until Borrower completes the exercise of its remedies under the Ground Lease or the Ground Lease is otherwise terminated, and Borrower obtains complete possession of Ground Tenant’s estate under the Ground Lease (which is not subject to appeal or reinstatement). Notwithstanding the foregoing, this Section 10.29 shall be null and void and of no further force or effect (i) upon the consummation of one or more Secondary Market Transactions which results in WPG no longer being the Controlling Mortgage Holder or (ii) there being a monetary Event of Default under the Loan Documents and not a monetary “Event of Default” (as defined in the Ground Lease) or monetary default under the Ground Lease.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership

By:	WASHINGTON PRIME GROUP INC., an Indiana corporation, its general partner

By:	/s/ Robert P. Demchak
Robert P. Demchak, Executive Vice President,
General Counsel and Corporate Secretary

BORROWER:

MALL GROUND PORTFOLIO, LLC, a Delaware limited liability company

By:	/s/ Daniel Ades
Name: Daniel Ades
Title: Chief Executive Officer

SCHEDULE I

[INTENTIONALLY OMITTED]

Sch. I-1

SCHEDULE II

[INTENTIONALLY OMITTED]

Sch. II-1

SCHEDULE III

ORGANIZATIONAL CHART

This exhibit has been excluded from this filing in its entirety because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Sch. III-1

SCHEDULE IV

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

None.

Sch. IV-1

SCHEDULE V

DEFINITION OF SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY

Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation (expect as otherwise expressly provided) and at all times on and after the date hereof and until such time as the Obligations shall be paid and performed in full:

(a)     Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into this Agreement with the Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, (ii) has not owned, does not own, and will not own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property and (iii) has been, is, and will be organized for the purpose of investing the equity capital that was contributed to Borrower by the Sole Member of Borrower in compliance with the provisions of this Schedule V. No equity capital was raised by Borrower.

(b)     Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

(c)     Borrower has not and will not enter into any contract or agreement with any Affiliate of Borrower, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d)     Borrower has not incurred and will not incur any Indebtedness other than Permitted Indebtedness.

(e)     Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party),and has not and shall not acquire obligations or securities of its Affiliates.

(f)     Borrower has been, is, and intends to remain solvent and Borrower has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower.

(g)     Borrower has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and Borrower has not, will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless Lender has consented, amend, modify or otherwise change its operating agreement or other organizational documents (except to effectuate a Permitted Transfer).

Sch. V-1

(h)     Except to the extent that Borrower is (i) required to file consolidated tax returns by law; or (ii) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, (1) Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person; (2) Borrower’s assets will not be listed as assets on the financial statement of any other Person; it being understood that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on Borrower’s own separate balance sheet; and (3) Borrower will file its own tax returns (to the extent Borrower is required to file any tax returns) and will not file a consolidated federal income tax return with any other Person. Borrower has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.

(i)     Borrower has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower (recognizing that Borrower may be treated as a “disregarded entity” for tax purposes and is not required to file tax returns for tax purposes under applicable law)), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall, to the extent reasonably necessary for the operation of its business, maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)     Borrower has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower.

(k)     (x) Neither Borrower nor any constituent party of Borrower has sought or will seek or effect the liquidation, dissolution, winding up, division (whether pursuant to Section 18-217 of the Act or otherwise), consolidation or merger, in whole or in part, of Borrower and (y) Borrower has not been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether as a plan of division pursuant to Section 18-217 of the Act or otherwise).

(l)     Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

(m)     Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

Sch. V-2

(n)     Borrower has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)     As of the date hereof, the organizational documents of Borrower shall provide that the business and affairs of Borrower shall be (A) managed by or under the direction of a board of one or more directors designated by Borrower’s sole member (the “Sole Member”) or (B) a committee of managers designated by Sole Member (a “Committee”) or (C) by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director or Independent Manager. In addition, as of the date hereof, the organizational documents of Borrower shall provide that no Independent Director or Independent Manager (as applicable) of Borrower may be removed or replaced without Cause and unless Borrower provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of the Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for the Independent Director or Independent Manager (as applicable).

(p)     As of the date hereof, the organizational documents of Borrower shall also provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

(q)     As of the date hereof, the organizational documents of Borrower shall provide that the board of directors, the Committee or Sole Member (as applicable) of Borrower shall not take any action which, under the terms of any certificate of formation, limited liability company operating agreement or any voting trust agreement, requires an unanimous vote of the board of directors (or the Committee as applicable) of Borrower unless at the time of such action there shall be (A) at least one (1) member of the board of directors (or the Committee as applicable) who is an Independent Director or Independent Manager, as applicable (and such Independent Director or Independent Manager, as applicable, have participated in such vote) or (B) if there is no board of directors or Committee, then such Independent Manager shall have participated in such vote. As of the date hereof, the organizational documents of Borrower shall provide that Borrower will not and Borrower agrees that it will not, without the unanimous written consent of its board of directors, its Committee or its Sole Member (as applicable), including, or together with, the Independent Director or Independent Manager (as applicable) (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official of Borrower or a substantial part of its business, (iii) take any action that might cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing its inability to pay debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of the foregoing. As of the date hereof, Borrower shall not take any of the foregoing actions without the unanimous written consent of its board of directors, its Committee or its Sole Member, as applicable, including (or together with) all Independent Directors or Independent Managers, as applicable. In addition, as of the date hereof, the organizational documents of Borrower shall provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this clause (q), the Independent Director or Independent Manager (as applicable) shall consider only the interests of Borrower, including its creditors. Without limiting the generality of the foregoing, as of the date hereof, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to Borrower (including duties to the members of Borrower solely to the extent of their respective economic interest in Borrower and to Borrower’s creditors as set forth in the immediately preceding sentence), such Independent Director or Independent Manager (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of Borrower, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

Sch. V-3

(r)     As of the date hereof, the organizational documents of Borrower shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), each of the persons acting as the Independent Director or Independent Manager (as applicable) of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as members of Borrower (in each case, individually, a “Special Member” and collectively, the “Special Members”) and shall preserve and continue the existence of Borrower without dissolution or division (whether pursuant to Section 18-217 of the Act or otherwise). As of the date hereof, the organizational documents of Borrower shall further provide that for so long as any portion of the Obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to Borrower as a Special Member, and (ii) such successor Special Member has also accepted its appointment as the Independent Director or Independent Manager (as applicable).

(s)     As of the date hereof, the organizational documents of Borrower shall provide that, as long as any portion of the Obligations remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to Borrower.

(t)     As of the date hereof, the organizational documents of Borrower shall provide that, as long as any portion of the Obligations remains outstanding: (i) Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (as the same may be amended, modified or replaced, the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (I) to continue the existence of Borrower, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (iv) in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, division (whether pursuant to Section 18-217 of the Act or otherwise), liquidation, winding up or termination of Borrower and (vi) Borrower shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Act or otherwise).

Sch. V-4

(u)     As of the date hereof, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the representations, warranties and covenants on this Schedule V, and (ii) all of the organizational documents of Borrower.

(v)     Borrower has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower.

(w)     Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts.

(x)     Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower.

(y)     Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

Sch. V-5

(z)     Except in connection with the Loan, Borrower has not pledged and will not pledge its assets for the benefit of any other Person.

(aa)     Borrower has and will have no obligation to indemnify its officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(bb)     Borrower has not, does not, and will not have any of its obligations guaranteed by an Affiliate (other than from the Guarantor with respect to the Loan).

As used herein:

“Cause” shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to, such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of Borrower’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Independent Director or Independent Manager, as applicable, no longer meets the definition of Independent Director or Independent Manager, as applicable.

“Independent Director” or “Independent Manager” shall mean a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of Borrower ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)	a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;

Sch. V-6

(ii)	a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower;

(iii)	a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or

(iv)	a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

“Nationally Recognized Service Company” shall mean any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

Sch. V-7

SCHEDULE VI

[INTENTIONALLY OMITED]

Sch. VI-1

SCHEDULE VII

[INTENTIONALLY OMITED]

Sch. VII-1

SCHEDULE VIII

GROUND LEASE

(Attached)

Sch. VIII-1

EXECUTION

GROUND LEASE

between

Mall Ground Portfolio, LLC, a Delaware limited liability company,

as Landlord

and

MALL AT JEFFERSON VALLEY, LLC, an Indiana limited liability company, MALL AT IRVING, LLC, an Indiana limited liability company, MALL AT GREAT LAKES, LLC, a Delaware limited liability company and EDISON MALL, LLC, an Indiana limited liability company, as Tenant

with respect to

Jefferson Valley Mall, Irving Mall,

Great Lakes Mall and Edison Mall

Dated: October 10, 2019

GROUND LEASE

THIS GROUND LEASE (this “Lease”) is entered into effective as of October 10, 2019, between Mall Ground Portfolio, LLC, a Delaware limited liability company, having an office at [c/o Perennial Investments and Advisors, LLC, 600 Central Avenue, Suite 320, Highland Park, Illinois 60035] (“Landlord”), and MALL AT JEFFERSON VALLEY, LLC, an Indiana limited liability company, MALL AT IRVING, LLC, an Indiana limited liability company, MALL AT GREAT LAKES, LLC, a Delaware limited liability company and EDISON MALL, LLC, an Indiana limited liability company (collectively, “Tenant”), having an address c/o Washington Prime Group, 180 E. Broad Street, Columbus, Ohio  43215, with reference to the following:

A.        Tenant desires to lease the Property Portfolio (as defined below) from Landlord, and Landlord agrees to lease the Property Portfolio to Tenant, on the terms and conditions hereinafter set forth.

B.         The Parties desire to enter into this Lease to set forth their respective rights and obligations in connection with the Lease of the Property Portfolio.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE 1.

DEFINITIONS; OTHER DEFINED TERMS; RULES OF CONSTRUCTION

Section 1.1      Definitions.

For the purposes of this Lease, unless the context otherwise requires, the following words and terms shall have the following meanings:

“AAA” means the American Arbitration Association (or any successor organization).

“Acceptable Assignee” shall mean, with respect to any proposed assignee, that such assignee and/or its Controlling Affiliates: (i) have experience and expertise substantially equivalent to Tenant and its Controlling Affiliates in owning, operating, marketing and leasing properties comparable to the Property Portfolio in character and tenant makeup or otherwise engaged a Qualified Manager; (ii) have a credit profile, financial worth and creditworthiness at least comparable to Tenant and its Controlling Affiliates on the date of the Lease; (iii) are reputable, with no conviction of felony or crime involving moral turpitude (including conviction of any officer, director, manager, etc.) and are not on any Government Lists; (iv) have no pending or history of any material litigation or dispute with Landlord or Fee Mortgagee or the beneficial holder of the Fee Mortgagee; and (v) are able, as of the date of any such proposed assignment, to truthfully certify as to the truth and fulfillment of all of the representations, warranties and covenants set forth in Section 15.1 of this Lease.

“Additional Rent” means all rent, additional rent and other charges, including without limitation, Impositions, maintenance, repairs, interest, fees and attorneys’ fees and other sums payable by Tenant under or in respect of this Lease, but excluding Fixed Annual Rent.

“Adjusted By CPI” means wherever any provision of this Lease provides that a stated dollar amount shall be “Adjusted By CPI,” such amount shall be adjusted on and as of each anniversary of the Commencement Date (unless a different date for adjustment is provided) to be an amount equal to such stated dollar sum (as same may have been then most recently adjusted) in effect on the day immediately preceding the date with respect to which such adjustment is being made multiplied by the greater of (i) a fraction (x) the numerator of which is the Consumer Price Index for the month prior to the month with respect to which such adjustment is being made, and (y) the denominator of which is the Consumer Price Index for either (aa) the thirteenth (13th) month prior to the month with respect to which such adjustment is being made, or (bb) with respect to items that are expressly adjusted on every tenth (10th) anniversary of the Commencement Date (or every ten (10) Lease Years), the one hundred twenty-first (121st) month prior to the month with respect to which the adjustment is being made, and (ii) one (1).

“Affected Tenant Mezzanine Lenders” shall have the meaning set forth in Section 24.6.

“Affiliate” means a Person directly or indirectly Controlling, Controlled by or under common Control with any other Person; or, in the case of an individual, a member of that Person’s Immediate Family.

“Alteration” shall have the meaning set forth in Section 11.1.

“Appraised Value” shall mean the fair market sale value of the applicable Individual Property determined by an appraisal of such property in its then “as is” condition, prepared not more than ninety (90) days prior by a member of the American Institute of Real Estate Appraisers reasonably approved by Landlord (and, if applicable, the Fee Mortgagee), which appraisal shall be in form and substance satisfactory to Landlord in its reasonable discretion, and shall be obtained at Tenant’s sole cost and expense.

“Award” shall have the meaning set forth in Section 18.1.

“Building” means all buildings and improvements now or hereafter erected on the applicable Land or any part thereof, together with all alterations, additions, improvements, restorations and replacements thereof.

“Building Equipment” means all machinery, apparatus, equipment and fixtures of every kind and nature whatsoever heretofore or hereafter attached to (and used in connection with the operation or maintenance of) the applicable Land and Building, including, but not limited to, all heating, lighting, and power equipment, engines, pipes, pumps, tanks, motors, conduits, plumbing, cleaning, fire prevention, refrigeration, ventilating, air-cooling and air-conditioning equipment and apparatus, elevators, ducts and compressors, and any and all alterations, additions, improvements, restorations and replacements of any thereof (but excluding, however, all Personal Property now or hereafter located in or on the applicable Premises).

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks in the state where any of the Individual Properties are located are authorized or obligated to close.

“Claims” means any and all third party claims, demands, causes of action, suits, judgments, losses, damages, injuries (including death), liabilities, penalties, enforcement actions, liens, encumbrances, and reasonable out of pocket costs or expenses (including, without limitation, reasonable attorneys’ fees).

“Closing Date” shall have the meaning set forth in Section 35.1(c).

“Commencement Date” means the date of this Lease.

“Competitor” means any one or more of the following: (i) Simon Property Group, Inc., (ii) Macerich Company, (iii) CBL & Associates Properties, Inc., (iv) Pennsylvania REIT Inc., (v) General Growth Properties, or (vi) Unibail Radamco Westfield, as the same may be known from time to time (including any successor entities).

“Consumer Price Index” or “CPI” means the Consumer Price Index for All Urban Consumers (all items index), United States, as published by the United States Bureau of Labor Statistics of the U.S. Department of Labor, (CPI-U) (Base:  1982-84 = 100), or any most recently published successor index thereto, before seasonal adjustments.  If the CPI is converted to a different standard reference base or otherwise revised, then the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information.  If the CPI ceases to be published, and there is no successor thereto, then such other index as Landlord and Tenant agree upon in writing shall be substituted for the CPI.  If Landlord and Tenant are unable to agree as to such substituted index, then either party shall have the right to submit such matter to an arbitration proceeding to be conducted pursuant to the provisions of Section 33.1.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or operation of law or otherwise, and the terms “Controlled” and “Controlling” shall have correlative meanings.

“Cooperative Agreement” means that certain unrecorded Cooperative Agreement, dated as of December 1, 2012, and made between and among Lake County Port Authority, City of Mentor, Ohio, Lake County Communities Energy Special Improvement District, Mall at Great Lakes, LLC, and The Huntington National Bank, as trustee, and all obligations and agreements thereunder (including the obligation to fully pay all special assessments levied thereunder).

“Debt Yield” means the ratio, calculated quarterly (or at such time otherwise identified in this Lease), of (i) the Property Portfolio’s NOI for the previous twelve month period (provided, during the first twelve months of the Term, such calculation shall be based, as necessary, on Tenant’s or Tenant’s Affiliates operations of the Property Portfolio prior to this Lease, as evidenced by certified historical financial records delivered by Tenant to Landlord) to (ii) the outstanding amount of Landlord’s existing debt secured by a Fee Mortgage encumbering all, or any part of, the Property Portfolio as of the last day of such twelve month period as provided by Landlord to Tenant.

“Default Interest Rate” means the per annum rate of interest published in The Wall Street Journal from time to time as the “prime rate,” plus six percent (6%), but in no event higher than the maximum rate permitted by applicable law.  If more than one prime rate (other than foreign prime rates) is published in The Wall Street Journal for any day, the average of the published prime rates for that day, exclusive of foreign prime rates, shall be used.  In the event that the said prime rate ceases to be published in The Wall Street Journal, then the prime rate hereunder shall thereafter be that rate announced by Wells Fargo Bank, National Association from time to time (or, if Wells Fargo Bank, National Association shall no longer exist, the “prime rate” of interest announced from time to time by the bank headquartered in New York City having the greatest dollar amount of assets).

“Depository” means (i) if a Leasehold Mortgage then exists, the First Leasehold Mortgagee, or (ii) if there is no First Leasehold Mortgagee, a bank, lending institution or other Person that (x) is an Eligible Institution or satisfies then customary criteria for “depositories” or “deposit banks” for loans included in commercial mortgage-backed securities transactions, (y) is selected by Tenant and (z) is approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).

“Development Rights” means all development rights (other than air rights, which are acknowledged to be part of the Land) now or hereafter appurtenant to the Premises.

“Dispute” shall have the meaning set forth in Section 33.2.

“Documents of Record” means each instrument or document recorded in the local real estate records of the county where each Individual Property is located and applicable to the applicable Individual Property or any part thereof existing as of the date of execution of this Lease or otherwise consented to in writing by Tenant, but expressly excluding any Fee Mortgage, Fee Mortgage Documents or any other mortgage or deed of trust or other security agreement or any other document or agreement executed in connection therewith.

“Eligible Institution” means a depository institution insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and, if rated by Fitch, “F-1+” by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A-“ by S&P, “A3” by Moody’s and, if rated by Fitch, “A-“ by Fitch and/or “F1+” (for securities) and/or “AAAmmf” (for money market funds).

“Environmental Law” means any present and future federal, state, county and local, civil and criminal, laws, statutes, ordinances, common law, rules, regulations, codes or orders, including any requirement imposed under any permits, licenses, judgments, injunctions or orders affecting each Individual Property or any portion thereof, relating in any way to: (a) the environment, (b) health and safety matters or the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances  or the clean-up or other remediation thereof and includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act, and those relating to Lead Based Paint and also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, codes, and orders, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of each Individual Property; requiring notification or disclosure of releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; or imposing conditions or requirements in connection with permits or other authorization for lawful activity as it may affect the environment.

“Event of Default” shall have the meaning set forth in Section 20.1.

“Excluded Property” means any or all of the following real and personal property owned by Tenant, but subject to Landlord’s rights pursuant to this Lease (including Section 20.2 and Article 22):

(i)         the Building, the Building Equipment and all Personal Property;

(ii)        any existing or hereafter acquired Development Rights (the parties hereto hereby agreeing that any such Development Rights shall inure to the benefit of Tenant during the Term and that Tenant shall have the right to (a) convey any Development Rights during the Term to any Person and/or (b) if it acquires Development Rights during the Term, either incorporate such Development Rights in the Building or any new Building (or otherwise on the Premises) or convey and assign such Development Rights to any Person at any time during the Term, in each case as it shall elect in its sole and absolute discretion; provided, however, that any conveyance, assignment or other transfer of Development Rights may only be made as part of a permitted conveyance, assignment or other transfer of Tenant’s interest in the Property Portfolio pursuant to Section 23.1;

(iii)       all books, records and accounts relating to an Individual Property and its operation and its income, expenses and assets, including any computer files and employment files of any of Tenant or Property Manager;

(iv)       all consumables and inventories owned by any of Tenant or Property Manager and used in connection with or relating to an Individual Property, including provisions in storerooms, or other merchandise intended for sale or resale, fuel, mechanical supplies, stationery, guest supplies, maintenance and housekeeping supplies, unused food and beverages and other supplies and similar items; and

(v)        all Subleases.

For the avoidance of doubt, Landlord and Tenant acknowledge and agree that title to the Excluded Property, regardless of when any of the same is acquired, erected, constructed, installed or placed upon the Property, shall be and remain with Tenant (subject to Landlord’s rights under this Lease, including pursuant to Section 20.2 and Article 22) without any action on the part of either Landlord or Tenant.  In addition, and for the avoidance of doubt, Landlord and Tenant acknowledge and agree that, during the Term, (a) Tenant alone shall be entitled to claim depreciation on or any investment tax credit or other tax deduction or credit now or hereafter available with respect to the Excluded Property for all taxation purposes and (b) in no event shall Landlord take any position (or permit any position to be taken) on any tax returns filed by Landlord (or including Landlord, in the case of any consolidated returns including Landlord) that are inconsistent with the provisions of this provision and the other provisions of this Lease.

“Expiration Date” means the day immediately preceding the ninety-ninth (99th) anniversary of the Commencement Date.

“Fair Market Value of the Landlord’s Estate” shall have the meaning set forth in Section 18.5.

“Fee Mortgage” means any mortgage from time to time encumbering all or any portion of Landlord’s fee title to all or any part of the Property Portfolio (whether or not such mortgage shall also cover other properties), which mortgage shall include each and every advance made or hereafter to be made thereunder, as such mortgage may be amended, restated, renewed, extended, modified, consolidated and replaced from time to time.

“Fee Mortgage Documents” means the Fee Mortgage and the loan agreement or credit agreement relating to a Fee Mortgage and all other documents and instruments which evidence and/or secure the loan secured by the Fee Mortgage, as such documents may be amended and restated, renewed, extended, modified, consolidated and replaced from time to time.

“Fee Mortgagee” means the holder, from time to time, of any Fee Mortgage, together with its successors and/or assigns to the extent they are the holder of such Fee Mortgage, including in any capacity as a trustee or agent for one or more other lenders.

“Fiduciary” has the meaning assigned to such term under Section 3(21) of ERISA.

“First Leasehold Mortgage” means the Leasehold Mortgage that is prior in lien to all other Leasehold Mortgages.

“First Leasehold Mortgage Documents” means the First Leasehold Mortgage, the loan agreement or credit agreement, and all other documents and instruments delivered by Tenant to First Leasehold Mortgagee in connection with any indebtedness secured by the First Leasehold Mortgage.

“First Leasehold Mortgagee” means the holder of the First Leasehold Mortgage.

“Fitch” means Fitch, Inc., together with its successors.

“Fixed Annual Rent” means:

(i)         With respect to the first Lease Year, a fixed per annum rent in the amount of Seven Million Three Hundred Twenty One Thousand Four Hundred Four and 00/100 Dollars ($7,321,404.00).

(ii)        With respect to each of the second (2nd) Lease Year through and including the thirtieth (30th) Lease Year (i.e., commencing on the first day of the second (2nd) Lease Year), fixed annual rent shall annually increase by one and fifty/one-hundredths percent (1.50%) each Lease Year.

(iii)       With respect to each of the Lease Year after the thirtieth (30th) Lease Year (i.e., commencing on the first day of the thirty-first (31st) Lease Year), fixed annual rent shall annually increase by two percent (2.00%) each Lease Year.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as of the date applied or the date of the applicable financial report.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, commonwealth, county, district, municipal, city or otherwise, whether now or hereafter in existence, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Lists” means any of (i) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control or any successor thereto (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any OFAC rules and regulations, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America.

“Hazardous Substance” means and includes any product, substance, chemical, material or waste (whether solid, liquid or gas) and all substances  defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, whose presence, nature, quantity and/or intensity of existence, use, manufacture, processing, treatment, storage, disposal, transportation, spill, release or effect, either by itself or in combination with other materials on or expected to be on an Individual Property, is (a) regulated, monitored, or subject to reporting by any governmental authority; or (b) a basis for potential liability to any governmental agency or a third party under any applicable Environmental Laws.  Without limiting the foregoing, the term “Hazardous Substance” includes, but is not limited to, hydrocarbons, petroleum, gasoline, asbestos containing materials, crude oil, lead, radon, radioactive materials, flammables and explosives, lead based paint and mold or any products or byproducts thereof.

“Immediate Family” means, with respect to any natural person, a parent, sibling, spouse or child of such natural person or a trust for the benefit of any of them.

“Imposition” or Impositions” shall have the meaning set forth in Section 6.1.

“Individual Property” means each individual Premises and the Building, the Building Equipment and the Development Rights on or relating thereto.

“Initiating Party” shall have the meaning set forth in Section 33.1.

“Institutional Lender” means:

(a)      Any of the following:

(i)     an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, in any case, which satisfies the Eligibility Requirements, or,

(ii)    an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an investment advisor registered under the Investment Advisers Act of 1940 or an institutional accredited investor under Regulation D, which regularly engages in the business of making or owning investments of types similar to the Leasehold Mortgage, which satisfies the Eligibility Requirements, or

(iii)   a Qualified Trustee in connection with (A) a securitization of, (B) the creation of collateralized debt obligations (“CDO”) secured by or (C) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the rating agencies which assigned a rating to one or more classes of securities issued in connection with a Securitization (it being understood that with respect to any rating agency that assigned such a rating to the securities issued by such Securitization Vehicle, a rating agency confirmation will not be required in connection with a transfer of such Note or any interest therein to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a required special servicer rating (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is an Institutional Lender, are each an Institutional Lender under clauses (a)(i), (a)(ii), (a)(v), (a)(vi) or (b) of this definition, or

(iv)   an investment fund, limited liability company, limited partnership or general partnership in which a Permitted Fund Manager acts as the general partner, managing member, or the fund manager responsible for the day to day management and operation of such investment vehicle and provided that at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Institutional Lenders, or

(v)   an institution substantially similar to any of the foregoing in clauses (a)(i), (ii) or (iv), which satisfies the Eligibility Requirements;

(vi)   a Person which is otherwise an Institutional Lender but which is acting in an agency capacity for a syndicate of lenders where at least fifty-one (51%) of the lenders in such syndicate are otherwise Institutional Lenders under clauses (a)(i), (ii), (iv) and (v) above; or

(b)       any entity Controlled (as defined below) by, or under common Control (as defined below) with, any of the entities described in clause (a) above.

(c)      For purposes of this definition only:

(i)    “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” has the meaning correlative thereto).

(ii)   “Eligibility Requirements” means, with respect to any Person, that such Person (X) has total assets (in name or under management) in excess of Five Hundred Million Dollars ($500,000,000.00) and (except with respect to a pension advisory firm, asset manager or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least Two Hundred Fifty Million Dollars ($250,000,000.00), (Y) is regularly engaged in the business of making or owning (or, in the case of a fund advisor or manager, advising or managing with respect to a fund that is regularly engaged in the business of making or owning) commercial real estate loans (including mezzanine loans with respect to commercial real estate), originating preferred equity investments or owning or operating commercial real estate properties and (Z) is not on any Government Lists.

(iii)    “Permitted Fund Manager” shall mean any Person that on the date of determination is (W)(a) any nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate or (b) an entity that is otherwise an Institutional Lender under clauses (a) or (b) of the definition thereof, (X) investing through a fund with committed capital of at least $250,000,000.00, (Y) not subject to a proceeding or other action, whether voluntary or involuntary, of any case arising under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors and (Z) is not on any Government Lists.

(iv)   “Qualified Trustee” means (X) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000.00 and subject to supervision or examination by federal or state authority, (Y) an institution insured by the Federal Deposit Insurance Corporation, or (Z) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the rating agencies, and in any event with respect to (X), (Y) and (Z), is not on any Government Lists.

“Insurance Requirements” means the requirements of any insurer providing insurance to Tenant with respect to the Property Portfolio, and the requirements of the local Board of Fire Underwriters insofar as they pertain to the Property Portfolio, or any portion thereof.

“Land” means each certain plot, piece or parcel of land situate, lying and being in the County and State where each Individual Property is located and more particularly bounded and described in Schedule A attached hereto and made a part hereof.  As used herein, each individual set of parcels relating to an Individual Property as set forth in Schedule A shall each be referred to as “Land”.

“Landlord” means the owner at the time in question of Landlord’s interest under this Lease.

“Landlord Parties” means collectively or individually, as the context shall require, Landlord, Fee Mortgagee, and any of their respective Affiliates, directors, officers, direct or indirect owners, managers, employees, agents, contractors or representatives.

“Landlord’s Estate” means the fee estate in and to the Property Portfolio (subject to this Lease) excluding the Excluded Property and, subject to the provisions of Articles 35 hereof, the rights of Landlord (including pursuant to Section 20.2 and Article 22) in each Individual Property, including the Premises, the Building, the Building Equipment and the Development Rights relating to such Individual Property, upon the expiration or termination of this Lease.

“Lease Arbitrator” shall have the meaning set forth in Section 33.2.

“Lease Year” means each successive twelve (12) month period commencing on the Commencement Date and each anniversary thereof during the Term, except that (i) if the Commencement Date is not on the first day of a month, then the first Lease Year shall include the remainder of the month in which the Commencement Date occurs and the second Lease Year and each Lease Year thereafter shall commence on the anniversary of the first day of the month following the month in which the Commencement Date occurs, and (ii) in the event of the termination of this Lease on any day other than the last day of a Lease Year, then the last Lease Year shall be the period from the end of the preceding Lease Year to such date of termination.

“Leasehold Mortgage” shall have the meaning set forth in Section 24.1.

“Leasehold Mortgage Documents” means the Leasehold Mortgage, the loan agreement or credit agreement, and all other documents and instruments delivered by Tenant to Leasehold Mortgagee in connection with any indebtedness secured by the Leasehold Mortgage.

“Leasehold Mortgagee” means any Institutional Lender as the holder of any Leasehold Mortgage.

“Legal Requirements” means all present and future laws, statutes and ordinances (including, but not limited to, building codes and zoning regulations and ordinances), and the orders, rules, regulations and requirements of all Governmental Authorities, and all permits, licenses and authorizations and regulations relating thereto, whether now or hereafter in force, which may be applicable to each Individual Property, or any part thereof, or the use, manner of use, occupancy, condition, maintenance, alteration, demolition or construction of all or any part of an Individual Property.

“Loan to Value” means the ratio, calculated quarterly (or at such time otherwise identified in this Lease), of (i) the outstanding amount of Landlord’s existing debt secured by a Fee Mortgage encumbering all, or any part of, the Property Portfolio to (ii) the Appraised Value of the Property Portfolio.

“Major Alteration” means any Alteration of a Building or Building Equipment, or upon any Individual Property (including any exercise of Development Rights), in any case that would (i) materially and adversely affect such Individual Property (including, without limitation, the fair market value or operation thereof), or (ii) reasonably be expected to cost more than Twenty Million Dollars ($20,000,000) (Adjusted By CPI every ten (10) Lease Years) individually or when aggregated with all related alterations and renovations to such Individual Property commenced or ongoing in any trailing twelve (12) month period (excluding any costs related to budgeted soft costs or contingency costs and any costs related to any interior Alterations in connection with tenant improvements in existing tenant spaces under and pursuant to leases at any Individual Property); provided, however, during any period during which there is a Fee Mortgage secured by the Premises held by a third party Fee Mortgagee which is unaffiliated with Tenant or Landlord, then the above Twenty Million Dollars ($20,000,000) amount shall instead be Fourteen Million Dollars ($14,000,000.00) (Adjusted By CPI every ten (10) Lease Years).

“Major Alterations Request” shall have the meaning set forth in Section 11.2.

“Material Component” means that portion of any Major Alterations which is the general conceptual site plan for such Major Alteration or a major structural component or other major base building component of such Major Alteration.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Mortgagee” means the holder(s) of a Fee Mortgage and/or the holder(s) of a Leasehold Mortgage, as the context shall require.

“NAM” shall have the meaning set forth in Section 33.2.

“Net Sale Proceeds” shall mean the aggregate purchase price and/or other consideration for the applicable property, not taking into account prorations or adjustments.

“NOI” shall mean Operating Income less Operating Costs.

“Operating Costs” means, with respect to any particular period, the actual costs and expenses of owning, operating, managing and maintaining each Individual Property (or Property Portfolio, as applicable) (incurred by Tenant during such period), determined on an accrual basis, excepting, however, (a) interest or principal due under the Leasehold Mortgage Documents; (b) capital expenditures; (c) non-cash charges such as depreciation and amortization and any non-cash revenue charges as determined in accordance with GAAP; and (d) Fixed Annual Rent.

“Operating Income” means, with respect to any particular period, all revenues of Tenant, determined on an accrual basis, derived from the ownership, operation, use, leasing and occupancy of each Individual Property (or Property Portfolio, as applicable) during such period; however, that in no event shall Operating Income include (a) any loan proceeds; (b) proceeds or payments under insurance policies (except proceeds of rental or business interruption insurance); (c) condemnation proceeds; (d) any security deposits received from subtenants in such Individual Property, unless and until the same are applied to rent or other obligations in accordance with the subtenant’s lease; or (e) any other extraordinary item.  For the avoidance of doubt, “Operating Income" shall not include GLCR Master Lease Rental.

“Option” or “Options” shall have the meaning set forth in Section 35.1.

“Option Price” means: One Hundred Nine Million Two Hundred Eighty Four Thousand Five Hundred and 00/100 Dollars ($109,284,500.00).

“Option Purchase Deposit” shall have the meaning set forth in Section 35.1(a).

“Party” means a party to this Lease.

“Party In Interest” shall have the meaning assigned to such term under Section 3(14) of ERISA.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

“Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering; (C) the Bank Secrecy Act, as amended; (D) the Money Laundering Control Act of 1986, as amended; or (E) the Patriot Act.  The term “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

“Permitted Uses” means the use, occupancy, operation, management, leasing, financing, refinancing, maintenance, repair, improvement, replacement and alteration of an Individual Property for office, industrial, distribution, retail, residential and/or hotel uses, together with related uses.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” means all tangible personal property now or hereafter located in or on an Individual Property and now or hereafter used or owned (by any Person, including, without limitation, Tenant and tenants at, and occupants of, each Individual Property) in the operation, maintenance, or use of an Individual Property, including (a) all furniture, equipment, signs and related personal property with respect to an Individual Property and the operations thereof and (b) all equipment used in connection with the use and or maintenance of the common areas and recreational areas, if any.

“Premises” means each Land, and all rights, privileges and easements now or hereafter pertaining thereto (including all minerals, oil, gas and other hydrocarbon substances on and under such Land, all water, water rights, riparian rights and water stock relating to the Land and any easements, hereditaments, rights-of-way and other appurtenances belonging to or inuring to the benefit of the Land and all of Landlord’s right, title and interest in and to all roads, streets and alleys adjoining, abutting or servicing the Land to the center lines thereof), but specifically excluding the Excluded Property.  For the avoidance of doubt, subject to the provisions of Articles 35, 37 and 38 hereof, the Building, the Building Equipment, the Development Rights and the Transferring Excluded Property (as defined in Section 20.2) shall automatically and without further action become the property of Landlord effective upon the expiration or earlier termination of this Lease.

“Prevailing Party Fees” shall have the meaning set forth in Section 33.2.

“Property Manager” means the Person (if any) that is managing the Property Portfolio for Tenant, from time to time.

“Property Portfolio” means, collectively, all the Individual Properties subject to this Lease.

“Property Value Requirements” shall mean that the applicable Individual Property, immediately after the completion of a Restoration, Alteration or other applicable action or event (the “Triggering Action”), shall have an Appraised Value and projected NOI (the calculation of which must be reasonably acceptable to Landlord) equal to or in excess of the Property Value Requirements Baseline.  Upon determination of the actual NOI for the twelve (12) month period following the completion of the Triggering Action, Landlord shall have the right to require a recalculation of the Property Value Requirements to confirm that the Property Value Requirements were met as required by the terms of this Lease.

“Property Value Requirements Baseline” shall mean (i) with respect to fair market value, the greater of (w) the Appraised Value of the applicable Individual Property as of the date of this Lease and (x) the Appraised Value of the applicable Individual Property as of the date immediately prior to the occurrence or commencement of the applicable Triggering Action and (ii) with respect to NOI, the greater of (y) the NOI of the applicable Individual Property as of the date of this Lease and (z) the NOI of the applicable Individual Property as of the date immediately prior to the occurrence or commencement of the applicable Triggering Action.

“Proposal” shall have the meaning set forth in Section 33.1.

“PSA” shall mean that certain Real Estate Purchase and Sale Agreement, dated July 24, 2019, by and between Tenant and Perennial Fee Investors Holdings II, LLC, as amended by that certain letter agreement dated August 16, 2019, as assigned by that certain Assignment and Assumption Agreement by and between Landlord and Perennial Fee Investors Holdings II, LLC.

“Purchase and Sale Agreement” shall have the meaning set forth in Section 35.1(a).

“Purchase Option Notice” shall have the meaning set forth in Section 35.1(a).

“Qualified Arbitrator” means a commercial real estate broker unaffiliated with either Landlord or Tenant who is duly licensed in the jurisdiction in which the applicable Individual Properties are located, and who shall have at least fifteen (15) years’ experience in the leasing, sale and/or financing of buildings located in or within 50 miles of city where the applicable Individual Property is located and comparable to the applicable Individual Property (at the time of the arbitration).

“Qualified Manager” means (i) the property manager or asset manager engaged by Tenant on the date hereof, (ii) a Person (x) possessing at least five (5) years’ experience in managing at least 5,000,000 square feet in the aggregate and at least three (3) properties, all of which properties are comparable institutionally owned and managed properties in similar regional malls (excluding the Individual Properties), (y) that is reputable, with no conviction of felony or crime involving moral turpitude (including conviction of any officer, director, manager, etc.); and (z) with no pending or history of any material litigation or dispute with Landlord or Fee Mortgagee or the beneficial holder of the Fee Mortgagee, or (iii) any property manager or asset manager approved by Landlord from time to time, in its reasonable discretion.

“Restoration” shall have the meaning set forth in Section 17.1.

“Restoration Fund” shall have the meaning set forth in Section 17.2(c).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., together with its successors.

“Sublease” means all subleases (including, without limitation sub-ground leases) and lettings, written and oral, licenses, concessions, easements, occupancies or any other agreement for use or hire of all or any portion of an Individual Property.

“Subtenant” means any Person entitled to use or occupy all or any portion of an Individual Property under any Sublease.

“Tenant” means the owner at the time in question of Tenant’s interest under this Lease.

“Tenant Mezzanine Lender” shall have the meaning set forth in Section 24.6.

“Term” shall have the meaning set forth in Section 2.1.

“Transfer” shall have the meaning set forth in Section 23.1.

“Unavoidable Delays” means any delays resulting from strikes, lockouts, labor disputes, inability to obtain qualified labor to perform work on a timely basis or to obtain materials or reasonable substitutes therefor, acts of God, restrictive governmental regulations or controls, undue delays by any Governmental Authority, enemy or hostile governmental action, civil commotion, insurrection, revolution, acts of terrorists, sabotage, fire or other casualty, a taking of the whole or a portion of an Individual Property by condemnation or eminent domain, unusual delays by third parties in adjusting or paying any insurance proceeds or Awards, and any other matter which shall be beyond the reasonable control and not the fault of the party required to perform.

“Valuation Dispute” means any dispute submitted to arbitration pursuant to any of Sections 18.6 and 35.1(b) and/or pursuant to the last sentence of the defined term “CPI”.

“Work” shall have the meaning set forth in Section 12.1.

Section 1.2     Other Defined Terms.  Various other words or terms which are defined in other Articles of this Lease shall have the meanings specified in such other Articles for all purposes of this Lease, unless the context otherwise requires.

Section 1.3    Rules of Construction.  Captions, numberings and headings of Articles, Sections and Exhibits in this Lease are for convenience of reference only and shall not be considered in the interpretation of this Lease.  Whenever required by the context, the singular shall include the plural, the neuter gender shall include the male gender and female gender, and vice versa.  All Schedules and Exhibits referenced in this Lease are incorporated by this reference as if fully set forth in this Lease.  The word “including,” and variations thereof, shall mean “including without limitation.”  The terms “herein,” “hereby,” “hereof,” “hereunder,” and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated.  This Lease has been negotiated and prepared by Landlord and Tenant and their respective attorneys and, should any provision of this Lease require judicial interpretation, the court interpreting or construing such provision shall not apply the rule of construction that a document is to be construed more strictly against one party.

ARTICLE 2.

DEMISE AND TERM; STATUS OF TITLE

Section 2.1     Demise.  Landlord, for and in consideration of the rents, additional rents, terms, covenants and conditions herein reserved and contained, does hereby demise and lease to Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the terms, covenants and conditions herein set forth, the Premises; to have and to hold the Premises for a term (the “Term”) commencing on the Commencement Date and expiring on the Expiration Date, unless this Lease shall sooner terminate as hereinafter provided. Tenant acknowledges that the Premises, and all parts thereof, have been delivered to Tenant in the condition required by this Lease and that Tenant is in the possession of the Premises.  Accordingly, Tenant shall have no right to rescind this Lease or to recover any consideration paid therefor due to any failure of Landlord to deliver possession of the Premises, or any portion thereof.

Section 2.2    Fee Title to Premises; No Superior Lease.  The parties acknowledge that, to the best of their actual knowledge as of the date hereof, the fee title and leasehold title to each Premises and fee title to the Building and Building Equipment on such Premises is subject only to the matters set forth in Schedule B attached hereto and made a part hereof.  Except for changes in the status of fee title, encumbrances or liens arising or resulting from (a) the exercise of the right of condemnation or eminent domain, (b) the recording of and/or enforcement of remedies with respect to a Fee Mortgage in compliance with the requirements of Article 25, (c) a sale of the Land and Landlord’s Estate in compliance with the provisions of Article 35, (d) the execution and delivery of any right, license, easement, encumbrance or Development Right expressly permitted under this Lease, or (e) any matter, encumbrance or charge that is expressly permitted in this Lease (including, without limitation, Leasehold Mortgages and actions or matters related thereto, as contemplated in this Lease), consented to in writing by Landlord, if required pursuant to the terms hereof (in the case of any such matter, encumbrance or lien created or suffered by Tenant) or consented to in writing by Tenant (in the case of any such matter, encumbrance or lien created or suffered by Landlord), neither party shall cause, suffer or permit any change in the status of fee title or leasehold title in any Premises, fee title to any Building and Building Equipment, or any encumbrance or lien in respect of any Individual Property (or Landlord’s or Tenant’s respective interests therein) during the Term.  In no event shall Landlord submit the Land or its interest in this Lease to any lease superior to this Lease, and any such lease shall be void ab initio.

Section 2.3    Depreciation.  To the extent permissible under applicable law, during the Term, (a) Tenant alone shall be entitled to claim depreciation on or any investment tax credit or other tax deduction or credit now or hereafter available with respect to (i) each Building and Building Equipment, (ii) any additional Building Equipment hereafter installed or placed in a Building or upon a Premises and (iii) any Alteration or Restoration hereafter installed, erected or constructed, for all taxation purposes and (b) in no event shall Landlord take any position (or permit any position to be taken) on any tax returns filed by Landlord (or including Landlord, in the case of any consolidated returns including Landlord) that are inconsistent with the provisions of this Section 2.3.

Section 2.4    Environmental Matters.  Tenant hereby expressly releases Landlord from and against any and all Claims, known or unknown, resulting from any Hazardous Substances on, in, under or emanating from, or violation of any Environmental Law with respect to, any Individual Property as of the date hereof and agrees to indemnify, defend and hold harmless Landlord and each of the other Landlord Parties from and against any and all Claims resulting from any Hazardous Substances on, in, under or emanating from, or violation of any Environmental Law with respect to, any Individual Property.  This Section 2.4 shall survive the expiration or earlier termination of this Lease.  The Tenant agrees to defend, indemnify and hold the Landlord, Fee Mortgagee and the other Landlord Parties harmless from and against any and all costs, penalties, damages, expenses, and/or liabilities (including reasonable attorneys’ fees) which Landlord, Fee Mortgagee or any of the other Landlord Parties may suffer as a result of a claim, suit, or action regarding (a) any actual violation of an Environmental Law in connection with any Individual Property; (b) the existence on, under or from any Individual Property of any Hazardous Substances (except to the extent caused by the Landlord or the Fee Mortgagee), and/or (c) regarding the investigation, removal, remediation and clean-up of such Hazardous Substances; provided, however, in no event whatsoever shall Tenant ever be liable or responsible for any consequential, punitive or special damages except only that Tenant’s indemnity obligations pursuant to this sentence may include the same to the extent that Landlord is obligated to pay any such damages to a third party pursuant to a final (unappealable) judgment.  Tenant shall promptly notify the Landlord in writing should Tenant have actual knowledge of any of the following:  (i) any Hazardous Substances in violation of Environmental Laws, (ii) any lien, action or notice affecting any Individual Property or the Tenant resulting from any violation or alleged violation of any Environmental Law, or (iii) the institution of any investigation, inquiry or proceeding concerning the Tenant or any Individual Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances.  In the event that the Landlord has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around any Individual Property in violation of Environmental Laws, Landlord shall provide prompt written notice thereof to Tenant, together with reasonable documentation supporting Landlord’s belief. In such event, Tenant shall cause to be prepared, at Tenant’s sole cost and expense, an inspection or audit of any Individual Property prepared by an environmental engineer or other appropriate consultant reasonably approved by Landlord indicating the presence or absence of Hazardous Substances in violation of Environmental Law on or in any Individual Property or any portion thereof.  If the Tenant fails to provide such inspection or audit within thirty (30) days after such request, the Landlord may order the same, and the Tenant hereby grants to the Landlord access to any such Individual Property, subject to the provisions of Article 30, to undertake such inspection or audit; and if it is determined pursuant to such inspection or audit that Hazardous Substances are or have been released, stored or disposed of on or around an Individual Property in violation of Environmental Laws, the reasonable actual out-of-pocket cost of such inspection or audit shall be included in Additional Rent and shall be paid by Tenant within thirty (30) days of demand, accompanied by reasonable supporting documentation.  Tenant shall promptly upon obtaining knowledge thereof (or such date that Tenant should have, in the exercise of reasonable care, obtained such knowledge) remediate or remove, or cause the remediation or removal of, to the extent required by applicable Environmental Law, any Hazardous Substances released, stored or disposed of on or around any Individual Property (whether by Tenant or any other party).

Article 3.
MEMORANDUM OF LEASE

On signing of this Lease, Landlord and Tenant shall execute a memorandum of this Lease (and of Tenant’s rights under Article 35) that Tenant shall record, with the recording fees, conveyance fees and transfer fees and taxes to paid by Tenant, in each Recorder of Deeds Office in the County and State where each Individual Property is located.  Such memorandum shall be in the form annexed hereto as Exhibit A.  The Parties shall execute and deliver to the other within ten (10) Business Days of such request, a release of any such memorandum in form and substance reasonably acceptable to both parties upon any termination or expiration of this Lease, and such obligation shall survive such expiration or termination.

Article 4.

FIXED RENT

Section 4.1    Fixed Annual Rent.  Beginning on the Commencement Date, and subject to reductions in connection with condemnation as set forth in Article 18, Tenant agrees to pay to Landlord with respect to each Lease Year Fixed Annual Rent.  The Fixed Annual Rent shall be payable in equal monthly installments in advance on the first (1st) day of each calendar month during the Term.  Said monthly installments of Fixed Annual Rent shall be paid promptly when due, without notice or demand therefor and without deduction, abatement or setoff of any amount for any reason whatsoever, except as expressly hereinafter provided.  Tenant will pay Fixed Annual Rent and all other amounts due to Landlord by wire or electronic funds transfer by 5:00 p.m. on the date due hereunder into an account (including a lockbox account) designated by Landlord or by its Fee Mortgagee in writing on at least thirty (30) days’ prior notice to Tenant, or, at Landlord’s option, at Landlord’s address as provided in Section 34.1, or as Landlord may otherwise reasonably direct in writing on at least thirty (30) days’ prior notice to Tenant.  Notwithstanding the foregoing, if any date for payment shall not be a Business Day, then Tenant shall make such payment on the next following Business Day.  The Fixed Annual Rent, and all other amounts payable by Tenant to Landlord hereunder, shall be paid in lawful money of the United States which shall be legal tender for the payment of all debts and dues, public and private, at the time of payment.  Except to the extent expressly provided in this Lease, no happening, event, occurrence or situation whatsoever during the Term, whether foreseen or unforeseen, and however extraordinary, shall permit Tenant to surrender the Property Portfolio or any portion thereof or terminate this Lease or shall relieve Tenant of its liability to pay the full Fixed Annual Rent and Additional Rent, as and when due, or relieve Tenant from any of its other obligations under this Lease, and, subject to the terms and conditions of this Lease, Tenant hereby waives any rights now or hereafter conferred upon it by statute, common law, proclamation, decree, order or otherwise, at law or in equity, to surrender the Property Portfolio or any portion thereof or terminate this Lease, or any part thereof, or to any abatement, diminution, reduction or suspension of Fixed Annual Rent or Additional Rent on account of any such event, happening, occurrence or situation.  This Section 4.1 shall survive the expiration or earlier termination of this Lease.  All Fixed Annual Rent and Additional Rent payable by Tenant hereunder shall constitute “rent” for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

Section 4.2     Interest on Late Payments; Late Charge.  If all or any portion of any installment of Fixed Annual Rent, or of any other amount due to Landlord hereunder, shall not be paid within five (5) Business Days after the same shall become due hereunder, then, in addition to, and without waiving or releasing, any other rights and remedies of Landlord, interest on such installment or other amount, or portion thereof, shall be due at the Default Interest Rate until paid in full.  In addition, if all or any portion of any installment of Fixed Annual Rent, or any other amount due to Landlord hereunder, shall not be paid within five (5) Business Days after the same shall become due hereunder, an amount (the “Late Charge”) equal to five percent (5%) of the amount of such unpaid installment other amount, or portion thereof, shall be paid by Tenant to Landlord for its cost and inconvenience incurred as a result of Tenant’s delinquency.  Tenant acknowledges that the damages to and costs incurred by Landlord resulting from Tenant’s late payment of Fixed Annual Rent or any other amount due to Landlord hereunder would be difficult, if not impossible, to ascertain with any accuracy, and that the five percent (5%) charge represents Landlord and Tenant’s efforts to approximate such potential damages and costs.  No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the Fixed Annual Rent or any other amount due to Landlord hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law.

Article 5.
NET LEASE

Except as herein expressly provided to the contrary, this Lease is intended to be, and shall be construed as, an absolutely net lease, whereby the Fixed Annual Rent shall be a completely net return to Landlord throughout the Term and Tenant shall be solely responsible for any and all expenses, costs, liabilities, obligations, insurance premiums for insurance obtained by Tenant and/or required to be obtained by Tenant pursuant to the terms of this Lease, payments in respect of Leasehold Mortgages, costs of compliance with Legal Requirements, Claims and charges whatsoever, which shall arise or be incurred or shall become due, during or on account of the Term, with respect to or in connection with, the Property Portfolio and/or the use, operation, management, leasing, development, maintenance and repair of the Property Portfolio.  Notwithstanding anything to the contrary contained in this Article 5 (except as otherwise expressly set forth in the other Articles of this Lease, including, without limitation, Articles 37 and 38, Section 36.22 and Section 20.4), the parties confirm and agree that Tenant shall have no obligation to pay (i) any interest or principal due or to become due under any Fee Mortgage or any costs or charges due or to become due under or are incurred in connection with any Fee Mortgage (including without limitation, servicing fees, legal fees, transfer taxes or mortgage recording taxes, prepayment penalties, fees or yield maintenance fees, and accounting, consultant, mortgage, brokerage or other similar expenses related thereto), or (ii) any asset management or asset advisory fees incurred by Landlord (all of which shall be paid or discharged by Landlord), or (iii) Landlord’s general corporate overhead and administrative expenses (including, without limitation, accounting fees and other advisory fees and costs of any internal processes or reviews and organizational costs and expenses (including penalties or fines) associated with the creation, maintenance, reorganization and operation of the entity which constitutes Landlord), or (iv) the cost of any appraisal, inspection, analysis, study or review obtained by Landlord, or (v) Landlord’s insurance premiums or other insurance costs (other than those premiums or costs arising from insurance procured by Landlord pursuant to Section 16.7), or (vi) costs incurred by Landlord which result directly and solely from Landlord’s  or Landlord’s agent’s breach of this Lease or Landlord’s or Landlord’s agent’s fraud, negligence or willful misconduct and which are not caused by the fraud, negligence, willful misconduct, acts or omissions of, or breach of this Lease by, Tenant or Tenant’s agents, contractors, subtenants, employees, invitees or any other party acting under or on behalf of Tenant  (collectively, “Landlord Payment Obligations”).  Except as specifically provided otherwise in this Lease, under no circumstances or conditions, whether now existing or hereafter arising, and whether within or beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind or incur any obligation whatsoever with respect to the Property Portfolio, or otherwise have any obligation or liability with respect to the Property Portfolio; provided that the foregoing shall not be construed to require Tenant, except as specifically provided otherwise in this Lease, (x) to pay any Landlord Obligations or pay any amount or perform any obligations of Landlord under any contract or agreement entered into by Landlord to which Tenant is not a party, or (y) to assume any liability for any obligations of Landlord arising under any such contract or agreement or in connection with any such transfer or in connection with any Fee Mortgage or other encumbrance granted by Landlord from and after the Commencement Date, including payment of debt service or other payments on any obligation secured by any Fee Mortgage, except in any case of (x) or (y) only to the extent Tenant expressly consents in writing to such contract, agreement or other encumbrance (including, without limitation, any consent pursuant to Section 7.6 below) or otherwise agrees in writing to assume any liability under any such contract or agreement (collectively with the Landlord Payment Obligations, the “Landlord Obligations”), provided that the foregoing shall not be construed to relieve Tenant from complying with and performing any express obligations of Tenant under this Lease or the purchase option hereunder that may also constitute covenants or obligations of Landlord under any such contract or agreement entered into by Landlord with any third party.

Article 6.
PAYMENT OF IMPOSITIONS AND OBLIGATIONS UNDER DOCUMENTS OF
RECORD

Section 6.1    Payment of Impositions.  Except as otherwise expressly provided to the contrary in Section 6.3 hereof, and subject in all respects to the provisions of Section 6.2, Tenant shall pay (before any fee, cost, penalty, interest or other cost may be added thereto for non-payment), as Additional Rent, throughout the Term, directly to the appropriate taxing or other Governmental Authorities having jurisdiction, before same become delinquent, all real estate taxes (including the Margin Tax), assessments, special assessments (including all amounts payable pursuant to the Cooperative Agreement), water and sewer charges or rents, vault charges, inspection and permit fees, business improvement district fees, governmental and quasi-governmental district charges, margin taxes, franchise taxes, gross receipt taxes, and all other taxes and governmental or quasi-governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, whether similar or dissimilar, levied or imposed upon or relating to, or a lien against, all or part of the Property Portfolio or Landlord’s or Tenant’s interest in this Lease, or arising from or levied against the ownership, leasing, operation, use, occupancy or possession of all or part of the Property Portfolio, and all interest, penalties or like charges in connection therewith (all of which taxes, assessments, charges, fees, interest, penalties or like charges are sometimes hereinafter referred to collectively as “Impositions” and individually as “Imposition”).  Upon Landlord’s request, Tenant shall submit to Landlord the copies of official receipts, or other proof reasonably satisfactory to Landlord, showing the payment thereof within ten (10) Business Days following such request.  Any refund with respect to Impositions paid by Tenant and any interest accrued thereon shall be the property of Tenant.  If by law any Imposition is or may be payable, at the option of the taxpayer, in installments, Tenant may pay such Imposition in installments (with any accrued interest due and payable on the unpaid balance of the Imposition) and shall pay each such installment before the first day on which the same would become delinquent (if not paid).  Upon Landlord’s request, Tenant shall submit to Landlord the copies of official receipts, or other proof reasonably satisfactory to Landlord, showing the payment thereof within ten (10) Business Days following such request.  Impositions, whether or not a lien upon any part of the Property Portfolio, shall be apportioned between Landlord and Tenant at the expiration or sooner termination of the Term, so that Tenant shall pay only the portion of such Impositions which are allocable to the Term (whether payable prior to or after the expiration of the term of this Lease).  The certificate, advice or bill of the appropriate official, designated by law to make or issue the same or to receive payment of any Imposition, may be relied upon by Landlord as prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill. “Margin Tax” means any taxes imposed under Chapter 171 of the Texas Tax Code, as the same may be amended or modified from time to time, and together with any binding rules or regulations promulgated from time to time by the Comptroller of the State of Texas or other governmental body in connection with Chapter 171 of the Texas Tax Code.   Tenant shall use commercially reasonable efforts to obtain a consent and/or acknowledgement to the sale of the Premises to Landlord (which sale does not include an assignment of the Cooperative Agreement) from Lake County Port Authority, City of Mentor, Ohio and Lake County Communities Energy Special Improvement District within thirty (30) days after the Commencement Date.

Section 6.2     Tenant’s Right to Contest.  Tenant, at its own cost and expense, may contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence the amount or validity of any Imposition (except for Non-Lien Impositions, which Tenant may contest in accordance with Section 7.4 below) in any manner permitted by law, in Tenant’s name, and, whenever necessary, in Landlord’s name, provided that: (a) if expressly required by the Fee Mortgagee, Tenant has paid the uncontested portion of such Imposition and paid such contested Imposition “under protest” or deposited the amount of such Impositions with Landlord, (b) such noncompliance shall not constitute a crime on the part of Landlord or any agent, servant, employee, trustee, beneficiary or principal of Landlord, (c) neither an Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or surrendered, (d) such noncompliance will not result in any lien, charge or other liability of any kind against any Individual Property or against Landlord, any other Landlord Party or Tenant’s interest in this Lease and Tenant shall indemnify Landlord and the other Landlord Parties against any such lien, charge or other liability, (e) Tenant shall prosecute such contest (at Tenant’s own expense) with due diligence and in good faith to a final determination by the court, department or Governmental Authority having final jurisdiction and shall promptly comply with such final determination, (f) provided that no Event of Default has occurred and is continuing and (g) Tenant shall promptly notify Landlord upon Tenant’s actual knowledge of any lien or similar charge that is filed against any Individual Property.  Landlord will cooperate with Tenant and execute any documents or pleadings reasonably required for such purposes, provided that the same shall be without cost, liability or expense to Landlord (and Landlord hereby waives, in the absence of any Event of Default by Tenant, any right to itself contest the amount or validity of any Impositions), and provided further that Tenant shall indemnify and hold Landlord and the other Landlord Parties harmless from and against any such cost, liability or expense incurred in connection with such proceedings.  Such contest may include appeals from any judgment, decree or order until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter.  Upon the termination of any such contest, Tenant shall pay the amount of the contested Imposition as finally determined in such contest, and all interest, penalties and all other costs, charges, fees and liabilities in connection therewith.  All refunds and abatements of Impositions payable during the Term shall belong to Tenant unless such Impositions are payable with respect to a period any portion of which is before or after the expiration of the Term, in which event such refund shall be apportioned between Landlord and Tenant based upon the portions of the period covered by such Imposition which are during and after the Term.  As used herein, “Non-Lien Impositions” refers to those Impositions which are not real estate taxes, assessments or special assessments or similar taxes or charges and the failure to pay any such Impositions will not result in the assertion of a lien against the applicable Individual Property (or any portion thereof).

Section 6.3     Landlord’s Taxes.  Notwithstanding anything to the contrary, Tenant shall not be obligated or required hereunder to pay (a) any corporate, estate, inheritance, succession, capital levy or capital stock tax of Landlord, (b) any income, profit, excess profit, receipts or revenue taxes upon the income or receipts of Landlord, (c) any tax imposed solely because of the nature of the business entity of Landlord, (d) any transfer, recordation or other tax or fee incident to a transfer of Landlord’s fee interest in an Individual Property and a concurrent transfer of Landlord’s interest as landlord under this Lease (except as may be expressly provided in Articles 37 and/or 38), (e) after the Fee Mortgage entered into by Landlord at closing on Landlord’s acquisition of the Property Portfolio, any mortgage recording tax imposed on or in connection with the recordation of any Fee Mortgage, all of which Landlord shall promptly pay when due, or (f) any interest, penalties or like charges in connection with any of amounts described in the foregoing clauses (a) through (e); provided, however, that if at any time during the Term the methods of taxation prevailing on the date hereof shall be altered or changed so as to cause the whole or any part (by type, not amount) of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed upon real estate and the improvements thereon to be levied, assessed or imposed, wholly or partially, on the rents received under this Lease or upon or by reason of the occupancy of an Individual Property, then, any such taxes, excises, assessments and impositions shall be deemed to be Impositions to the extent that the same would be payable if an Individual Property were the only property of Landlord and shall be paid and discharged by Tenant, as Additional Rent, on or before the last day on which the same may be paid without penalty or interest; and provided further that if any Governmental Authority imposes any excise tax assessed or based on gross income actually or constructively received by Landlord under or in connection with this Lease (excluding net income taxes), Tenant shall pay to Landlord, at the time that Tenant pays such Fixed Annual Rent, or makes any other payment hereunder included in gross income for purposes of such excise tax, an amount that will result in a net yield to Landlord equal to that which Landlord would have received if no such excise tax had been imposed (provided that in no event shall Tenant have any obligation to pay any interest, penalties or like charges resulting from Landlord’s failure to pay any of the same on or prior to the due date thereof, unless directly caused by Tenant’s failure to timely pay such amounts).

Section 6.4     Tenant to Satisfy all Obligations under Documents of Record.  Tenant shall timely comply with, pay and perform all obligations under and conform to all Documents of Record and all responsibilities thereunder.

Section 6.5     Landlord’s and Fee Mortgagee’s Right to Pay Impositions.  If, subject to Section 6.2 above, any Imposition shall not have been paid as required in this Article 6, then Landlord, or, at its option, Fee Mortgagee, upon five (5) Business Days’ prior notice to Tenant, may, but shall not be required to, pay the same, and shall thereupon become entitled to repayment by Tenant of the same within twenty (20) Business Days of demand (together with, if repayment is not made by Tenant within twenty (20) Business Days of its receipt of a demand notice therefor, interest thereon at the Default Interest Rate for the period from the date of payment by Landlord or Fee Mortgagee (as applicable) until repaid by Tenant).

Article 7.
USE; COMPLIANCE WITH LAWS; ETC.

Section 7.1  Permitted Uses.  At all times during the Term, Tenant shall have the right to use the Property Portfolio for the Permitted Uses, all in accordance with and subject to the terms and conditions of this Lease and for no other purpose.

Section 7.2   Prohibited Uses.  Tenant shall not use, improve, permit or suffer the use, improvement or occupancy of the Property Portfolio, or any part thereof (a) in any unlawful manner, or for any illegal purpose, or in any manner which will constitute a nuisance, and (b) other than for the purposes permitted under Section 7.1, and in the manner and to the extent, permitted by the Legal Requirements, the Insurance Requirements and any certificate of occupancy or comparable authorization now or hereafter applicable or issued with respect to applicable Individual Property.  Tenant shall not suffer or permit any Individual Property to be used by the public, as such, without restriction or in such manner as would impair Landlord’s fee interest and title in the Individual Property, or in such manner as might reasonably create any valid claim or claims of adverse possession by the public, as such, or of implied dedication of an Individual Property or any portion thereof.

Section 7.3   Compliance with Laws.  Subject to Section 7.5 below, Tenant shall, throughout the Term, at Tenant’s own cost and expense, promptly comply, or cause compliance, with all Legal Requirements (including Environmental Laws) and Insurance Requirements, foreseen or unforeseen (and whether foreseen or unforeseen as of the date of this Lease or at any point in the future), ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties or shall involve any change of governmental policy or require structural or extraordinary repairs, alterations or additions, and irrespective of the cost thereof.  The provisions and conditions of Article 13 shall also apply to any work required to be performed by Tenant under this Article.  Tenant further agrees that it will, at its own cost and expense, promptly perform and observe, or cause to be performed and observed, all requirements, obligations and conditions of all Documents of Record (other than the Fee Mortgage and any Landlord Obligations, if any), insofar as the same shall be in force and shall affect and be applicable to any Individual Property or any portion thereof or shall impose any obligation upon Landlord or the fee owner of the applicable Individual Property.  Without limiting the generality of the foregoing, except in compliance with all Environmental Laws, Tenant shall not cause, or knowingly permit or knowingly suffer any Hazardous Substance to be brought upon, treated, kept, stored, disposed of, discharged, released, spilled, leaked, poured, emitted, injected, leached, produced, manufactured, generated, refined or used upon, about or beneath the Property Portfolio or any portion thereof by Tenant, its agents, employees, contractors, sublessees, invitees or any other Person.  Tenant shall notify Landlord and provide Landlord copies upon receipt by Tenant of any written complaint, written claim, citation, written demand, written inquiry, report or written notice from any Governing Authority relating to any Hazardous Substance upon, about or beneath the Property Portfolio or any portion thereof.

Section 7.4   Tenant’s Right to Contest Legal Requirements.  Tenant may contest by appropriate legal proceedings at Tenant’s own cost and expense, the validity of any Legal Requirement or the imposition of any Non-Lien Imposition, and Tenant may defer compliance therewith during the pendency of such contest; provided, however, and upon the condition that: (a) Tenant shall advise Landlord and Fee Mortgagee (whose contact information has theretofore been provided to Tenant) of any such contest, reasonably promptly following the commencement thereof, (b) Tenant shall have paid any uncontested amounts to the extent required to be paid at such time pursuant to applicable Legal Requirements notwithstanding such contest and such noncompliance shall not constitute a crime on the part of Landlord or any agent, servant, employee, trustee, beneficiary or principal of Landlord, (c) such noncompliance will not result in any lien, charge or other liability of any kind against any Individual Property or against Landlord, any other Landlord Party or Tenant’s interest in this Lease and Tenant shall indemnify Landlord and the other Landlord Parties against any such lien, charge or other liability, (d) Tenant shall prosecute such contest (at Tenant’s own expense) with due diligence and in good faith to a final determination by the court, department or Governmental Authority having final jurisdiction and shall promptly comply with such final determination, and (e) provided that no Event of Default has occurred and is continuing.  Landlord agrees to cooperate reasonably with Tenant and to execute any documents or pleadings reasonably required for the purpose of any such contest, provided that the same shall be without cost or expense to Landlord.  Tenant may, at its option, terminate any such contest at any time, and in such event Tenant shall promptly pay or perform all of the requirements of the contested Legal Requirement and Tenant shall indemnify and hold harmless Landlord and the other Landlord Parties against and from any and all liability, loss and damage which Landlord may sustain by reason of Tenant’s failure to comply therewith.

Section 7.5   Permits and Licenses.  Tenant shall, at its sole cost and expense, obtain, keep in full force and effect or cause to be so obtained or kept, and, upon Landlord’s request, promptly deliver copies to Landlord of any and all necessary permits, licenses, certificates (including temporary or permanent certificates of occupancy) or other authorizations required in connection with the lawful operation of each Building, all Building Equipment, the use, occupancy and management of each Individual Property and the signs thereat (and if any such permit, license, certificate or other authorization shall be customarily obtained by or required, by any Governmental Authority, to be obtained by, in the name of, or maintained by Landlord, then Landlord, within five (5) Business Days of Tenant’s written request and at Tenant’s sole cost and expense, shall execute and deliver to Tenant such documents as are required to enable Tenant to apply for and/or maintain on behalf of Landlord such permit, license, certificate or other authorization, as applicable, during the Term for the benefit of Tenant (and, if requested by Tenant, shall cooperate, at Tenant’s sole cost and expense, with Tenant in obtaining or maintaining any such permit, license, certificate or other authorization).  For purposes of clarification, such permits, licenses, certificates and other authorizations required to be obtained and delivered by Tenant shall not be deemed to include any of the same required to be obtained by any subtenant, licensee or other user of the Property or any contractor performing services at the Property; provided that Tenant shall require such parties to obtain the same in any agreement Landlord enters into with any such party, respectively, and Tenant agrees to exercise its remedies under any such agreement, as determined by Tenant in its prudent business judgment, in connection with a failure of such other party to obtain or maintain the same.  Notwithstanding the foregoing, to the extent the failure of any party to obtain a required permit, license, certificate or other authorization has a material adverse effect on any portion of the Property Portfolio (including, without limitation, a sale, capitalization or financing relating to the Property Portfolio or any Individual Property) or results in a lien, claim or other proceeding against the Property Portfolio or any portion thereof, or Landlord, Tenant shall promptly obtain such permit, license, certificate or other authorization and resolve any such lien, claim or other proceeding.  Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any failure by any party to obtain and maintain any required permit, license, certificate or other authorization.  Upon the expiration or sooner termination of the Term, Tenant shall promptly deliver all permits, licenses, certificates and authorizations to Landlord which relate to the Property Portfolio and which were obtained by or issued to Tenant and are then in force, together with an assignment or conveyance thereof to Landlord, in such form and substance as Landlord shall reasonably require.

Section 7.6    Grant of Utility and Other Easements.  (a)  If Tenant reasonably determines it is required for an Alteration permitted hereunder, or for the operation of a Building or Building Equipment, Tenant shall have the right to acquire, create or grant (i) reasonable and customary utility easements to public or private utility companies in connection with furnishing gas, electricity, steam, telecommunications or other utility services to the applicable Individual Property, (ii) reasonable and customary access easements as reasonably deemed necessary in connection with the operation, maintenance or repair of a Building or an Individual Property and (iii) any additional or other easements or similar encumbrances reasonably required by Tenant (which easements under this clause (iii) only shall be subject to the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed); provided, however, that (a) any such easement or encumbrance which is acquired by Tenant shall become part of the applicable Premises (and such Individual Property) for all of the purposes of this Lease, and (b) no such easement or encumbrance, whether acquired, granted or created, may impose any charge on Landlord or lien upon an Individual Property in respect of any cost or charges in connection therewith, other than any lien for unpaid charges and fees related to utilities or other services supplied to an Individual Property through such easement.  At Tenant’s request, Landlord will join with Tenant, at Tenant’s sole cost and expense, in the acquisition, creation or granting of any such easement or encumbrance, provided that Tenant shall indemnify and hold Landlord and the other Landlord Parties harmless from and against any liability or obligation to which Landlord may thereby become subject during the Term or any period of Tenant’s possession or occupation of the Property Portfolio, or any part thereof (except to the extent the same results from the negligence or willful misconduct of Landlord or any Landlord Party). During the Term, Landlord shall not create, grant or enter into any easement or similar encumbrance affecting the Property or any portion thereof, without Tenant’s prior written consent.

Section 7.7    No Abatements.  Subject to the provisions of Article 18, no abatement, diminution or reduction of the Fixed Annual Rent, or of any Additional Rent, shall be claimed by, or allowed to, Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused, directly or indirectly, by any present or future Legal Requirement, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, terrorism, lockouts, strikes or riots, or any matter or thing resulting therefrom, or by any other cause or causes, nor shall this Lease be affected by any such causes.

Section 7.8    Requirement to Cure Violations.  Notwithstanding any provision of this Lease to the contrary, subject at all times to Tenant’s right of contest set forth in this Lease, Tenant shall observe, perform and comply with and shall cure any violation of, Legal Requirements and Insurance Requirements existing as of the date hereof or hereafter arising with respect to the Property Portfolio. Without limiting the foregoing, Tenant shall cure all violations of Legal Requirements and Insurance Requirements affecting the Property Portfolio on or before the expiration of this Lease and shall indemnify and hold Landlord and the other Landlord Parties from and against all Claims in connection with curing, removing and/or otherwise arising from any violation of Legal Requirements or Insurance Requirements affecting the Property Portfolio.

Article 8.
UTILITIES AND SERVICES

Section 8.1   Payment for Utilities.  Tenant shall be responsible to procure the supply of any and all utilities necessary for Tenant’s use and occupation of each Individual Property and agrees to pay or cause to be paid all charges for gas, water, sewer, electricity, light, heat, power, telephone, internet or other communication service or other utility or service used, rendered or supplied to, upon or in connection with each Individual Property throughout the Term.

Section 8.2    Landlord Not Required to Furnish.  Tenant expressly agrees that Landlord is not, nor shall it be, required to furnish to Tenant or any other occupant of the Property, during the Term, any water, sewer, gas, heat, electricity, telephone, internet, light, power or any other facilities, equipment, labor, materials or any services of any kind whatsoever, whether similar or dissimilar.  Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain or incur if (a) the supply of electricity or other service or utility to any one or more Individual Properties is temporarily interrupted, or (b) the quantity or character of the electric service is changed or is no longer available or suitable for Tenant’s requirements.

Article 9.
MAINTENANCE AND REPAIRS

Section 9.1    Obligation to Maintain and Repair.  Tenant shall, throughout the Term, at Tenant’s sole cost and expense, maintain in first class, good, clean and lawful order, condition and repair (and consistent with Class A institutionally owned and managed properties in the market) each Individual Property and, to the extent Tenant or Landlord or fee owner is required by applicable Legal Requirements, any Governmental Authority or any Documents of Record to do so, all sidewalks and curbs adjacent thereto, and shall not commit or suffer any waste with respect thereto, except that Tenant shall have the right to make Alterations to any part of a Building pursuant, and subject, to the provisions of Article 11.  Tenant’s obligations under this Section 9.1 include, and Tenant shall promptly make, all repairs, interior and exterior, structural and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen, necessary to keep each Individual Property (and to the extent Tenant or Landlord or fee owner is required by applicable Legal Requirements to do so, any Governmental Authority or any Documents of Record, all sidewalks and curbs adjacent thereto) in first class, good, clean and lawful order, condition and repair, consistent with buildings comparable to the general character of each Individual Property in the market in which such Individual Property is located and said repairs shall be at least equal in quality to the original work.  When used in this Article, the term “repairs” as applied to an Individual Property, Building or Building Equipment shall be deemed to include replacements, restorations and/or renewals when necessary, as determined by Tenant in its commercially reasonable discretion.  In any event, Tenant shall have the right, at any time and from time to time, to remove and dispose of Building Equipment which may become obsolete or unfit for use or which is no longer useful in the operation of the Building, as determined by Tenant in its commercially reasonable discretion.  Tenant shall keep and maintain all portions of the Buildings and all Building Equipment (and to the extent Tenant or Landlord is required to do so by applicable Legal Requirements or any Documents of Record, all sidewalks and curbs adjacent thereto), and the other exterior portions of each Individual Property free of accumulation of dirt, rubbish, snow and ice.  Except as otherwise provided in Article 22, nothing herein contained shall be construed to prevent Tenant or any Subtenant or other party claiming under or through Tenant from removing from an Individual Property any Personal Property (on the condition, however, that any such removal shall be without cost or expense to Landlord), or from making any Alterations permitted pursuant to Article 11.  Landlord shall not under any circumstances have the right (except only as otherwise expressly provided in this Lease, including Section 20.4) or obligation to build any improvements on any Individual Property or in any Building or to make any repairs, replacements, alterations or renewals of any nature or description to any Individual Property, any Building or any Building Equipment, whether interior or exterior, ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen.  Landlord shall have no obligation to make any expenditure whatsoever in connection with this Lease.  Tenant hereby waives the right to make repairs, replacements, renewals or restorations at the expense of Landlord pursuant to all Legal Requirements.

Article 10.
MECHANICS’ AND OTHER LIENS

Section 10.1     Mechanics’ Liens.  If any mechanics’ lien shall at any time be filed against any Individual Property, or any portion thereof, Tenant shall cause the same to be discharged of record within forty-five (45) days after obtaining actual knowledge thereof, by either payment, deposit, bond or otherwise.  If Tenant shall fail to discharge any such mechanics’ lien for claims within such period, then, in addition to any other right or remedy of Landlord, on no less than fifteen (15) days’ prior written notice to Tenant (but in any event following the commencement of any enforcement action being taken with respect to such mechanic’s lien), Landlord may, but shall not be obligated to, procure the discharge of the same of record. Prior to Landlord discharging any such mechanics’ lien, Landlord shall use commercially reasonable efforts to discuss in good faith the circumstances surrounding such mechanics’ lien and any ongoing Tenant efforts to resolve such mechanics’ lien.  Any amount paid by Landlord to effectuate such discharge, and all reasonable legal and other expenses of Landlord, including reasonable counsel fees, in defending any such action or in procuring the discharge of any such lien, shall become due and payable by Tenant within thirty (30) days following written demand accompanied by reasonable supporting documentation.  Notwithstanding anything to the contrary, so long as Tenant is reasonably involved in “Contest Procedures” for any mechanic’s lien, then (i) Landlord shall not take any action to procure the discharge of such lien and (ii) the timing requirements to discharge such lien is stayed and inapplicable.  As used herein, “Contest Procedures” means, with respect to any contested obligation of Tenant, that Tenant is contesting in good faith and with due diligence the amount, validity or application thereof by appropriate proceedings at Tenant’s sole cost and expense, provided in each case that (i) such proceedings are conducted in accordance with all applicable Legal Requirements and contractual obligations and have the effect of suspending collection and enforcement; (ii) no part of or interest in any Individual Property is in danger of being sold, forfeited, terminated, cancelled or lost; (iii) Tenant has notified Landlord of such proceedings in writing, keeps Landlord reasonably apprised of the status thereof, and promptly responds to any reasonable informational requests from Landlord with respect thereto; (iv) promptly upon final determination thereof, Tenant pays any amount determined to be payable and complies with any obligation determined to be valid or applicable; (v) Tenant furnishes to Landlord such security as may be reasonably requested by Landlord to insure compliance with the contested obligations, together with all interest and penalties payable in connection therewith (and, upon prior written notice to Tenant, Landlord may apply any such security as necessary to cause compliance with such obligations at any time when, in the reasonable judgment of Landlord, the amount determined to be payable or the validity, applicability or violation of such obligations is finally established or the Individual Property, or any part thereof or interest therein, is in danger of being sold, forfeited, terminated, cancelled or lost); and (vi) there is not otherwise then an Event of Default under this Lease.  For the avoidance of doubt, Tenant shall no longer be considered involved in Contest Procedures if the mechanic’s lien causes the commencement of a foreclosure action against any part of any Individual Property or such mechanic’s lien constitutes a default under any loan documents.

Section 10.2    No Consent or Request of Landlord.  Nothing contained in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied, by inference or otherwise, to any third party for the performance of any labor or the furnishing of any materials or equipment for any construction, rebuilding, alteration, improvement or repair of or to any Individual Property or any part thereof, except to the extent such performance of labor or furnishing of materials or equipment was at the direction or request of Landlord.

Article 11.
ALTERATIONS

Section 11.1    Right to Make Alterations.  Tenant shall have the right at any time and from time to time during the Term, at its sole cost and expense, to make changes, alterations, additions, replacements or improvements, which may include the demolishing of existing structures in connection with the foregoing  (each hereinafter called an “Alteration”; it being agreed that any changes, alterations, additions, replacements or improvements with respect to any Personal Property shall not be deemed to be an Alteration) in or to the Buildings or any other portions of an Individual Property provided that, (i) such Alteration shall (a) be consistent with Section 7.1, (b) comply with all Legal Requirements, Documents of Record and Insurance Requirements, (c) with respect to Major Alterations, once completed the affected Individual Property shall meet the Property Value Requirements and (d) comply with the terms of  the Leasehold Mortgage and any loan documents related thereto and (ii) solely with respect to Major Alterations, such Major Alteration shall not be commenced without the actual prior written consent of Landlord (unless Landlord is deemed to have consented pursuant to Section 11.2 below), not to be unreasonably withheld, conditioned or delayed; it being agreed that for the avoidance of doubt, no Alteration performed in accordance with the terms of this Lease which is not a Major Alteration shall require Landlord’s prior written consent.

Section 11.2    Tenant’s Plans.  If Tenant desires to undertake any Major Alterations, Tenant shall submit to Landlord Tenant’s written request for Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed) of the Material Components of such Major Alteration together with preliminary design drawings and preliminary plans and specifications therefor showing all Material Components (such request, drawings, plans and specifications, a “Major Alterations Request”).  If Landlord fails to provide Landlord’s written approval or disapproval (with reasonably detailed comments) to a Major Alterations Request within twenty (20) Business Days after Landlord’s receipt of such Major Alterations Request, Tenant will send a duplicate copy of such Major Alterations Request, which shall specifically state, in at least 12-point bold type and capital letters, that “LANDLORD MUST RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS OR THIS REQUEST SHALL BE DEEMED APPROVED.”  If Landlord fails to provide Landlord’s written approval or disapproval (with reasonably detailed comments) within ten (10) Business Days from such second request, such Major Alterations Request shall be deemed approved by Landlord.  If Landlord disapproves preliminary design drawings and/or preliminary plans and specifications for any Material Components of any Major Alterations (specifying the reasons for its disapproval with reasonable specificity), Tenant shall revise and resubmit the revised design drawings and/or preliminary plans and specifications to Landlord (with the legend previously described in this Section 11.2) and, if Landlord fails to respond to such re-submitted drawings and/or plans and specifications within ten (10) Business Days after Landlord’s receipt of same, then such re-submitted design drawings and/or plans and specifications shall be deemed approved by Landlord.  Consent or approval by Landlord shall not constitute a representation, warranty or other assurance that any design drawings, plans or specifications comply with Legal Requirements or Insurance Requirements are otherwise sufficient.  For the avoidance of doubt, in the event Landlord consents to or approves (or is deemed to consent or approve pursuant to this Section 11.2) preliminary design drawings and/or preliminary plans and specifications for a Material Component of any Major Alteration and, subsequent to such consent or approval, there is a material change to the preliminary design drawings and preliminary plans and specifications for such Material Components of such Major Alteration, then Tenant shall submit to Landlord an updated Major Alterations Request (with the legend previously described in this Section 11.2 with twenty (20) days), which shall be approved or disapproved by Landlord within twenty (20) days after Landlord’s receipt of same, and, if Landlord fails to respond to such updated Major Alterations Request within twenty (20) days after Landlord’s receipt of same, then such updated Major Alterations Request shall be deemed approved by Landlord.  Tenant covenants, represents and warrants to Landlord that the final design drawings and plans and specifications for such Material Components of such Major Alteration shall be consistent in all material respects with the preliminary design drawings and preliminary plans and specifications for such Material Components of such Major Alteration approved by Landlord, and such Material Components of such Major Alterations shall conform in all material respects to such final design drawings and plans and specifications.  Tenant further covenants, represents and warrants to Landlord that the final design drawings and plans and specifications for, and completion of, the Major Alteration shall comply with all Legal Requirements and Insurance Requirements.  Without limiting the foregoing, prior to commencing any Alteration, Tenant shall obtain (i) all permits, authorizations and approvals with respect thereto from all Governmental Authorities having the requisite jurisdiction (to the extent required by applicable Legal Requirements) and (ii) the approval thereof of each Leasehold Mortgagee whose Leasehold Mortgage requires such approval.  Any dispute as to the reasonableness of any disapproval of  Material Components of any Major Alterations (or the design drawings therefor) shall be resolved through arbitration conducted in accordance with the provisions of Section 33.2; provided, however, that Tenant and Landlord shall work together in good faith to resolve any disputes regarding a  Material Components of any Major Alteration for fifteen (15) Business Days prior to resolving such dispute through arbitration.  Tenant agrees to reimburse Landlord for its reasonable out of pocket costs incurred in review of such Material Components of any Major Alterations; provided that such costs shall not exceed Twenty-Five Thousand Dollars ($25,000.00) (Adjusted By CPI every ten (10) Lease Years) with respect to any Major Alteration.

Section 11.3   Performance of Work.  The provisions and conditions of Article 12 shall apply to any Alterations (including all Major Alterations) performed by Tenant under this Article 11.  Tenant shall complete all Alterations in a diligent and commercially reasonable manner. With respect to any Major Alteration performed by Tenant, Tenant may enter into a construction contract, as determined in Tenant’s commercially reasonable prudent business judgment relating to the complete performance thereof and shall deliver to Landlord a copy of such construction contract prior to commencing construction of the Major Alteration.  If required by Landlord, prior to commencing any Major Alteration the cost of which exceeds Twenty-Five Million Dollars ($25,000,000.00), Tenant shall provide performance and completion bonds or a completion guaranty reasonably acceptable to Landlord for the full performance of the Major Alteration.

Section 11.4    Deliveries to Landlord.  Notwithstanding anything to the contrary contained herein, Tenant shall deliver to Landlord the following: (a) prior to the commencement of any Major Alteration work, reasonable evidence that the final design drawings and plans and specifications for such Major Alterations comply with all Legal Requirements (which may be evidenced by a copy of the building permits and any other permits required by Governmental Authorities for the performance of such Major Alterations); (b) written notice that construction of the Major Alteration has commenced; (c) final plans and specifications for such Major Alteration; (d) written notice of completion of the Major Alterations; (e) as-built plans and specifications with respect to the Major Alterations; and (f) prior to the commencement of any Major Alteration work, reasonable evidence reasonably satisfactory to Landlord that, once completed, such Major Alteration and the applicable Individual Property shall meet the Property Value Requirements, which reasonable evidence may be internally prepared by Tenant using, among other things, internally prepared proforma analyses by Tenant and certified by an authorized signatory of Tenant based on reasonable assumptions consistent with industry standards and, in Tenant’s discretion, a broker opinion of value consistent with industry standards.

Article 12.
CONDITIONS FOR TENANT’S WORK

Section 12.1    Quality of Work.  Tenant agrees that all repairs, Alterations, additions, improvements, rebuilding, restoration and other work which Tenant shall be required or permitted to perform under the provisions of this Lease, including the provisions of Articles 9, 11, 17 and 18 (each hereinafter in this Article called the “Work”), shall be done in a good, safe and workmanlike manner in all cases and upon and subject to all of the following the terms and conditions set forth in this Section 12.1.  All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant or a third party, at its own cost and expense.  Landlord shall, on Tenant’s written request, execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall discharge any reasonable expense or liability of Landlord in connection therewith.  All Work shall be performed in accordance with all Legal Requirements and Insurance Requirements, as well as the plans and specifications therefor, if and as reasonably required given the nature of the Work.  Tenant shall complete all Work in a continuous, diligent and commercially reasonable manner and the cost of all Work shall be paid in the ordinary course of business in a manner consistent with Class A institutionally owned and managed properties in the market, subject to Tenant’s right of contest in accordance with the terms of this Lease.  For the avoidance of doubt the foregoing shall in no event reduce the obligations of Tenant pursuant to Article 10 hereof. Any amount disbursed to Tenant pursuant to Section 17.2(a) or (b) with respect to the cost of such Work shall be promptly applied to payment of such costs or, if theretofore paid by Tenant, to reimburse Tenant for such payment.  At all times when any Work is in progress, Tenant shall maintain or cause to be maintained worker’s compensation insurance covering all persons employed in connection with the Work, in an amount at least equal to the minimum amount of such insurance required by law.

Section 12.2    Title to Any Work.  Title to the Work (including any portion of a Major Alteration), when erected, constructed, installed or placed upon a Premises or any Building, shall be and remain with Tenant (subject to Landlord’s rights under this Lease, including, Section 20.2 and Article 22) without any action on the part of either Landlord or Tenant.  In addition, and for the avoidance of doubt, Landlord and Tenant acknowledge and agree that, during the Term, (a) Tenant alone shall be entitled to claim depreciation on or any investment tax credit or other tax deduction or credit now or hereafter available with respect to the Work, for all taxation purposes and (b) in no event shall Landlord take any position (or permit any position to be taken) on any tax returns filed by Landlord (or including Landlord, in the case of any consolidated returns including Landlord) that are inconsistent with the provisions of this Section 12.2.

Article 13.

"AS IS" CONDITION OF THE PROPERTY.

Section 13.1     except as otherwise set forth in this Lease, Tenant has examined the Property Portfolio and is fully familiar with the physical condition thereof and Tenant accepts the same “as is” on the date hereof and “with all faults” without representation, warranty, expressed or implied, in fact or by law, oral or written, by Landlord, including the value, condition, merchantability, habitability, marketability, profitability, suitability or fitness for a particular purpose or use.  except as otherwise set forth in this Lease, Tenant assumes all risks, if any, resulting from any latent or patent defects in the Property Portfolio or from any failure of the same to comply with any Legal Requirements applicable thereto.  Tenant has not relied and will not rely on, and Landlord has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property Portfolio or relating thereto made or furnished by Landlord, the property manager of the Property Portfolio, any real estate broker, agent or third party representing or purporting to represent Landlord, to whomever made or given, directly or indirectly, orally or in writing.  Tenant represents that it is a knowledgeable, experienced and sophisticated operator of real estate and that it is relying solely on its own expertise and that of Tenant’s consultants, IF ANY, in entering into this Lease of the Property Portfolio and shall make an independent verification of the completeness and accuracy of any documents and information provided by Landlord.  Tenant has conducted such inspections and investigations of the Property Portfolio as Tenant deemed necessary prior to signing this Lease, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon the same.

Section 13.2     Tenant acknowledges that Tenant owned and operated the Property Portfolio prior to Landlord’s acquisition of the Property Portfolio pursuant to the PSA and that this Lease has been executed concurrently with the closing of Landlord’s acquisition of the Property Portfolio.  Tenant acknowledges and agrees that Tenant retained responsibility for (i) the “AS IS, WHERE IS” condition of the Property Portfolio as existed prior the Landlord’s acquisition and thereafter during the Term, including as described in Article 14 of the PSA and (ii) for all “Waived Items” as defined in the PSA.  In no event shall Landlord have any liability or responsibility for any condition or circumstance existing on or at the Property Portfolio prior to the date of this Lease or for any circumstance or item described in Article 14 or Article 15 of the PSA.

Article 14.
INDEMNIFICATION AND NONLIABILITY OF LANDLORD

Section 14.1   Indemnification.  Tenant agrees, at its sole cost and expense, to indemnify, defend and hold harmless Landlord and the other Landlord Parties against and from any and all Claims to the extent arising from or in connection with (and from and against all reasonable attorneys’ fees, and reasonable out of pocket costs, expenses and liabilities incurred in the defense of any such Claim or any action or proceeding brought thereon):  (a) the conduct or management of, and the payment for, any work or thing whatsoever done in or about a Building, Building Equipment, Premises, Individual Property or any portion of the Property Portfolio by or on behalf of Tenant (or any Person holding or claiming through or under Tenant) during the Term; (b) the condition of each Building, Building Equipment, Premises, Individual Property or any portion of the Property Portfolio during the Term, whether or not such condition existed before the Term commenced, and the use or operation of the Property Portfolio; (c) any  breach or default in the performance of any of Tenant’s covenants or obligations under this Lease or breach of any representation of Tenant under this Lease; (d) any negligence or willful misconduct of Tenant, or any of its agents, servants, employees, contractors, invitees or licensees, or of any Person holding or claiming through or under Tenant; (e) any accident, injury (including death) or damage whatsoever caused to any Person or Persons or any property damage occurring during the Term, in or about the Property Portfolio; or (f) relating to a Leasehold Mortgage, a Sublease or the Cooperative Agreement;  excluding (A) in each case the same to the extent caused by the  negligence or willful misconduct of Landlord or its agents, servants, employees, contractors or invitees or a breach of this Lease  by Landlord and (B) in the case of clauses (a) and/or (b), Landlord Payment Obligations not incurred by Landlord in connection with Tenant’s (or any of its agents, servants, employees, contractors, invitees or licensees, or of any Person holding or claiming through or under Tenant’s) fraud, negligence, willful misconduct or breach of this Lease; provided that, for the avoidance of doubt, the Landlord and the other Landlord Parties shall be entitled to be indemnified pursuant to this Section 14.1 for costs and expenses incurred pursuant to Section 6.5 and Section 16.7 hereunder.  Further, Tenant agrees to indemnify and hold harmless Landlord and the other Landlord Parties against and from all reasonable costs, counsel fees, expenses and liabilities incurred in connection with or in defending any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, agrees to resist or defend such action or proceeding with counsel retained by Tenant and approved by Landlord (unless Tenant causes the same to be discharged and satisfied). Landlord agrees, at its sole cost and expense, to defend, indemnify and hold harmless Tenant and Tenant’s agents or employees from and against any and all Claims to the extent arising from any activity or work by or on behalf of Landlord or any Landlord Party in or about the Premises; or to the extent arising from the gross negligence or willful misconduct of Landlord, and from and against all reasonable attorneys’ fees, expenses and liabilities incurred in the defense of any such Claim or any action or proceeding brought thereon, excluding in each case the same to the extent caused by the negligence or willful misconduct of Tenant or its agents, servants, employees, contractors or invitees or to the extent caused by a breach of this Lease by Tenant.

Section 14.2    Landlord Not Liable.  Notwithstanding anything to the contrary in this Lease, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or any other Person for, or by reason of (a) any condition of or defect in any Land, any Building, any Building Equipment, or any other equipment, machinery, wiring, apparatus or appliances whatsoever now or hereafter situate in, at, upon or about any Individual Property, (b) any failure or defect of water, heat, electric light, power supply, or other utility, service or facility, or of any apparatus or appliance in connection therewith, or from any injury or loss or damage to property resulting therefrom or (c) any injury, loss or damage to any Person or to the Property Portfolio, or to any Personal Property of Tenant, or of any other Person, contained in, upon or about the Property Portfolio, or the streets, any parking areas and sidewalks adjacent thereto, unless, in each case, such defect, failure, injury, loss or damage is caused by the gross negligence or willful misconduct of Landlord as determined in a final non-appealable order by a court of competent jurisdiction or an uncured breach of this Lease by Landlord, following notice of the breach from Tenant and a reasonable opportunity to cure such breach by Landlord.

Article 15.
REPRESENTATIONS AND WARRANTIES

Section 15.1     Tenant’s Representations.  Tenant represents, warrants and covenants to Landlord as follows:

(a)        ERISA.  The transactions contemplated by this Lease will not result in a non-exempt prohibited transaction by Tenant under ERISA.

(b)        OFAC.  Tenant (i) is not in violation of any Anti-Terrorism Law (as defined below), (ii) is not a Prohibited Person (as defined below) or (iii) is not doing and will not do any of the following:  (1) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (2) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (as defined below); (3) commit a Patriot Act Offense; or (4) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.  As used herein:  (x) “Anti-Terrorism Law” is defined as any Law relating to terrorism or money laundering, including Executive Order No. 13224 and the Patriot Act; (y) “Executive Order No. 13224” is defined as the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; and (z) “Prohibited Person” is defined as (A) a Person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (B) an entity that is listed in the Annex to, or is otherwise subject to the provisions of, a Person or entity owned or controlled by, or acting for or on behalf of, any Person or Executive Order No. 13224; (C) a Person or entity with whom any lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or a Person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (D) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/sdn/tllsdn.pdf, or at any replacement website or other official publication of such list; or (E) a Person or entity who is affiliated with a Person or entity described in clauses (1)-(4) of this definition.

(c)        Authorization.  There are no actions, suits or proceedings pending or, to the actual knowledge of Tenant, threatened against Tenant, at law or in equity or before any Governmental Authority which would materially impair Tenant’s ability to perform its obligations under this Lease.  This Lease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.  The consummation of the transactions hereby contemplated and the performance of this Lease shall not result in any breach or violation of, or constitute a default under any Lease, bank loan or credit agreement to which Tenant is a party.

Section 15.2    Landlord’s Representations.  Landlord represents and warrants to Tenant, with respect to clauses (a) through (c) below, that as of the Date of this Lease, and, with respect to clause (b) below only, Landlord covenants that throughout the term of this Lease:

(a)        ERISA.  None of Landlord or any investor in Landlord owning ten percent (10%) or more of Landlord, are an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; the assets of Landlord do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.  The transactions contemplated by this Lease are not in violation of state statutes applicable to Landlord regulating investments of and fiduciary obligations with respect to governmental plans that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

(b)        OFAC.  None of Landlord or any investor in Landlord owning ten percent (10%) or more of Landlord (i) is or shall be in violation of any Anti-Terrorism Law, (ii) is or shall be a Prohibited Person or (iii) is or shall (1) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (2) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (3) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(c)        Authorization.  There are no actions, suits or proceedings pending or, to the knowledge of Landlord, threatened against or affecting Landlord, at law or in equity or before any Governmental Authority which would impair Landlord’s ability to perform its obligations under this Lease.  This Lease has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.  The consummation of the transactions hereby contemplated and the performance of this Lease shall not result in any breach or violation of, or constitute a default under any Lease, bank loan or credit agreement to which Landlord is a party.

Article 16.

INSURANCE

Section 16.1   Insurance to be Maintained.  Tenant shall, at its own cost and expense, provide and keep in force the following insurance at the following levels (as Adjusted By CPI every ten (10) Lease Years), or at the types and levels required by the Leasehold Mortgagee, whichever is greater:

(a)        Commercial general liability insurance against claims for bodily injury, death or property damage occurring in or about each Individual Property (including bodily injury, death or property damage resulting directly or indirectly from any change, alteration, improvements or repair thereof), with limits not less than $1,000,000.00 per occurrence Bodily Injury and Property Damage, $1,000,000.00 per occurrence Personal Injury & Advertising Injury, $1,000,000.00 Fire Damage and $5,000,000.00 General Aggregate.  The policy shall be written on an occurrence basis.

(b)        If Tenant has any employees, workers compensation insurance affording coverage under the Workers Compensation laws of the State where the applicable Individual Property is located and Employers Liability coverage subject to a limit of no less than $1,000,000.00 each employee, $1,000,000.00 each accident and $1,000,000.00 policy limit.  The Workers’ Compensation policies shall contain a waiver of subrogation provision requiring the insurance carriers to waive all rights against Landlord and all other Landlord Parties and any lender.

(c)        Umbrella liability with a limit not less than $25,000,000.00 providing excess coverage over all limits and coverages noted in paragraphs (a) and (b) above, which policy shall be written on an “occurrence” basis.

(d)        Tenant shall obtain and maintain Commercial Automobile Liability insurance on all owned, hired or non-owned vehicles used in connection with Tenant’s operations in the amount of $1,000,000 combined single limit for bodily injury and property damage.  The coverages must extend to employees, agents, and volunteers of Tenant who utilize personal vehicles within the course and scope of their employment or service.

(e)        All-risk property and boiler and machinery insurance, including flood and earthquake, windstorm and terrorism, covering physical loss or damage to each Building and Building Equipment.  The all-risk property and boiler and machinery insurance shall cover the replacement cost of the applicable Building and Building Equipment, including depreciation and law and ordinance coverage, such that the replacement cost of applicable Building and Building Equipment shall cover the cost to comply with all laws and ordinances in place at the time of the casualty.  This insurance shall also cover Tenant’s business interruption/loss of rental income and extra expense for a period of at least twelve (12) months following the repair of damage.  On all construction or demolition projects, Tenant or its contractors shall carry all-risk builders risk insurance (or contractors all-risk insurance) for the full amount of the project value and insurance required by Section 13.1(d).  Landlord shall be named as a “loss payee” on Tenant’s insurance policy covering business interruption/loss of rental income.

If there shall be any dispute under this Section, it shall be determined by arbitration as provided in Section 33.2.  During the course of any Alterations, Tenant shall (or shall cause the general contractor) to maintain commercial liability insurance, substantially as described above with extension to cover products or completed operations, for a period of at least three (3) years following completion of such Alterations with limits of not less than $2,000,000.00 per occurrence and $5,000,000.00 general aggregate and Workers Compensation in accordance with laws of the State where the applicable Individual Property is located.  Tenant shall also insure (or cause the general contractor to insure) its subcontractors of any tier or require them to provide confirmation of commercial general liability coverage (including products or completed operations in their own names), with a limit of not less than $1,000,000.00 per occurrence, $2,000,000.00 general aggregate per job.  Landlord shall be named as an additional insured on each such policy.

Section 16.2    Named and Additional Insureds.  All insurance to be provided and kept in force by Tenant under the provisions of this Lease (except worker’s compensation insurance) shall be primary and non-contributory regardless of any other insurance, whether collectible or not and shall name Landlord and any Leasehold Mortgagees and Fee Mortgagees as additional insureds and loss payees, as applicable (workers’ compensation insurance excluded).  In addition, the insurance described in Section 16.1 may also name Leasehold Mortgagee as an additional insured and may also be carried for the benefit of any Subtenants or other Persons having an insurable interest and designated by Tenant.  The proceeds of loss under the policies of insurance required to be obtained by Tenant under Sections 16.1 (except worker’s compensation insurance) shall be payable as provided in Section 16.3 under standard non-contributing mortgagee clauses attached to such policies.  Said policies shall be obtained by Tenant upon the commencement of the Term, and shall be provided by responsible companies of recognized responsibility licensed to do business in the State where each Individual Property is located (and meeting the standards set forth in any Leasehold Mortgage or, if no Leasehold Mortgage exists or imposes such standards, meeting a minimum rating of “A-VII” by A.M. Best Company (or its successors)).  A certificate for each such policy of insurance shall be delivered to Landlord and to each Leasehold Mortgagee and Fee Mortgagee.  Said policies shall be for a period of not less than one (1) year and shall contain provisions whereby the same (a) cannot be cancelled for any reason other than non-payment of premium or the coverage reduced unless Landlord (and each Fee and Leasehold Mortgagee named as an additional insured thereunder) is given at least sixty (60) days’ prior written notice of such cancellation and (b) to the extent commercially available at commercially reasonable costs, (i) contain endorsements that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Landlord or any other Person, and (ii) waive all rights of subrogation against Landlord and any Fee Mortgagee.  Tenant shall procure and pay for renewals of such insurance from time to time prior to the expiration of any then current policy, and Tenant shall promptly deliver to each such Mortgagee and to Landlord the renewal certificates thereof, as required above, together with receipted bills or other reasonably satisfactory evidence of the payment of the premiums therefore.

Section 16.3    Adjustment and Disbursement of Proceeds.  In case of insurance against damage to an Individual Property by fire or other insured event, such policies shall provide that (a) so long as no Event of Default shall exist, the loss, if any, shall be adjusted only with Tenant (subject to the rights of any First Leasehold Mortgagee to participate in any adjustment, settlement or compromise with respect to any claim under such policies, as described in Section 24.3(g) (and provided that, so long as an Event of Default shall exist, the rights of any Leasehold Mortgagee to participate in any adjustment, settlement or compromise, as aforesaid, shall continue so long as the Leasehold Mortgagee shall be attempting to cure the Event of Default in question in accordance with the provisions of Section 24.3 hereof) and (b) the proceeds thereof shall be paid (i) so long as no Event of Default shall exist, to Tenant, to the extent that such proceeds are in an amount equal to the lesser of (A) $1,000,000.00 (as Adjusted By CPI every ten (10) Lease Years) and (B) the amount of net proceeds that can be disbursed directly to Tenant, as set forth in the First Leasehold Mortgage Documents and (ii) to the Depository, to the extent that an Event of Default shall exist or such proceeds are in excess of the amount described in the immediately preceding subclause (i).  The Depository shall hold any insurance proceeds as a trust fund for the purpose of paying the cost of the work required to be performed by Tenant under Article 17 hereof, and, with respect to any rent insurance provided under Section 16.1, to the payment of the Fixed Annual Rent, Additional Rent and other charges payable by the Tenant under this Lease when due, and the Depository shall disburse such proceeds as provided in Article 17.  The Depository shall be entitled to reasonable compensation at market rates for its services as such, payable out of such proceeds.

Section 16.4    Release.  Landlord and Tenant hereby release the other from any and all liability or responsibility to the releasing party or its insurers by way of subrogation or otherwise, for any loss or damage caused by or arising from any occurrence, casualty or event covered or required to be covered by policies of insurance (including endorsements) required to be maintained or maintained pursuant to this Lease. The Parties agree to have their respective property damage insurance policies to be written or endorsed in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy, even though such loss, damage or destruction might have been occasioned by the negligence of Landlord, Tenant or their respective agents, employees, contractors, invitees and/or permitted subtenants or other occupants.

Section 16.5    No Separate Insurance.  Tenant shall not carry separate or additional insurance, concurrent in form and contributing, in the event of any loss or damage to the Property Portfolio, with any insurance required to be obtained by Tenant under this Lease, unless such separate or additional insurance shall comply with and conform to all of the provisions and conditions of this Article.  Tenant shall promptly give notice to Landlord of such separate or additional insurance and deliver a certificate of such policies to Landlord.

Section 16.6    Blanket Policies.  Any of the insurance coverages required under this Article may be included within a so-called “blanket policy” covering other properties owned or leased by Tenant or one or more Affiliates and such blanket policy may have a single limit for the fire and extended coverage casualties, provided such single limit is not less than that required for each Individual Property under Section 16.1(d), provided that the policy otherwise complies with this Article, without the possibility of a coinsurance penalty by reason of, or damage to, any other properties named therein, and provided that Tenant hereby acknowledges and agrees that its failure to pay any portion of the premium therefor which is not allocable to each Individual Property or any other action not relating to each Individual Property which would otherwise permit the issuer thereof to cancel such blanket coverage shall require that such Individual Property be insured by a separate, single property policy. If the insurance required by this Article shall be met by any such blanket policy, Tenant shall at Landlord’s request furnish to Landlord certified copies of such policies with schedules attached thereto showing the amount of insurance afforded by such policies to each Individual Property.  Landlord retains the right to disallow the use of a blanket policy if Landlord reasonably believes the coverage provided by the blanket or umbrella policy is inadequate either as to limits or scope of coverage.

Section 16.7    Landlord’s Right to Obtain Insurance.  In the event that Tenant fails to provide, maintain, keep in force or deliver and furnish to Landlord the policies of insurance required by this Lease or evidence of their replacement or renewal as required herein, Landlord may, but shall not be obligated to, on seven (7) Business Days’ prior written notice to Tenant, procure such insurance and Tenant shall pay all amounts advanced by Landlord therefor, together with interest thereon at the Default Interest Rate from and after the date such reimbursements are required in writing by Landlord (with reasonable evidence thereof), upon demand by Landlord.  Landlord shall not be responsible for nor incur any liability for the failure of the insurer to perform even though Landlord has caused the insurance to be placed with the insurer after failure of Tenant to furnish such insurance.

Article 17.
CASUALTY

Section 17.1    Damage or Destruction.  If a Building or Building Equipment, or any portion thereof or of an Individual Property, is damaged or destroyed by fire or other casualty, (a) Tenant shall proceed with reasonable diligence to repair and restore the damage in accordance with the provisions of Articles 11 and 12, or, at Tenant’s election, if a Building is destroyed, to demolish the destroyed Building and design and build a new Building as a Major Alteration in accordance with the provisions of Articles 11 and 12, and in any event after Tenant’s repair, restoration and/or building, the affected Individual Property shall meet the Property Value Requirements;  (b) the proceeds of property insurance, whether maintained by Landlord or Tenant, shall be paid to and held by Depository (as described in Section 16.3) provided (i) the Depository agrees to hold and disburse such proceeds in accordance with the provisions of this Lease and (ii) the Depository disburses the same (net of expenses of collection, or relating to the adjustment of the insurance claim, reasonably incurred by such Depository if it is the Leasehold Mortgagee) subject to the applicable conditions for disbursement set forth in the First Leasehold Mortgage (provided such conditions are consistent with conditions for construction loan advances customarily found in construction loan documents for construction loans made by Institutional Lenders, and are generally consistent with the procedures described in Section 17.2 below) and (c) if the cost of restoring such damage or destruction is reasonably estimated by Tenant to exceed $500,000, then Tenant shall deliver notice of such damage or destruction to Landlord; the parties agreeing that so long as no Event of Default shall have occurred and remain uncured hereunder, such property insurance proceeds of $1,000,000 or less relating to a single casualty may, subject to the rights of Leasehold Mortgagees, be paid directly to Tenant and need not be paid to a Depository and applied by Tenant in accordance with Section 17.2 below.  The work required under this Section 17.1 is herein called the “Restoration”.

Section 17.2    Disbursement of Insurance Monies.  In furtherance and amplification of the foregoing, the net amount of the property insurance proceeds, paid over to the Depository or Tenant, as applicable, shall be applied by the Depository or Tenant, as applicable in the following manner, provided there is then no uncured Event of Default:

(a)        there shall be paid to Tenant from said insurance monies such part thereof as shall equal the reasonable out-of-pocket cost to Tenant incurred in making such temporary repairs or doing such other work as was reasonably necessary in order to protect the applicable Individual Property pending adjustment of the insurance loss and the completion of the Restoration;

(b)        there shall be paid to Tenant from said insurance monies such part thereof as shall equal the reasonable out-of-pocket cost to Tenant incurred in performing the Restoration;

(c)        payment to Tenant pursuant to subdivisions (a) or (b) of this Section 17.2 from such insurance monies (hereinafter collectively called the “Restoration Fund”) shall be made by the Depository to Tenant from time to time as the Restoration progresses, subject to customary and industry-standard retainage provisions which are consistent with typical construction contracts for similar projects (it being the intent that such retention and the retention under Tenant’s construction contract (which Tenant shall cause to be consistent with typical construction contracts for similar projects), will be one and the same), but not more frequently than monthly, subject to satisfaction of the requirements of subdivisions (d) of this Section 17.2, and upon, in each case, delivery to Landlord, Fee Mortgagee and the Depository of a certificate of a registered architect or licensed professional engineer, certifying (i) that the amounts so to be paid to the Tenant are payable to Tenant in accordance with the provisions of this Section 17.2, and that such amounts are then due and payable by Tenant or have theretofore been paid by Tenant; (ii) the progress of the work; (iii) that the Restoration has been done substantially in accordance with the plans and specifications therefor and all applicable Legal Requirements and Insurance Requirements; (iv) that the sum requested when added to all sums previously paid out under this Section 17.2 for the Restoration does not exceed the value of the labor, fixtures, equipment and material done or installed to the date of such certificate; (v) the estimated cost of completing the Restoration; and (vi) that, in the opinion of such architect or engineer, the remaining amount of the Restoration Fund will be sufficient upon completion of the Restoration to pay for the same in full;

(d)        Tenant shall furnish to Landlord, Fee Mortgagee and the Depository, at the time of any such payment, final or partial lien waivers, as the case may be, covering all Restoration work for which payment is then requested, which may be conditioned on payment, from all persons performing work or supplying or fabricating materials for the Restoration work for which payment is then requested, fully executed, acknowledged and in recordable form and such other documentation as may be required in the applicable jurisdiction to evidence the waiver of applicable mechanic liens rights (such as terminations of Notices of Commencement or similar documents).  Upon the termination of this Lease or the recovery of possession of the applicable Individual Property by Landlord pursuant to Article 20, any monies then held by the Depository shall be paid over to Landlord, subject to the rights of any Fee Mortgagee; and

(e)        there shall be paid to Landlord and to the other Persons respectively entitled thereto under the provisions of this Lease from time to time the proceeds of any rent insurance provided under Section 16.1 insofar as required in order to pay the Fixed Annual Rent and Impositions, Additional Rent, and other charges payable by Tenant under this Lease; or, insofar as Tenant shall have paid any of the foregoing, then, and provided there is then no uncured Event of Default, there shall be paid to Tenant so much of such proceeds as are required to reimburse Tenant for the amounts so paid by Tenant.  Notwithstanding the foregoing, but subject in all respects to the provisions of Section 17.3, Tenant’s obligation to pay the Fixed Annual Rent, all Additional Rent and all other charges payable by Tenant under this Lease shall not be affected by any damage or destruction of a Building or Building Equipment, or any portion thereof or of an Individual Property, by fire or other casualty.

Section 17.3    Intentionally omitted.

Section 17.4    Work During Restoration.  The provisions and conditions of Article 13 shall similarly apply to any Restoration.

Section 17.5   Insufficient Insurance Proceeds.  Notwithstanding any provision of this Lease to the contrary, if the insurance proceeds collected on account of damage or destruction to the affected Individual Property shall be insufficient to pay the total cost of the Restoration, Tenant will pay the deficiency.  Under no circumstances shall Landlord be responsible for the payment of any such deficiency.

Section 17.6    Excess Insurance.  If any of the insurance monies paid by the insurance company to the Depository as hereinabove provided shall remain after the completion of the Restoration and the payment to Tenant of the retainage described above, the excess shall be retained by or paid over to Tenant, provided there is then no uncured Event of Default, subject to the rights of any Leasehold Mortgagee.

Section 17.7    Lease Continues in Effect.  If a Building or Building Equipment, or any portion thereof, is damaged or destroyed by fire or other casualty, this Lease shall continue in full force and effect and there shall be no reduction or abatement of Fixed Rent, Additional Rent and other charges, except that payments received by Landlord derived from the rental insurance provided under Section 16.1(d) shall be credited thereto.

Section 17.8    Leasehold Mortgages.  All Leasehold Mortgages shall provide for the application of insurance proceeds in a manner consistent with the provisions of this Article 17.

Section 17.9   Purchase Option.  Notwithstanding any provision of this Lease to the contrary, if Tenant exercises an Option in the case of a casualty, then the provisions of Article 35 shall control.

Article 18.
CONDEMNATION

Section 18.1    Condemnation.  In the event that with respect to any Individual Property, all or substantially all the Land and any Building thereon shall be taken in condemnation proceedings or by exercise of any right of eminent domain, (a) this Lease shall terminate as to such taken Individual Property only as of the earlier to occur of (i) the vesting of title to the Individual Property in the condemning authority or (ii) transfer of possession of the Individual Property to the condemning authority, (b) the parties shall be relieved of all further liability hereunder with respect to such Individual Property only and the Fixed Rent and all Additional Rent relating to such Individual Property provided to be paid by Tenant shall be apportioned and paid to the date on which this Lease is terminated as to such Individual Property (with Landlord refunding to Tenant any overpayment thereof provided no Event of Default then exists), as aforesaid, and (c) the award or any payment in lieu thereof in such proceeding or any settlement of same (collectively, the “Award”) shall be applied in the following order of priority, to the extent that there is a single Award, and separate Awards are not made in favor of each of Landlord and Tenant:

(i)         first, to reimburse Landlord, Tenant and any Mortgagees for their reasonable costs incurred in connection in obtaining such Award,

(ii)        second, the balance of the Award shall be paid on a pari passu basis in proportion to the values of their respective estates (A) to Tenant (or to the extent the First Leasehold Mortgagee is entitled thereto pursuant to the terms of the First Leasehold Mortgage Documents, to the First Leasehold Mortgagee) until Tenant (and any Leasehold Mortgagee collectively) shall have received the Fair Market Value of the Tenant’s Estate in the applicable Individual Property pursuant to this Lease (including all rights of Tenant under this Lease) and the fair market value of the applicable Building, the applicable Building Equipment and the applicable Development Rights for the then balance of the Term, determined assuming there had been no condemnation, and (B) to Landlord (subject to the rights of any Fee Mortgagee) based on the loss of Fair Market Value of the Landlord’s Estate that Landlord has incurred from such taking in the portion of the Landlord’s Estate so taken, and

(iii)       lastly, any balance shall be paid on a pari passu basis to Tenant and Landlord in the same ratios as provided above in Section 18.1(ii).

If separate Awards are made to Landlord and Tenant, (X) Landlord’s separate Award will be made to Landlord (subject to the rights of any Fee Mortgagee); and (Y) Tenant’s separate Award will be made to Tenant (or to the extent the Leasehold Mortgagee is entitled thereto pursuant to the terms of the Leasehold Mortgage Documents, to the Leasehold Mortgagee).

Section 18.2   Taking of Less Than All of an Individual Property.  In the event, with respect to any Individual Property, of a taking of less than all or substantially all of a Land and a Building thereon, this Lease shall terminate solely as to the portion of the applicable Individual Property so taken as of the earlier to occur of (a) the vesting of title to the affected portion of the applicable Individual Property in the condemning authority or (b) transfer of possession of the affected portion of the applicable Individual Property to the condemning authority and the Award shall be applied in the following order of priority:

(i)         to reimburse Landlord, Tenant and any Mortgagees for the reasonable costs incurred in connection in obtaining such Award,

(ii)        to reimburse Tenant for the cost of any repairs or restoration undertaken by Tenant (or Landlord, if applicable) by reason of such taking; provided that such amounts shall be held and disbursed in accordance with the terms of Section 17.2,

(iii)       on a pari passu basis (A) to Tenant (or to the extent the First Leasehold Mortgagee is entitled thereto pursuant to the terms of the First Leasehold Mortgage Documents, to the First Leasehold Mortgagee) based on the loss of fair market value Tenant has incurred from such partial taking in Tenant’s leasehold estate (pursuant to this Lease) in the portion of the applicable Premises so taken and the fair market value of the applicable Building, the applicable Building Equipment and the applicable Development Rights so taken, for the balance of the Term, determined assuming there had been no condemnation) and (B) to Landlord (subject to the rights of any Fee Mortgagee) based on the loss of Fair Market Value of the Landlord’s Estate that Landlord has incurred from such partial taking in the portion of the Landlord’s Estate so taken, and

(iv)       if separate Awards are made to Landlord and Tenant, (X) Landlord’s separate Award will be made to Landlord (subject to (a) the obligation to reimburse Tenant for the cost of any repairs or restoration undertaken by Tenant, if such cost is incorporated in to the Landlord’s separate Award and not in Tenant’s separate Award, and (b) the rights of any Fee Mortgagee); and (Y) Tenant’s separate Award will be made to Tenant (or to the extent the Leasehold Mortgagee is entitled thereto pursuant to the terms of the Leasehold Mortgage Documents, to the Leasehold Mortgagee).

Section 18.3    Rent Reduction Formula.  In the event of any taking of the type described in the preceding Section 18.2, this Lease, the Fixed Rent shall be equitably reduced to reflect the portion of any proceeds of the taking that are paid to Landlord and all Additional Rent shall be and remain unaffected by such taking.

Section 18.4   Temporary Taking or Other Governmental Action.  In the event of any temporary taking of a Land or a Building, the entire Award shall be paid to Tenant (subject to the rights of any Leasehold Mortgagee) and there shall be no reduction or abatement of Fixed Annual Rent or Additional Rent, provided however that if the period of such temporary taking extends beyond the end of the term of this Lease, the Award shall be pro rated between the Landlord and Tenant and Landlord shall be entitled to the portion of the Award applicable to the period after the end of term.   In the event of any governmental action not resulting in the taking or condemnation of any portion of a Land or a Building but creating a right to compensation, such as the changing of the grade of any street upon which a Premises abut, this Lease shall continue in full force and effect and the entire Award shall be paid to Tenant (subject to the rights of any Leasehold Mortgagee) and there shall be no reduction or abatement of Fixed Annual Rent or Additional Rent.

Section 18.5   Fair Market Value.  The term “Fair Market Value of the Landlord’s Estate” shall mean the fair market value of the Landlord’s Estate or applicable portion thereof assuming that (a) all Land is encumbered by this Lease for the then remaining Term of this Lease and (b) there had been no condemnation.  The term “Fair Market Value of the Tenant’s Estate” shall mean the fair market value of the Tenant’s Estate or applicable portion thereof assuming there had been no condemnation.

Section 18.6   Dispute.  In the event of any dispute between Landlord and Tenant as to any valuation required under Sections 18.1, 18.2 or 18.5 above, the same shall be resolved by arbitration as provided in Section 33.1.

Section 18.7   Separate Claims.  Nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for moving expenses, loss of business, and/or depreciation to, damage to, and/or cost of removal of, and/or for the value of Personal Property belonging to Tenant, provided however that no such claim shall diminish Landlord’s Award or the Award of any Mortgagee.

Section 18.8   Payment of Award.   Pending the application of the Award in accordance with the above provisions of this Article 18, the Award shall be paid to and held by the Depository, provided that the Depository agrees to hold and disburse the Award in accordance with the provisions of Sections 18.1 and 18.2, except that the disbursement shall be in accordance with Section 17.2 of this Lease, if applicable (provided further, however, that in the case of any Award to be applied to restore the affected Individual Property, if the Depository is the Leasehold Mortgagee, the Depository may disburse the same subject to the applicable conditions for such disbursements set forth in the Leasehold Mortgage, provided such conditions are consistent with conditions for construction loan advances customarily found in construction loan documents for construction loans made by Institutional Lenders).

Section 18.9   Purchase Option.   Notwithstanding any provision of this Lease to the contrary, if Tenant exercises an Option in the case of a condemnation, then the provisions of Article 35 shall control.

Article 19.
BOOKS AND RECORDS; REPORTING; APPRAISAL

Section 19.1   Books and Records.  Tenant shall keep books and records of account in accordance with accrual-based accounting methods or, at Tenant’s option, other commercially reasonable methods (consistently applied) reasonably acceptable to Landlord, and furnish to Landlord:

(a)        quarterly and annual certified rent rolls (including for each lease, tenant name, gross leasable area, lease commencement date, base rent, annual base rent per square foot, monthly cost recovery, future rent increases, lease expiration dates and tenant sales information) for each Individual Property and the Property Portfolio (in the form reasonably approved by Landlord) signed and dated by Tenant, within forty-five (45) days after the end of each calendar quarter and within ninety (90) days after the end of each calendar year, as applicable, which rent rolls shall be deemed to be certified by Tenant as accurate upon delivery to Landlord whether or not such rent rolls are delivered with any such written certification; and

(b)        if required in connection with the Fee Mortgage or sale of the Property Portfolio (or any portion thereof) or other capitalization and requested by Landlord in writing, monthly certified rent rolls (including for each lease, tenant name, tenant sales, gross leasable area, lease commencement date, base rent, annual base rent per square foot, monthly cost recovery, future rent increases and lease expiration dates) for each Individual Property within forty-five (45) days after the end of the applicable calendar month, which rent rolls shall be deemed to be certified by Tenant as accurate upon delivery to Landlord whether or not such rent rolls are delivered with any such written certification; and

(c)        quarterly and annual operating statements of each Individual Property and the Property Portfolio detailing the Operating Income, Operating Costs (together with statements setting forth the costs for capital improvements made during the calculation period), NOI during the calculation period, Ground Lease Coverage Ratio calculation, revenues received, the expenses incurred and capital improvements made during the calculation period and containing appropriate year-to-date information, prepared and certified by Tenant in the form reasonably required by Landlord within forty-five (45) days after the end of each calendar quarter and within ninety (90) days after the end of each calendar year, as applicable.  If requested by Landlord, the annual operating statements shall be audited by an accounting firm reasonably acceptable to Landlord; and

(d)        within sixty (60) days following the end of each calendar year, an estimated annual operating budget for each Individual Property and the Property Portfolio for the immediately following calendar year presented on a monthly basis consistent with the annual operating statement provided in Section 19.1(c); and

(e)        within forty-five (45) days of Landlord’s request (with respect to information pertaining to the most recently completed quarter) and within ninety (90) days of Landlord’s request with respect to the most recently completed calendar year, (i) Tenant will provide to Landlord any information which Tenant is required to provide to the Leasehold Mortgagee pursuant to the Leasehold Mortgage Documents, and (ii) during the existence of an Event of Default, Tenant will provide to Landlord such other additional financial or management information reasonably requested by Landlord from time to time.  Tenant shall furnish to Landlord and its agents convenient facilities for the examination and audit of Tenant’s books and records at any reasonable time from time to time during business hours upon reasonable advance notice; and

(f)        within twenty (20) Business Days from Landlord’s request, and solely in connection with a refinance of Landlord’s mortgage indebtedness secured in whole or in part by an Individual Property, a sale of an Individual Property in whole or in part or other capitalization, Tenant shall provide (i) computer generated reports (or equivalent) of any co-tenancy reports, kick-out reports and dark-out reports (but in all events, no analyses), and (ii) and any other reasonably requested information, analysis or reports already prepared by Tenant pertaining to any leases encumbering any Individual Property.

Section 19.2    Appraisals.   Landlord shall have the right at any time to commission an appraisal of an Individual Property no more frequently than once per calendar year (unless an uncured Event of Default then exists or in connection with any other provision of this Lease that expressly requires an evaluation of the value of an Individual Property, in which case no such limitation shall apply), at the sole cost of Landlord, and Tenant, subject to the provisions of Article 30, shall provide reasonable access to such Individual Property to the Landlord and any appropriately licensed, if applicable, and insured appraiser provided that such appraisal occurs during normal business hours and upon at least ten (10) days advance written notice.  Tenant shall reasonably cooperate with Landlord in connection with any such appraisal and shall provide to Landlord and/or such appraiser any reasonably requested information about the operation and financial performance of any such Individual Property.

Article 20.
DEFAULT PROVISIONS

Section 20.1    Event of Default.   Each of the following events shall constitute an Event of Default of this Lease (herein called an “Event of Default”):

(a)        If Tenant shall fail to pay Fixed Annual Rent or Additional Rent when the same is due and payable under the terms of this Lease and such failure continues for a period of five (5) Business Days after notice thereof from Landlord to Tenant;

(b)        If either Tenant or any guarantor of the Lease shall make an assignment for the benefit of its creditors;

(c)        If any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and if any such proceeding shall not be dismissed within one hundred twenty (120) days after the institution of the same; or if any such petition shall be so filed by either Tenant or by any guarantor of the Lease;

(d)        If, in any proceeding, a receiver or trustee be appointed for all or substantially all of Tenant’s property or all or substantially all of any of Tenant’s property relating to any Individual Property, and such receivership or trusteeship shall not be vacated or set aside within one hundred twenty (120) days after the appointment of such receiver or trustee;

(e)        If, at any time prior to the last month of the Term, Tenant suspends or ceases to manage and operate an Individual Property for the Permitted Use (other than for reasons of Unavoidable Delay, Major Alterations and/or temporary interruptions or closures due to alterations and/or repair and restoration due to casualty or condemnation), and does not resume management and operation of the Individual Property for Permitted Uses within one hundred twenty (120) Business Days following notice from Landlord;

(f)        If Tenant shall fail to perform or observe any other requirement of this Lease (not hereinbefore in this Section 20.1 specifically referred to) on the part of Tenant to be performed or observed (other than the payment of a sum of money) and such failure shall continue for (i) thirty (30) days after notice thereof from Landlord to Tenant, or (ii) if such default is susceptible to cure, but is not reasonably susceptible to cure within such thirty (30) day period, such longer period  (not to exceed 180 days) as shall be reasonably necessary for Tenant to effect such cure provided that Tenant has commenced such cure within such 30-day period and thereafter is diligently prosecuting such cure (and, in all cases, however, subject in all respects to the provisions of Section 24.3); or

(g)        If any breach (by the landlord or tenant) under the GLCR Master Lease shall occur and such breach continues for a period of five (5) Business Days after notice thereof from Landlord to Tenant.

For avoidance of doubt, without limiting any other provision of this Lease, all of the above periods are subject to adjustment for Unavoidable Delay.

Upon the happening of any Event of Default, but subject in all respects to the provisions of Section 24.3, in addition to all other remedies available hereunder, at law and in equity, Landlord may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease at the expiration of ten (10) Business Days from the date of service of such notice of termination, and at the expiration of such ten (10) Business Days, this Lease and the Term, as well as all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such ten (10) Business Day period were the date originally specified herein for the expiration of the Term, and Tenant shall then quit and surrender the Property Portfolio to Landlord, and Landlord or Landlord’s agents or servants may, either by summary process or by any suitable action or proceeding at law, immediately or at any time thereafter reenter the Property Portfolio and remove therefrom Tenant, its agents, employees, servants, licensees and any Subtenants and other Persons, and all or any of its or their property therefrom, and repossess and enjoy the Property Portfolio, together with all additions, alterations and improvements thereto; but Tenant shall remain liable as hereinafter provided, subject to the provisions of Section 29.  In addition, should Landlord elect to reenter the Property Portfolio, or any Individual Property, upon an Event of Default, by Tenant, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, then, subject to the rights of Leasehold Mortgagee(s) (as such rights are set forth in Article 15 above), Landlord may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Property Portfolio, and relet the Property Portfolio or any part thereof for such term or terms (that may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable.  If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Landlord shall use commercially reasonable efforts to mitigate any damages incurred or suffered by Landlord in connection with any Event of Default, provided, however, Tenant agrees in favor of Landlord that Landlord’s obligation to mitigate shall not include an obligation to (i) lease the Property Portfolio, or any portion thereof, to a prospective tenant for a rental less than the current fair market rental then prevailing for facilities comparable to the Property Portfolio, (ii) enter into a new lease upon terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies, provided such policies shall be consistent with then current leasing policies for buildings comparable to the general character of each Individual Property in the market in which such Individual Property is located, (iii) lease the Property Portfolio for any use other than its Permitted Use, (iv) enter into a lease with any prospective tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Property Portfolio in a first class manner, or (v) expend monies for the installation of leasehold improvements to the Property Portfolio. Landlord and Tenant acknowledge and agree that the foregoing is intended to apply in lieu of any obligation of Landlord to mitigate damages, or to use efforts to do so, under Legal Requirements and agree that the provisions of this Section 20.1 are intended to override and control any conflicting provisions of applicable Legal Requirements, including, without limitation, the Texas Property Code.   At the election of Landlord, in its sole discretion, Landlord may pursue any of its remedies (including termination) with respect to one or more Individual Properties and shall not be obligated to solely pursue its remedies as against the entire Property Portfolio.

Tenant hereby waives (i) the service of any notice of intention to re-enter or obtain possession of the Property Portfolio, an Individual Property or any portion thereof, or to interpose any counterclaim of whatever nature or description, other than a compulsory counterclaim, in connection therewith, and (ii) on its own behalf and on behalf of all persons claiming under Tenant to the extent permitted under applicable law, including all creditors, any rights Tenant and all such persons might otherwise have under any Legal Requirements to redeem the Property Portfolio, an Individual Property or any portion thereof, to re-enter or repossess the Property Portfolio, an Individual Property or any portion thereof, or to restore this Lease, after (x) Tenant is permanently dispossessed pursuant to any Legal Requirement or by any Governmental Authority, (y) Landlord reenters or obtains possession of the Property Portfolio, an Individual Property or any portion thereof, pursuant to any legal act, action or proceeding, or (z) the date of termination of this Lease, whether by operation of law or pursuant to this Lease.  The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be considered to be restricted to their technical legal meanings.  Nothing contained in this Lease shall be considered to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages or otherwise by any Legal Requirements; provided, however, that (i) Landlord may not accelerate the payment of any Rent, except the foregoing shall not limit Tenant’s obligations or Landlord’s rights under Article 39 or the GLCR Master Lease, and (ii) in no event shall Tenant be liable or responsible for any consequential, punitive or special damages except only to the extent that Landlord is obligated to pay any such damages to a third party pursuant to a final (unappealable) judgment.

Section 20.2    Title Passes to Landlord.  If this Lease shall be terminated as to the entire Property Portfolio or to one or more specific Individual Properties (as provided in Section 20.1 as a result of an Event of Default), then all of the right, title, estate and interest of Tenant (a) in and to each Individual Property affected by such expiration or termination, including, without limitation, the Buildings, all Building Equipment, the Development Rights, all changes, additions and alterations therein, and all renewals and replacements thereof and all other aspects of each Individual Property (including all Work relating to such Individual Property) and all Transferring Excluded Property relating to such Individual Property (but excluding, for the avoidance of doubt, any Excluded Property and personal property that is not Transferring Excluded Property); (b) in and to all Subleases relating to each Individual Property and permitted pursuant to Section 23.4 whose terms extend beyond such expiration or termination and all rents, income, receipts, revenues, issues and profits thereafter accruing under such Subleases, (c) in and to all property insurance proceeds paid to Tenant (but not spent in accordance with this Lease) and insured claims payable thereunder (including any such funds held by the Depository) relating to such Individual Property, shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party, free of any claim thereto by, through or under Tenant.  Tenant shall be responsible for all taxes, fees, stamps or other amounts which may be payable by reason of the passing of title to Landlord pursuant to this Section 20.2 and shall pay all such amounts on or prior to such full or partial termination of this Lease.

Section 20.3    Damages.  Subject to the provisions of Section 29, if this Lease is terminated under the provisions of Section 20.1, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant shall pay to Landlord all actual direct damages suffered or incurred by Landlord, including:

(a)        All unpaid Rent after credit thereto of any rents, fees and other amounts actually collected by Landlord from any third parties (including Subtenants, licensee and other occupants or users of the Property Portfolio) for occupancy of all or any portion of the Property Portfolio that had been earned and is outstanding at the time of such termination, together with interest thereon at the Default Interest Rate; plus

(b)        The reasonable amount of any costs or expenses (including without limitation reasonable attorneys’ fees and costs) incurred by Landlord in enforcing its rights under this Lease after such Event of Default.

Notwithstanding anything to the contrary herein, in no event whatsoever shall either Tenant or Landlord ever be liable for any consequential, punitive or special damages except only as otherwise expressly set forth in Sections 2.4 and 20.1 above and except to the extent that Landlord or Tenant, as applicable, is obligated to pay any such damages to a third party pursuant to a final (unappealable) judgment.

Section 20.4    Landlord’s Right to Cure.  If there shall be an Event of Default Landlord may, but shall not be obligated to do so, without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be necessary to cure such Event of Default, and, in exercising any such rights, pay any necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees.  All sums so paid by Landlord and all reasonable costs and expenses of Landlord incidental thereto, together with interest at the Default Interest Rate from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Fixed Annual Rent.

Section 20.5    No Implied Termination.  Under no circumstances shall the exercise by Landlord of the rights granted in this Article 20, or the exercise of any other right or remedy granted to Landlord under any other provision of this Lease or applicable law to cure, prevent or take any other action with respect to any Event of Default by Tenant relieve Tenant from any liability to pay Fixed Annual Rent, Additional Rent or other sums payable by Tenant as in this Lease provided or from the keeping, observance and performance of any other covenant, condition and agreement on the part of Tenant to be kept, observed and performed under this Lease, unless Landlord shall in writing expressly and specifically state otherwise or otherwise determined by a court of law.  If Landlord does not elect to terminate this Lease on account of any Event of Default, Landlord may, from time to time, without terminating this Lease, enforce all of its respective rights and remedies under this Lease or applicable law, including, without limitation, the right to recover all Fixed Annual Rent, Additional Rent and other charges due under the Lease as the same become due and payable.

Section 20.6     Landlord Default.

In the event of any default by Landlord under this Lease, (i) Landlord shall have a period of thirty (30) days after notice thereof from Tenant to Landlord (or if such default is susceptible to cure, but is not reasonably susceptible to cure within such thirty (30) day period, such longer period (not to exceed 180 days) as shall be reasonably necessary for Landlord to effect such cure provided that Landlord has commenced such cure within such thirty (30) day period and thereafter is diligently prosecuting such cure) in which to cure such default.  Each notice of default given by Tenant will specify the nature of the default with reasonable specificity. For avoidance of doubt, without limiting any other provision of this Lease, all of the above periods are subject to adjustment for Unavoidable Delay.

Article 21.
QUIET ENJOYMENT

So long as this Lease is in full force and effect, Landlord agrees that Tenant shall and may peaceably hold and enjoy the Property Portfolio during the Term, without any interruption or disturbance from Landlord or Persons claiming by, through or under Landlord, subject, however, to the terms of this Lease.  This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s Estate and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon such subsequent owners and successors in Landlord’s Estate, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

Article 22.
SURRENDER OF PREMISES

Tenant shall, upon the expiration or sooner termination of this Lease for any reason whatsoever (unless Tenant exercises its Option pursuant to Article 35), surrender to Landlord the Property Portfolio, including each Building and Building Equipment then upon each Individual Property, together with all Alterations thereof then on each such Individual Property, in good order, condition and repair, except for reasonable wear and tear and subject to Articles 17 and 18.  Upon the expiration or earlier termination of this Lease (unless Tenant exercises its Option pursuant to Article 35), all of the right, title, estate and interest of Tenant (a) in and to each Individual Property, including, without limitation, the Buildings, all Building Equipment, the Development Rights, all changes, additions and alterations therein, and all renewals and replacements thereof and all other aspects of each Individual Property (including all Work relating to such Individual Property) and all Transferring Excluded Property relating to such Individual Property (but excluding, for the avoidance of doubt, any Excluded Property and personal property that is not Transferring Excluded Property); (b) in and to all Subleases permitted pursuant to Section 23.4 relating to each Individual Property whose terms extend beyond such expiration or termination and all rents, income, receipts, revenues, issues and profits thereafter accruing under such Subleases, (c) in and to all property insurance proceeds paid to Tenant (but not spent in accordance with the terms of this Lease) and insured claims payable thereunder (including any such funds held by the Depository) relating to such Individual Property, shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party, free of any claim thereto by, through or under Tenant.  Although the aforesaid forfeiture and transfer of title shall be automatic, without act or documentation by any person or party, Tenant and Landlord each agrees to execute and deliver, in form and substance reasonably acceptable to Tenant and Landlord, such instruments as shall reasonably required to confirm such title unto Landlord and to assign Tenant’s interest in the Subleases to Landlord.  As used herein, “Transferring Excluded Property” means, at the time of such expiration or earlier termination, all of the Excluded Property, other than non-operation related documents, files and information which are proprietary to Tenant or of a private, secret or confidential nature relating to Tenant's technology, operations, business plans or non-operation related finances. For purposes of clarification, in no event shall the Transferring Excluded Property include, with respect to any Individual Property, any documents, books, records, files or information of any party other than the Tenant entity (and its Property Manager) which operates and manages and is the landlord under the Subleases entered into with respect to such Individual Property. Any personal property of Tenant or the Property Manager, as the case may be, which shall remain in, at or upon an Individual Property for thirty (30) days after the expiration or sooner termination of this Lease may, at the option of Landlord, be deemed to be abandoned property, and the same may be retained by Landlord, as its sole property, or disposed of by Landlord at Tenant’s expense in such manner as Landlord may see fit, without accountability or liability therefor.  The provisions of this Section shall survive the expiration or sooner termination of this Lease.

Article 23.
ASSIGNMENT; SUBLETTING

Section 23.1    Assignment. Except as provided in Section 23.2,  23.3 and 23.4 hereof, Tenant shall not convey, assign, transfer or otherwise dispose of Tenant’s interest in the Property Portfolio or any portion thereof, and shall not sublet, rent or license the Property Portfolio or any part thereof, to any other Person (any such conveyance, assignment, transfer, subletting, or other disposition being referred to herein as a “Transfer”), except for a Transfer of this Lease to an Acceptable Assignee (which Transfer to an Acceptable Assignee, for the avoidance of doubt, will not require the prior written consent of Landlord), without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed.  Consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer.  Any such Transfer in violation of this Article 23 shall be void.  Any Transfer of this Lease (including to an Acceptable Assignee), except for a Transfer pursuant to Sections 23.2, 23.3 or 23.4 (which shall be subject to the conditions set forth in said Section 23.2, 23.3 and Section 23.4, as applicable) shall be subject to the following conditions precedent:

(a)        That no Event of Default shall then exist or shall occur as a result of such Transfer.

(b)        That Tenant shall have given Landlord and any Fee Mortgagee at least thirty (30) days’ prior written notice of such Transfer, identifying the proposed transferee and the portion of the Property Portfolio to be transferred (if less than all) in reasonable detail.

(c)        That, in the case of a proposed Acceptable Assignee, Tenant shall have provided to Landlord and any Fee Mortgagee, at least thirty (30) days’ prior to such Transfer, such financial statements and other information and documents concerning such proposed transferee as Landlord may reasonably require to establish that such proposed transferee satisfies all of the criteria set forth in the definition of “Acceptable Assignee”.

(d)        That all of the representations, warranties and covenants set forth in Section 15.1 shall be true and fulfilled with respect to such proposed transferee.

(e)        That such proposed transferee of this Lease shall (i) assume and agree in writing (subject to the provisions of Section 29 hereof) to perform and observe all of the terms, covenants and conditions of this Lease to be observed and performed by the Tenant first accruing from and after the effective date of the Transfer, and to be bound by all of the other provisions of this Lease and (ii) have, or shall have engaged a Qualified Manager.

(f)        That a duplicate original of such assignment and assumption agreement, in the form attached hereto as Exhibit C, be delivered to Landlord within ten (10) days after the signing and delivery thereof.

In the event of any such Transfer in conformity with the foregoing or pursuant to Section 23.2 below, Tenant shall be released from the obligations of this Lease accruing after the effective date of such Transfer but shall remain liable for acts or omissions occurring prior to the effective date of such Transfer unless such liability has been assumed by the transferee, and nothing in this Section 23.1 shall be construed to release the transferring Tenant from such liability not assumed by the transferee.  All subsequent Transfers of this Lease shall likewise be subject to the terms and conditions of this Section.  This Section 23.1 shall survive the expiration or earlier termination of this Lease.

Except as otherwise permitted hereinbelow and under Section 23.2 below, if Tenant is a corporation, partnership, limited liability company or other business entity, the prior written consent of Landlord in accordance with this Section 23.1 and compliance with all of the other requirements of this Section 23.1 shall be required to any change, from that existing on the Commencement Date, in the ownership or Control of Tenant, whether as a result of any sale of assets, transfer of a majority of stock or other ownership interest, merger, consolidation, spinoff or otherwise.  Any such change in the ownership or Control of Tenant shall be deemed to be a Transfer of this Lease for purposes of this Section 23.1, requiring, if the requirements of an Acceptable Assignee are not met, Landlord’s prior written consent and compliance with all of the other requirements of this Section 23.1.  Notwithstanding anything to the contrary herein, the provisions of this paragraph shall not apply to and Landlord shall have no right to consent to (i) any sale or sales (when taken in the aggregate) of less than a majority of the equity interests so long as there is no change in the Control from that existing on the date of this Lease, or (ii) any transfer of any capital stock or preferred stock of a corporation whose stock is publicly-traded at the time of such change in ownership control.

Section 23.2     Permitted Transfers.

Notwithstanding anything in Section 23.1 to the contrary, without Landlord’s consent but upon notice to Landlord, Tenant shall have the right to assign this Lease or sublet the Property Portfolio, an Individual Property or any part thereof to any parent, successor, majority-owned subsidiary or affiliated company of Tenant; i.e., a company 50% or more of the equity interests of which is owned, directly or indirectly, by Tenant, that meets the requirements of an Acceptable Assignee (and Tenant provides Landlord with evidence reasonably satisfactory to Landlord that the requirements of an Acceptable Assignee have been met), provided that the conditions set forth in Section 23.1 (a), (d) and (e) are met, and provided, further, that the entity that will succeed to the Tenant’s interests under this Lease assumes (or ratifies and confirms, if applicable) all of the Tenant’s rights, obligations and liabilities hereunder pursuant to commercially reasonable documentation prepared by the Landlord at the Tenant’s expense.  Notwithstanding anything to the contrary in Section 23.1, the Landlord further agrees that its consent shall not be required in connection with any assignment of the Tenant’s interest in the Lease incident to a merger or consolidation of the Tenant or any parent or sponsor entity of Tenant into another entity, or a sale of all or substantially all of the assets of the Tenant or any such parent or sponsor entity of Tenant or the sale of all of the issued and outstanding equity interests of the Tenant or such parent or sponsor entity of Tenant, provided that the following conditions (“No Consent Conditions”) are satisfied:  (i) all Events of Default under this Lease are cured (or waived in writing by the Landlord) simultaneously with or prior to any assignment; (ii) the entity that will succeed to the Tenant’s interests under this Lease assumes (or ratifies and confirms, if applicable) all of the Tenant’s rights, obligations and liabilities hereunder pursuant to commercially reasonable documentation prepared by the Landlord at the Tenant’s expense,  (iii) the entity that will succeed to Tenant’s interests under this Lease satisfies the requirements of an Acceptable Assignee (and Tenant provides Landlord with evidence reasonably satisfactory to Landlord that the requirements of an Acceptable Assignee have been met), and (iv) the conditions set forth in Section 23.1(d) are met. Tenant must, however, give not less than ten (10) Business Days’ prior notice to Landlord of any such assignment, sublease or other Transfer as specified in this Section 23.2, unless such advance notice is impractical or prohibited in accordance with any confidentiality requirements to which Tenant and/or any successor pursuant to a corporate succession is bound prior to any merger, consolidation or sale, in which case Tenant shall notify Landlord thereof promptly following the consummation of such transaction.

Section 23.3    Assignment in Connection with Leasehold Mortgage.  Notwithstanding anything to the contrary contained herein, this Lease may be collaterally assigned at any time without Landlord’s consent to a Leasehold Mortgagee pursuant to the provisions of Article 24 and, in the event so assigned, the Lease may be further assigned with notice to, but without the consent of Landlord.

Section 23.4    Subleases.  Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to sublet or license portions of the Buildings, Individual Properties and the Premises at any time and from time to time in the ordinary course of Tenant’s business for occupancy of the space in question by the Subtenant on market terms and pursuant to a space lease or ground lease containing provisions deemed desirable by Tenant in its sole but reasonable discretion exercising Tenant’s prudent business judgment (and in any case consistent with Class A institutionally owned and managed properties in the market), in each case without the prior consent of Landlord, provided, however, any Sublease which extends (or includes renewal options or other rights that affect any part of an Individual Property) beyond the date which is five (5) years after the Expiration Date of this Lease (which for avoidance of doubt is the date set forth in Section 1.1 of this Lease) shall require Landlord’s prior consent, not to be unreasonably withheld, conditioned or delayed (and which consent shall be deemed given if Landlord fails to provide reasonable objections to such Sublease within five (5) Business Days after written request for consent).    Landlord agrees that upon a termination of this Lease, each such Sublease permitted by this Section 23.4 shall continue in full force and effect as a direct lease between Landlord and such Subtenant.  A Sublease of all or substantially all of a Building on a Premises (other than as a result of an expansion by any sublessee of space as of the date of this Lease) for all or substantially all of the remaining Term other than for actual occupancy of the applicable Individual Property by the Subtenant thereunder shall be deemed a Transfer by Tenant of this Lease, and as such shall be subject to all of the applicable provisions of this Article 23.    For the avoidance of doubt, Landlord agrees that all of the Subleases at the Property Portfolio in effect as of the date hereof, as reflected on the rent roll certified by Tenant and delivered to Landlord as of the closing date of Landlord acquisition of the Premises, are permitted hereunder and that Landlord’s rights as ground lessor are expressly subject thereto.

Section 23.5    Management and Other Agreements.  For the avoidance of doubt, Landlord hereby confirms and agrees that Tenant shall not (under any circumstance) be required to obtain the consent or approval of Landlord prior to (or in any manner in connection with) Tenant selecting, engaging, entering into, terminating, amending, modifying, supplementing or waiving any rights under any agreements with any manager for the Property Portfolio or any other Person for the provision of any services or supplies to or for the Property Portfolio; provided the same terminate automatically upon the termination of this Lease.

Article 24.
LEASEHOLD MORTGAGES

Section 24.1    Right to Mortgage.  Notwithstanding any provision of this Lease to the contrary, Tenant shall have the right, at any time and from time to time during the Term, and in each case without the consent of Landlord, to mortgage all or any portion of the leasehold estate created by this Lease (whether or not such mortgage shall also cover other properties), and give as collateral to a Leasehold Mortgagee an assignment of and security interest in (a)  the Building, the Building Equipment, the Development Rights (subject to Landlord’s rights under this Lease, including Section 20.2 and Article 22) and Tenant’s interest (as ground tenant) in and to the Premises, (b) the rents, income, receipts, revenues, issues and profits issuing to the Tenant from the Property Portfolio, (c) any Subleases entered into by Tenant, (d) the purchase option provided in Article 35 and (e) Tenant’s entire interest in this Lease and the leasehold estate created hereby; provided, however, that, in order for such mortgage to be a Leasehold Mortgage entitled to the benefits hereof:  (i) such mortgage must be held by a Person that is an Institutional Lender, (ii) such mortgage must be held by an Institutional Lender that is not an Affiliate of Tenant, (iii) such mortgage secures a loan that by its terms is required to be paid in full prior to the Expiration Date, (iv) no such mortgage shall be a lien on all or any portion of the Landlord’s Estate, (v) a duplicate original or copy of such mortgage shall be delivered to Landlord (together with written notice specifying the name and address of the Leasehold Mortgagee) and (vi) such mortgage shall provide that insurance proceeds and Awards shall be applied, and disbursed, as described in this Lease.  Any such mortgage, as the same may be renewed, extended, modified, consolidated and replaced from time to time, is hereinafter referred to as a “Leasehold Mortgage”.  Notwithstanding the foregoing, Tenant shall not have the right to encumber or subordinate the Landlord’s Estate or the Fixed Annual Rent, Additional Rent and other amounts due Landlord under this Lease.  Except as otherwise expressly provided in this Lease, nothing contained in this Lease shall be deemed to grant any lien or other encumbrance encumbering Landlord’s Estate.

Section 24.2   Foreclosure or Sale.  Notwithstanding any provision of this Lease to the contrary, foreclosure of a Leasehold Mortgage or any sale of Tenant’s interest in this Lease and the Property Portfolio in connection with a foreclosure, whether by judicial proceedings or by virtue of any power of sale contained in the Leasehold Mortgage, or any conveyance of Tenant’s interest in this Lease and the Property Portfolio from Tenant to the Leasehold Mortgagee or its nominee or designee by virtue of or in lieu of foreclosure or other appropriate proceedings, or the appointment of a receiver, shall not require the consent or approval of Landlord or constitute a breach of any provision of or a default under this Lease.

Section 24.3    No Amendments or Merger; Right to Cure; New Lease; Insurance Adjustments and Awards.  For so long as any Leasehold Mortgage shall be in effect:

(a)        Amendments.  Without limiting the provisions of Section 24.3(e) hereof, but subject to Section 24.7 there shall be no cancellation, termination, waiver, surrender, acceptance of surrender, amendment, change or modification of this Lease by joint action of Landlord and Tenant or by Tenant alone without, in each case, the prior written consent of each Leasehold Mortgagee (and if any such action is taken without the prior written consent of a Leasehold Mortgagee, then such action shall not be effective as against such Leasehold Mortgagee).  The foregoing shall not apply with respect to: (i) any Landlord right of cancellation or termination expressly set forth in this Lease, (ii) any amendment hereto that is obtained in compliance with the immediately preceding sentence, or (iii) minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, and not affecting the economic terms of the Lease.

(b)        No Merger.  There shall be no merger of (i) Landlord’s fee title to the Property Portfolio or any part thereof, on the one hand, with (ii) this Lease and the Tenant’s leasehold estate, on the other hand, notwithstanding that said fee title and this Lease or leasehold estate may be owned by the same Person or Persons.  Without limiting the generality of the foregoing, no merger shall result from the acquisition by Tenant of the Land (or the devolution upon any one entity of both the fee interest of Landlord and the leasehold estate of Tenant).

(c)        Concurrent Notices.  Landlord shall, upon serving Tenant with any notice of default or termination, simultaneously serve a copy of such notice upon each Leasehold Mortgagee, and no such notice of default or termination to Tenant shall be effective unless and until a copy is so served upon each Leasehold Mortgagee in the manner provided in this Lease for the giving of notices.  Each notice of default given by Landlord will state the amounts of whatever rent and other payments herein provided for are then claimed to be in default (or, in the case of any other default, shall describe the default(s) with reasonable specificity). Notwithstanding anything to the contrary in this Lease, any Leasehold Mortgagee following the occurrence of a default under the Leasehold Mortgage may (but shall not be obligated to) exercise all of Tenant’s rights under this Lease.

(d)        Right to Cure.  In the event of any default by Tenant under this Lease that is reasonably susceptible to cure, each Leasehold Mortgagee shall have the same period, commencing upon written notice to each such Leasehold Mortgage of such default, to remedy or cause to be remedied the default complained of as Tenant has hereunder to cure such default, plus an additional ten (10) days in the case of default in the payment of Fixed Annual Rent or Additional Rent and sixty (60) days in the case of any other default which is capable of being cured by the Leasehold Mortgagee (such sixty (60) day period shall be extended for a reasonable period of time to gain possession of the interest of Tenant under the Ground Lease through legal proceedings if necessary to cure such default), and Landlord shall accept performance by such Leasehold Mortgagee within the time specified herein as timely performance by Tenant; provided, however, that (i) nothing contained herein shall be deemed to impose upon any Leasehold Mortgagee the obligation to perform any obligation of Tenant under this Lease or to remedy any default by Tenant hereunder and (ii) as pertains the Leasehold Mortgagee, Landlord waives any default by Tenant that is not susceptible to cure.  Any provision of this Lease to the contrary notwithstanding, no performance by or on behalf of a Leasehold Mortgagee shall cause it to become a “mortgagee in possession” or otherwise cause it to be deemed to be in possession of the Property Portfolio or bound by or liable under this Lease.  In addition, the parties agree that if there is more than one (1) Leasehold Mortgagee (or collateral assignee), or if there are Leasehold Mortgages and loans made by Tenant Mezzanine Lenders, then all cure periods provided in this subsection (d) shall run concurrently.

(e)        No Right to Terminate.  Notwithstanding the provisions of Article 20, Landlord shall not have the right to terminate this Lease under Article 20, or re-enter the Property Portfolio by reason of a default by Tenant that is reasonably susceptible of cure by Leasehold Mortgagee, during the period specified in Section 24.3(d) in which a Leasehold Mortgagee is entitled to cure a default by Tenant, as long as:

(i)         All monetary defaults have been cured;

(ii)        in the case of a non-monetary default, a Leasehold Mortgagee shall have notified Landlord within sixty (60) days after receipt of notice of default from Landlord of its intention to cure and such Leasehold Mortgagee thereafter prosecutes the same to completion with reasonable diligence and continuity prior to the expiration of such Leasehold Mortgagee’s cure period specified in Section 24.3(d);

(iii)       if possession of an Individual Property is required in order to cure the default in question, a Leasehold Mortgagee (A) shall have entered into possession of the applicable Individual Property with the permission of Tenant for such purpose or (B) shall have notified Landlord of its intention to institute foreclosure proceedings and shall have instituted foreclosure proceedings, to obtain possession directly or through a receiver, in each case within sixty (60) days after receiving from Landlord a copy of a default notice, and thereafter prosecutes such proceedings with reasonable diligence and continuity or receives an assignment of this Lease in lieu of foreclosure from Tenant, and, upon obtaining possession pursuant to clause (A) or clause (B) above, commences promptly to cure the default in question and prosecutes the same to completion with reasonable diligence and continuity and within the time frames set out in Section 24.3(d); or

(iv)       if a Leasehold Mortgagee shall have proceeded pursuant to this Section 24.3(e) and, during the period specified in Section 24.3(d), such default is cured;

provided, that, in each case the Leasehold Mortgagee shall have delivered to Landlord its non-binding notice of intention to take the action described in subparagraphs  (ii) or (iii) of this Section 24.3(e), and that during the period in which such action is being taken (and any foreclosure proceedings are pending), all Fixed Annual Rent and Additional Rent (exclusive of any amounts due from Tenant pursuant to Section 20.3) is paid when due.  Notwithstanding the foregoing, at any time after the delivery of the aforementioned notice of intention, the Leasehold Mortgagee may notify Landlord, in writing, that it has relinquished possession of the applicable Individual Property or that it will not institute foreclosure proceedings or, if such proceedings have been commenced, that it has discontinued them, in which case Landlord may immediately terminate this Lease.  For all purposes of this Lease, the term “foreclosure proceedings” shall include, in addition to proceedings to foreclose a mortgage, where applicable, any foreclosure or similar proceedings commenced by a collateral assignee with respect to its collateral assignment.

(f)        New Lease.  In the event of a termination of this Lease for any reason whatsoever or upon the rejection of this Lease by Tenant or a trustee in connection with any bankruptcy proceeding, Landlord will promptly notify the Leasehold Mortgagee of such termination and the amount of the sums then due to Landlord under this Lease, and the Leasehold Mortgagee shall have, within a period of sixty (60) days), the right to require Landlord to (and Landlord shall) enter into a new lease of the Property Portfolio with the Leasehold Mortgagee or its nominee or designee in accordance with the following provisions:

(i)         The Leasehold Mortgagee or its nominee or designee shall be entitled to such new lease if the Leasehold Mortgagee shall make written request upon Landlord for such new lease on or before the date which is forty-five (45) days after the date on which the Leasehold Mortgagee shall have received the notice from Landlord of such termination and if such written request is accompanied by the Leasehold Mortgagee’s written agreement to pay to Landlord simultaneously with the execution and delivery of the new lease, and as a condition precedent to the effectiveness thereof, all sums then due to Landlord under this Lease, including all Fixed Annual Rent, Additional Rent and all expenses of Landlord, including reasonable attorneys’ fees and reasonable court costs incurred by Landlord in connection with any and all defaults by Tenant, the termination of this Lease and the preparation of the new lease.

(ii)        Such new lease shall be for what would have been the remainder of the Term (if this Lease had not been terminated), effective as of the date of such termination, and at the same rent and upon the same terms, provisions, covenants and agreements as herein contained (other than ministerial changes), including all rights and options herein contained (including the Option rights of Tenant under Section 35).

(iii)       Such new lease shall have the same priority as the lease it replaces.  Such new lease shall, however, be subject to the same conditions of title as this Lease is subject to on the date immediately preceding such termination.

(iv)       If more than one Leasehold Mortgagee makes written request upon Landlord in accordance with the provisions hereof for a new lease, the new lease shall be delivered pursuant to the request of the First Leasehold Mortgagee (unless the First Leasehold Mortgagee otherwise agrees in writing).

(v)        The conveyance by the Leasehold Mortgagee or its nominee or designee of its interest as tenant under the new lease and in and to the Property Portfolio shall be permitted in accordance with the terms of Article 23.

(vi)       Concurrently with the execution and delivery of the new lease, Landlord shall assign to the tenant named therein (without recourse, representation or warranty) all of its right, title and interest in and to monies, if any, then held by or payable to Landlord which Tenant would have been entitled to receive but for the termination of this Lease (including all rents received from subtenants during such period).

(vii)      Upon the execution and delivery of a new lease under this Section, all subleases at the Property Portfolio which have become direct leases between Landlord and the subtenant shall thereupon be assigned and transferred without recourse, representation or warranty by Landlord to the tenant named in such new lease.  Between the date of termination of this Lease and the earlier of (a) the date of execution and delivery of the new lease and (b) the date such Leasehold Mortgagee’s option to request a new lease pursuant to this Section expires if such Leasehold Mortgagee does not exercise such option, Landlord shall not enter into any new leases or subleases of any portion of the Property Portfolio, cancel or modify any then existing subleases (other than termination by reason of subtenant default), or accept any cancellation, termination or surrender thereof without the prior written consent of each Leasehold Mortgagee, not to be unreasonably withheld, conditioned or delayed.

(g)        Claims for Insurance Proceeds or Awards.  No property insurance claims shall be settled and no agreements will be made in respect of any Award without, in each case, the prior written consent of the First Leasehold Mortgagee, not to be unreasonably withheld, conditioned or delayed, unless otherwise provided in the applicable Leasehold Mortgage.

(h)        Arbitrations and Disputes.  In the event of any arbitration, appraisal or other dispute resolution proceeding, or any proceeding or dispute relating to the application or determination of any insurance, casualty or condemnation proceeds, to which Landlord and Tenant are parties, each Leasehold Mortgagee shall be entitled to (but not obligated to) participate in such proceeding.  Such participation shall, to the extent reasonably required by the Leasehold Mortgage, and subject to the rights of third parties, include:  (i) the right to receive copies of all notices, demands, and other written communications and documents at the same time they are served upon or delivered to Landlord or Tenant; (ii) filing any papers contemplated or permitted by such proceedings; and (iii) attending and participating in all hearings, meetings, and other sessions or proceedings relating to such dispute resolution; provided, however, that the Leasehold Mortgagee shall have no greater rights in such proceeding than Tenant.

Section 24.4    Not an Assignment, Limitation on Liability.  Tenant’s making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease, nor shall any Leasehold Mortgagee, as such, or in the exercise of its rights under this Lease, be deemed to be an assignee or transferee of this Lease so as to require such Leasehold Mortgagee, as such, to assume or otherwise be obligated to perform any of Tenant’s obligations hereunder except when, and then only for so long as, such Leasehold Mortgagee has acquired ownership and possession of Tenant’s leasehold estate pursuant to a foreclosure or other exercise of rights or remedies under its Leasehold Mortgage or assignment in lieu of foreclosure (as distinct from its rights under this Lease to cure defaults of Tenant hereunder).  Any provision of this Lease to the contrary notwithstanding, no Leasehold Mortgagee, or any Person acting for or on behalf of a Leasehold Mortgagee, or any Person acquiring Tenant’s leasehold estate pursuant to any foreclosure or other exercise of a Leasehold Mortgagee’s rights under its Leasehold Mortgage or assignment in lieu of foreclosure, shall have any liability under or with respect to this Lease or a new lease except with respect to such period as such Person is Tenant under this Lease or a new lease; provided that the foregoing shall not limit the obligation of such successor Tenant to correct any conditions of a continuing nature that existed as of the date such successor Tenant shall become the Tenant and are susceptible to cure by such successor Tenant.

Section 24.5   Further Assurances.  Upon request by Tenant or by any existing or prospective Leasehold Mortgagee (and provided that Tenant pays any reasonable costs incurred by Landlord in respect thereof), subject to the written consent of the Fee Mortgagee if required (which consent Landlord shall use reasonable efforts to obtain), Landlord shall deliver to the requesting party such documents and agreements as the requesting party shall reasonably request to further effectuate the intentions of the parties with respect to Leasehold Mortgages as set forth in this Lease, including a separate written instrument in recordable form signed and acknowledged by Landlord setting forth and confirming, directly for the benefit of specified Leasehold Mortgagee(s), any or all rights of Leasehold Mortgagees, provided any such document or instrument does not diminish or in any material respect adversely affect any of Landlord’s or the Fee Mortgagee’s rights, benefits or protections under this Lease or increase in any material respect the obligations of Landlord.  Tenant shall pay the reasonable expense of Landlord’s and Fee Mortgagee’s legal counsel incurred in connection with any document or instrument required by this Section”

Section 24.6    Tenant Mezzanine Financing.  Provided Tenant provides to Landlord a notice setting forth the name and address of any Institutional Lender having a security interest in the direct or indirect equity or other ownership interest in Tenant (whether or not such security interest shall also cover other equity or ownership interests in one or more other Persons) (each, a “Tenant Mezzanine Lender”), Landlord shall thereafter deliver to each Tenant Mezzanine Lender a copy of each notice of default or Lease termination given to Tenant at the same time as, and whenever any such notice of default or notice of termination shall thereafter be given by Landlord to Tenant, and no such notice of default or notice of termination by Landlord shall be deemed to have been duly given to Tenant unless and until a copy thereof shall have been so given to each such Tenant Mezzanine Lender.  Tenant Mezzanine Lenders shall (A) thereupon have a single period (for all Tenant Mezzanine Lenders) of ten (10) days more in the case of a default in the payment of Fixed Annual Rent or Additional Rent and sixty (60) days more in the case of any other default which is capable of being cured by a Tenant Mezzanine Lender (subject to extension upon the terms set forth in Section 24.3, with such terms being applied mutatis mutandis to the Tenant Mezzanine Lenders), after notice of such default is given to Tenant Mezzanine Lenders, for curing the default, causing the same to be cured by Tenant or otherwise, and (B) within such period and otherwise as herein provided, have the right to cure such default, cause the same to be cured by Tenant or otherwise or cause an action to cure a default to be commenced, and Landlord shall not have the right to terminate this Lease under Article 20 or to re-enter the Property Portfolio, by reason of a default by Tenant, until the cure period has expired without a cure having been made; provided, however, that nothing contained herein shall be deemed to impose upon any Tenant Mezzanine Lender the obligation to perform any obligation of Tenant under this Lease or to remedy any default by Tenant hereunder.  Landlord shall accept performance by a Tenant Mezzanine Lender of any covenant, condition or agreement on Tenant’s part to be performed hereunder with the same force and effect as though performed by Tenant.  Any provision of this Lease to the contrary notwithstanding, no performance by or on behalf of a Tenant Mezzanine Lender shall cause it to become a “mortgagee in possession” or otherwise cause it to be deemed to be in possession of the Property Portfolio or bound by or liable under this Lease.  Notwithstanding any provision of this Lease to the contrary, (i) the rights of any Tenant Mezzanine Lenders (as described in this Section 24.6 or elsewhere in this Lease) shall be subject to the rights of any Leasehold Mortgagee, whose rights shall take precedence and (ii) in the event that a First Leasehold Mortgagee and one or more Tenant Mezzanine Lenders (the “Affected Tenant Mezzanine Lenders”) simultaneously close on loans to Tenant and any affiliate of Tenant, respectively, as part of a related financing and the obligations of Tenant under the First Leasehold Mortgage Documents have been paid and satisfied in full, all rights granted to such First Leasehold Mortgagee under this Lease shall be deemed granted to the Affected Tenant Mezzanine Lenders until the mezzanine loans made by such Affected Tenant Mezzanine Lenders have been paid and satisfied in full.  Notwithstanding anything to the contrary contained herein provided, no Person shall be entitled to the rights and benefits of Tenant Mezzanine Lender hereunder unless:  (i) such Person is an Institutional Lender, (ii) such Person must be an Institutional Lender that is not an Affiliate of Tenant, (iii) such mezzanine loan must by its terms be paid in full no later than the Expiration Date, (iv) such mezzanine loan shall not be secured by a lien on all or any portion of the Landlord’s Estate or Tenant’s leasehold interest in the Property Portfolio, (v) a duplicate originals or copies of loan documents evidencing and securing such mezzanine loan shall be delivered to Landlord and (vi) such loan documents shall provide that insurance proceeds and Awards shall be applied, and disbursed, as described in this Lease.

Section 24.7    Requests for Modification of Lease by Leasehold Mortgagee.  If any Leasehold Mortgagee (including any prospective Leasehold Mortgagee that becomes a Leasehold Mortgagee contingent upon such modification being implemented) or any Tenant Mezzanine Lender shall require any modification(s) of this Lease, subject to the written consent of the Fee Mortgagee (which consent Landlord shall use reasonable efforts to obtain), Landlord shall, at Tenant’s request, promptly execute and deliver to Tenant such instruments effecting such modification(s) as Tenant shall reasonably require, provided that such modification(s) (in Landlord’s good faith judgment) do not diminish or in any material respect adversely affect any of Landlord’s or its Fee Mortgagee’s rights, benefits or protections under this Lease or increase the obligations of Landlord.  Tenant shall pay the reasonable expense of Landlord’s and Fee Mortgagee’s legal counsel incurred in connection with modifications of the Lease required by this Section.

Section 24.8    Conflict Between Lease and This Article.  In the event of any conflict between the provisions of this Article 24 and any other provision of this Lease, the provisions of this Article 24 shall control.

Article 25.
FEE MORTGAGES AND LANDLORD’S RIGHT TO SELL

Section 25.1    Amendments, Notices and Cure Rights.  If Landlord shall grant a Fee Mortgage to an Institutional Lender that is not an Affiliate of Landlord, and if the Fee Mortgagee shall send to Tenant a true copy of its Fee Mortgage with such Institutional Lender, together with written notice specifying the name and address of the Fee Mortgagee, then, so long as such Fee Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the Fee Mortgagee to Tenant, the following provisions shall apply:

(a)        Subject to Section 25.4, there shall be no cancellation, termination, surrender or acceptance of surrender of this Lease, or any amendment, change or modification of this Lease, by joint action of Landlord and Tenant or by Tenant alone without (in each case) the prior written consent of each Fee Mortgagee (and if any such action is taken without the prior consent in writing of the Fee Mortgagee, then such action shall not be binding on the Fee Mortgagee and its successors and assigns).  The foregoing shall not apply with respect to: (i) any Tenant right of cancellation or termination expressly set forth in this Lease, (ii) any amendment hereto that is obtained in compliance with the immediately preceding sentence, (iii) any partial release or substitution of properties pursuant to Articles 37 or 38, as applicable, or (iv) minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, and not affecting the economic terms of the Lease and/or material non-economic terms and provisions of this Lease.

(b)        Tenant shall, upon serving Landlord with any notice of default or termination, simultaneously serve a copy of such notice upon the Fee Mortgagee, and no such notice of default or termination to Landlord shall be effective unless and until a copy is so served upon the Fee Mortgagee in the manner provided in this Lease for the giving of notices.  Each notice of default given by Tenant will describe the default(s) with reasonable specificity.  Notwithstanding anything to the contrary in this Lease, any Fee Mortgagee following the occurrence of a default under the Fee Mortgage may (but shall not be obligated to) exercise all of Landlord’s rights under this Lease.

(c)        In the event of any default by Landlord under this Lease, (i) Landlord shall have a period of thirty (30) days after notice thereof from Tenant to Landlord (or if such default is susceptible to cure, but is not reasonably susceptible to cure within such thirty (30) day period, such longer period (not to exceed 180 days) as shall be reasonably necessary for Landlord to effect such cure provided that Landlord has commenced such cure within such thirty (30) day period and thereafter is diligently prosecuting such cure) in which to cure such default, and (ii) the Fee Mortgagee shall have the same period, after service of notice of such default on the Fee Mortgagee, to remedy or cause to be remedied the default complained of as Landlord has hereunder for such default, plus an additional sixty (60) days (such sixty (60) day period shall be extended for a reasonable period of time to gain possession of the interest of Landlord under the Lease through legal proceedings if necessary to cure such default), and Tenant shall accept such performance by or at the instigation of such Fee Mortgagee as if same has been done by Landlord.  Each notice of default given by Tenant will specify the nature of the default with reasonable specificity. For avoidance of doubt, without limiting any other provision of this Lease, all of the above periods are subject to adjustment for Unavoidable Delay.

(d)        No provision of this Section 25.1 shall be deemed to imply that Tenant, under this Lease or otherwise, enjoys a right to terminate or cancel this Lease in the event of a Landlord default.  To the extent that any such right may exist under applicable law or otherwise, Tenant waives such right to the maximum extent permitted by law and Tenant shall in no event exercise such right prior to the expiration of the Fee Mortgagee’s cure right under subsection (c) above.

(e)        For so long as any Fee Mortgage shall be in effect:

(i)         New Lease.  In the event of a termination of this Lease for any reason whatsoever or upon the rejection of this Lease by Landlord or a trustee in a bankruptcy, Tenant will promptly notify the Fee Mortgagee of such termination and the amount of the sums then due to Tenant under this Lease, and the Fee Mortgagee shall have, within a period of forty-five (45) days after the date on which the Fee Mortgagee shall have received such notice from Tenant (such forty-five (45) day period shall be extended for a reasonable period of time to gain possession of the interest of Landlord under the Ground Lease through legal proceedings), the right to require Tenant to (and Tenant shall) enter into a new lease of the Property Portfolio with the Fee Mortgagee or its nominee or designee in accordance with the following provisions:

(A)       The Fee Mortgagee or its nominee or designee shall be entitled to such new lease if the Fee Mortgagee shall make written request upon Tenant for such new lease on or before the date which is forty-five (45) days after the date on which the Fee Mortgagee shall have received the notice from Tenant of such termination  (such forty-five (45) day period shall be extended for a reasonable period of time to gain possession of the interest of Landlord under the Ground Lease through legal proceedings) and if such written request is accompanied by the Fee Mortgagee’s written agreement to pay to Tenant simultaneously with the execution and delivery of the new lease, and as a condition precedent to the effectiveness thereof, all sums then due to Tenant under this Lease, including all expenses of Tenant, including reasonable attorneys’ fees and reasonable court costs incurred by Tenant in connection with any and all defaults by Landlord, the termination of this Lease and the preparation of the new lease.

(B)       Such new lease shall be for what would have been the remainder of the Term (if this Lease had not been terminated), effective as of the date of such termination, and at the same rent and upon the same terms, provisions, covenants and agreements as herein contained, including all rights and options herein contained (including the Option rights of Tenant under Section 35).

(C)       such lease shall be subject to the same conditions of title as this Lease is subject to on the date immediately preceding such termination.

(ii)        If more than one Fee Mortgagee makes written request upon Tenant in accordance with the provisions hereof for a new lease, the new lease shall be delivered pursuant to the request of the senior-most Fee Mortgagee (unless the senior-most Fee Mortgagee otherwise agrees in writing).

(iii)       Concurrently with the execution and delivery of the new lease, Tenant shall assign to the landlord named therein (without recourse, representation or warranty) all of its right, title and interest in and to monies, if any, then held by or payable to Tenant which Landlord would have been entitled to receive but for the termination of this Lease (including all rents received from subtenants during such period).

(f)        Arbitrations and Disputes.  In the event of any arbitration, appraisal or other dispute resolution proceeding, or any proceeding or dispute relating to the application or determination of any insurance, casualty or condemnation proceeds, to which Landlord and Tenant are parties, each Fee Mortgagee shall be entitled to (but not obligated to) participate in such proceeding.  Such participation shall, to the extent reasonably required by the Fee Mortgage, and subject to the rights of third parties, include:  (i) the right to receive copies of all notices, demands, and other written communications and documents at the same time they are served upon or delivered to Landlord or Tenant; (ii) filing any papers contemplated or permitted by such proceedings; and (iii) attending and participating in all hearings, meetings, and other sessions or proceedings relating to such dispute resolution; provided, however, that the Fee Mortgagee shall have no greater rights in such proceeding than Tenant.

(g)        Claims for Insurance.  No property insurance claims where such claim exceeds Five Million Dollars ($5,000,000.00) shall be settled and no agreements will be made in respect of any Award without, in each case, the prior written consent of the First Fee Mortgagee, not to be unreasonably withheld, conditioned or delayed, unless otherwise provided in the applicable Fee Mortgage Documents.

(h)        Not an Assignment, Limitation on Liability.  Landlord’s making of a Fee Mortgage shall not be deemed to constitute an assignment or transfer of this Lease, nor shall any Fee Mortgagee, as such, or in the exercise of its rights under this Lease, be deemed to be an assignee or transferee of this Lease so as to require such Fee Mortgagee, as such, to assume or otherwise be obligated to perform any of Landlord’s obligations hereunder except when, and then only for so long as, such Fee Mortgagee has acquired ownership and possession of Landlord’s fee estate pursuant to a foreclosure or other exercise of rights or remedies under its Fee Mortgage or assignment in lieu of foreclosure (as distinct from its rights under this Lease to cure defaults of Landlord hereunder).  Any provision of this Lease to the contrary notwithstanding, no Fee Mortgagee, or any Person acting for or on behalf of a Fee Mortgagee, or any Person acquiring Landlord’s fee estate pursuant to any foreclosure or other exercise of a Fee Mortgagee’s rights under its Fee Mortgage or assignment in lieu of foreclosure, shall have any liability under or with respect to this Lease or a new lease except with respect to such period as such Person is Landlord under this Lease or a new lease and then, only to the extent of the Fee Mortgagee’s interest in the applicable Premises (and the proceeds thereof); provided that the foregoing shall not limit the obligation of such successor Landlord to correct any conditions of a continuing nature that existed as of the date such successor Landlord shall become the Landlord and are susceptible to cure by such successor Landlord.

(i)         Further Assurances.  Upon request by Landlord or by any existing or prospective Fee Mortgagee (and provided that Landlord pays any reasonable costs incurred by Tenant in respect thereof), subject to the written consent of the Leasehold Mortgagee if required (which consent Tenant shall use reasonable efforts to obtain), Tenant shall deliver to the requesting party such documents and agreements as the requesting party shall reasonably request to further effectuate the intentions of the parties with respect to Fee Mortgages as set forth in this Lease, including a separate written instrument in recordable form signed and acknowledged by Tenant setting forth and confirming, directly for the benefit of specified Fee Mortgagee(s), any or all rights of Fee Mortgagees, provided any such document or instrument does not materially diminish or in any material respect adversely affect any of Tenant’s or the Leasehold Mortgagee’s rights, benefits or protections under this Lease or increase in any material respect the obligations of Tenant.  Landlord shall pay the reasonable expense of Tenant’s and Leasehold Mortgagee’s legal counsel incurred in connection with any document or instrument required by this Section.

Section 25.2    Intentionally Omitted.

Section 25.3   Fee Mortgagee as Successor Landlord.  If (i) any Fee Mortgagee, or any designee of any Fee Mortgagee, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action (including exercise of power of sale) or delivery of a deed in lieu of foreclosure or similar conveyance, or (ii) any third party not affiliated with Landlord shall succeed to the rights of Landlord under this Lease through or following a Fee Mortgage foreclosure or similar action, then at the request of such party so succeeding to Landlord’s rights (a “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment, which instrument shall contain an attornment by such Successor Landlord to Tenant, recognizing Tenant as the tenant under this Lease.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease; provided that neither Successor Landlord nor any assignee thereof shall be (A) liable for the failure of any prior Landlord to perform any of its obligations under the Lease which have accrued prior to the date on which Successor Landlord shall become the owner of the Landlord’s Estate, provided that the foregoing shall not limit Successor Landlord’s obligations under this Lease to correct any conditions (which are Landlord’s responsibility hereunder) of a continuing nature that existed as of the date Successor Landlord shall become the owner of the Landlord’s Estate, are reasonably susceptible to cure by Successor Landlord and of which Successor Landlord received notice prior to the date of attornment; (B) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any prior Landlord, or which relate to any breaches or defaults which occurred, prior to the date upon which Successor Landlord shall become the owner of the Landlord’s Estate (other than any Fixed Annual Rent adjustments as expressly set forth in this Lease) or (C) bound by any modification or amendments of this Lease not consented to by such Fee Mortgagee.  For the avoidance of doubt, the parties agree that the covenant of quiet enjoyment (set forth in Article 21) shall be a covenant of Landlord that is susceptible of cure by Landlord.

Section 25.4   Intentionally Deleted.

Section 25.5    Landlord’s Right to Sell.  Subject in all respects to the provisions of Article 35 hereof, nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect the right of Landlord at any time and from time to time to sell, transfer, assign or convey all or any portion of the Landlord’s Estate and its interest in this Lease; provided, however, that in each such instance any such sale, transfer, assignment or conveyance shall (i) by its express terms recognize and confirm that such sale, transfer, assignment or conveyance is in all respects subject to the Lease and to the leasehold estate of Tenant created by this Lease, (ii) by its express terms recognize and confirm that the right of possession of Tenant to the Property Portfolio and Tenant’s other rights and the rights of all Leasehold Mortgagees arising out of this Lease (or any new lease pursuant to Section 24.3(f)) shall not be adversely affected or disturbed in any way by any such sale, transfer, assignment or conveyance, and (iii) in no event shall Landlord sell, transfer, assign or convey all or any portion of the Landlord’s Estate and/or its interest in this Lease to any person or entity that is a Competitor of Tenant.  In the event of any such sale in conformity with the foregoing, Landlord shall be released from the obligations of this Lease accruing after the effective date of such sale but, subject to Section 29, shall remain liable for acts or omissions occurring prior to the effective date of such sale (unless the same are expressly and specifically assumed in writing by such successor), and nothing in this Section 25.5 shall be construed to release the assigning Landlord from such liability.  All subsequent sales of Landlord in the Property Portfolio, or any portion thereof, and in this Lease shall likewise be subject to the terms and conditions of this Section 25.5.

Section 25.6   Requests for Modification of Lease by Fee Mortgagee.  If any Fee Mortgagee (including any prospective Fee Mortgagee that becomes a Fee Mortgagee contingent upon such modification being implemented) shall require any modification(s) of this Lease, subject to the written consent of the Leasehold Mortgagee (which consent Tenant shall use reasonable efforts to obtain), Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall reasonably require, provided that such modification(s) do not diminish or in any material respect adversely affect any of Tenant’s or its Leasehold Mortgagee’s or any Tenant Mezzanine Lender’s rights, benefits or protections under this Lease or increase, in any material respect, any costs or obligations of Tenant.  Landlord shall pay the reasonable expense of Tenant’s legal counsel incurred in connection with modifications of this Lease required by this Section 25.6.

Section 25.7   Subordination of Fee Mortgage.  Landlord may, in its sole discretion, grant any Fee Mortgage which may now or hereafter encumber Landlord’s Estate.  Any Fee Mortgage shall recognize all of Tenant’s (and any Leasehold Mortgagee’s) rights under this Lease and shall be subject and subordinate to this Lease and any renewals, amendments and replacements hereof, including, without limitation, any new lease made pursuant to the provisions of Section 24.3(f) and the term, rights and leasehold estate of Tenant hereunder and thereunder and to any Leasehold Mortgages.  For purposes of clarification, the provisions of this Section 25.7 shall not be deemed to give any Leasehold Mortgagee greater rights than Tenant has pursuant to this Lease.  The provisions of this Section 25.7 shall be self operative, without the necessity of any other written consent or subordination by the holder of any Fee Mortgage.  However, upon request of Tenant, Landlord shall at any time or times use commercially reasonable efforts to cause the holder of each Fee Mortgage to execute, acknowledge and deliver to Tenant and each Leasehold Mortgagee, provided that Tenant pays any reasonable costs incurred by Landlord in respect thereof, any instrument reasonably required by Tenant or any Leasehold Mortgagee to confirm the terms of this Section.

Article 26.
ESTOPPEL CERTIFICATES

Landlord and Tenant each agree at any time and from to time, upon not less than ten (10) Business Days’ prior request by the other party or by any Leasehold Mortgagee or Fee Mortgagee, to execute, acknowledge and deliver to the other party or such Leasehold Mortgagee or Fee Mortgagee (as the case may be) an estoppel certificate certifying (a) to the matters described in the form of Estoppel attached as Exhibit D and (b) to such additional factual matters as shall reasonably be requested by the Person requesting such estoppel certificate.

Article 27.
INVALIDITY OF PARTICULAR PROVISIONS

If any term or provision of this Lease or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Article 28.
NON-MERGER

There shall be no merger of this Lease, nor of the leasehold estate created by this Lease, with the fee estate in the Property Portfolio, or any portion thereof by reason of the fact that this Lease or the leasehold estate created by this Lease or any interest of Tenant in this Lease or any such leasehold estate may be held, directly or indirectly, by or for the account of any Person or Persons who shall own the fee estate in the Property Portfolio, or any interest in such fee estate, and no such merger shall occur unless and until all Persons (including Fee Mortgagees) at the time having an interest in the fee estate in the Property Portfolio and all Persons (including Leasehold Mortgagees) having an interest in this Lease, or in the leasehold estate created by this Lease, shall join in a written instrument effecting such merger and shall duly record the same.

Article 29.
LIMITATION OF LIABILITY

Notwithstanding anything contained to the contrary in this Lease, whether express or implied, it is agreed that each party will look only to the other’s interest in and to the Property Portfolio (including, in the case of Tenant, Tenant’s interest in the Subleases) for the collection of any judgment (or other judicial process) requiring the payment of money by the other in the event of a breach or default under this Lease by the other, and no other property or assets of the party committing such breach or default or its directors, officers, shareholders, partners or other principals (disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process).  In confirmation of the foregoing, a party acquiring a lien on such other property or assets, by judgment or otherwise, shall promptly release such lien by executing, acknowledging and delivering an instrument in recordable form to that effect prepared by the other party, but such instrument of release shall not release any such lien on the interest of the other party in the Property Portfolio.  The interest in and to the Property Portfolio of a party under this Lease shall include, without limitation, the rents, income, receipts, revenues, issues, profits and other proceeds issuing from the Property Portfolio, any insurance policies carried under this Lease and the premiums or proceeds thereof, any Award and any real estate tax refunds.

Article 30.
ACCESS TO PROPERTY

Tenant shall, subject to the applicable provisions of Subleases and the rights of any Subtenants or occupants, permit Landlord, Fee Mortgagee and their respective authorized representatives to enter any Individual Property during usual business hours (but upon at least 48 hours prior written notice, except in the case of an emergency that endangers the life and safety of any individuals, in which event Landlord shall give such notice to Tenant of Landlord’s entering of such Individual Property as soon as reasonably practicable given the circumstances) to exhibit the same or perform appraisals or physical inspections of an Individual Property at Landlord’s cost (except as otherwise set forth herein) and to perform any other act which Landlord is expressly permitted or required to perform pursuant to the terms of this Lease, provided, however, that Landlord shall use commercially reasonable efforts to minimize any disturbance or interference with Tenant’s operation of such Individual Property and/or the use and occupancy of such Individual Property by any Subtenants or other persons permitted by this Lease.  Any access by Landlord to the premises of a Subtenant shall be subject to the provisions of the applicable Sublease.  Tenant shall have the right to have a representative of Tenant present for any such access and Landlord shall reasonably coordinate with Tenant with respect to scheduling such access for such purpose.

Article 31.
CONFIDENTIALITY

All information submitted by a Party to the other Party pursuant to this Lease shall be confidential and used by such other Party solely and exclusively in connection with such other Party’s interest in this Lease and the Property Portfolio.  Neither Party shall disclose any such information to any third party except: (a) in connection with its enforcement of its rights under this Lease, or (b) pursuant to any Legal Requirement.  Nothing in this Article 31 shall prevent a Party from disclosing any information otherwise deemed confidential under this Article 31 to its agents, lenders (including Fee Mortgagees and Leasehold Mortgagees) and prospective lenders, investors and prospective investors, prospective purchasers, prospective assignees, prospective Subtenants, assignees, Subtenants, partners, shareholders, members, trustees, employees, counsel and other third parties to the extent reasonably necessary to perform the duties and obligations imposed upon such Party under this Lease or otherwise in connection with such Party’s interest in this Lease and the Property Portfolio (including a financing or sale of such Party’s interest in the Property Portfolio, or any portion thereof), provided such Persons are likewise instructed to keep such information confidential in accordance with the provisions of this Article 31.  Each Party shall indemnify the other Party and hold such other Party harmless against all claims, damages, costs or expenses of or for any damages resulting from the breaching Party’s breach of this Article 31.

Article 32.
BROKER

Section 32.1    No Broker.  The parties represent and warrant to each other that no broker was involved in connection with this Lease and each Party indemnifies the other against any commission or finder fee from any broker claiming the same by, through or under the indemnifying party.

Article 33.
DISPUTES AND ARBITRATION

Section 33.1    Valuation Disputes.  In the case of any Valuation Dispute, then either Landlord or Tenant (the “Initiating Party”) may initiate arbitration proceedings pursuant to this Section 33.1 and the Valuation Dispute shall be determined pursuant to this Section 33.1.  Such arbitration proceedings, including the selection of a Qualified Arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the AAA by a single Qualified Arbitrator in Chicago, Illinois, and otherwise in accordance with the Real Estate Valuation Arbitration Rules of the AAA, as then in effect, with hearings conducted as expeditiously as practicable and with no undue delay, and in no event later than forty-five (45) days after the date on which the Initiating Party gives such notice to the other party of its desire to initiate such arbitration proceedings.  Prior written notice of application by either party for arbitration shall be given to the other at least twenty (20) days before submission of the application to the AAA’s office in Chicago, Illinois.  The Qualified Arbitrator, forthwith upon his or her appointment, shall (i) hear the parties to this Lease and their respective witnesses, and each of the parties shall upon the conclusion of their presentation be required to submit a complete statement (the “Proposal”) setting forth in detail all of the relevant economic or other terms of the party’s proposed determination of the Valuation Dispute in question, (ii) examine such documents and take into account such materials as may, in his or her judgment, be reasonably necessary and (iii) select as the resolution of the Valuation Dispute either Landlord’s Proposal or Tenant’s Proposal, whichever the Qualified Arbitrator determines to be closest to the Qualified Appraiser’s determination of the valuation in question.  The Qualified Arbitrator shall have no power to vary or modify the provisions of this Lease or to determine any matter other than the Valuation Dispute in question.  The determination of the Qualified Arbitrator shall be final and binding on Landlord and Tenant, absent manifest error or fraud, and may be enforced in any court of competent jurisdiction.  The cost of the arbitration proceedings shall be shared equally by Landlord and Tenant.  Each of Landlord and Tenant shall pay the legal fees and expenses of their respective counsel and witnesses.  The parties agree that:  (a) the speedy resolution of any disputes or claims between them pursuant to this arbitration clause is a mutual and material inducement to enter into this Lease; (b) the non prevailing party in such arbitration will pay the prevailing party all costs and expenses reasonably incurred by the prevailing party, including reasonable attorneys’ fees and disbursements and will pay any fees and disbursements due to the dispute organization then used and the arbitrator; and (c) arbitration pursuant to this arbitration clause is intended to be the sole and exclusive dispute resolution mechanism of the parties concerning a Valuation Dispute, and in no event will a party have the right to bring any action at law or in equity or otherwise seeking damages or any other relief with respect to any such dispute or claim.

Section 33.2    Other Disputes.  In all other cases other than Valuation Disputes in which this Lease provides for the settlement of a dispute by arbitration (a “Dispute”), if such a Dispute arises, then either party may submit such dispute for resolution by arbitration in Chicago, Illinois, administered by JAMS in accordance with JAMS Streamlined Arbitration Rules and Procedures in effect at that time (or, if JAMS is no longer in existence, then administered by National Arbitration and Mediation (“NAM”), in accordance with NAM’s Comprehensive Dispute Resolution Rules and Procedures; and if NAM is no longer in existence, then administered by the AAA under the Expedited Procedures of its Commercial Arbitration Rules in effect at that time; and if none of the preceding remains in existence, by the expedited arbitration procedures of any succeeding or substantially similar dispute resolution organization, as applicable).  A single arbitrator will be selected pursuant to such rules and procedures (the “Lease Arbitrator”) (and, notwithstanding any provision of this Lease to the contrary, if the dispute shall arise under Section 16.1 with respect to insurance coverages or matters, the Lease Arbitrator shall be an expert in insurance matters).  The parties agree that:  (i) the speedy resolution of any disputes or claims between them pursuant to this arbitration clause is a mutual and material inducement to enter into this Lease; (ii) the non-prevailing party in such arbitration will pay the prevailing party all costs and expenses reasonably incurred by the prevailing party, including reasonable attorneys’ fees and disbursements (the “Prevailing Party Fees”), and will pay any fees and disbursements due to the dispute organization then used and the Lease Arbitrator; (iii) the Lease Arbitrator shall not be entitled to award damages (but may decide whether a particular amount that is in dispute under this Lease is or is not owing (in whole or in part) to one party or the other and require such amount to be paid by the party owing such amount); (iv) arbitration pursuant to this arbitration clause is intended to be the sole and exclusive dispute resolution mechanism of the parties concerning the matters subject to arbitration in this Lease (other than a Valuation Dispute), and in no event will a party have the right to bring any action at law or in equity or otherwise seeking damages or any other relief with respect to any such dispute or claim; and (v) this arbitration clause and all awards hereunder are to be enforced in any court of competent jurisdiction.  The Lease Arbitrator shall make a specific finding as to which party is the prevailing party, and to the extent each party prevails on separate issues, the Lease Arbitrator shall make a finding as to which party was the primarily prevailing party, if any, and the other party shall pay all Prevailing Party Fees to the prevailing party and will pay any fees and disbursements due to the dispute resolution organization then used and to the Lease Arbitrator (and if the Lease Arbitrator shall so determine that both parties prevailed equally, then each party shall bear the costs of its own attorneys and other costs and any fees and disbursements paid to the dispute resolution organization then used and the Lease Arbitrator shall be shared equally).  The Lease Arbitrator will be bound by the provisions of this Lease and will not have the power to add to, subtract from or otherwise modify such provisions.  The Lease Arbitrator will consider only the specific issues submitted to him/her for resolution.  The arbitrator’s determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court.

Article 34.
NOTICES, ETC.

Section 34.1    Notices.  Any notices, approvals, requests or demands required to be given, delivered or served or which may be given, delivered or served under or by the terms and provisions of this Lease, shall be in writing and shall be (i) delivered by hand to the addressee, (ii) sent by certified or registered United States mail, postage prepaid, return receipt requested, or (iii) sent by nationally known overnight courier service.  Such notices shall be delivered or sent to the addresses set forth below or to any other address as may hereafter be furnished in writing in like manner.  The date of delivery or refusal to accept delivery shall be deemed to be the date of service as evidenced by a receipt obtained by such messenger, certified mail delivery service or overnight courier service.  Notices shall be sent to the addresses provided in Schedule C.

Section 34.2   Notices to Mortgagees and Tenant Mezzanine Lenders.  All notices which are required or desired to be given by either party to any Leasehold Mortgagee, Fee Mortgagee, or Tenant Mezzanine Lender shall be in writing.  All notices to any Leasehold Mortgagee, Fee Mortgagee, or Tenant Mezzanine Lender shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to such Leasehold Mortgagee, Fee Mortgagee or Tenant Mezzanine Lender at its address set forth in its respective mortgage or loan agreement of which, in the case of Leasehold Mortgages or Tenant Mezzanine Lender, Landlord shall have been notified, and in case of Fee Mortgages, Tenant shall have been notified, or personally delivered to such address, or at such other address as the mortgagee or mezzanine lender in question may from time to time designate in a written notice to the party giving such notice.  Notices, which are served upon any Leasehold Mortgagee, Fee Mortgagee, or Tenant Mezzanine Lender in the manner aforesaid, shall be deemed to have been given or served for all purposes hereunder on the Business Day received by such Leasehold Mortgagee, Fee Mortgagee, or Tenant Mezzanine Lender.

Article 35.
TENANT OPTION TO PURCHASE

Section 35.1   Purchase Option.  Provided the Lease is in full force and effect, Landlord hereby gives and grants to Tenant the option (the “Option”) to purchase Landlord’s Estate for the Option Price in accordance with the provisions of this Section 35.1.  Such Option shall be exercisable and subject to the following provisions:

(a)        At any time between two hundred seventy (270) days prior to the commencement of the thirty first (31st) Lease Year and sixty (60) days prior to the commencement of the thirty first (31st) Lease Year (the "Option Exercise Window"), Tenant may exercise the Option by giving written notice (the "Purchase Option Notice") to Landlord.  The Purchase Option Notice shall be deemed an irrevocable obligation of Tenant (or its assignee) to purchase the Landlord's Estate and of Landlord to sell Landlord's Estate shall be accompanied by: (1) one original of the Purchase and Sale Agreement, which is attached as Exhibit B, (the "Purchase and Sale Agreement") and (2) a non-refundable deposit in an amount equal to five percent (5%) (the "Option Purchase Deposit") of the Option Price.  If Tenant fails to timely exercise the Option during the Option Exercise Window in accordance with the terms of this Section 35.1, the Option shall be deemed terminated and of no further force and effect.

(b)        The closing date (a "Closing Date") for the exercised Option shall be (x) during the ninety (90) day period prior to commencement of the thirty first (31st) Lease Year, or (y) a date mutually agreed by Landlord and Tenant.  Tenant shall pay to Landlord the Option Price, less the Option Purchase Deposit, at the Closing.

(c)        Tenant shall pay all costs and expenses of third party reports and investigations desired by Tenant, including, without limitation, title review and insurance and survey, and all recording fees, transfer taxes and fees, conveyance taxes and fees, and similar fees and escrow fees payable in connection with the conveyance.  Landlord and Tenant shall each pay their respective legal fees and expenses incurred in connection exercise of such Option and the closing of such purchase.  All costs, fees, charges and expenses incurred by or imposed by any Fee Mortgagee in connection with the exercise of such Option and the closing of such purchase shall be paid by Landlord. Notwithstanding anything to the contrary contained herein, Tenant’s Option and right to purchase pursuant to thereto shall be subject to the express condition that no uncured Event of Default shall exist hereunder at the time of exercise of such Option or at the time of closing of such purchase.

Section 35.2    Failure to Close.  Tenant’s failure to close the purchase of the Landlord’s Estate upon exercise of the Option (as described in this Article 35) shall not constitute a breach or a default by Tenant under this Lease and this Lease shall continue unaffected thereby, provided, however, that if Tenant fails to close the Option as described in this Article 35 through no fault of Landlord, and such failure shall continue for ten (10) Business Days after written notice from Landlord, then Tenant shall reimburse Landlord on demand for all reasonable out of pocket costs and expenses of Landlord and Fee Mortgagee (including, without limitation, all reasonable attorneys’ fees and expenses) incurred in connection with the exercise of such Option and preparation for the closing of such purchase and the provisions of this Article 35 shall thereafter be void and of no further force or effect and Tenant shall forfeit the Option Purchase Deposit, as liquidated damages in full settlement of all claims against Tenant with respect to failure to close the Option as the Parties agree that the amount of actual damages that Landlord would suffer as a result of Tenant’s default would be extremely difficult to determine and have agreed, after specific negotiation, that the amount of the Option Purchase Deposit is a reasonable estimate of Landlord's damages and is intended to constitute a fixed amount of liquidated damages in lieu of other remedies available to Landlord and is not intended to constitute a penalty.  If Landlord fails to close through no fault of Tenant, Tenant’s sole remedies shall be (i) to sue for specific performance or (ii) to terminate the transaction and recover from Landlord all of Tenant’s and any Leasehold Mortgagee’s actual out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees (but no consequential, speculative or punitive damages) incurred in connection with the exercise of such Option and preparation for the closing and otherwise regarding the contemplated purchase.

Section 35.3    Casualty Prior to Closing Under Option.  If any damage to or destruction of the Property Portfolio by fire or other casualty shall have occurred prior to the closing under the Option, whether before or after Tenant shall have given notice of the exercise of the Option, such damage or destruction shall not affect the Option, and Tenant may purchase the ownership interest in Landlord in accordance with the provisions of this Section (except to the extent that any part of the insurance proceeds for such damage or destruction is paid to Landlord or any Fee Mortgagee, or Landlord or any Fee Mortgagee shall be entitled to such proceeds, and such proceeds shall not have been used for restoration or paid by Landlord or such Fee Mortgage to Tenant, or any rights thereto shall not have been assigned, transferred and set over to Tenant, then the Option Price shall be reduced by the amount of such proceeds).  If such fire or other casualty shall have occurred prior to the closing under the Option, and any claim for the proceeds of fire insurance shall not have been fully adjusted, and/or any proceeds of fire insurance shall not have been paid to Landlord or any Fee Mortgagee, Landlord, at the closing under the Option shall assign, transfer and set over to Tenant all of Landlord’s right, title and interest in and to all such proceeds, and, prior to such closing (provided the Option still is in effect), shall authorize and empower Tenant, in the name of Landlord or otherwise, to file what would otherwise be Landlord’s insurance claims, and to adjust, collect, receipt for and retain the same, and to negotiate, litigate or settle such insurance claims, and Landlord shall cooperate with Tenant and shall execute and deliver to Tenant documents required to enable Tenant to adjust such claims and prosecute any proceeding in connection therewith.  In addition, the parties agree that if the damage or destruction has occurred after Tenant has given notice of the exercise of the Option, Tenant may, within twenty (20) Business Days following the damage or destruction, rescind the Purchase Option by written notice to Landlord (in which event this Lease shall continue and the provisions of Article 17 shall apply).  Landlord and Tenant waive any provisions of any statute in regard to damage or destruction by fire or other casualty and agree that the provisions of this Section shall govern and control in lieu of such statute.

Section 35.4    Condemnation Prior to Closing Under Option.  If any taking by the right of condemnation or eminent domain shall have occurred prior to the closing under the Option, whether before or after Tenant shall have given notice of the exercise of the Option, Tenant may purchase the ownership interest in Landlord in accordance with the provisions of this Section, except that (a) the Option Price shall be reduced by the amount of any Award or payment received by Landlord or any Fee Mortgagee prior to the closing under the Option, and (b) at the closing under the Option, Landlord shall assign, transfer and set over to Tenant all present and future rights of Landlord in and to any Award or payment then not yet received by Landlord or any Fee Mortgagee, and, prior to such closing (provided the Option still is in effect and has been duly exercised by Tenant), Landlord shall authorize and empower Tenant, in the name of Landlord or otherwise, to file what would otherwise be Landlord’s claims for any such Award or payment and to collect, receipt for and retain the same, and to negotiate, litigate or settle such claim for any such Award or payment, and Landlord shall cooperate with Tenant and shall execute and deliver to Tenant any documents required to enable Tenant to prosecute any proceeding in connection therewith and Tenant indemnifies Landlord against any loss, cost or expenses incurred by Landlord as result of Tenant’s failure to thereafter close on the acquisition of such interest.  In addition, the Parties agree that if the taking by condemnation or eminent domain occurs after Tenant has given notice of the exercise of the Option, Tenant may at any time within twenty (20) Business Days following the taking and prior to the scheduled closing date rescind the Purchase Option by written notice to Landlord (in which event this Lease shall continue and the provisions of Article 18 shall apply).

Section 35.5    Survival.  The provisions of this Article 35 shall run with and bind the Land until the earlier of (i) the date the Option expires (or the date Tenant closes on the purchase of Landlord’s Estate following the timely exercise of the Option) or the date this Lease terminates.

Article 36.
GENERAL PROVISIONS

Section 36.1    Remedies Cumulative.  The specified remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which that party may be lawfully entitled in case of any breach or threatened breach by the other party of any provision of this Lease, and either party shall be entitled to the restraint by injunction of any violation or attempted or threatened violation of any of the terms or provisions of this Lease. Either party may seek to enjoin any breach or threatened breach of any provision of this Lease.

Section 36.2    No Waiver.  The failure of either party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option.  A receipt and acceptance by Landlord of rent or any other payment, or the acceptance or performance by either party of anything required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent or other charge) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent or other charge then unpaid by Tenant.  No waiver by either party of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by that party.

Section 36.3    Amendments.  This Lease may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

Section 36.4   Unavoidable Delays.  In the event of any Unavoidable Delays under this Lease, the time of performance of the covenants and obligations under this Lease in question (which shall not include any requirement for the payment of a sum of money except that an inability to make a payment which is caused by any interruption in the ability of the U.S. banking system as an industry to process payments shall be an Unavoidable Delay) shall automatically be extended for a period of time equal to the aggregate period of the Unavoidable Delays.

Section 36.5    Governing Law.  To the greatest extent permitted, this Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of New York and without aid of any canon or rule of law requiring construction against the party drawing or causing this Lease or any provision thereof to be drawn, provided, however, the law of the applicable state where an Individual Property is located shall govern to the extent required with respect to the creation of the leasehold estate and the enforcement of specific remedies in the event of a breach or default under this Lease.

Section 36.6     Joint and Several.  If Tenant consists of more than one person or entity, each person or entity comprising Tenant shall be jointly and severally liable with every other person or entity comprising Tenant.

Section 36.7   Prevailing Party.  In the event of any litigation or any other action to enforce the provisions of this Lease, the prevailing party in such litigation or such action shall be entitled to be reimbursed by the other party for the prevailing party’s reasonable out-of-pocket costs and expenses (including reasonable counsel fees and court costs).

Section 36.8    Third Parties.  The provisions of this Lease shall not be construed for the benefit of any third party, except as otherwise expressly provided herein and except that the Fee Mortgagee and the Landlord Parties are expressly acknowledged to be third party beneficiaries of this Agreement.

Section 36.9    No Partnership or Joint Venture Intended.  Landlord and Tenant agree that, in all events and for all purposes, Landlord is not a partner with Tenant (or a member of a joint enterprise with Tenant) by the virtue of this Lease or in the conduct of any of Tenant’s businesses or other affairs.

Section 36.10   Counterparts, PDFs.  This Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Lease and of signature pages by PDF e-mail shall constitute effective execution and delivery of this Lease as to the parties and may be used in lieu of the original Lease for all purposes.  Signatures of the parties transmitted by PDF shall be deemed to be their original signatures for all purposes.  No party hereto shall raise the use of PDF email to deliver a signature hereto or to any notice delivered hereunder, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of PDF email, as a defense to the formation of a contract, and each such party forever waives any such defense.

Section 36.11   Lease Not a Financing.  The parties intend that, for all tax purposes (including income tax and real estate transfer tax) the transactions described in this Lease will be treated as a Lease and will not be treated as a loan by Landlord to Tenant secured by the Property Portfolio or any portion thereof or a sale of Landlord’s fee interest.

Section 36.12   Landlord Reimbursement.  Wherever this Lease makes reference to actions to be taken “without cost to Landlord” and phrases of similar import, and Landlord nevertheless incurs such costs, Tenant shall reimburse Landlord for such reasonable actual out-of-pocket costs, as Additional Rent, within thirty (30) days of notice from Landlord, with such amounts to incur interest at the Default Interest Rate from such deadline until paid in full, accompanied by reasonable supporting documentation (unless a different time period for payment is specifically set forth in this Lease).

Section 36.13   Entire Agreement.  This instrument constitutes the entire agreement between the Parties with respect to the subject matter hereof and there are no verbal or collateral understandings, agreements or warranties not expressly set forth in this Lease.

Section 36.14   Covenants Binding on Respective Parties.  The terms, conditions, covenants, provisions and undertakings herein contained shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, personal representatives, permitted successors and permitted assigns.

Section 36.15   Counterclaims.  If Landlord commences any proceedings for nonpayment of Fixed Annual Rent or Additional Rent or other summary proceeding, Tenant will not interpose any counterclaim of any nature or description in such proceedings, except to the extent that by failing to interpose such counterclaim Tenant would be barred from asserting such counterclaim in a separate action or proceeding.  This shall not, however, be construed as a waiver of Tenant’s right to assert any claims in a separate action brought by Tenant.  The covenants to pay Fixed Annual Rent, Additional Rent and other amounts hereunder are independent covenants and Tenant have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever except to the extent of final adjudication matters.

Section 36.16    Accord and Satisfaction.  Landlord is entitled to accept, receive and cash or deposit any and all payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord’s option to any obligation of Tenant which Tenant might owe and the same shall not constitute payment of any amount owed or to be owed except that to which Landlord has applied the same.  No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever.  The acceptance of any such check or payment shall be without prejudice to Landlord’s right to recover any and all amounts owed by Tenant or which Tenant might owe hereunder and Landlord’s right to pursue any other available remedy. Tenant waives Tenant’s right, if any, to designate the items against which any Fixed Annual Rent, Additional Rent or any other Rent payments made by Tenant pursuant to this Lease are to be credited and Tenant agrees that Landlord may apply any payments made by Tenant to any Rent items then due as Landlord sees fit irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

Section 36.17    Waiver of Jury Trial; Venue.

THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PROPERTY PORTFOLIO, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURTS SITUATED IN THE STATE OF NEW YORK AND LANDLORD AND TENANT (A) WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (B) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE.  NOTWITHSTANDING THE FOREGOING, LANDLORD SHALL ALSO HAVE THE RIGHT TO BRING ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE IN ANY FEDERAL OR STATE COURTS IN THE COUNTY WHERE AN INDIVIDUAL PROPERTY IS LOCATED, IN LANDLORD’S SOLE DISCRETION.

Section 36.18   NO IMPLIED WARRANTIES. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PROPERTY PORTFOLIO OR ANY PORTION THEREOF ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE INDIVIDUAL PROPERTY OR PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT SHALL CONTINUE TO PAY RENT AND ALL AMOUNTS DUE HEREUNDER, WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. TENANT HAS HAD A FULL AND FAIR OPPORTUNITY TO INSPECT THE PROPERTY PORTFOLIO AND FINDS THAT THE PROPERTY PORTFOLIO, AND ALL PORTIONS THEREOF, SUIT TENANT’S PURPOSES. TENANT HAS KNOWLEDGE OF THE PROPERTY PORTFOLIO AND WITH THIS KNOWLEDGE HAS VOLUNTARILY AGREED TO DISCLAIM THE IMPLIED WARRANTY OF SUITABILITY. BOTH LANDLORD AND TENANT HAVE EXPRESSLY BARGAINED FOR AND AGREED TO THIS DISCLAIMER. FOR AND IN CONSIDERATION OF THE EXECUTION OF THIS LEASE, LANDLORD AND TENANT AGREE THAT LANDLORD WOULD NOT HAVE SIGNED THIS LEASE BUT FOR THE DISCLAIMERS SET FORTH ABOVE, AND TENANT WAIVES ANY WARRANTY REGARDING THE PROPERTY PORTFOLIO EXCEPT THOSE EXPRESSLY PROVIDED IN THIS LEASE.

Section 36.19   New York Provisions.  The following provisions shall apply with respect to any and all portions of the Property Portfolio located within the State of New York or to the extent the law of the State of New York governs any aspect of this Lease:

(a)        Waiver of Section 223-a.  Section 2.1 of this Lease constitutes an express provision to the contrary pursuant to Section 223-a of the New York Real Property Law (or any similar Legal Requirements), which Landlord and Tenant agree shall be and is inapplicable to this Lease.

(b)        PREP System.  The parties agree to promptly execute and deliver all forms reasonably necessary to generate the Property Records Electronic Protocol (PREP) System forms, and once generated, to promptly execute and deliver same concurrently with the execution and delivery of this Lease and any Memorandum of Lease.

(c)        Casualty.  The provisions of Article 17 shall be considered an express agreement governing any case of damage or destruction of the applicable Individual Property, or any portion thereof, by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for a contingency in the absence of an express agreement, and any other Legal Requirements of like import, now or hereafter in force, shall have no application to the Property Portfolio and this Lease.

Section 36.20   Texas Provisions.  The following provisions shall apply with respect to any and all portions of the Property Portfolio located within the State of Texas:

(a)        Tenant’s Expense Payments.  Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and other Additional Rent payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS, IF ANY, AVAILABLE TO TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS IT MAY BE HEREAFTER AMENDED, SUCCEEDED AND/OR RENUMBERED.

(b)        WAIVER OF CONSUMER RIGHTS.  PURSUANT TO, AND TO THE EXTENT PERMITTED BY SECTION 17.42 OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. §17.41, ET. SEQ.), LANDLORD AND TENANT EACH WAIVE THEIR RESPECTIVE RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AND AGREE THAT SUCH ACT SHALL HAVE NO APPLICABILITY TO THIS LEASE, EXCEPT THAT SUCH WAIVER SHALL NOT APPLY TO SECTION 17.555 OF SUCH ACT. AFTER CONSULTATION WITH AN ATTORNEY OF LANDLORD’S OWN SELECTION, LANDLORD VOLUNTARILY CONSENTS TO THE FOREGOING WAIVER BY IT. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THE FOREGOING WAIVER BY IT.

(c)        Waiver of Implied Tenant Termination Option.  Reference is herein made to that certain decision rendered by the Supreme Court of Texas in Rohrmoos Venture et al v. UTSW DVA Healthcare LLP, 2019 WL 1873428 (Tex. Apr. 26, 2019) (“Rohrmoos”).  NOTWITHSTANDING ANYTHING IN ROHRMOOS TO THE CONTRARY, TENANT HEREBY EXPRESSLY WAIVES AND DISCLAIMS ANY AND ALL IMPLIED RIGHTS TO TERMINATE THIS LEASE SET FORTH IN ROHRMOOS.  BOTH LANDLORD AND TENANT HAVE EXPRESSLY BARGAINED FOR AND AGREED TO THIS DISCLAIMER. FOR AND IN CONSIDERATION OF THE EXECUTION OF THIS LEASE, LANDLORD AND TENANT AGREE THAT LANDLORD WOULD NOT HAVE SIGNED THIS LEASE BUT FOR THE DISCLAIMERS SET FORTH ABOVE, AND TENANT HEREBY ACKNOWLEDGES AND AGREES THAT TENANT’S RIGHTS (AS APPLICABLE) TO TERMINATE THIS LEASE SHALL BE SOLELY LIMITED TO THOSE EXPLICITLY SET FORTH IN THIS LEASE.

Section 36.21   Florida Disclosure.   The following disclosure is required by Florida Statutes, Section 404.056(5):  Radon Gas:  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health department.

Section 36.22   Tenant Requests.  If Tenant requests any Landlord consent, approval, review or other Landlord action, Tenant shall reimburse Landlord, within thirty (30) days after demand, for all reasonable, out-of-pocket costs and expenses incurred by Landlord in connection with such request, including, without limitation, reasonable attorneys’ fees and costs and the fees and charges of the Fee Mortgagee (or its servicer).

Article 37.
TENANT RIGHT TO RELEASE PARCELS

Section 37.1    Tenant Right to Release Parcels.  During the Term of this Lease, Tenant shall have the right to remove any one or more individual parcels that are part of the Land of an Individual Property, each such parcels as generally depicted on Exhibit F attached hereto (each individual parcel, a “Partial Release Project”) either in part or in its entirety from the Property Portfolio, subject to and provided that all of the following terms and conditions are satisfied (such release herein called a “Partial Release”):

(a)        Tenant shall provide written notice to Landlord of its election to have the applicable Partial Release Project released (the “Release Notice”), and with respect to such proposed Partial Release provide Landlord with the following documents in form and substance reasonably acceptable to Landlord and Tenant: (i) an amendment to this Lease and applicable recorded memorandum of lease removing the applicable Partial Release Project from the Property Portfolio, (ii) a reciprocal easement agreement, parking easement or other agreements, all if and to the extent reasonably necessary for the operation of the remaining portions of the affected Individual Property, (iii) a special warranty deed conveying the Partial Release Project to Tenant, (iv) any other commercially reasonable documents that the title company may reasonably request regarding the Partial Release (including, without limitation, applicable title affidavits, gap indemnity, transfer forms, etc.), and (v) an updated title commitment and survey  for the remainder of the affected Individual Property (collectively, the “Release Deliverables”), in each case at least thirty (30) days prior to the anticipated date for such Partial Release.

(b)        If there is a Fee Mortgage in effect, Tenant’s right to exercise its option to effectuate a Partial Release shall be further conditioned on the satisfaction of the following conditions:

(i)         Except with respect to the “No Fee” Partial Release Projects (as identified on Exhibit F) (the “No Fee Partial Release Projects”)1, the Fee Mortgage Documents permit a partial pay down or partial defeasance and permits the removal of the Partial Release Project from the lien of the Fee Mortgage as of the closing of the Partial Release.

1 Exhibit F to specifically identify

(ii)        Except with respect to the No Fee Partial Release Projects, the exercise of Tenant’s right pursuant to this Article shall not constitute a default or cash sweep or cash trap event under the Fee Mortgage Documents.

(iii)       Except with respect to the No Fee Partial Release Projects, Tenant shall pay Landlord  any loan prepayment or defeasance amount in accordance with the terms of the Fee Mortgage Documents, provided, however, such amount, for purposes of the any Partial Release during the first ten (10) years of the Term, is the greater of (x) 130% of the allocated loan amount thereunder pertaining to the applicable Partial Release Project as set forth in the applicable Fee Mortgage Document and (y) 100% of the Net Sale Proceeds for Tenant’s sale or transfer of the applicable Partial Release Project, which sale or transfer occurs within nine (9) months after the closing of the Partial Release (the “Required Loan Reduction”).  If the sale of the Partial Release Project will occur after the closing of the Partial Release and due to such sale, the Required Loan Reduction paid by Tenant is less than the Required Loan Reduction determined pursuant to this section (after taking into account such sale), Tenant shall pay to Landlord such shortfall as part of the closing of escrow of the sale of such Partial Release Project.

(iv)       Tenant shall satisfy all reasonable and customary industry requirements of the Fee Mortgagee in connection with the Partial Release (provided, however, no such requirements shall amend the terms of this Article 37 or prohibit such Partial Release or increase the prepayment or defeasance amount above that set forth in Section 37.1(b)(iii) or, with respect to a No Fee Partial Release Project, impose a “lockout” period in which the Partial Release cannot be exercised) and Landlord shall reasonably cooperate, at no out of pocket expense to Landlord, with Tenant in meeting such requirements.

(v)        Tenant shall reimburse Landlord or pay directly all reasonable out of pocket costs, fees and expenses incurred by Landlord or the applicable Fee Mortgagee in connection with the Partial Release, including, without limitation, any and all  prepayment or defeasance fees related thereto and required pursuant to the Fee Mortgage Documents (except in connection with No Fee Partial Release Projects), Landlord’s and Fee Mortgagee’s reasonable attorneys’ fees, all recording fees, transfer taxes, utility fees, escrow fees, costs for the updated survey and owner’s and lender’s title policy or endorsement.

(vi)       Except with respect to the No Fee Partial Release Projects, if the Debt Yield immediately after the closing of the Partial Release (i.e., taking into account the removal of the Partial Release Project from the Property Portfolio) is not equal to or greater than the Debt Yield immediately prior to the closing of the Partial Release (i.e., calculated with the Partial Release Project as part of the Property Portfolio), then Tenant shall pay to Landlord for application to the Fee Mortgage all amounts required to cause such condition to be satisfied at the closing of the Partial Release, including, without limitation, any additional defeasance payments that may be required.

(vii)      Except with respect to the No Fee Partial Release Projects, if the Loan to Value immediately after the closing of the Partial Release (i.e., taking into account the removal of the Partial Release Project from the Property Portfolio) is not equal to or less than the Loan to Value immediately prior to the closing of the Partial Release (i.e., calculated with the Partial Release Project as part of the Property Portfolio), then Tenant shall pay to Landlord for application to the Fee Mortgage all amounts required to cause such condition to be satisfied at the closing of the Partial Release, including, without limitation, any additional defeasance payments that may be required.

(viii)     Tenant shall deliver all certificates and documentation, in form and substance reasonably acceptable to Tenant, which may be reasonably required by the title company to effectuate such Partial Release.

(c)        Except with respect to the No Fee Partial Release Projects, if there is not a Fee Mortgage then in effect, at the closing of each Partial Release, Tenant shall pay Landlord the Appraised Value of the Partial Release Project.

(d)        Except with respect to the No Fee Partial Release Projects, concurrently with the delivery of the Release Notice, Tenant shall pay Landlord a processing fee of Fifteen Thousand and 00/100 Dollars ($15,000.00) (as Adjusted by CPI every ten (10) Lease Years) per Partial Release Project requested to be released with such Partial Release (which amount shall be deemed earned by Landlord upon receipt) and shall pay all third party costs and fees associated with the Partial Release.

(e)        Landlord shall reasonably cooperate, at no expense to Landlord, with Tenant in effectuating the Partial Release, including without limitation, executing such subdivision applications that may be necessary, provided such subdivision or other actions shall not have an material adverse effect on the remaining part of the affected Individual Property (but in all cases, any such cooperation shall be subject to the terms of the Fee Mortgage Documents).

(f)        Tenant’s rights under this Article 37 are expressly conditioned upon no Event of Default existing as of the date of the Release Notice and the date of the closing of the Partial Release.

(g)        The parties shall enter into an amendment to this Lease confirming the Partial Release and incorporating the removal of the Partial Release Project from the Property Portfolio.

Section 37.2    Rent After a Partial Release.  Upon the closing of a Partial Release in accordance with the terms and conditions of Section 37.1 above, Fixed Annual Rent shall be reduced as follows (but shall, in any event, remain subject to annual increases as set forth in the definition of “Fixed Annual Rent”):

(a)        Except with respect to the No Fee Partial Release Projects, if there is a Fee Mortgage in place, Fixed Annual Rental shall be reduced by the amount by which the annual debt service under the Fee Mortgage Documents is reduced by reason of the Partial Release.

(b)        Except with respect to the No Fee Partial Release Projects, if there is not a Fee Mortgage in place, Fixed Annual Rental shall be reduced by the product of (x) the Appraised Value of the Partial Release Project multiplied by (y) 7.4%.

(c)        With respect to No Fee Partial Release Projects, Fixed Annual Rent shall not be reduced.

Article 38.
TENANT SUBSTITUTION RIGHT

Section 38.1    Tenant Substitution Right    Tenant shall have the right, during the Term, to remove the entirety of any Individual Property (such removed Individual Property, the “Removed Property”) and substitute therefore one or more other properties owned by Tenant or Affiliates of Tenant and reasonably acceptable to Landlord and, if applicable, Fee Mortgagee (each, a “Substituted Property”), subject to the following terms and conditions (each, a “Substitution”):

(a)        Tenant shall provide written notice to Landlord of its election to effectuate a Substitution (the “Substitution Notice”), and with respect to such proposed Substitution provide Landlord with the following documents and deliverables in form and substance reasonably approved by Landlord, at no cost to Landlord: (i) an amendment to this Lease and applicable recorded memorandum of lease removing the applicable Individual Property from the Property Portfolio and adding the applicable Substituted Property to the Property Portfolio, (ii) a reciprocal easement agreement, parking easement or other agreements reasonably necessary for the operation of the remaining Individual Properties, if applicable, (iii) a special warranty deed conveying such Removed Property to Tenant, (iv) any other documents that the title company, Landlord or Fee Mortgagee may reasonable request regarding the Substitution in form and substance reasonably acceptable to Tenant (including, without limitation, applicable title affidavits, gap indemnity, transfer forms, etc.), (v) a Phase 1 environmental report (and a Phase 2 environmental report if recommended by such Phase 1) with respect to the Substituted Property, (vi) an updated title commitment and survey  for the remainder of the Property Portfolio and the Substituted Property, (vii) a property condition report with respect to the Substituted Property and (viii) such other diligence, certificates, representations, affidavits and other documents relating to the Substituted Property that Landlord or Fee Mortgage may reasonably request (collectively, the “Release Deliverables”), in each case at least thirty (30) days prior to the anticipated date for such Substitution.

(b)        If there is a Fee Mortgage in effect, Tenant’s right to exercise its option to effectuate a Substitution shall be further conditioned on the satisfaction of the following conditions:

(i)         Tenant shall obtain any rating agency confirmation (if applicable) and approvals required by the Fee Mortgagee, including the consent of Fee Mortgagee which may be granted or withheld in the Fee Mortgagee’s reasonable discretion, and Landlord shall reasonably cooperate, at no expense to Landlord, with Tenant in obtaining the same.

(ii)        Tenant shall satisfy all reasonable and customary industry requirements of the Fee Mortgagee in connection with the Substitution Release (provided, however, no such requirements shall amend the terms of this Article 38 or prohibit such Substitution) and Landlord shall reasonably cooperate, at no out of pocket expense to Landlord, with Tenant in meeting such requirements.

(iii)       Tenant shall reimburse Landlord or pay directly all reasonable out of pocket costs, fees and expenses incurred by Landlord or the applicable Fee Mortgagee by the applicable Fee Mortgagee in connection with the Substitution, including, without limitation, Landlord’s and Fee Mortgagee’s reasonable attorneys’ fees, all recording fees, transfer taxes, utility fees, servicing fees, mortgage taxes, consultant expenses, escrow fees and costs for the updated survey and owner’s and lender’s title policy or endorsement.

(iv)       If the Debt Yield immediately after the closing of the Substitution (i.e., taking into account the removal of the Removed Property from the Property Portfolio and addition of the Substituted Property to the Property Portfolio) is not equal to or greater than the Debt Yield immediately prior to the closing of the Substitution (i.e., calculated with the Removed Property as part of the Property Portfolio), then Tenant shall pay to Landlord for application to the Fee Mortgage all amounts required to cause such condition to be satisfied at the closing of the Substitution, including, without limitation, any additional defeasance payments that may be required.

(v)        If the Loan to Value immediately after the closing of the Substitution (i.e., taking into account the removal of the Removed Property from the Property Portfolio and addition of the Substituted Property to the Property Portfolio) is not equal to or less than the Loan to Value immediately prior to the closing of the Substitution (i.e., calculated with the Removed Property as part of the Property Portfolio), then Tenant shall pay to Landlord for application to the Fee Mortgage all amounts required to cause such condition to be satisfied at the closing of the Substitution, including, without limitation, any additional defeasance payments that may be required.

(vi)       Tenant shall deliver all certificates and documentation, in form and substance reasonably acceptable to Tenant, which may be reasonably required by the title company to effectuate such Substitution.

(vii)      After the closing of the Substitution, the number of Individual Properties subject to this Lease is no less than four (4).

(c)        If there is not a Fee Mortgage then in effect, Tenant’s right to exercise its option to effectuate a Substitution shall be further conditioned on the satisfaction of the following conditions:

(i)         After the closing of the Substitution, the number of Individual Properties subject to this Lease is no less than four (4).

(ii)        The Appraised Value of the Property Portfolio immediately after the closing of the Substitution (i.e., taking into account the addition of the Substituted Property and the removal of the applicable Individual Property) shall be greater than or equal to the Appraised Value of the Property Portfolio immediately prior to the closing of the Substitution (i.e., the Property Portfolio inclusive of the removed Individual Property and excluding the Substituted Property).

(iii)       The projected Ground Lease Coverage Ratio for the twelve (12) months immediately following the closing of the Substitution (i.e., taking into account the addition of the Substituted Property and the removal of the applicable Individual Property) shall be greater than or equal to the Ground Lease Coverage Ratio for the twelve (12) months immediately prior to the closing of the Substitution (i.e., the Property Portfolio inclusive of the removed Individual Property and excluding the Substituted Property).

(d)        Tenant shall reimburse Landlord or pay directly all reasonable, out of pocket costs, fees and expenses incurred by Landlord or the applicable Fee Mortgagee in connection with the Substitution, including, without limitation, Landlord’s reasonable attorneys’ fees, all recording fees, transfer taxes, utility fees, escrow fees and costs for the updated survey and owner’s and lender’s title policy or endorsement.  Fixed Annual Rent shall not be reduced in connection with any Substitution.

(e)        At the closing of each Substitution, Tenant shall pay Landlord a processing fee of Fifteen Thousand and 00/100 Dollars ($15,000.00) (as Adjusted by CPI every ten (10) Lease Years).

(f)        Landlord shall reasonably cooperate, at no expense to Landlord, with Tenant in effectuating the Substitution, including without limitation, executing such subdivision applications that may be necessary, provided such subdivision or other actions shall not have an adverse effect on the remaining Individual Properties (and in any event, subject to the terms of the Fee Mortgage Documents).

(g)        Tenant’s rights under this Article 38 are expressly conditioned upon no Event of Default existing as of the date of the Substitution Notice and the date of the closing of the Substitution.

(h)        No Substitution may occur during any period when a GLCR Failure is continuing unless the Ground Lease Coverage Ratio as of the date of Substitution (without taking into account any GLCR Reserve payments or the GLCR Master Lease or GLCR Master Lease Rental) is 2.5:1.0, or better, on the date of (and immediately upon consummation of) such Substitution and would have been 2.5:1.0 or better for the two calendar quarters immediately preceding the Substitution calculated as if the Substitution had occurred during such two calendar quarters.  For the avoidance of doubt, a GLCR Cure Event, however, for purposes of Article 39 shall be calculated as set forth in Section 39.1 without regard to this paragraph (h) or the historical financials of the Substituted Property.

(i)         Tenant or the Affiliate of Tenant, as applicable, shall convey the Substituted Property to Landlord and, if owned by an Affiliate of Tenant, such Affiliate shall join as “Tenant” to this Lease pursuant to documents reasonably acceptable to Landlord and Tenant.  The parties shall enter into an amendment to this Lease confirming the Substitution and incorporating the addition of the Substituted Property to the Property Portfolio and removal of the Removed Property from the Property Portfolio.

Article 39.
GLCR MASTER LEASE; TENANT GROUND LEASE COVERAGE RATIO COVENANT

Section 39.1     Covenant.   If the Ground Lease Coverage Ratio falls below 2.5:1.0 for any calendar quarter (a “GLCR Failure”) during the Term, then concurrently with Tenant’s delivery of its quarterly certified calculation of the Ground Lease Coverage Ratio, Tenant shall either (a) commence and thereafter continue delivering to Landlord (or the Fee Mortgagee, as applicable) quarterly reserve payments equal to an annualized dollar for each dollar in which the Ground Lease Coverage Ratio calculation falls below 2.5 to 1.0 as reasonably determined by Landlord (the “GLCR Reserve”) (the first payment of such GLCR Reserve to be paid concurrently with the delivery of the quarterly calculation of the Ground Lease Coverage Ratio), or (b) execute and deliver to Landlord a GLCR Master Lease in the form attached hereto as Exhibit G (the “GLCR Master Lease”) it being understood that the terms of the GLCR Master Lease shall provide that: (i) rent payable per rentable square foot shall equal a market rental rate (the “GLCR Master Lease Rental”) and (ii) the “Premises” subject to the GLCR Master Lease shall equal the square footage necessary (based on the GLCR Master Lease Rental) to cause the Ground Lease Coverage Ratio (calculated taking into account such rent payable under the GLCR Master Lease) to equal 2.5:1.0.  If Tenant achieves a Ground Lease Coverage Ratio (without taking into account any GLCR Reserve payments or the GLCR Master Lease or GLCR Master Lease Rental) of 2.5:1.0, or better, for two consecutive calendar quarters (whether by a Substitution in accordance with Article 38 or otherwise) (the “GLCR Cure Event”, then (i) provided no Event of Default then exists, any amounts in the GLCR Reserve not paid to Landlord pursuant to Section 39.2(c) shall be promptly refunded to Tenant and (ii) no GLCR Master Lease Rental shall be payable until the occurrence of another GLCR Failure.  It is expressly understood and agreed that a GLCR Failure shall not be deemed to be a default under this Lease, however, a failure of Tenant to remedy a GLCR Failure in accordance with this Section 39.1 (i.e., a failure to execute and deliver the GLCR Master Lease or pay the GLCR Reserve each in accordance with this Section 39.1) shall, subject to notice and the applicable cure period pursuant to Section 20.1(a) above, be a default under this Lease. If at any time during which a GLCR Master Lease is in effect, the GLCR Master Lease tenant fails to maintain a “Net Worth” of at least $500,000,000 (“Net Worth Threshold”), Tenant shall deliver to Landlord within ten (10) Business Days a substitute GLCR Master Lease (in the form attached hereto as Exhibit G) with a GLCR Master Lease tenant meeting or exceeding the Net Worth Threshold.  For purposes of this Article 39, “Net Worth” means total assets located in the United States less total liabilities (including accrued and deferred income taxes and any reserves against assets), determined in accordance with generally accepted accounting principles, consistently applied. Within thirty (30) days after Landlord’s request, Tenant shall deliver to Landlord the most recent annual and quarterly financial statements of the GLCR Master Lease Tenant prepared in accordance with GAAP and certified by Tenant and the GLCR Master Lease Tenant, evidencing the satisfaction of the Net Worth Threshold.  Tenant shall notify Landlord GLCR Master Lease Rental has been paid within five (5) Business Days after a monthly installment GLCR Master Lease Rental has been paid.  Within ten (10) Business Days after Landlord’s request, from time to time but no more frequently than twice in any twelve (12) month period, Tenant shall certify, and shall cause the GLCR Master Lease tenant to certify, that the GLCR Master Lease is in full force, that there are no defaults under the GLCR Master Lease, the date through which GLCR Master Lease Rental has been paid, and such other matters Landlord may reasonably request.  In no event shall Landlord waive any provision of or amend or modify the GLCR Master Lease without Landlord’s prior written consent.

Section 39.2     GLCR Reserve.

(a)        At the option of Fee Mortgagee, the GLCR Reserve shall be held in an account designated by the Fee Mortgagee, subject to the terms of this Lease.

(b)        No interest shall be payable with respect to any GLCR Reserve.

(c)        It is expressly understood and agreed that the GLCR Reserve is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default, however if (i) a non-monetary Event of Default occurs and Landlord terminates the Lease in connection therewith or (ii) a monetary Event of Default occurs hereunder, after a GLCR Failure (but prior to the GLCR Cure Event), the entire GLCR Reserve and all quarterly payments to the GLCR Reserve required by this Article 39 during the continuance of any Event of Default shall be immediately paid to Landlord and Tenant shall have no further rights thereto and shall not be entitled to return of any such amounts upon a GLCR Cure Event, which payments shall be in addition to and without prejudice to any other right and/or remedy provided herein or provided by law.

(d)        Subject to the other terms and conditions contained in this Lease, if this Lease is transferred by Landlord and the GLCR Reserve delivered to such transferee, Tenant hereby releases Landlord from any and all liability with respect to said GLCR Reserve and its application or return upon the occurrence of GLCR Cure Event.

Section 39.3     GLCR Reporting.  Within thirty (30) days after the end of each calendar quarter, Tenant shall provide a calculation of the Ground Lease Coverage Ratio along with supporting financial statements, accompanied by an Officer’s Certificate certifying to the accuracy of financial statements and calculation.

Section 39.4     Ground Lease Coverage Ratio.  “Ground Lease Coverage Ratio” shall mean the ratio, calculated quarterly (or at such time otherwise identified in this Lease), of (i) the Property Portfolio’s NOI for the previous twelve (12) month period to (ii) the Fixed Annual Rent for the same twelve (12) month period.  If, as of the date of calculation of the Ground Lease Coverage Ratio, any portion of the twelve month period used for such calculation occurred prior to the Commencement Date then (a) NOI for any period prior the Commencement Date shall be based on Tenant’s or Tenant’s Affiliates operations of the Property Portfolio prior this Lease, as evidenced by certified historical financial records delivered by Tenant to Landlord and (b) the Fixed Annual Rent for any period prior to the Commencement Date shall be deemed to equal the Fixed Annual Rent payable during the first year of the Term.

[SIGNATURES ARE ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have duly executed this Ground Lease as of the day and year first above written.

LANDLORD: MALL GROUND PORTFOLIO, LLC, a Delaware limited liability company By: ________________________________ Name: _____________________________ Its: ________________________________
Witness: ___________________________ Witness: ___________________________ [FORM OF ACKNOWLEGEMENT TO BE INSERTED]

TENANT:

MALL AT JEFFERSON VALLEY, LLC
an Indiana limited liability company

By:  Jefferson Valley Center LLC, a

Delaware limited liability company, its sole

member

By:  Washington Prime Group, L.P., an

Indiana limited partnership, its managing

member

By:  Washington Prime Group Inc., an

Indiana corporation, its general partner

By:

Name:

Title:

STATE OF OHIO                      :

                                                   : ss.:

COUNTY OF FRANKLIN       :

On the __________ day of October, 2019, before me, the undersigned, personally appeared ___________________________, ________________________ of Washington Prime Group Inc, an Indiana corporation, acting in its capacity as the general partner of Washington Prime Group, L.P., an Indiana limited partnership, acting in its capacity as the sole member of Jefferson Valley Center LLC, a Delaware limited liability company, acting in its capacity as sole member of MALL AT JEFFERSON VALLEY, LLC, a Delaware limited liability company personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted executed the instrument.

________________________________

Notary Public

[Ground Lease (Jefferson Valley Mall)]

TENANT:

MALL AT IRVING, LLC
an Indiana limited liability company

By:  Washington Prime Group, L.P., an

Indiana limited partnership, its sole member

By:  Washington Prime Group Inc., an

Indiana corporation, its general partner

By:

Name:

Title:

STATE OF OHIO                      :

                                                   : ss.:

COUNTY OF FRANKLIN       :

Before me, the undersigned notary public, on this day personally appeared ______________________, in her capacity as ______________________of Washington Prime Group Inc, an Indiana corporation, acting in its capacity as the general partner of Washington Prime Group, L.P., an Indiana limited partnership, acting in its capacity as the sole member of MALL AT IRVING, LLC, a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act of Mall at Irving, LLC, an Indiana limited liability company, for the purposes and consideration therein expressed.

Given under my hand and seal of office this ____ day of October, 2019.

Notary Public, State of ______________________
[SEAL]	Printed Name of Notary Public:

My Commission Expires:

[Ground Lease (Irving Mall)]

TENANT:

MALL AT GREAT LAKES, LLC
a Delaware limited liability company

By:  Washington Prime Group, L.P., an

Indiana limited partnership, its sole member

By:  Washington Prime Group Inc., an

Indiana corporation, its general partner

By:

Name:

Title:

STATE OF OHIO                     :

                                                  : ss.:

COUNTY OF FRANKLIN      :

On this date of October ___, 2019, before me personally appeared, ______________________________, as _____________________________ of Washington Prime Group Inc, an Indiana corporation, acting in its capacity as the general partner of Washington Prime Group, L.P., an Indiana limited partnership, acting in its capacity as the sole member of MALL AT GREAT LAKES, LLC, a Delaware limited liability company, who proved to me upon satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged that he executed it on behalf of said corporation.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

NOTARY SEAL

[Ground Lease (Great Lakes Mall)]

TENANT:

EDISON MALL, LLC
an Indiana limited liability company

By:  Washington Prime Group, L.P., an

Indiana limited partnership, its sole member

By:  Washington Prime Group Inc., an

Indiana corporation, its general partner

By:

Name:

Title:

STATE OF OHIO                      :

                                                   : ss.:

COUNTY OF FRANKLIN       :

On the ____ day of October, in the year 2019, before me, the undersigned, personally appeared ________________________, as  _____________________________ of Washington Prime Group Inc., an Indiana corporation, acting in its capacity as the general partner of Washington Prime Group, L.P., an Indiana limited partnership, acting in its capacity as the sole member of EDISON MALL, LLC, an Indiana limited liability company, who proved to me upon satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged that he executed it on behalf of said corporation.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

NOTARY SEAL

[Ground Lease (Edison Mall)]

SCHEDULE A

Legal Description of all the Land

Individual Property 1: Great Lakes Mall:

Parcel 1:

Situated in the City of Mentor, County of Lake, State of Ohio and known as being part Original Mentor Township, Ward Lot, Tract No. 5, Blake Lot, Tract No. 5, and known as being Parcel “A” in the Map of Survey & Partition for Mall at Great Lakes, LLC as shown by the recorded plat in Plat Vol. 67, Page 31 of the Lake County Map Records, and containing 42.3494 Acres (1,844,740 Square Feet) of land as surveyed by Thomas J. Neff, Jr., Registered Surveyor No. 7065-Ohio of Neff and Associates, Dated March, 2018. Be the same more or less. Monuments described as 5/8” iron pin set are 5/8” x 30” rebar capped “Neff & Assoc.-7065”.

Situated in the City of Mentor, County of Lake, State of Ohio and known as being part Original Mentor Township, Ward Lot, Tract No. 5, Blake Lot, Tract No. 5, and known as being Parcel “B” in the Map of Survey & Partition for Mall at Great Lakes, LLC as shown by the recorded plat in Plat Vol. 67, Page 31 of the Lake County Map Records, and containing 4.8533 Acres (211,411 Square Feet) of land as surveyed by Thomas J. Neff, Jr., Registered Surveyor No. 7065-Ohio of Neff and Associates, Dated July, 2017. Be the same more or less. Monuments described as 5/8” iron pin set are 5/8” x 30” rebar capped “Neff & Assoc.-7065”.

Situated in the City of Mentor, County of Lake, and State of Ohio, and known as being part of Lot 7, Tract No. 3, and further bounded and described as follows:

Beginning at a point in the centerline of State Route No. 20, also known as Mentor Avenue, at the Northwesterly corner of land conveyed to Earl G. and Marion S. Fark by deed recorded in Volume 289, Page 520, of Lake County Records;

Thence South 75° 18' 32'' West a distance of 1242.63 feet along the centerline of State Route No. 20 to a point;

Thence South 74° 24' 32'' West, along the centerline of State Route No. 20, distance of 202.64 feet to a point;

Thence S 04°46' 39'' W a distance of 491.40 feet to the principal point and place of beginning of the following description:

Thence S 85° 13' 21'' E a distance of 297.07 feet to a point;

Thence S 04° 46' 39'' W a distance of 298.00 feet to a point;

Thence N 85° 13' 21'' W a distance of 89.00 feet to a point;

Thence N 40° 13' 21'' W a distance of 28.75 feet to a point;

Thence N 85° 13' 21'' W a distance of 190.67 feet to a point;

Thence N 04° 46' 39'' E a distance of 277.67 feet to a point;

Thence S 85° 13' 21'' E a distance of 2.93 feet to the point of beginning and containing 1.9586 acres (85,316.97 sq. ft.) of land more or less.

Parcel 2:

Non-exclusive easements contained paragraphs 3(b), 3(c) and 3(e) of that certain Reciprocal Easement Agreement recorded in Volume 626, Page 12, as amended and supplemented.

Parcel 3:

Non-exclusive easements contained in Part II, paragraphs 2.3 and 2.5, of that certain Sears Reciprocal Easement Agreement recorded in Volume 628, Page 526.

Parcel 4:

Non-exclusive easements for contained in Article VIII (paragraphs B, C and D), Article IX (paragraphs A and B), Article X (paragraphs C and E) of that certain Four Party Reciprocal Easement Agreement recorded in Volume 777, Page 246, as amended and supplemented.

Individual Property 2: Irving Mall:

TRACT 1: (Fee Simple)

Being Lots 2 and 5, in Block A of IRVING MALL SHOPPING CENTER, an Addition to the City of Irving, Dallas County, Texas, according to the Plat thereof recorded in Volume 93151, Page 8546; said plat refiled in Volume 93162, Page 53, Map Records, Dallas County, Texas.

SAVE and EXCEPT 3.15 square feet of Lot 2 conveyed to the May Department Stores Company, by Deed filed 11/25/1996, recorded Volume 96231, Page 1439, Real Property Records, Dallas County, Texas.

TRACT 2: (Non-Exclusive Easement)

Non-exclusive easement rights created by Reciprocal Easement and Operating Agreement by and between Sears, Roebuck and Co., and Irving Mall, Inc., filed 06/03/1971, recorded in Volume 71108, Page 843, Real Property Records, Dallas County, Texas. Amended by instrument filed 11/25/1996, recorded in Volume 96231, Page 1339, Real Property Records, Dallas County, Texas; as affected by Tie-In Agreement filed 11/25/1996, recorded in Volume 96231, Page 1371, Real Property Records, Dallas County, Texas, refiled 12/10/1996, recorded in Volume 96240, Page 41, Real Property Records, Dallas County, Texas.

TRACT 3: (Non-Exclusive Easement)

Non-exclusive easement rights created by Reciprocal Easement and Operating Agreement by and between Irving Mall Development Company and Construction Developers, Incorporated and Dillard Department Stores, Inc., filed 03/19/1986, recorded in Volume 86054, Page 1108, Real Property Records, Dallas County, Texas. Amended by instrument filed 11/25/1996, recorded in Volume 96231, Page 1253, Real Property Records, Dallas County, Texas; as affected by Tie-In Agreement filed 11/25/1996, recorded in Volume 96240, Page 41, Real Property Records, Dallas County, Texas. Together with Assignment and Assumption of Operating Agreements filed 01/26/2011, recorded in cc# 201100022645, cc# 201100022647 and cc# 201100022649, Real Property Records, Dallas County, Texas.

TRACT 4: (Non-Exclusive Easement)

Non-exclusive easement rights created by Reciprocal Easement and Operating Agreement by and between Irving Mall Development Company and Mervyn's, filed 03/19/1986, recorded in Volume 86054, Page 1186, Real Property Records, Dallas County, Texas. Amended by instrument filed 11/25/1996, recorded in Volume 96231, Page 1311, Real Property Records, Dallas County, Texas; refiled 12/10/1996, recorded in Volume 96240, Page 10, Real Property Records, Dallas County, Texas; as affected by Tie-In Agreement filed 11/25/1996, recorded in Volume 96231, Page 1371, Real Property Records, Dallas County, Texas, refiled 12/10/1996, recorded in Volume 96240, Page 41, Real Property Records, Dallas County, Texas. Together with and as affected by Assignment and Assumption Agreement(s) filed 12/23/1993, recorded in Volume 93248, Page 7835, filed 09/17/2004, recorded in Volume 2004180, Page 8359, filed 09/16/2009, recorded in cc# 200900264571 and cc# 200900265918, and filed 09/08/2014, recorded in cc# 201400229041, Real Property Records, Dallas County, Texas.

TRACT 5: (Non-Exclusive Easement)

Non-exclusive easement rights created by Amended and Restated Reciprocal Easement and Operating Agreement by and between Irving Mall Development Company Limited Partnership and The May Department Stores Company, filed 02/04/1992, recorded in Volume 92024, Page 1111, Real Property Records, Dallas County, Texas. Amended by instrument filed 11/25/1996, recorded in Volume 96231, Page 1284, Real Property Records, Dallas County, Texas; as affected by Tie-In Agreement filed 11/25/1996, recorded in Volume 96231, Page 1371, Real Property Records, Dallas County, Texas, refiled 12/10/1996, recorded in Volume 96240, Page 41, Real Property Records, Dallas County, Texas. Together with Assignment and Assumption Agreement filed 02/08/2006, recorded in cc# 200600047058, Real Property Records, Dallas County, Texas.

Individual Property 3: Edison Mall:

PARCEL I:

A TRACT OR PARCEL OF LAND, LYING IN THE SOUTHWEST 1/4 OF SECTION 36, TOWNSHIP 44 SOUTH, RANGE 24 EAST, CITY OF FORT MYERS, LEE COUNTY, FLORIDA, WHICH TRACT OR PARCEL IS DESCRIBED AS FOLLOWS:

FROM THE NORTHEAST CORNER OF THE WEST 1/2 OF SAID SOUTHWEST 1/4, RUN SOUTH 00°50'10" EAST ALONG THE EAST LINE OF SAID WEST 1/2 FOR 369.23 FEET TO THE NORTHWEST CORNER OF LANDS DESCRIBED IN DEED TO ASTER PROPERTIES, N.V. RECORDED IN O.R. BOOK 1702, PAGE 2671, LEE COUNTY RECORDS AND THE POINT OF BEGINNING.

FROM SAID POINT OF BEGINNING, RUN NORTH 88° 59' 40" EAST ALONG THE NORTH LINE OF SAID LANDS AS DESCRIBED IN SAID DEED FOR 50.00 FEET TO THE NORTHWEST CORNER OF LANDS DESCRIBED IN DEED RECORDED IN O.R. BOOK 1568, PAGE 1104, LEE COUNTY RECORDS; THENCE RUN SOUTH 00°50'10" EAST FOR 31.00 FEET; THENCE RUN NORTH 88°59'40" EAST FOR 290.14 FEET; THENCE CONTINUE NORTH 88°59'40" EAST FOR 89.09 FEET; THENCE RUN SOUTH 01°00'20" EAST FOR 1.00 FEET; THENCE RUN NORTH 88°59'40" EAST FOR 76.00 FEET; THENCE RUN NORTH 01°00'20" WEST FOR 7.00 FEET; THENCE RUN NORTH 88°59'40" EAST FOR 80.15 FEET; THENCE RUN NORTH 01°00'20" WEST FOR 25.00 FEET; THENCE RUN NORTH 88°59'40" EAST FOR 45.00 FEET TO AN INTERSECTION WITH THE WEST LINE OF SOLOMON BOULEVARD AS DESCRIBED IN DEED RECORDED IN O.R. BOOK 303, PAGE 471 OF SAID LEE COUNTY RECORDS; THENCE RUN SOUTH 00°50'30" EAST ALONG SAID WEST LINE FOR 958.11 FEET TO A POINT OF CURVATURE; THENCE CONTINUE SOUTHWESTERLY ALONG SAID WEST LINE OF SAID SOLOMON BOULEVARD, ALONG THE ARC OF A CURVE TO THE RIGHT OF RADIUS 862.13 FEET (DELTA 18°27'50") (CHORD BEARING SOUTH 08°23'25" WEST) (CHORD 276.63 FEET) FOR 277.83 FEET TO A POINT OF TANGENCY; THENCE CONTINUE ALONG SAID WEST LINE SOUTH 17°37'20" WEST FOR 104.65 FEET TO A POINT OF CURVATURE; THENCE CONTINUE SOUTHWESTERLY ALONG SAID WEST LINE ALONG THE ARC OF A CURVE TO THE LEFT OF RADIUS 922.13 FEET (DELTA 18°28'00") (CHORD BEARING SOUTH 08°23'25" WEST) (CHORD 295.92 FEET) FOR 297.20 FEET TO THE SOUTH LINE OF THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SOUTHWEST 1/4; THENCE RUN SOUTH 88°53'40" WEST ALONG SAID SOUTH LINE FOR 505.44 FEET TO THE SOUTHWEST CORNER OF SAID FRACTION; THENCE RUN SOUTH 00°50'10" EAST ALONG THE EAST LINE OF SAID WEST 1/2 OF SAID SOUTHWEST 1/4 FOR 25.93 FEET; THENCE RUN SOUTH 88°56'00" WEST FOR 30.00 FEET TO AN INTERSECTION WITH THE WEST LINE OF FORMER IONA DRAINAGE DISTRICT CANAL "L3A2A1"; THENCE RUN NORTH 00°50'10" WEST ALONG SAID WEST LINE FOR 806.34 FEET; THENCE RUN SOUTH 89°09'50" WEST FOR 133.90 FEET; THENCE RUN SOUTH 00°50'10" EAST FOR 90.00 FEET; THENCE RUN SOUTH 89°09'50" WEST FOR 16.00 FEET; THENCE RUN SOUTH 00°50'10" EAST FOR 12.00 FEET; THENCE RUN SOUTH 89°09'50" WEST FOR 150.83 FEET; THENCE RUN SOUTH 44°09'50" WEST FOR 31.5 FEET; THENCE RUN SOUTH 00°50'10" EAST FOR 175.73 FEET; THENCE RUN SOUTH 89°09'50" WEST FOR 50.00 FEET; THENCE RUN NORTH 00°50'10" WEST FOR 68.28 FEET; THENCE RUN SOUTH 89°09'50" WEST FOR 257.32 FEET; THENCE RUN SOUTH 00°50'00" EAST FOR 403.81 FEET; THENCE RUN NORTH 61°07'07" WEST FOR 178.50 FEET TO A POINT ON A CURVE; THENCE RUN ALONG THE ARC OF A CURVE TO THE LEFT OF RADIUS 195.00 FEET (CHORD BEARING SOUTH 30°56'04" WEST) (CHORD 70.50 FEET) (DELTA 20°49'46") FOR 70.89 FEET ; THENCE RUN SOUTH 89°01'52" WEST FOR 355.23 FEET TO AN INTERSECTION WITH THE EAST LINE OF CLEVELAND AVENUE (STATE ROAD NO. 45); THENCE RUN NORTH 00°53'10" WEST ALONG SAID EAST LINE FOR 953.19 FEET TO A POINT OF CURVATURE; THENCE CONTINUE NORTHERLY ALONG SAID EAST LINE ALONG THE ARC OF A CURVE TO THE LEFT OF RADIUS 2914.79 FEET (DELTA 05°25'40") (CHORD BEARING NORTH 03°36'00" WEST) (CHORD 275.98 FEET) FOR 276.08 FEET TO A POINT OF TANGENCY; THENCE CONTINUE ALONG SAID EAST LINE NORTH 06°18'50" WEST FOR 64.81 FEET TO THE SOUTHWEST CORNER OF THE SEARS PARCEL; THENCE RUN NORTH 89°00'50" EAST ALONG SAID SOUTH LINE FOR 400.00 FEET; THENCE RUN NORTH 00°50'10" WEST FOR 50.00 FEET; THENCE RUN NORTH 89°00'50" EAST ALONG SAID SOUTH LINE FOR 828.04 FEET TO AN INTERSECTION WITH SAID EAST LINE OF SAID WEST 1/2 OF THE SOUTHWEST 1/4; THENCE RUN NORTH 00°50'10" WEST ALONG SAID EAST LINE FOR 104.48 FEET TO THE POINT OF BEGINNING.

NOT INCLUDING, HOWEVER, ANY BUILDINGS (INCLUDING FOOTINGS, FOUNDATION, PILES AND OTHER SUB-GRADE IMPROVEMENTS) FACILITIES, STRUCTURES AND IMPROVEMENT (INCLUDING ALTERATIONS AND ADDITIONS THERETO AND RESTORATIONS AND REPLACEMENTS THEREOF) NOW OR HEREAFTER ERECTED, AS TO PARCEL 1.A SET FORTH BELOW; AND ALSO NOT INCLUDING, ANY APPARATUS, MACHINERY, DEVICES, FIXTURES, APPURTENANCES, EQUIPMENT, FURNITURE, FURNISHINGS, SIGNAGE, FOUNTAINS, PLANTERS, SCULPTURE AND ITEMS OR PERSONAL PROPERTY NECESSARY FOR, OR USED IN CONNECTION WITH, THE PROPER OPERATION OR MAINTENANCE, OF THE FOLLOWING DESCRIBED LAND (COLLECTIVELY THE "EXCLUDED IMPROVEMENTS") WHICH IS A PORTION OF PARCEL I DESCRIBED ABOVE, WHICH LAND IS DESCRIBED AS TO PARCEL 1.A, AS FOLLOWS:

PARCEL 1.A

FROM THE NORTHWEST CORNER OF THE EAST HALF (E-½) OF THE SOUTHWEST QUARTER (SW-¼) OF SECTION 36 TOWNSHIP 44 SOUTH, RANGE 24 EAST RUN S 00° 50' 10" E ALONG THE WEST LINE OF SAID FRACTION OF A SECTION FOR 75.00 FEET TO THE SOUTH LINE OF WINKLER AVENUE; THENCE RUN N 89° 00' 50" E ALONG SAID SOUTH LINE FOR 50.00 FEET TO THE EAST LINE OF FORMER IONA DRAINAGE DISTRICT CANAL DESIGNED "L-3A2A1" SAID LINE BEING THE WEST LINE OF "THE WESTCHESTER UNIT I, A CONDOMINIUM" AS RECORDED IN OFFICIAL RECORD BOOK 793 AT PAGE 571, LEE COUNTY RECORDS; THENCE RUN S 00° 50' 10" E ALONG SAID LINE AND ITS SOUTHERLY PROLONGATION FOR 334.72 FEET; THENCE RUN N 88° 59' 40" E PARALLEL WITH THE SOUTH LINES OF SAID CONDOMINIUM FOR 143.20 FEET TO THE POINT OF BEGINNING.

FROM SAID POINT OF BEGINNING RUN S 00° 50' 30" E FOR 353.83 FEET; THENCE RUN S 89° 10' 54" W FOR 11.14 FEET; THENCE RUN S 00° 49' 06" E FOR 87.08 FEET TO THE PROPOSED NORTHWEST CORNER OF ROBINSONS DEPARTMENT STORE; THENCE CONTINUE S 00° 49' 06" E ALONG THE FACE OF THE PROPOSED OUTSIDE WALL OF ROBINSONS DEPARTMENT STORE FOR 250.00 FEET TO THE SOUTHWEST CORNER OF SAID PROPOSED BUILDING; THENCE CONTINUE S 00° 49' 06" E FOR 31.50 FEET; THENCE RUN N 89° 10' 54" E PARALLEL WITH THE SOUTH LINE OF SAID PROPOSED ROBINSONS DEPARTMENT STORE FOR 136.50 FEET; THENCE RUN S 45° 49' 06" E FOR 430.99 FEET TO AN INTERSECTION WITH THE WEST LINE OF A PROPOSED ROAD AS DESCRIBED IN OFFICIAL RECORD BOOK 303 AT PAGE 471, LEE COUNTY RECORDS; THENCE RUN ALONG THE WEST LINE OF SAID PROPOSED ROAD ALONG THE ARC OF A CURVE TO THE LEFT OF RADIUS 862.13 FEET (DELTA = 07° 23' 21") (CHORD = N 02° 51' 11" E FOR 111.11 FEET) FOR 111.18 FEET TO A POINT OF TANGENCY, N 00° 50' 30" W FOR 917.71 FEET TO A POINT 40.17 FEET SOUTH OF THE SOUTHWEST CORNER OF "THE WESTCHESTER UNIT II, A CONDOMINIUM" AS RECORDED IN OFFICIAL RECORD BOOK 1180 AT PAGE 1645, LEE COUNTY RECORDS; THENCE RUN S 88° 59' 40" W PARALLEL WITH THE SOUTH LINES OF SAID CONDOMINIUM FOR 437.00 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH HOWEVER, ALL REVERSIONARY INTEREST OF GRANTOR IN AND TO THE EXCLUDED IMPROVEMENTS.

PARCEL II:

A TRACT OR PARCEL OF LAND LYING IN THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 36, TOWNSHIP 44 SOUTH, RANGE 24 EAST, CITY OF FORT MYERS, LEE COUNTY, FLORIDA, WHICH TRACT OR PARCEL IS DESCRIBED AS FOLLOWS:

FROM THE NORTHWEST CORNER OF SAID FRACTION, RUN NORTH 88°56'00" EAST ALONG THE NORTH LINE OF SAID FRACTION FOR 112.61 FEET TO AN INTERSECTION WITH THE EASTERLY LINE OF TAMIAMI TRAIL (STATE ROAD NO. 45); THENCE RUN SOUTH 00°53'10" EAST ALONG SAID EASTERLY LINE FOR 487.09 FEET TO THE POINT OF BEGINNING;

FROM SAID POINT OF BEGINNING, CONTINUE SOUTH 00°53'10" EAST ALONG SAID EASTERLY LINE FOR 177.87 FEET TO AN INTERSECTION WITH THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION 36; THENCE RUN NORTH 88°52'40" EAST LONG SAID NORTH LINE FOR 547.21 FEET TO THE SOUTHEAST CORNER OF THE SOUTH 1/2 OF THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION, PASSING THROUGH ACCESS POINT DESIGNATED "B" AS DESCRIBED ON O.R. BOOK 1195, PAGE 1175 OF LEE COUNTY RECORDS AT 357.21 FEET; THENCE RUN NORTH 00°50'00" WEST ALONG THE EAST LINE OF SAID FRACTION FOR 147.41 FEET;

THENCE RUN NORTH 61°07'07" WEST FOR 178.50 FEET TO AN INTERSECTION WITH A NON-TANGENT CURVE: THENCE RUN SOUTHWESTERLY AND WESTERLY ALONG THE ARC OF A CURVE TO THE LEFT OF RADIUS 195.00 FEET (CHORD BEARING SOUTH 30°56'04" WEST) (CHORD 70.50 FEET) (DELTA 20°49'46") FOR 70.89 FEET; THENCE RUN SOUTH 89°01'52" WEST FOR 355.23 FEET TO THE POINT OF BEGINNING.

NOT INCLUDING, HOWEVER, WITH RESPECT TO PARCEL II ONLY, ANY BUILDINGS (INCLUDING FOOTINGS, FOUNDATION, PILES AND OTHER SUB-GRADE IMPROVEMENTS) FACILITIES, STRUCTURES AND IMPROVEMENT (INCLUDING ALTERATIONS AND ADDITIONS THERETO AND RESTORATIONS AND REPLACEMENTS THEREOF) NOW OR HEREAFTER ERECTED, AND ALSO NOT INCLUDING, ANY APPARATUS, MACHINERY, DEVICES, FIXTURES, APPURTENANCES, EQUIPMENT, FURNITURE, FURNISHINGS, SIGNAGE, FOUNTAINS, PLANTERS, SCULPTURE AND ITEMS OF PERSONAL PROPERTY NECESSARY FOR, OR USED IN CONNECTION WITH, THE PROPER OPERATION OR MAINTENANCE, OF PARCEL II OR ANY PART THEREOF AND SITUATED ON, OVER OR BENEATH PARCEL II.

LESS AND EXCEPT THAT PORTION OF ABOVE DESCRIBED PROPERTY CONVEYED TO DILLARD'S INC., A DELAWARE CORPORATION, BY WARRANTY DEED RECORDED IN OFFICIAL RECORDS BOOK 3097, PAGE 2855, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

ALSO LESS AND EXCEPT THAT PORTION OF ABOVE DESCRIBED PROPERTY CONVEYED TO THE CASTNER-KNOTT DRY GOODS COMPANY, A TENNESSEE CORPORATION, BY WARRANTY DEED RECORDED IN OFFICIAL RECORDS BOOK 3097, PAGE 2865, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

ALSO LESS AND EXCEPT THAT PORTION OF ABOVE DESCRIBED PROPERTY CONVEYED TO NEWCASTLE VILLAGE, LLC, A FLORIDA LIMITED LIABILITY COMPANY, BY SPECIAL WARRANTY DEED RECORDED IN OFFICIAL RECORDS INSTRUMENT NO. 2006000386371, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

PARCEL III:

Non-exclusive easement contained in that certain Reciprocal Easement Grant Agreement recorded in Official Records Book 1195, Page 1175, as affected by Assignment of Easement Rights recorded in Official Records Book 1195, Page 1183 and as assigned by Assignment of Operating Agreements recorded in Instrument No. 2014000197800.

PARCEL IV:

Non-exclusive easements contained in that certain Operating Agreement recorded in Official Records Book 1195, Page 1188, as affected by First Amendment to Operating Agreement recorded in Official Records Book 1274, Page 507; Ratification and Confirmation Agreement recorded in Official Records Book 1274, Page 550 and Amended and Restated Operating Agreement recorded in Official Records Book 3144, Page 456 and as assigned by Assignment of Operating Agreements recorded in Instrument No. 2014000197800.

PARCEL V:

Non-exclusive easement contained in that certain Agreement recorded in Official Records Book 1332, Page 1683, as affected by Amendment to Agreement recorded in Official Records Book 1332, Page 1686 and as assigned by Assignment of Operating Agreements recorded in Instrument No. 2014000197800.

PARCEL VI:

Non-exclusive easement contained in that certain Restrictions, Grant of Easements and Maintenance Agreement recorded in Official Records Instrument No. 2006000386372 and as assigned by Assignment of Operating Agreements recorded in Instrument No. 2014000197800.

Individual Property 4: Jefferson Valley Mall:

PARCEL AI:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF YORKTOWN, COUNTY OF WESTCHESTER AND STATE OF NEW YORK KNOWN AND DESIGNATED AS A PORTION OF PARCEL 1 ON A CERTAIN MAP ENTITLED "SUBDIVISION OF PROPERTY FOR JEFFERSON VALLEY CORP., SITUATE IN THE TOWN OF YORKTOWN, WESTCHESTER COUNTY, N.Y.", WHICH MAP IS FILED IN THE WESTCHESTER COUNTY CLERK'S OFFICE, DIVISION OF LAND RECORDS ON SEPTEMBER 3, 1971 AS MAP NO. 17541 AND WHICH PORTION OF SAID PARCEL IS MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHERLY SIDE OF STATE HIGHWAY NO. 1309 (U.S. ROUTE 6) WHERE THE SAME IS INTERSECTED BY THE WESTERLY LINE OF PREMISES NOW OR FORMERLY OF CONSOLIDATED EDISON COMPANY OF NEW YORK INC. F/K/A WESTCHESTER LIGHTING COMPANY AND WHICH POINT IS DISTANT 383.30 FEET WESTERLY FROM THE CORNER FORMED BY THE INTERSECTION OF THE WESTERLY SIDE OF HILL BOULEVARD AND THE SOUTHERLY SIDE OF STATE HIGHWAY 1309 (U.S. ROUTE 6);

RUNNING THENCE ALONG SAID LAND OF WESTCHESTER LIGHTING COMPANY, SOUTH 10° 54' 16" WEST 1513.50 FEET TO THE NORTHEASTERLY SIDE OF LEE BOULEVARD;

THENCE ALONG THE NORTHEASTERLY SIDE OF LEE BOULEVARD, NORTH 56° 54' 00" WEST 300.17 FEET TO LAND CONVEYED TO SEARS, ROEBUCK AND CO.;

THENCE ALONG SAID LAND CONVEYED OR TO BE CONVEYED TO SEARS, ROEBUCK AND CO. THE FOLLOWING COURSES AND DISTANCES:

1) NORTH 33° 06' 00" EAST 89.86 FEET TO A POINT OF CURVE;

2) NORTHWESTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 206.00 FEET, A DISTANCE OF 201.09 FEET TO A POINT;

3) NORTH 22° 49' 50" WEST 98.64 FEET TO A POINT OF CURVE;

4) NORTHEASTERLY ON A CURVE TO THE RIGHT HAVING A RADIUS OF 15.00 FEET, A DISTANCE OF 20.72 FEET TO A POINT OF REVERSE CURVATURE;

5) NORTHERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 213.50 FEET, A DISTANCE OF 87.35 FEET TO A POINT;

6) NORTH 32° 52' 55" EAST 43.03 FEET TO A POINT OF CURVE;

7) NORTHERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 213.50 FEET, A DISTANCE OF 80.95 FEET TO A POINT;

8) NORTH 11° 09' 28" EAST 414.21 FEET TO A POINT OF CURVE;

9) NORTHWESTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 550.00 FEET, A DISTANCE OF 166.44 FEET TO A POINT;

10) NORTH 56° 54' 00" WEST 304.85 FEET TO A POINT OF CURVE;

11) NORTHWESTERLY ON A CURVE TO THE RIGHT HAVING A RADIUS OF 201.50 FEET, A DISTANCE OF 44.05 FEET TO A POINT OF TANGENCY;

12) NORTH 66° 29' 37" WEST 13.01 FEET;

13) SOUTH 33° 06' 00" WEST 238.19 FEET;

14) NORTH 56° 54' 00" WEST 19.00 FEET;

15) SOUTH 33° 06' 00" WEST 389.63 FEET;

16) SOUTH 56° 54' 00" EAST 41.25 FEET;

17) SOUTH 33° 06' 00" WEST 137.99 FEET;

18) SOUTH 56° 54' 00" EAST 19.00 FEET;

19) SOUTH 33° 06' 00" WEST 196.50 FEET;

20) SOUTH 56° 54' 00" EAST 105.00 FEET TO A POINT OF CURVE;

21) SOUTHEASTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 335.00 FEET, A DISTANCE OF 160.59 FEET TO A POINT OF COMPOUND CURVATURE;

22) NORTHEASTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 1185.00 FEET, A DISTANCE OF 265.91 FEET TO A POINT OF COMPOUND CURVATURE;

23) NORTHEASTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 185.00 FEET, A DISTANCE OF 22.29 FEET TO A POINT;

24) SOUTH 22° 49' 50" EAST 140.18 FEET TO A POINT;

25) SOUTHERLY ON A CURVE TO THE RIGHT HAVING A RADIUS OF 150.00 FEET, A DISTANCE OF 146.43 FEET TO A POINT;

26) SOUTH 33° 06' 00" WEST 89.86 FEET TO THE NORTHEASTERLY SIDE OF LEE BOULEVARD;

THENCE NORTHWESTERLY AND NORTHERLY ALONG THE NORTHEASTERLY AND EASTERLY SIDE OF LEE BOULEVARD, THE FOLLOWING THREE (3) COURSES AND DISTANCES:

1) NORTH 56° 54' 00" WEST 1277.45 FEET;

2) NORTHWESTERLY ON A CURVE TO THE RIGHT HAVING A RADIUS OF 820.00 FEET, A DISTANCE OF 1290.33 FEET TO A POINT;

3) NORTH 33° 15' 34" EAST 29.04 FEET TO THE SOUTHERLY SIDE OF STATE HIGHWAY NO. 1309 (U.S. ROUTE 6);

THENCE ALONG THE SOUTHERLY SIDE OF STATE HIGHWAY NO. 1309 (U.S. ROUTE 6) THE FOLLOWING EIGHT (8) COURSES AND DISTANCES:

1) SOUTH 56° 43' 53" EAST 13.09 FEET;

2) NORTH 23° 48' 05" EAST 25.33 FEET;

3) EASTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 3825.00 FEET, A DISTANCE OF 1099.65 FEET TO A POINT;

4) SOUTH 74° 31' 49" EAST 139.13 FEET;

5) SOUTH 66° 29' 37" EAST 178.86 FEET;

6) SOUTH 81° 12' 33" EAST 166.22 FEET;

7) NORTH 87° 34' 05" EAST 333.43 FEET; AND

8) EASTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 2825 FEET, A DISTANCE OF 67.04 FEET TO THE POINT OR PLACE OF BEGINNING.

PARCEL AII:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF YORKTOWN, COUNTY OF WESTCHESTER AND STATE OF NEW YORK KNOWN AND DESIGNATED AS PARCEL 2 ON A CERTAIN MAP ENTITLED "SUBDIVISION OF PROPERTY FOR JEFFERSON VALLEY CORP., SITUATE IN THE TOWN OF YORKTOWN, WESTCHESTER COUNTY, N.Y." WHICH MAP IS FILED IN THE WESTCHESTER COUNTY CLERK'S OFFICE, DIVISION OF LAND RECORDS ON SEPTEMBER 3, 1971 AS MAP NO. 17541 AND WHICH PARCEL IS MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY SIDE OF HILL BOULEVARD DISTANT 179.04 FEET SOUTHERLY AS MEASURED ALONG THE SAME FROM THE CORNER FORMED BY THE INTERSECTION OF THE SOUTHWESTERLY SIDE OF STATE HIGHWAY 1309 (NEW U.S. ROUTE 6) WITH THE WESTERLY SIDE OF HILL BOULEVARD;

RUNNING THENCE ALONG LAND NOW OR FORMERLY OF JEFFERSON VALLEY CORPORATION, SOUTH 59° 00' 00" WEST 180.70 FEET AND SOUTH 69° 54' 20" WEST, 116.57 FEET TO LAND NOW OR FORMERLY OF WESTCHESTER LIGHTING COMPANY;

THENCE ALONG SAID LANDS NOW OR FORMERLY OF WESTCHESTER LIGHTING COMPANY, SOUTH 10° 54' 16" WEST 507.09 FEET TO A POINT FORMED BY THE INTERSECTION OF LANDS NOW OR FORMERLY OF WESTCHESTER LIGHTING COMPANY AND THE DIVISION LINE OF LANDS NOW OR FORMERLY OF JVMB ASSOCIATES AND THE PARCEL DESCRIBED HEREIN;

THENCE ALONG SAID DIVISION LINE SOUTH 79° 05' 44" EAST 467.90 FEET TO A POINT ON THE WESTERLY SIDE OF HILL BOULEVARD;

THENCE ALONG THE WESTERLY SIDE OF HILL BOULEVARD THE FOLLOWING THREE (3) COURSES AND DISTANCES:

1. NORTHERLY ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 1720 FEET, A DISTANCE OF 664.24 FEET TO A POINT;

2. NORTH 17° 54' 20" WEST, 49.18 FEET TO A POINT OF CURVATURE;

3. NORTHERLY ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 827.45 FEET, A DISTANCE OF 18.17 FEET TO THE POINT OR PLACE OF BEGINNING.

TOGETHER WITH THE BENEFITS OF EASEMENT CONTAINED IN LIBER 7094 CP 651 AS AMENDED IN LIBER 7793 CP 607.

TOGETHER WITH THE BENEFITS OF A CONSTRUCTION AND RECIPROCAL EASEMENT AGREEMENT CONTAINED IN LIBER 7768 CP 325.

PARCEL AIII:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF YORKTOWN, COUNTY OF WESTCHESTER AND STATE OF NEW YORK, KNOWN AND DESIGNATED AS PARCEL 4 ON A CERTAIN MAP ENTITLED "SUBDIVISION OF PROPERTY FOR JEFFERSON VALLEY CORP., SITUATE IN THE TOWN OF YORKTOWN, WESTCHESTER COUNTY, N.Y." WHICH MAP IS FILED IN THE WESTCHESTER COUNTY CLERK'S OFFICE, DIVISION OF LAND RECORDS ON SEPTEMBER 3, 1971 AS MAP NO. 17541 AND WHICH PARCEL IS MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHERLY SIDE OF STATE HIGHWAY NO. 1309, ALSO KNOWN AS NEW U.S. ROUTE 6, WHERE THE SAME IS INTERSECTED BY THE WESTERLY SIDE OF LEE BOULEVARD, SAID POINT BEING DISTANT 200.71 FEET EASTERLY AS MEASURED ALONG THE SOUTHERLY SIDE OF STATE HIGHWAY NO. 1309, ALSO KNOWN AS NEW U.S. ROUTE 6 FROM THE EASTERLY LINE OF LAND NOW OR FORMERLY OF J.D. HERSH;

RUNNING THENCE ALONG SAID WESTERLY SIDE OF LEE BOULEVARD, THE FOLLOWING COURSE AND DISTANCES:

SOUTH 33° 15' 34" WEST 29.06 FEET;

SOUTHERLY ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 900 FEET A DISTANCE OF 539.97 FEET TO A POINT FORMED BY THE INTERSECTION OF THE WESTERLY LINE OF LEE BOULEVARD AND THE DIVISION LINE BETWEEN PARCEL 5 AND PARCEL 4 ON SAID MAP;

THENCE ALONG SAID DIVISION LINE SOUTH 88° 53' 02" WEST, 224.68 FEET TO LANDS CONVEYED TO BOURNE-WANTAGH BUILDING CORP. BY DEED RECORDED IN LIBER 6675 CP 382;

THENCE ALONG SAID LAST MENTIONED LAND, THE FOLLOWING FIVE (5) COURSES AND DISTANCES:

1. NORTH 34° 12' 30" WEST, 53.26 FEET;

2. NORTH 63° 11' 30" WEST, 40.03 FEET;

3. NORTH 25° 52' 30" WEST, 76.20 FEET;

4. NORTH 08° 09' 30" EAST, 48.14 FEET;

5. NORTH 24° 44' 30" WEST, 80.00 FEET TO A POINT AND THE LANDS NOW OR FORMERLY OF J.D. HERSH;

THENCE ALONG SAID LANDS THE FOLLOWING TWO (2) COURSES AND DISTANCES:

1. NORTH 68° 42' 06" EAST, 367.10 FEET;

2. NORTH 00° 46' 00" EAST, 265.61 FEET TO A POINT ON THE SOUTHERLY LINE OF STATE HIGHWAY NO. 1309 (NEW U. S. ROUTE 6);

THENCE ALONG SAID SOUTHERLY LINE OF STATE HIGHWAY NO. 1309, (NEW U.S. ROUTE 6) SOUTH 56° 43' 53" EAST, 200.71 FEET TO THE POINT OR PLACE OF BEGINNING.

TOGETHER WITH THE BENEFITS OF A CONSTRUCTION AND RECIPROCAL EASEMENT AGREEMENT CONTAINED IN LIBER 7768 CP 325.

SCHEDULE B

Permitted Encumbrances

SCHEDULE C

Notice Addresses

Notices to Landlord shall be addressed to:

Andrew Gitelson and Jeffrey Echt

600 Central Avenue, Suite 320

Highland Park, Illinois 60035

Email: jeffecht@perennialroi.com

Email: ag@perennialroi.com

Notices to Tenant shall be addressed to:

Mall at Great Lakes, LLC

c/o Washington Prime Group Inc.

Attn:  General Counsel

180 E. Broad Street

Floor 20

Columbus, Ohio 43215

Mall at Jefferson Valley, LLC

c/o Washington Prime Group Inc.

Attn:  General Counsel

180 E. Broad Street

Floor 20

Columbus, Ohio 43215

Mall at Irving, LLC

c/o Washington Prime Group Inc.

Attn:  General Counsel

180 E. Broad Street

Floor 20

Columbus, Ohio 43215

Edison Mall, LLC

c/o Washington Prime Group Inc.

Attn:  General Counsel

180 E. Broad Street

Floor 20

Columbus, Ohio 43215

EXHIBIT A

Form of Memorandum of Ground Lease and Certain Rights

MEMORANDUM OF GROUND LEASE AND CERTAIN RIGHTS

between

[_______________________]

and

[________________________]

Block:
Lot:

RECORD AND RETURN TO:

_______________
__________
_______________

MEMORANDUM OF GROUND LEASE AND CERTAIN RIGHTS

THIS MEMORANDUM OF GROUND LEASE AND CERTAIN RIGHTS (this “Memorandum”), is made as of ________, 201___, between [__________________], a Delaware limited liability company (“Ground Lessor”), having an office at [______________________], and [____________] (“Ground Lessee”), having an office at [______________________].

RECITALS

Recital 1.          Ground Lessor and Ground Lessee have executed a certain Ground Lease, dated as of the date hereof (the “Ground Lease”), under which Ground Lessor leases to Ground Lessee, inter alia, the land under that certain property having a street address of [________] and more particularly described in Exhibit A attached hereto (the “Premises”).  All capitalized terms used herein shall have the meanings ascribed to such terms in the Ground Lease.

Recital 2.          The term of the Ground Lease is for a period beginning on the date hereof and continuing through [______________, _____].

Recital 3.          Ground Lessor and Ground Lessee desire to enter into this Memorandum to be recorded in order that third parties will have notice of (i) the existence of the Ground Lease, in lieu of recording the Ground Lease, (ii) the existence of certain rights of first offer that have been granted to Ground Lessee in connection with the sale, by Ground Lessor, of the Premises (or certain interests in the Premises), (iii) the existence of certain rights of first offer that have been granted to Ground Lessor in connection with the sale, by Ground Lessee, of the Premises (or certain interests in the Premises), and (iv) the existence of certain purchase option rights contained in the Ground Lease for the benefit of Ground Lessee.

AGREEMENT

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, and intending to be legally bound hereby, Ground Lessor and Ground Lessee agree as follows:

1.         Recitals Incorporated.  The foregoing recitals are incorporated by reference into this Section as if set forth in this Section in full.

2.         Incorporation of the Ground Lease.  The Ground Lease is unrecorded and is herein expressly incorporated by reference for a complete statement of the rights and obligations of Ground Lessor and Ground Lessee with respect to the Premises.  Any conflict between this Memorandum and the Ground Lease shall be governed by the terms of the Ground Lease.

4.         Purchase Option Rights.  Pursuant to Article 35 of the Ground Lease, Ground Lessor has granted to Ground Lessee certain a purchase option right with respect to direct ownership interests in Ground Lessor exercisable during the thirtieth (30th) Lease Year.

5.         Binding Effect.  This Memorandum is binding and inures to the benefit of the parties thereto and their respective successors and assigns.  This Memorandum shall constitute covenants running with the Premises so as to bind any party who in the future acquires any interest in the Premises or any part thereof.

6.         Release.  The parties agree to promptly execute and record a release of this Memorandum at any time after the Ground Lease expires or is terminated.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Memorandum as of the ___ day of ____________, 201__.

GROUND LESSOR:
[____________________]
By:
Name:
Title:

STATE OF _________________           )
                                                                )  ss.
COUNTY OF ________________        )

On the ____ day of ____________, in the year ____, before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of Individual taking acknowledgement

GROUND LESSEE:
[________________________]
By:
Name:
Title:

STATE OF _______________               )
                                                                )  ss.
COUNTY OF _______________          )

On the ____ day of ____________, in the year ______, before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of Individual taking acknowledgement

EXHIBIT A [to Exhibit A]

Legal Description

EXHIBIT B

Option Purchase and Sale Agreement

Form of Purchase and Sale Agreement

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), effective as of _____________, 20___ (the “Purchase Option Date”), by and between [______________] (“Seller”), and  [______________] (“Buyer”).  For purposes of this Agreement, the Seller Parties (as defined below) and the Buyer Parties (as defined below) shall together be known as the “Parties,” and each shall be known as a “Party.”

NOW THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree as follows:

ARTICLE 1
SALE OF PROPERTY

Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all of the following described property (collectively, the “Property”): (i) Seller’s fee simple title and interest in and to the land being more particularly described on Addendum A attached hereto and incorporated herein (the “Land”) and all rights, privileges, easements and appurtenances to the Land owned by Seller and other appurtenances used or connected with the beneficial use or enjoyment of the Land, including, without limitation, all mineral rights, easements, rights-of-way, gas and hydrocarbons, and all right, title and interest of Seller in and to all highways, roads, streets, alleys and other public rights of way and thoroughfares and all water courses or water bodies adjacent to, abutting or serving the Land, if any, together with all Improvements, fixtures, easements, rights-of-way, privileges and appurtenances relating to the Land, and irrevocable licenses running in favor of the owner of the Land or relating thereto; (ii) all buildings located upon the Land, and all other improvements, fixtures, parking areas and other improvements of any kind or nature whatsoever now or hereafter located on the Land (collectively, the “Building”) (the Land and Building are referenced herein collectively as, the “Real Property”); (iii) all equipment, machinery, appliances, furnishings, inventory, tools, signs, site plans, surveys, architectural renderings, cranes, plans or studies of any kind, and other supplies, fixtures and personal and tangible property owned by Seller and used solely in connection with the maintenance, operation and ownership of the Building or the Land (“Personal Property”); (iv) all intangible property, if any, now or hereafter owned, controlled or held by Seller between the date hereof and the Closing (as hereinafter defined), solely in connection with the Building and the Personal Property, including, but not limited to (A) all right, title and interest of Seller in and to all unexpired assignable warranties, guaranties, bonds, claims and rights, if any, relating to the Real Property or the Personal Property, (B) all air rights, excess floor area rights and other development rights relating or appurtenant to the Land or the Building, (C) all rights to obtain utility service in connection with the Building and the Land, (D) assignable licenses and other governmental permits and permissions relating to the Land, the Building, and the operation thereof, and (E) all right, title and interest of Seller in and to all contracts for the repair or maintenance of, the provision of services to, or otherwise relating to or affecting, the Real Property or the Personal Property (collectively, “Property Contracts”), which are assumed contracts and to the extent Seller’s interest thereunder is assignable; (all of the foregoing are collectively, “Intangible Property”); (v) all of Seller’s right, title and interest as landlord under any leases, possessory licenses and concession agreements and all amendments, extensions and modifications thereto (collectively the “Leases”), together with any guarantees thereof and security deposits thereunder; and (vi) all right, title and interest of Seller in or to condemnation awards and insurance proceeds (to the extent not applied to restoration) relating to the Property, subject to the terms of that certain Ground Lease Agreement (the “Lease”), by and between Seller (or its predecessor in interest to the Property), as landlord, and Buyer (or its predecessor in interest to such Lease), as tenant.  Notwithstanding the foregoing, the Property does not include any trademarks or trade names of Seller.

ARTICLE 2
PURCHASE PRICE

Section 2.1       Purchase Price.  The purchase price for the Property shall be the Option Price as set forth in the Lease (the “Purchase Price”). The Purchase Price shall be payable as provided in Section 2.2.

Section 2.2       Payment of Purchase Price.  At Closing, the balance of the Purchase Price, in excess of the Option Purchase Deposit, plus or minus any prorations, shall be payable by Buyer to Seller in immediately available funds. This sale shall be closed through the Title Company (as defined below) (the “Escrow Agent”) on terms reasonably acceptable to Buyer and Seller.

ARTICLE 3
AS-IS SALE

Section 3.1       As-Is Sale.  Buyer, as tenant under the Lease, is the lessee of the Property and is intimately familiar with all aspects of the Property.  Buyer acknowledges and agrees as follows: (i) the Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price, (ii) except as expressly set forth herein, none of the Seller or its agents, advisors, officers, directors employees, affiliates, members, constituent partners, managers or representatives (collectively, “Seller Parties”) have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, (iii) Buyer has independently confirmed to its satisfaction all information that it considers material to its purchase of the Property, and (iv) Buyer expressly understands and acknowledges that it is possible that unknown problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands and obligations may exist with respect to the Property (clauses (i), (ii), (iii) and (iv), the “Liabilities”) and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between Parties with the knowledge of the possibility of such unknown Liabilities shall be given in exchange for a full accord and satisfaction and discharge of all such Liabilities, except to the extent, if any, as expressly set forth in this Agreement.

Section 3.2       Release.

BUYER HEREBY RELEASES EACH OF THE SELLER PARTIES FROM, AND WAIVES ANY AND ALL LIABILITIES AGAINST EACH OF THE SELLER PARTIES, WHETHER ARISING OR ACCRUING BEFORE, ON OR AFTER THE DATE HEREOF AND WHETHER ATTRIBUTABLE TO EVENTS OR CIRCUMSTANCES WHICH HAVE HERETOFORE OR MAY HEREAFTER OCCUR.  WITHOUT LIMITATION ON THE GENERALITY OF THE FOREGOING, THE FOREGOING RELEASE INCLUDES, WITHOUT LIMITATION, A RELEASE OF ANY AND ALL LIABILITIES WITH RESPECT TO (AND LIABILITIES INCLUDE, WITHOUT LIMITATION) THE STRUCTURAL, PHYSICAL, OR ENVIRONMENTAL CONDITION OF THE PROPERTY; AND ANY AND ALL LIABILITIES RELATING TO THE RELEASE OF OR THE PRESENCE, DISCOVERY OR REMOVAL OF ANY SUBSTANCE, CHEMICAL, WASTE OR MATERIAL THAT IS OR BECOMES REGULATED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AUTHORITY BECAUSE OF ITS TOXICITY, INFECTIOUSNESS, RADIOACTIVITY, EXPLOSIVENESS, IGNITABILITY, CORROSIVENESS OR REACTIVITY, INCLUDING, WITHOUT LIMITATION, ASBESTOS OR ANY SUBSTANCE CONTAINING MORE THAN 0.1 PERCENT ASBESTOS, THE GROUP OF COMPOUNDS KNOWN AS POLYCHLORINATED BIPHENYLS, FLAMMABLE EXPLOSIVES, OIL, PETROLEUM OR ANY REFINED PETROLEUM PRODUCT (COLLECTIVELY, “HAZARDOUS MATERIALS”) IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON CERCLA (COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, 42 U.S.C. §§9601 ET SEQ., AS AMENDED BY SARA (SUPERFUND AMENDMENT AND REAUTHORIZATION ACT OF 1986) AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, 42 U.S.C. §§6901 ET SEQ., OR ANY RELATED CLAIMS OR CAUSES OF ACTION OR ANY OTHER FEDERAL, STATE OR MUNICIPAL BASED STATUTORY OR REGULATORY CAUSES OF ACTION FOR ENVIRONMENTAL CONTAMINATION AT, IN, ABOUT OR UNDER THE PROPERTY.  EXCEPT WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 7.2 BELOW, WITHOUT LIMITATION ON THE GENERALITY OF THE FOREGOING, NEITHER BUYER NOR ANY OF BUYER’S AFFILIATES NOR ANY OF THEIR REPRESENTATIVES, EMPLOYEES, OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, AGENTS, CONTRACTORS, SUCCESSORS, ASSIGNS OR INVITEES (COLLECTIVELY, THE “BUYER PARTIES”) SHALL HAVE ANY CLAIM, RIGHT OR DEFENSE AGAINST SELLER OR ANY OF THE SELLER PARTIES WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THE PROPERTY, AND BUYER WAIVES, ON BEHALF OF BUYER AND THE BUYER PARTIES, ANY AND ALL SUCH CLAIMS, RIGHTS AND DEFENSES OF BUYER AND THE BUYER PARTIES AND AGREES TO INDEMNIFY, HOLD HARMLESS AND DEFEND SELLER AND THE SELLER PARTIES FROM AND AGAINST ANY AND ALL SUCH CLAIMS, RIGHTS AND DEFENSES OF BUYER AND THE BUYER PARTIES.

____________	____________
Seller’s Initials	Buyer’s Initials

ARTICLE 4
CLOSING COSTS

Buyer shall pay the following costs and expenses associated with the transactions contemplated hereby (the “Transaction”): (i) all premiums and charges of the Title Company for the Title Policy (as hereinafter defined); (ii) all charges for any current survey of the Property required for issuance of the Title Policy; (iii) all recording and filing charges in connection with the instrument by which Seller conveys the Property; (iv) all of the escrow or closing charges; (v) all transfer taxes, sales taxes and similar charges, if any, applicable to the transfer of the Property to Buyer; (vi) all reasonable attorney fees and costs in connection with the Transaction, (vii) all lenders’ fees related to any financing to be obtained by Buyer, (viii) all prepayment fees, yield maintenance fees and any other fees, expenses or charges charged by Seller’s lender in connection with the partial repayment of Seller’s loan, if any, in connection with the Transaction [unless Buyer has exercised its options under Article 35, in which case such costs shall be the obligation of Seller]  and (ix) all other third-party costs and fees incurred by Buyer in connection with the Transaction.  The obligations of the Parties under this Article 4 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

ARTICLE 5
CLOSING

Section 5.1       Closing Date.  Closing shall occur on a date mutually agreed by the Parties (the “Closing Date”), which Closing Date shall be                                           [SPECIFY DATE no more than sixty (60) days following the date of the Purchase Option Notice, but not earlier than thirty (30) days after the date of the Purchase Option Notice (or a date mutually agreed by Landlord and Tenant)].  The Parties shall conduct an escrow-style closing through the Title Company (the “Escrow Agent”) so that it will not be necessary for any Party to attend the closing of the Transaction.

Section 5.2       Title Transfer and Payment of Purchase Price.  Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below.  Notwithstanding the foregoing, in addition to its other rights and remedies, Seller shall have the right to terminate this Agreement at any time if such payment is not received in Seller’s designated account by 5:00 p.m. local time at the Property on the Closing Date.

Section 5.3       Seller’s Closing Deliveries.  No later than 5:00 p.m. local time at the Property on the last Business Day (defined as every calendar day Monday through Friday, inclusive, but excluding legal holidays of the United States) before the Closing Date, Seller shall deliver or cause to be delivered the following:

(a)        Deed.  A Special Warranty Deed in the form of Addendum B attached hereto and incorporated herein by this reference (“Deed”) executed and acknowledged by Seller.

(b)        Bill of Sale.  A bill of sale in the form of Addendum C attached hereto and incorporated herein by this reference (“Bill of Sale”) executed and acknowledged by Seller.

(c)        Non-Foreign Status Affidavit.  A non-foreign status affidavit substantially in the form of Addendum D attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code executed by Seller.

(e)        Title Company Documents.  An owner’s affidavit, a so-called “gap” affidavit, undertaking or indemnity, as applicable, and a broker lien affidavit, as may be customarily supplied to the Title Company to enable the Title Company to issue the Title Policy; provided, however, that such affidavits, undertakings and/or indemnities shall reflect that Buyer has leased all of the Property before the Closing Date pursuant to the Lease.

(f)        Evidence of Authority.  Documentation to establish to Buyer’s reasonable satisfaction the due authorization of Seller’s disposition of the Property and Seller’s execution of this Agreement and the documents required to be delivered by Seller and the consummation of the Transaction.

(g)        Closing Statement.  An executed closing statement.

(h)        Transfer Tax Declarations. To the extent required, state, county and municipal transfer tax declarations.

(i)         Other Documents.  Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

Section 5.4       Buyer’s Closing Deliveries.  No later than 5:00 p.m. local time at the Property on the last Business Day before the Closing Date (provided that Buyer may deliver the Purchase Price on the Closing Date if delivery of the Purchase Price on such date will not delay the closing of the Transaction), Buyer shall deliver or cause to be delivered the following:

(a)        Purchase Price.  The Purchase Price, plus any other amounts required to be paid by Buyer at Closing.

(b)        Bill of Sale.  A Bill of Sale executed and acknowledged by Buyer.

(c)        Evidence of Authority.  Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s acquisition of the Property and Buyer’s execution of this Agreement and the documents required to be delivered by Buyer and the consummation of the Transaction.

(d)        Other Documents.  Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

ARTICLE 6
CONDITIONS TO CLOSING

Section 6.1       Conditions to Seller’s Obligations.  Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

(a)        Representations True.  All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

(b)        Buyer’s Financial Condition.  No petition has been filed by or against Buyer under the federal bankruptcy code or any similar state or federal law, whether now or hereafter existing; and

(c)        Buyer’s Deliveries Complete.  Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 5.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or before the Closing Date.

Section 6.2       Conditions to Buyer’s Obligations.  Buyer’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

(a)        Representations True.  The representations made by Seller in Section 7.2 shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, except to the extent they expressly relate to an earlier date;

(b)        Seller’s Deliveries Complete.  Seller shall have delivered all of the documents and other items required pursuant to Section 5.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or before the Closing Date.

(c)        Title Policy.  (i)  At Closing, Chicago Title Insurance Company or First American Title Insurance Company or their respective successors or such other mutually agreed upon title company (the “Title Company”) shall issue to Buyer an owner’s title insurance policy, with customary extended coverage endorsements, in the amount of the Purchase Price showing title to the Property to be vested in Buyer subject only to (x) taxes and assessments, general and special, not yet due and payable, (y) any exceptions created by Buyer or any of Buyer’s agents, representatives, invitees, employees, contractors or affiliates or anyone claiming by or through any of the foregoing, (z) exceptions shown on the owner’s policy of title insurance issued to Seller in connection with Seller's purchaser of the Property, (aa) easements, conditions, and restrictions of record recorded against the Property at the request of or with the consent of Buyer, (bb) exceptions necessary to permit the use of the Property for the uses permitted under the Lease and (cc) all other easements, conditions, and restrictions of record agreed to or deemed agreed to by Buyer pursuant to subsection (ii) below ((x)-(cc) altogether being known as the “Permitted Encumbrances”) (the “Title Policy”).

(ii)        Seller shall, as soon as reasonably possible after the Purchase Option Date, deliver or cause Title Company to deliver, a title commitment (the “Commitment”) with respect to the Property, together with a legible copy of each instrument that is listed as an exception in the Commitment.  Buyer shall have five (5) Business Days after its receipt of the Commitment to examine same and to notify Seller in writing of its objections to title (all items so objected to being hereinafter referred to as the “Title Objections”).  All Permitted Encumbrances as defined above, including all matters affecting title to the Property as of the date of the Commitment except those specifically and timely objected to by Buyer in accordance with this Section, shall be deemed approved by Buyer and shall be deemed to be Permitted Encumbrances.  If Buyer timely notifies Seller of any Title Objections, Seller may, but shall not be obligated to, cure or remove same; however, Seller agrees to consult with the Title Company in order to determine which Title Objections, if any, Title Company is willing to remove, all with no action required on the part of Seller.  Anything in this Agreement to the contrary notwithstanding, Seller shall, prior to closing, cure any monetary liens created solely by Seller.

If Seller and/or Title Company does cure or remove all such Title Objections, Buyer shall have no right to terminate this Agreement.  Seller shall notify Buyer, within five (5) Business Days after Seller’s receipt of Buyer’s notice of Title Objections, as to which Title Objections Seller and/or Title Insurer are willing or able to cure or remove (““Seller’s Response”); and if no such notice is given within such time period, Seller shall be deemed to have elected not to cure any of the Title Objections.  If Seller is unwilling or unable to cure some or all of the Title Objections, Buyer shall, as its sole and exclusive remedy in such event, make an election in writing (“Buyer’s Election”), within three (3) Business Days after receipt by Buyer of Seller’s Response (or the expiration of the time period for Seller to make Seller’s Response if Seller fails to send notice of Seller’s Response) either:

(x)         to accept title to the Property subject to the Title Objections which Seller or the Title Company is unwilling or unable to cure (all such items being thereafter included in Permitted Encumbrances), in which event the obligations of the parties hereunder shall not be affected by reason of such matters, the sale contemplated hereunder shall be consummated without reduction of the Purchase Price, and Buyer shall have no further right to terminate this Agreement pursuant to this Section; or

(y)         to terminate this Agreement, in which event Buyer shall have no further right or option to purchase the Property and the Lease shall remain in full force and effect.

If Seller has not received Buyer’s Election within such three (3) Business Day period, Buyer shall be deemed conclusively to have elected to accept title to the Property in accordance with paragraph (x) above.

(d)        No Bankruptcy Proceeding.  There shall not have occurred the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law, seeking, with respect to Seller, (i) the appointment of a trustee or receiver of any property interest, or (ii) an assignment for the benefit of creditors.

Section 6.3       Waiver of Failure of Conditions Precedent.  At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 6.1 or Section 6.2, respectively.  By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 6.1 and Section 6.2, respectively.  If any of the conditions set forth in Sections 6.1 or 6.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such Party may have pursuant to the terms of Article 9 hereof.

Section 6.4       Waiver of Tender of Deed and Purchase Monies.  The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at Closing are mutually waived, but nothing in this Agreement shall be construed as a waiver of Seller’s obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the portion of the Purchase Price payable at Closing.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

Section 7.1       Buyer’s Representations.  Buyer represents and warrants to, and covenants with, Seller as follows:

Section 7.1.1    Buyer’s Authorization.  Buyer  (i) is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and, to the extent required by law, the State in which the Property is located, (ii) is authorized to consummate the Transaction and fulfill all of its obligations hereunder, and (iii) has all necessary power to execute and deliver this Agreement and all documents contemplated hereby to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder.  This Agreement and all Closing Documents to be executed by Buyer have been duly authorized by all requisite partnership, corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement or any other document to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

Section 7.1.2    Buyer’s Financial Condition.  No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law.

Section 7.1.3    PATRIOT Act Compliance.  Neither Buyer nor, to Buyer’s actual knowledge, any person, group, entity or nation that Buyer is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not engaging in this Transaction, directly or, to Buyer’s actual knowledge, indirectly, on behalf of, or instigating or facilitating this Transaction, directly or, to Buyer’s actual knowledge, indirectly, on behalf of, any such person, group, entity or nation.  Buyer is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law.  Buyer has and shall continue to implement procedures, and has consistently and shall continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times before Closing.

Section 7.2       Seller’s Representations.

Section 7.2.1    Seller’s Authorization.  Seller represents and warrants to Buyer that Seller (i) is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and, to the extent required by law, the State in which the Property is located, (ii) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents to be executed by Seller pursuant hereto, and (iii) has all necessary power to execute and deliver this Agreement and such other documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder.  This Agreement and all documents to be executed by Seller pursuant hereto have been duly authorized by all requisite partnership, corporate or other required action on the part of Seller and are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement or the other documents to be executed by Seller pursuant hereto, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

Section 7.2.2    Seller’s Financial Condition.  No petition has been filed by or against Seller under the federal bankruptcy code or any similar state or federal law.

Section 7.2.3    PATRIOT Act Compliance.  Neither Seller nor to Seller’s actual knowledge,  any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in this Transaction, directly or, to Seller’s actual knowledge, indirectly, on behalf of, or instigating or facilitating this Transaction, directly or, to Seller’s actual knowledge, indirectly, on behalf of, any such person, group, entity or nation.  Seller is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  Seller has and shall continue to implement procedures, and has consistently and shall continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times before Closing.

Section 7.2.4    No Conflict.  Except under the Lease, Seller is not a party to any other contract, agreement or commitment to sell, convey, assign, transfer, provide rights of first refusal or other similar rights or otherwise dispose of any portion or portions of the Property.

Section 7.2.5    Solvency.  No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller or against the Property

Section 7.2.6    No Undisclosed Contracts.  Other than the Lease, neither Seller nor any affiliate of Seller has entered into any management, sales, leasing or rental commission, service, maintenance, employment, or other contracts of any kind or description in existence relating to the Property, the terms of which will survive the Closing or would constitute an obligation upon Buyer after the Closing Date.

Section 7.3       Indemnification.

Section 7.3.1    Seller Indemnification of Buyer. Effective as of the Closing Date, Seller shall indemnify, defend and hold Buyer harmless from and against any actual, direct damages (and reasonable attorneys’ fees and other reasonable legal costs) incurred by Buyer within six (6) months after the Closing Date (the “Indemnity Period”) resulting from an inaccuracy as of the Closing Date in the representations and warranties of Seller set forth in Section 7.2 hereof, of which inaccuracy Buyer had no knowledge on or before the Closing Date.  Such agreement by Seller to so indemnify, defend and hold Buyer harmless shall be null and void and of no further force or effect except to the extent that, prior to the expiration of the Indemnity Period, Seller shall have received written notice from Buyer referring to this Section and specifying the amount, nature, and facts underlying any claim being made by Buyer hereunder.  Seller’s liability under this Section 7.3.1 shall be limited to damages, which, in the aggregate do not exceed the amount of the Option Purchase Deposit.  In no event shall Seller be liable for consequential, punitive and/or exemplary damages of any nature whatsoever.

Section 7.3.2    Buyer Indemnification of Seller.  Effective as of the Closing Date, Buyer shall indemnify, defend and hold Seller harmless from and against any actual, direct damages (and reasonable attorneys’ fees and other reasonable legal costs) incurred by Seller within the Indemnity Period resulting from an inaccuracy as of the Closing Date in the representations and warranties of Buyer set forth in Section 7.1, of which inaccuracy Seller had no knowledge on or before the Closing Date.  Such agreement by Buyer to so indemnify, defend and hold Seller harmless shall be null and void and of no further force or effect except to the extent that, prior to the expiration of the Indemnity Period, Buyer shall have received written notice from Seller referring to this Section and specifying the amount, nature, and facts underlying any claim being made by Seller hereunder.  Buyer’s liability under this Section 7.3.2 shall be limited to damages, which, in the aggregate do not exceed the amount of the Option Purchase Deposit.  In no event shall Buyer be liable for consequential, punitive and/or exemplary damages of any nature whatsoever.

ARTICLE 8
BROKERS

Each Party represents to the other that it has not dealt with any broker in connection with the Transaction to whom a commission or fee is or may be owing as a result of the Transaction.  Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all fees, commissions, costs, claims or expenses (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by any party claiming to have represented Seller as broker in connection with the Transaction.  Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all fees, commissions, costs, claims or expenses (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any other party claiming to have represented Buyer as broker in connection with the Transaction.  This Article 8 shall survive the Closing or any termination of this Agreement.

ARTICLE 9
DEFAULT

If Seller should fail to consummate the sale contemplated herein for any reason other than Buyer’s default, Buyer may, upon ten (10) days written notice to Seller, if such failure is not cured within such ten (10) day period, as its sole and exclusive remedy select one of the following two (2) options:  (i) terminate this Agreement, without further liability on Buyer’s part, and collect money damages from Seller, if any, provided however, that such money damages shall be limited to the lesser of (x) Buyer’s actual third party, out-of- pocket damages or (y) an amount equal to the amount of the Option Purchase Deposit or (ii) enforce specific performance of this Agreement.

If Buyer should fail to consummate the sale contemplated herein for any reason other than Seller’s default, Seller may, upon ten (10) days written notice to Buyer, if such failure is not cured within such ten (10) day period, as its sole and exclusive remedy under this Agreement, terminate this Agreement and receive immediate payment of the Option Purchase Deposit, without further liability on Seller’s part; provided, however, that no termination of this Agreement shall have any effect on the Lease, including without limitation, any of Seller’s rights and remedies as landlord under the Lease.

ARTICLE 10
CONDEMNATION/CASUALTY

Section 10.1     Allocation of Proceeds and Awards.  If a condemnation or casualty occurs, except for a condemnation of the entire Property or complete destruction of all of the building(s) and improvements on the Property in which case either Buyer or Seller may elect to terminate this Agreement, this Agreement shall remain in full force and effect, Buyer shall acquire the remainder of the Property upon the terms and conditions set forth herein and at the Closing and, if Seller has received such awards or proceeds, after deducting any costs of collection, Seller shall pay the same to Buyer, and if Seller has not received such awards or proceeds, Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, such awards or proceeds.

Section 10.2     Waiver.  The provisions of this Article 10 supersede the provisions of any applicable laws with respect to the subject matter of this Article 10.

ARTICLE 11
MISCELLANEOUS

Section 11.1     Buyer’s Assignment.  Buyer may assign all or any of its right, title and interest under this Agreement to any person or entity which Controls is Controlled by or is under common Control with Buyer.  As used herein “Control” means the full power and legal authority to direct and control the business, operations, decisions, and actions of the subject person or entity.  No such assignee shall accrue any obligations or liability hereunder until the effective date of such assignment.  In the event of an assignment of this Agreement by Buyer, its assignee shall be deemed to be the Buyer hereunder for all purposes hereof and shall have all rights of Buyer hereunder (including, but not limited to, the right of further assignment permitted hereunder) but the original Buyer shall not be released from liability hereunder.  Any other assignment by Buyer shall be made only with the prior written consent of Seller, which Seller may grant or withhold in its reasonable discretion and any assignment made without such prior written consent of Seller shall be null and void ab initio.  Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement.

Section 11.2     Survival/Merger.  Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (i) none of the terms of this Agreement shall survive the Closing, and (ii) the delivery of the Purchase Price, the Deed and the other documents to be delivered in connection herewith and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

Section 11.3     Integration; Waiver.  This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the Parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement.  Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.  No waiver by either Party of any failure or refusal by the other Party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

Section 11.4     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Property is located, without reference to any choice of law provisions or principles.

Section 11.5     Captions Not Binding; Exhibits.  The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof.  All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

Section 11.6     Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 11.7     Severability.  If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 11.8     Notices.  Any notices under this Agreement must be in writing and must be sent (i) by personal delivery, (ii) by United States registered or certified mail (postage prepaid), (iii) by electronic mail (with a copy sent the same day by one of the other prescribed methods of delivery unless by a reply electronic mail transmission the recipient confirms receipt of the notice and waives the additional delivery requirement) or (iv) by an independent overnight courier service, addressed to the addresses specified below or at such other place as a Party may designate to the other Parties by written notice given in accordance with this Section.  Notices given by registered or certified mail are deemed effective three (3) Business Days after the Party sending the notice deposits the notice with the United States Post Office.  Notices given by electronic mail are deemed effective on the Business Day transmitted (or, if transmitted on a day that is not a Business Day, then on the next occurring Business Day), subject to the requirement set forth above.  Notices delivered by overnight courier are deemed effective on the next Business Day after the day the Party delivering the notice timely deposits the notice with the courier for overnight (next day) delivery.  Any notice by either Party hereto, whether required or permissible hereunder, may be given by such Party’s then current attorney, which notice, when given by such attorney, shall be deemed equally as effective as if given by such Party directly.

Section 11.9     Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

Section 11.10   No Recordation.  Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (i) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (ii) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable law, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 9.2 hereof.

Section 11.11   Additional Agreements; Further Assurances.  Subject to the terms and conditions herein provided, each of the Parties shall execute and deliver such documents as the other Party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such Party shall not result in any additional liability or cost to such Party.

Section 11.12   Construction.  The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement, any amendment or modification hereof or any of the Closing Documents.

Section 11.13   Time of Essence.  Time is of the essence with respect to this Agreement.

Section 11.14   Waiver of Jury Trial.  Each of the Parties hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based on or arising out of: this Agreement or any other document or instrument between the Parties relating to this Agreement; the property; or any dealings between the Parties relating to the subject matter of this Agreement.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court without a jury.

Section 11.15   Email Signatures.  Signatures to this Agreement transmitted by electronic mail shall be valid and effective to bind the Party so signing.  Each Party agrees to promptly deliver an executed original of this Agreement with its actual signature to the other Party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each Party shall be bound by its own emailed signature and shall accept the emailed signature of the other Party.

Section 11.16   Attorneys’ Fees.  Should any action or other proceeding be necessary to enforce any of the provisions of this Agreement or the various obligations or transactions contemplated hereto, or in the event of any dispute between the Parties relating to this Agreement, the prevailing Party shall be entitled to recover, in addition to any other relief to which such Party may be entitled, its actual attorneys’ fees and costs, and all referee and reference proceeding fees, costs and expenses, incurred in connection with the prosecution or defense, as the case may be, of such action.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed as of the Purchase Option Date.

seller:	_______________________________

By:____________________________ Name: Title:

buyer:	________________________________, a ________________________________

By:__________________________ Name: Title:

ADDENDUM A

LEGAL DESCRIPTION

ADDENDUM B

FORM OF DEED

AFTER RECORDING PLEASE RETURN TO:

_____________________________________

_____________________________________

DEED

THIS DEED is made this ____ day of _______,             , by and between [____], whose address is [_____], party of the first part, and                                  , a                                                         , whose address is                                                                                                                     , party of the second part.

WITNESSETH, that in consideration of _____________________________ Dollars ($____________), the party of the first part does hereby grant, bargain, sell, transfer and convey unto the party of the second part, its successors and assigns, in fee simple, all that piece or parcel of land situate in [___________], described as follows, to wit:

SEE ATTACHED LEGAL DESCRIPTION AND MADE A PART HEREOF

Also known as:

TOGETHER with all right, title and interest of Grantor, if any, in and to any land lying in the bed of any existing, dedicated street, road or alley; and

TOGETHER with all with all appurtenances, rights, easements, licenses, rights-of-way, covenants, tenements, hereditaments and other rights incident thereto, including, without limitation, any right or option to acquire or benefit from any future easement or right-of-way to the extent that such rights and interests may benefit such real property; and

TOGETHER with all structures, improvements and fixtures (if any) located in or on such parcel of land.

TO HAVE AND TO HOLD all of the aforesaid property (the “Property”) unto the use and benefit of Grantee, its successors and assigns, in fee simple forever.

This conveyance is made subject to easements, conditions, and restrictions of record insofar as they may lawfully affect the Property.

AND the said parties of the first part covenant that they will warrant specially the Property hereby conveyed; and that they will execute such further assurances of said land as may be requisite.

WITNESS the hands and seals the day and year first hereinbefore written.

GRANTOR:

[___________________________________]

By: Print Name: Title:

ACKNOWLEDGMENT

STATE OF _______________	)
) ss.
COUNTY OF _______________	)

On the ____ day of ____________, in the year ______, before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of Individual taking acknowledgement

EXHIBIT A

LEGAL DESCRIPTION

ADDENDUM C

FORM OF BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), is made as of _______________, 20___ by and between [_____________________] (“Seller”) and [___________________] (“Buyer”).

W I T N E S S E S:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of _______________, 20__, by and between Seller and Buyer (as the same may be amended or modified, the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”).  Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer the Personal Property (as that term is defined in the Sale Agreement).

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, and Buyer hereby accepts (i) all right, title and interest in and to the Personal Property.

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller as more expressly set forth in the Sale Agreement and without limitation on the foregoing is subject to the terms and provisions of Article 3 of the Sale Agreement, which is incorporated herein by reference.  This Bill of Sale may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.  If any term or provision of this Bill of Sale or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Bill of Sale or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Bill of Sale shall be valid and enforced to the fullest extent permitted by law.  Signatures to this Bill of Sale transmitted by electronic mail shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Bill of Sale with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Bill of Sale, it being expressly agreed that each party to this Bill of Sale shall be bound by its own emailed signature and shall accept the emailed signature of the other party to this Bill of Sale.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale to be effective as of the date first set forth hereinabove.

SELLER: ________________________________________	BUYER: _________________________________________

ADDENDUM D

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by [____________________] (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.         Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.         Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Code; and

3.         Seller’s U.S. employer taxpayer identification number is _______________; and

4.         Seller’s office address is ____________________.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under the penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated:  ____________________, 20___

seller:	[____________________________]

By:__________________________ Name: Title:

EXHIBIT C

Form of Assignment and Assumption of Ground Lease

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

DATED AS OF [___________], 201__

BY AND BETWEEN

[___________]
as ASSIGNOR,

and

[___________]
as ASSIGNEE,

Address:  [___________]
[__________]
Block:  [___________]
Lot:  [___________]

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (“Assignment”), dated as of [_____________], 201__ (the “Effective Date”), by and between [__________________________], a Delaware limited liability company, having an office at [___________________________] (“Assignor”), and [_________________________, a __________________________], having an office at [_____________________________] (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and [_______] (“Landlord”) are parties to that certain Ground Lease as more particularly described on Exhibit A attached hereto (which lease, as the same may have hereafter be amended, modified, supplemented, restated or assigned, the “Ground Lease”), with respect to the Premises (as defined in the Ground Lease) located at [__________], a memorandum of which Ground Lease has been recorded in the Recorder of Deeds, [_______], prior to the recording hereof; and

WHEREAS, (i) Assignor desires to assign all of its right, title and interest (as tenant) in, to and under the Ground Lease to Assignee (such that Assignee shall become the tenant under the Ground Lease), and (ii) Assignee desires to accept and assume the same (and thereby become the tenant under the Ground Lease), in each case from and after the Effective Date.

NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.         Assignment and Assumption.  Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest in the Ground Lease, and Assignee hereby accepts the assignment granted herein and assumes (and agrees to become, and perform all obligations of, the “Tenant” under) the Ground Lease, in each case accruing from and after the Effective Date.

2.         Effective Date.  As between Assignor and Assignee, all obligations of “Tenant” under the Ground Lease arising, accruing or relating to the period before the Effective Date are expressly retained by Assignor and all obligations of “Tenant” under the Ground Lease arising, accruing or relating to the period from and after the Effective Date are expressly assumed by Assignee.

3.         Successors.  Except as herein otherwise provided, this Assignment shall be binding upon and inure to the benefit of the parties, and their respective heirs, executors, administrators, successors and assigns.  Ground Tenant is an express third-party beneficiary of this Assignment.

4.         Counterparts.  This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

5.         Governing Law.  This Assignment shall be governed by the laws of the [insert State].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption of Ground Lease to be executed as of the day and year first above written.

ASSIGNOR: _________________________________________ By:______________________________________ Name:_________________________________ Title:__________________________________	ASSIGNEE: _________________________________________ By:______________________________________ Name:_________________________________ Title:__________________________________

STATE OF _______________	)
) ss.
COUNTY OF _______________	)

On the ____ of _______, in the year 2___, before me, the undersigned, personally appeared _____________________ and ____________________ proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

STATE OF _______________	)
) ss.
COUNTY OF _______________	)

On the ____ of _______, in the year 2___, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

EXHIBIT A [to Exhibit C]

Description of Ground Lease

(to be attached)

EXHIBIT B [to Exhibit C]

Legal Description

(To be attached)

EXHIBIT D

Form of Estoppel Certificate

_________, 2___

[Landlord, Tenant or Tenant Lender, together with its successors and assigns]

[______________________]

[______________________]

Re:  Property located at [                                        ], (the “Property”)

Ladies and Gentlemen:

The undersigned, [______________] (“Tenant” [or “Landlord”]) certifies to and agrees with [______________] and its successors and assigns (collectively “Lender”), as of the date hereof as follows, except as otherwise set forth in Exhibit B attached hereto:

1.         [Landlord is the fee owner of, inter alia, the land under the Property and the landlord under the Ground Lease attached hereto as Exhibit A and made a part hereof (the “Ground Lease”).  Capitalized terms used and not defined in this Certificate have the meanings ascribed to such terms in the Ground Lease.]

2.         [Tenant is the owner of the leasehold estate in the Premises and the “Tenant” under the Ground Lease attached hereto as Exhibit A and made a part hereof (the “Ground Lease”).  Capitalized terms used and not defined in this Certificate have the meanings ascribed to such terms in the Ground Lease.]

3.         The Ground Lease is in full force and effect in accordance with its terms.  A true, correct and complete copy of the Ground Lease and any and all amendments and assignments related thereto are attached hereto as Exhibit A and the Ground Lease has not been amended, modified or supplemented except as set forth on Exhibit A.  There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Ground Lease or the Premises.

4.         The term of the Ground Lease commenced on [___________] and expires on [_________, 2___].

5.         To [Landlord’s/Tenant’s] actual knowledge, no Event of Default currently exists and no event has occurred which, with the passage of time or the giving of notice or both, would constitute an Event of Default by [Landlord or Tenant] thereunder.    [Landlord/Tenant] has not commenced any action and has not given any written notice for the purpose of terminating under the Ground Lease.

6.         [For Tenant only:  All obligations of Landlord (including, without limitation, construction or payment obligations of the Landlord under the Ground Lease) required to be performed by the terms of the Ground Lease prior to the date hereof have been performed or paid.  To Tenant’s actual knowledge, Tenant has no existing claim of offsets or defenses to the payment of rent or other sums or obligations under the Ground Lease and Tenant has no existing claim to any rent credits, reductions or reimbursements, free rent, rent concessions or abatements of rent under the Ground Lease.]

7.         [For Landlord only:  All obligations and conditions under the Ground Lease to be performed to date by Tenant have been satisfied.  There exists no defense by Landlord to the enforcement of the Ground Lease by Tenant, Landlord does not presently have any claims, counterclaims or offsets against Tenant under the Ground Lease.]

8.         As of the date hereof, no Fixed Annual Rent is past due from Tenant under the Ground Lease.  The Fixed Annual Rent payable by Tenant is paid monthly and is currently $_________ per annum.  Fixed Annual Rent has been paid through _________, 2___.  As of the date hereof, no Additional Rent is past due from Tenant under the Ground Lease.  There is no security deposit being held by Landlord and no such security deposit is due from Tenant.  Landlord has neither, orally or in writing, rebated, reduced or waived any amounts due from Tenant under the Ground Lease, nor has Landlord provided financing for, made loan or advances to, or invested in the business of Tenant.

9.         No rental has been paid more than one (1) month in advance and no security has been deposited with Landlord.

11.       [For Tenant only:  Tenant has not assigned the Ground Lease or sublet any portion of the Premises except as set forth in the rent roll attached hereto.]

12.       [For Landlord only:  Landlord has not assigned the Ground Lease or sublet any portion of the Premises other than to Tenant.  Landlord has not mortgaged, pledged, granted, conveyed, hypothecated or otherwise encumbered its fee interest in Landlord’s Estate and there are currently no fee mortgages encumbering Landlord’s Estate except for [___________________].

13.       [Landlord/Tenant] has not sent or, to its actual knowledge, received any written notice that the Property is in violation of any laws, ordinances or regulations that could materially affect any of Tenant’s rights or materially increase any of Tenant’s obligations under the Ground Lease, or any other document recorded against or otherwise affecting the Property.  [Landlord/Tenant] has not received any written notice of any pending eminent domain proceedings or other governmental actions with respect to the Property.  To its actual knowledge, [Landlord/Tenant] is not in material default under any private or governmental conditions, covenants and restrictions affecting the Property or under any other encumbrance affecting the Property.

14.       No bankruptcy proceeding, whether voluntary or otherwise, is pending, or to [Landlord’s/Tenant’s] actual knowledge, threatened, against [Landlord/Tenant].]

15.       Tenant has a right to purchase the Landlord’s Estate as set forth in the Ground Lease.

16.       This Certificate is binding on Landlord, Tenant and Tenant Lender and each of their respective successors and assigns, and shall inure to the benefit of Landlord, Tenant and Tenant Lender and each of their respective successors and assigns.

The recitals set forth above are hereby incorporated herein by reference and made part of this Certificate as if the same were fully set forth herein

The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of [Landlord/Tenant].

Very truly yours, [Landlord]:

By: Name: Title:

[Tenant]: By: Name: Title:

EXHIBIT A [to Exhibit D]

Copy of Ground Lease and All Amendments

EXHIBIT B [to Exhibit D]

Exceptions to Matters Set Forth in the Estoppel (if any)

EXHIBIT E

Intentionally Deleted

EXHIBIT F

Release Parcels

[drawings appear on following pages]

1. Edison Mall

a. JC Penney

b. Macy’s

c. No Fee Release Parcel (Firestone)

2. Irving Mall

a. Burlington

b. No Fee Release Parcel (Bridgestone/Firestone)

3. Great Lakes Mall

a. Dick’s Sporting Goods

b. JC Penney

c. Round 1

d. Hobby Lobby

4. Jefferson Valley Mall

a. Dick’s Sporting Goods

b. Macy’s

c. No Fee Release Parcel (JP Morgan Chase)

EXHIBIT "F"
SITE PLAN

WINKLER AVENUE
CLEVELAND AVENUE
SOLOMON BOULEVARD
COLONIAL BOULEVARD
sears
macy's II
Dillard's
JCPenney
macy's
Firestone
COLONIAL PLAZA

PAGE 1

EXHIBIT "F"
RELEASE PARCEL

LEGEND:

- NO FEE RELEASE PARCEL FIRESTONE
- JC PENNEY
- MACY'S II

EDISON MALL

VICINITY MAP

EDISON MALL
4125 CLEVELAND STREET
FT. MYERS, FL 33901
WASHINGTON PRIME GROUP

EXHIBIT "F"
SITE PLAN

IRVING
MALL

VICINITY MAP
N

GRANDE BULEVAR BLVD
BELT LINE ROAD
FRONTAGE ROAD
WEST AIRPORT FREEWAY
Burlington
Firestone
Dillard's
macy's
amc

LEGEND:

- NO FEE RELEASE PARCEL
  BRIDGESTONE/FIRESTONE
- BURLINGTON

EXHIBIT "F"
RELEASE PARCEL

0 60 120 240 360 480

N

This drawing has been prepared from Architectural and Engineering plans, and therefore it is not the Landlords intent to represent that this information has been field verified. Tenant should field verify existing conditions. Tenant names are not a representation or warranty that all tenants are or will remain as shown.

IRVING MALL
3880 IRVING MALL
IRVING, TX 75062
CORP# 001731

WASHINGTON PRIME GROUP

PAGE 1

MODIFIED: October 3, 2019

EXHIBIT "F"
SITE PLAN

GREAT LAKES
MALL
VICINITY MAP
N
HOBBY LOBBY
DICK'S
JCPenney
macy's
ROUND1
Dillard's
MENTOR RD.
JOHNNYCAKE RIDGE RD.
PLAZA BLVD.
LEGEND:
NO FEE RELEASE PARCEL
HOBBY LOBBY
ROUND 1
DICK'S SPORTING GOODS
JC PENNEY

PAGE 1

MODIFIED: October 3, 2019

EXHIBIT "F"
RELEASE PARCEL

0 60 120 240 360 480

GREAT LAKES MALL
7850 MENTOR AVENUE
MENTOR, OH 44060
CORP # 008675

WASHINGTON PRIME GROUP

EXHIBIT "F"
SITE PLAN

JEFFERSON VALLEY
MALL
VICINITY MAP
N
HILL BOULEVARD
LEE BLVD
LEE BLVD
STRANG BLVD
CHASE
macy's
DICK'S
SHOPS
LEGEND:
NO FEE RELEASE PARCEL
JP MORGAN CHASE
DICK'S SPORTING GOODS
MACY'S

PAGE 1

MODIFIED: October 3, 2019

EXHIBIT "F"
RELEASE PARCEL

0 50 100 200 300 400

JEFFERSON VALLEY MALL
650 LEE BLVD.
YORKTOWN, NY 10598
CORP# 003811

WASHINGTON PRIME GROUP

EXHIBIT G

GLCR MASTER LEASE

MASTER SUBLEASE AGREEMENT

THIS MASTER SUBLEASE AGREEMENT (this “Sublease”) is entered into this                        day of                                 , 2019 by and between                                                2 (collectively, “Sublandlord”), and                                           (“Subtenant”).

Recitals

A.                                                        (“Landlord”), and Sublandlord entered into that certain Ground Lease, dated as of                                           , 2019 (as amended, modified or restated from time to time, the “Master Lease”), respecting those premises (the “Premises”) commonly known as                                                                                                          , as more particularly described in the Master Lease.  As used herein “Landlord” shall include Landlord’s successors and assigns.

B.        Pursuant to Article 39 of the Master Lease, Sublandlord has elected to enter into this Sublease the GLCR Reserve (as defined therein).

C.        In accordance with Article 39 of the Master Lease, Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublet from Sublandlord, a portion of the Premises as more particularly described below on the terms and conditions set forth in this Sublease.

D.        Subtenant derives a direct benefit from the continuance of the Master Lease in favor of Sublandlord and from enabling Sublandlord to avoid a default pursuant to Article 39 of the Master Lease.

E.         All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Master Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Agreement

1.         Sublease.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the portion of the Premises necessary, as determined in accordance with Article 39 of the Master Lease and based on the GLCR Master Lease Rental, to cause the Ground Lease Coverage Ratio to equal 2.5:1.0 (the “Subleased Premises”), on the terms and conditions hereinafter set forth.  Subtenant acknowledges that Subtenant does not have a right to occupy or use any portion of the Premises by reason of this Sublease and Sublandlord shall have the right to occupy, and to lease, license and permit the occupancy by third parties of, all portions of the Premises.  The Subleased Premises shall be determined and recalculated in accordance with this Sublease and Article 39 of the Master Lease immediately upon a GLCR Failure and thereafter on a quarterly basis.   If the Master Lease is terminated for any reason, the Subleased Premises shall be determined based on the Ground Lease Coverage Ratio immediately prior to the termination of the Master Lease.

2 To be the WPG tenant entities

2.         Term.  The term of this Sublease shall commence on the date hereof (the “Commencement Date”) and shall expire on the earlier of (i) the day immediately preceding the ninety-ninth (99th) anniversary of the “Commencement Date” of the Master Lease, (ii) subject to Section 9 below (and payment of the Termination Fee), the date of the expiration or earlier termination of the Master Lease and (iii) the date of the occurrence of a GLCR Cure Event for the GLCR Failure which triggered Sublandlord’s requirement to provide this Sublease provided no other GLCR Failure then exists (the “Sublease Term”), unless sooner terminated in accordance with the terms hereof.  Notwithstanding the foregoing, Subtenant shall have the right to terminate this Sublease at any time upon five (5) Business Days’ notice to Sublandlord and Landlord, for any reason whatsoever or for no reason at all and regardless of whether any default exists under the Master Lease; provided, however, that as a condition precedent to such termination, on or before the effective date of such termination, Subtenant shall fully comply with the terms of Section 9 herein (including payment of the Termination Fee).

3.         GLCR Monthly Rent.  Commencing on the Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord, without prior demand therefore, in advance on the first day of each calendar month, a fair market rental rate calculated on a square footage basis (based on the number of rentable square feet determined to be the Subleased Premises from time to time) consistent with the rental rate paid by tenants of comparable properties in the applicable market, taking into account all relevant factors (“GLCR Monthly Rent”).  GLCR Monthly Rent shall be prorated for any partial month.

4.         Place of Payment of Rent.  All GLCR Monthly Rent and all other amounts payable to Sublandlord under this Sublease (“Additional Rent”) shall be paid to Sublandlord when due, without prior notice or demand and without deduction or offset, in lawful money of the United States of America in cash or by check payable to such address as Sublandlord shall designate in writing.

5.         Incorporation of Master Lease Terms.  The Master Lease and all covenants and obligations of Sublandlord as tenant thereof are incorporated herein in their entirety by this reference.  For the purpose of this Sublease, all references in the Master Lease to “Landlord” shall be deemed to mean Sublandlord, all references to “Tenant” shall be deemed to mean Subtenant and all references to “Lease” shall mean this Sublease.   Notwithstanding the foregoing, Sublandlord shall have no obligation to perform any of the covenants or obligations of Landlord under the Master Lease.  Subtenant shall have no right to exercise or cause Tenant to exercise any rights or options under the Master Lease (including, without limitation, any options or rights to purchase, substitute, release, terminate, assign or sublease).

6.         Condition and Acceptance of the Subleased Premises.  By execution of this Sublease, Subtenant accepts the Subleased Premises as being in good and sanitary order, condition, and repair, and accepts the Subleased Premises and appurtenances “as is” in their present condition without any representation or warranty by Sublandlord as to the condition of the Subleased Premises and appurtenances or as to the use or occupancy which may be made thereof.

7.         Assignment and Subletting.  Subtenant shall have no right to assign this Sublease or sublet all or any portion of the Subleased Premises. Any assignment or sublease in violation of this Paragraph 7 shall be deemed void and shall constitute a default by Subtenant under this Sublease.

8.         Notices.  All notices, demands or requests which may be or are required to be given under this Sublease shall be in writing and shall be given by personal delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight courier, charges prepaid, and addressed as follows:

Sublandlord:	Attention: Fax No.:

Subtenant:	Attention: Fax No.:

The addresses of the parties may be changed from time to time by notice given in the manner set forth in this Paragraph 11.  Each notice, request, demand, advice or designation given under this Sublease shall be deemed properly given only upon actual receipt or refusal of delivery.

9.         Termination of Master Lease.  This Sublease is, and shall at all times remain, subordinate and subject to the Master Lease.  In the event the Master Lease is terminated for any reason, then, on the date of such termination (regardless of whether the termination of this Sublease occurs before or after the termination of the Master Lease), this Sublease shall terminate and be of no further force or effect; provided, however, that on or before the effective date of such termination of the Master Lease, Subtenant shall deliver to Landlord an amount (the “Termination Fee”) equal to the cumulative sum of the GLCR Monthly Rent that was due, payable or accrued for the entire period from the commencement of the Sublease Term up through the date Subtenant delivers said amount to Landlord (the “Payment Delivery Date”), regardless of (and without deduction for) any amounts of GLCR Monthly Rent which may been paid to Sublandlord. In the event that there is a good faith dispute between the parties regarding whether the termination of the Master Lease or this Sublease was permitted pursuant to the terms thereof, then such dispute shall be satisfied by arbitration in accordance with Section 33.2 of the Master Lease, Subtenant shall be permitted to deliver the Termination Fee into escrow with a third party escrow agent reasonably acceptable to Subtenant and Landlord (to be held pursuant to a standard joint order escrow) and Subtenant’s payment of the Termination Fee into escrow during the continuance of such good faith dispute shall satisfy Subtenant’s obligation to pay the Termination Fee under this Section 9.  All fees associated with such escrow shall be paid by the non-prevailing party.  Provided that Subtenant fully complies with the terms of this Section 9, in no event shall the Termination Fee be calculated to include any GLCR Monthly Rent that would have been payable for any period after the Payment Delivery Date.

10.       Consent of the Landlord.  Whenever the consent of the Sublandlord is required under this Sublease, Subtenant shall obtain the consent of both Sublandlord and the Landlord.

11.       Brokers.  Each party represents to the other that no brokerage commission or finder’s fee has been incurred in connection with this transaction, and each party shall indemnify the other against any such commission or fee which may be alleged to have been incurred by it in connection with this Sublease.

12.       Entire Agreement.  This Sublease contains all of the terms, covenants and conditions agreed to by Sublandlord and Subtenant.  This Sublease may not be modified orally or in any manner other than by an agreement in writing signed by Sublandlord and Subtenant or their respective successors in interest and consented to in writing by Landlord.

13.       Exhibits.  All exhibits attached hereto are incorporated in this Sublease, except as expressly excluded herein.

14.       Counterparts.  This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together they shall constitute one and the same sublease.

15.       Third Party Beneficiary. Landlord is an express third party beneficiary of this Sublease and shall have the right to directly enforce all terms hereof against Subtenant.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

“SUBLANDLORD”:	“SUBTENANT”:

,	,

By:	By:

Its:	Its:

SCHEDULE IX

LOCATION OF PROPERTIES AND ALLOCATED LOAN AMOUNTS

Property Name	Property Address	Allocated Loan Amount
1. Edison Mall	4125 Cleveland Street Fort Meyer, Florida 33901	EXCLUDED*
2. Great Lake Mall	7850 Mentor Avenue Mentor, Ohio 44060	EXCLUDED*
3. Irving Mall	3880 Irving Mall Irving, Texas 75062	EXCLUDED*
4. Jefferson Valley Mall	650 Lee Boulevard Yorktown, New York 10598	EXCLUDED*

*A portion of this exhibit has been excluded from this filing because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Sch. IX-1